    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 4, 2004



                                                     REGISTRATION NO. 333-112152

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ---------------------


                               AMENDMENT NO. 1 TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              IMCO RECYCLING INC.
                             AND OTHER REGISTRANTS
                     (SEE TABLE OF OTHER REGISTRANTS BELOW)
             (Exact name of registrant as specified in its charter)

                 DELAWARE                                      3341                                     75-2008280
      (State or other jurisdiction of              (Primary Standard Industrial                      (I.R.S. Employer
      incorporation or organization)                Classification Code Number)                     Identification No.)

                     5215 NORTH O'CONNOR BLVD., SUITE 1500
                        CENTRAL TOWER AT WILLIAMS SQUARE
                              IRVING, TEXAS 75039
                                 (972) 401-7200
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                JEFFREY S. MECOM
                           ASSOCIATE GENERAL COUNSEL
                     5215 NORTH O'CONNOR BLVD., SUITE 1500
                        CENTRAL TOWER AT WILLIAMS SQUARE
                              IRVING, TEXAS 75039
                                 (972) 401-7200
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    COPY TO:

                               MARC H. FOLLADORI
                          FULBRIGHT & JAWORSKI L.L.P.
                           1301 MCKINNEY, SUITE 5100
                              HOUSTON, TEXAS 77010
                                 (713) 651-5151

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


                             ---------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           TABLE OF OTHER REGISTRANTS

                                                                            PRIMARY
                                                      STATE OR OTHER        STANDARD
                                                      JURISDICTION         INDUSTRIAL
                                                      OF INCORPORATION   CLASSIFICATION    I.R.S. EMPLOYER
EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER  OR ORGANIZATION        NUMBER       IDENTIFICATION NO.
----------------------------------------------------  ----------------   --------------   ------------------
Alchem Aluminum, Inc. .............................   Delaware                3341            75-2685207
Alchem Aluminum Shelbyville Inc. ..................   Delaware                3341            75-2798122
Gulf Reduction Corporation.........................   Delaware                3341            76-0264927
IMCO Energy Corp. .................................   Delaware                3341            75-2519254
IMCO Indiana Partnership L.P. .....................   Indiana                 3341            35-1963840
IMCO International, Inc. ..........................   Delaware                3341            75-2578362
IMCO Investment Company............................   Delaware                3341            75-2345738
IMCO Management Partnership L.P. ..................   Texas                   3341            75-2402738
IMCO Operations Services Company...................   Delaware                3341            75-2920584
IMCO Recycling of California, Inc. ................   Delaware                3341            33-0590255
IMCO Recycling of Idaho Inc. ......................   Delaware                3341            06-1308990
IMCO Recycling of Illinois Inc. ...................   Illinois                3341            36-3107227
IMCO Recycling of Indiana Inc. ....................   Delaware                3341            75-2614357
IMCO Recycling of Michigan L.L.C. .................   Delaware                3341            75-2635772
IMCO Recycling of Ohio Inc. .......................   Delaware                3341            75-2421405
IMCO Recycling of Utah Inc. .......................   Delaware                3341            87-0522330
IMCO Recycling Services Company....................   Delaware                3341            75-2920589
IMSAMET, Inc. .....................................   Delaware                3341            86-0747929
Indiana Aluminum Inc. .............................   Indiana                 3341            75-2857340
Interamerican Zinc, Inc. ..........................   Delaware                3341            75-2397569
MetalChem, Inc. ...................................   Pennsylvania            3341            25-1424086
Midwest Zinc Corporation...........................   Delaware                3341            76-0375134
Pittsburg Aluminum, Inc. ..........................   Kansas                  3341            48-0968227
Rock Creek Aluminum, Inc. .........................   Ohio                    3341            34-1453607
U.S. Zinc Corporation..............................   Delaware                3341            76-0264925
U.S. Zinc Export Corporation.......................   Texas                   3341            76-0268042
Western Zinc Corporation...........................   California              3341            33-0202774

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND WE ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 SUBJECT TO COMPLETION, DATED FEBRUARY 4, 2004


                             (IMCO RECYCLING LOGO)

                              IMCO RECYCLING INC.
                               OFFER TO EXCHANGE

                10 3/8% SENIOR SECURED NOTES, SERIES B, DUE 2010

           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                                      FOR
                            ANY AND ALL OUTSTANDING

                10 3/8% SENIOR SECURED NOTES, SERIES A, DUE 2010

                  ($210,000,000 PRINCIPAL AMOUNT OUTSTANDING)

THE EXCHANGE OFFER


     The exchange offer expires at 5:00 p.m., New York City time, on March 8, 2004, unless extended.



     The exchange offer is not conditioned upon the tender of any minimum aggregate amount of the outstanding 10 3/8% Senior Secured Notes, Series A, due 2010, which we refer to in this prospectus as the outstanding 10 3/8% notes.



     All of the outstanding 10 3/8% notes tendered according to the procedures in this prospectus and not properly withdrawn will be exchanged for an equal principal amount of exchange notes.


     The exchange offer is not subject to any condition other than that it not violate applicable laws or any applicable interpretation of the staff of the Securities and Exchange Commission, and that no judicial or administrative proceeding be pending or shall have been threatened that would limit us from proceeding with the exchange offer.

THE EXCHANGE NOTES

     The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding 10 3/8% notes, except that we have registered the exchange notes with the Securities and Exchange Commission. In addition, the exchange notes will not be subject to the transfer restrictions applicable to the outstanding 10 3/8% notes. We will not apply for listing any of the exchange notes on any securities exchange or to arrange for them to be quoted on any quotation system.

     Our obligations under the exchange notes will be guaranteed on a senior basis by all of our existing wholly-owned domestic subsidiaries that are co-borrowers under our new senior credit facility and any future restricted domestic subsidiaries. The exchange notes will not be guaranteed by our current or future foreign subsidiaries.

     Interest on the exchange notes will accrue from October 6, 2003, or from the most recent interest payment date to which interest has been paid, and is payable on April 15 and October 15 of each year, beginning on April 15, 2004. The notes will mature on October 15, 2010.

     WE URGE YOU TO CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 17 OF THIS PROSPECTUS BEFORE PARTICIPATING IN THE EXCHANGE OFFER.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


               The date of this prospectus is February   , 2004.


                             ---------------------

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Prospectus summary..........................................    1
Risk factors................................................   17
The exchange offer..........................................   29
Use of proceeds.............................................   39
Ratio of earnings to fixed charges..........................   40
Capitalization..............................................   41
Unaudited pro forma financial and other data................   42
Selected consolidated financial data........................   51
Management's discussion and analysis of financial condition
  and results of operations.................................   54
Business....................................................   72
Management..................................................   86
Principal shareholders......................................   88
Description of other indebtedness...........................   90
Description of the exchange notes...........................   92
Registration rights.........................................  144
Book-entry; delivery and form...............................  144
Certain United States federal income tax considerations.....  147
Certain ERISA considerations................................  151
Plan of distribution........................................  152
Legal matters...............................................  152
Experts.....................................................  153
Where you can find more information.........................  153
Glossary....................................................  154


                             ---------------------

     IMCO Recycling Inc. was incorporated as a Delaware corporation in 1985. Our principal executive offices are located at 5215 North O'Connor Blvd., Suite 1500, Central Tower at Williams Square, Irving, Texas 75039, and our telephone number is (972) 401-7200. Our website is located at www.imcorecycling.com. The information on our website is not part of this prospectus.


     In this prospectus, "IMCO," "Company," "we," "us," and "our" refer to IMCO Recycling Inc. and its subsidiaries as a combined entity, unless otherwise noted; and "VAW-IMCO" refers to VAW-IMCO Guss und Recycling GmbH, whose financial condition and results of operations were consolidated with ours effective March 1, 2003. See "Glossary" beginning on page 154 for definitions of certain terms commonly used in our industry.


                             ---------------------

     WE ARE NOT MAKING ANY REPRESENTATION TO ANY HOLDER OF THE OUTSTANDING
10 3/8% NOTES REGARDING THE LEGALITY OF AN INVESTMENT IN THE EXCHANGE NOTES BY IT UNDER ANY LEGAL INVESTMENT OR SIMILAR LAWS OR REGULATIONS. WE ARE NOT PROVIDING YOU WITH ANY LEGAL, BUSINESS, TAX OR OTHER ADVICE IN THIS PROSPECTUS. YOU SHOULD CONSULT YOUR OWN ADVISORS AS NEEDED TO ASSIST YOU IN MAKING YOUR INVESTMENT DECISION AND TO ADVISE YOU WHETHER YOU ARE LEGALLY PERMITTED TO INVEST IN THE EXCHANGE NOTES.

     YOU MUST COMPLY WITH ALL LAWS THAT APPLY TO YOU IN ANY PLACE IN WHICH YOU BUY, OFFER OR SELL ANY EXCHANGE NOTES OR POSSESS THIS PROSPECTUS. YOU MUST ALSO OBTAIN ANY CONSENTS OR APPROVALS THAT YOU NEED IN

ORDER TO PARTICIPATE IN THIS EXCHANGE OFFER. WE AND THE INITIAL PURCHASERS ARE NOT RESPONSIBLE FOR YOUR COMPLIANCE WITH THESE LEGAL REQUIREMENTS.

     WE ARE NOT MAKING AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE EXCHANGE NOTES OR THE OUTSTANDING 10 3/8% NOTES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO OR FROM WHOM, THE OFFER OR SALE IS NOT PERMITTED.

     WE URGE YOU TO CONTACT US WITH ANY QUESTIONS ABOUT THIS EXCHANGE OFFER OR IF YOU REQUIRE ADDITIONAL INFORMATION TO VERIFY THE INFORMATION CONTAINED IN THIS PROSPECTUS.

     FEDERAL SECURITIES LAWS PROHIBIT TRADING IN OUR SECURITIES WHILE IN POSSESSION OF MATERIAL NON-PUBLIC INFORMATION WITH RESPECT TO US.

                             ---------------------

                       NOTICE TO NEW HAMPSHIRE RESIDENTS

     NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER RSA 421-B WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT, ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.
                             ---------------------

     We sold the outstanding 10 3/8% notes to JPMorgan Securities Inc., PNC Capital Markets, Inc. and Citigroup Global Markets Inc., as the initial purchasers, on October 6, 2003, in transactions not registered under the Securities Act of 1933, as amended (the Securities Act), in reliance upon the exemption provided in Section 4(2) of the Securities Act. The initial purchasers placed the outstanding 10 3/8% notes with qualified institutional buyers (as defined in Rule 144A under the Securities Act) (Qualified Institutional Buyers, or QIBs) and non-United States persons outside the United States in reliance on Regulation S under the Securities Act, each of whom agreed to comply with certain transfer restrictions and other restrictions. Accordingly, the outstanding 10 3/8% notes may not be reoffered, resold or otherwise transferred in the United States unless such transaction is registered under the Securities Act or an applicable exemption from the registration requirements of the Securities Act is available. We are offering the exchange notes hereby in order to satisfy our obligations under a registration rights agreement among us, the subsidiary guarantors and the initial purchasers relating to the outstanding
10 3/8% notes.

     The exchange notes will bear interest at the rate of 10 3/8% per annum, payable semiannually on April 15 and October 15 of each year, commencing April 15, 2004. Holders of exchange notes of record on April 1, 2004, will receive on April 15, 2004, an interest payment in an amount equal to (x) the accrued interest on such exchange notes from the date of issuance thereof to April 15, 2004, plus (y) the accrued interest on the previously held outstanding 10 3/8% notes from the date of issuance of such outstanding 10 3/8% notes (October 6, 2003) to the date of exchange thereof. The outstanding 10 3/8% notes and the exchange notes mature on October 15, 2010.

     Based on an interpretation of the Securities Act by the staff of the Securities and Exchange Commission (the SEC, or Commission), exchange notes issued pursuant to the exchange offer in exchange for outstanding 10 3/8% notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) a broker-dealer who purchased such outstanding 10 3/8% notes for resale pursuant to Rule 144A or any other available exemption under the Securities Act and holds them as an unsold allotment, or (ii) a person that is our "affiliate" (within the meaning of Rule 405 of the Securities Act)), without further compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such holder is acquiring the exchange notes in the ordinary course of its business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the exchange notes in violation of the Securities Act. Holders of outstanding 10 3/8% notes wishing to accept the exchange offer must represent to us that such conditions have been met.

     Each broker-dealer that will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities agrees that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding 10 3/8% notes where such outstanding 10 3/8% notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the consummation of exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

     The exchange notes will be a new issue of securities for which there currently is no market. The initial purchasers are not obligated to make a market in the exchange notes, and any such market making may be discontinued at any time without notice. As the outstanding 10 3/8% notes were issued and the exchange notes are being issued to a limited number of institutions who typically hold similar securities for investment, we do not expect that an active public market for the exchange notes will develop. Accordingly, there can be no assurance as to the development, liquidity or maintenance of any market for the exchange notes on any securities exchange or for quotation through the Nasdaq Stock Market. See "Risk Factors."

                             AVAILABLE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-888-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's Web site at www.sec.gov or through our web site at www.imcorecycling.com. However, the information on our web site does not constitute a part of this prospectus.

     In this document, we "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring to that information. The information incorporated by reference is considered to be a part of this prospectus, and any information we file with the SEC subsequent to the filing of the incorporated material or the date of this prospectus will automatically update and, if applicable, supersede the incorporated information and this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and until the exchange offer is completed:

     - Our Annual Report on Form 10-K for the fiscal year ended December 31,
       2002;

     - Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003;

     - Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2003;

     - Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003;


     - Our Current Report on Form 8-K filed on March 31, 2003, as amended by Form 8-K/A-1 filed on May 27, 2003, and by Form 8-K/A-2 filed on January 29, 2004;


     - Our Current Report on Form 8-K filed on September 26, 2003; and

     - Our Current Report on Form 8-K filed on October 7, 2003.

     You may request a copy of these filings at no cost, by writing or telephoning us at: IMCO Recycling Inc., 5215 North O'Connor Blvd., Suite 1500,
Irving, Texas 75039, or (972) 401-7200, attention:           .

     The financial statements as of December 31, 2001 and 2000 and for the years then ended of VAW-IMCO and incorporated herein by reference were audited by Arthur Andersen Wirtschaftsprufungsgesellschaft Steuerberatungsgesellschaft mbH (Arthur Andersen WS). After reasonable efforts, we were not able to obtain Arthur Andersen WS's consent to the incorporation by reference of its audit report dated January 25, 2002 into this prospectus. However, Rule 437a under the Securities Act permits us to file the registration statement of which this prospectus is a part without Arthur Andersen WS's written consent. Accordingly, investors will not be able to sue Arthur Andersen WS pursuant to Section 11(a)(4) of the Securities Act, and any potential recovery under that section you may have may be limited as a result of the lack of Arthur Andersen WS's consent.

     You should rely only upon the information provided in this prospectus or incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, including any information incorporated by reference, is accurate as of any date other than the date of this prospectus.

                           FORWARD-LOOKING STATEMENTS


     Throughout this prospectus, we may make statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results, in contrast with statements that reflect historical facts. Many of these statements are contained under the headings "Prospectus summary," "Management's discussion and analysis of financial condition and results of operations" and "Business." These expressions, which we generally precede with or accompany by such typical conditional words as "anticipate," "intend," "believe," "estimate," "plan," "seek," "project" or "expect," or by the words "may," "will," or "should," are intended to operate as "forward-looking statements" of the kind permitted by the Private Securities Litigation Reform Act of 1995, incorporated in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). That legislation protects such predictive statements by creating a "safe harbor" from liability in the event that a particular prediction does not turn out as anticipated.


     While we always intend to express our best judgment when we make statements about what we believe will occur in the future, and although we base these statements on assumptions that we believe to be reasonable when made, these forward-looking statements are not a guarantee of performance, and you should not place undue reliance on such statements. Forward-looking statements are subject to many uncertainties and other variable circumstances, including those discussed in this prospectus under the headings "Risk factors" and "Management's discussion and analysis of financial condition and results of operations," many of which are outside of our control, that could cause our actual results and experience to differ materially from those we thought would occur.

     The following listing represents some, but not necessarily all, of the factors that may cause actual results to differ from those anticipated or predicted:

     - future sources of financing for our operations and our capital spending and expansion plans;

     - timing of any improvements in the current economic and business conditions affecting our aluminum and zinc segments;


     - our ability to make future acquisitions;


     - future effects of our cost reduction program;

     - trends for domestic aluminum can production and the domestic aluminum can recycling rate;

     - future levels of capacity utilization at our plants;


     - our ability to grow our domestic and foreign business through expansion, acquisition or partnering;

     - future automobile production growth and the increased use of aluminum in automobiles in North America and Europe;

     - the extent to which primary aluminum producers engage in their own recycling activities;

     - effects of our future metals purchasing and risk management activities;

     - the outcome of and liabilities resulting from claims, investigations or proceedings against us;

     - access to adequate future energy supplies at advantageous rates;

     - changes in the anticipated timing of landfill closures and the related costs of closure;

     - anticipated benefits from new technologies, including environmental controls;

     - the effects of production shutdowns, provisional suspensions of operations and strikes and work stoppages at our plants or our customers' facilities;

     - uncertainties in the U.S. and worldwide economies;

     - the price of and the supply and demand for aluminum and zinc (and their derivatives) in world markets;

     - our ability to execute our international expansion plans;

     - fluctuations in demand from the automotive, construction and packaging markets that we serve, which are subject to cyclical pressures;

     - the availability of aluminum and zinc scrap at advantageous prices;

     - the financial condition of our customers and suppliers;

     - industry production capacity exceeding the demand for aluminum specification alloy products and aluminum recycling services;

     - our ability to successfully hedge against energy and metals price fluctuations;

     - pricing pressures from foreign and domestic competitors;

     - the mix of product sales business as opposed to tolling business;

     - the effects of environmental and other governmental regulations;

     - the effects of currency exchange rate and interest rate fluctuations; and

     - future levels and timing of our capital expenditures.

     Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this prospectus are made only as of the date hereof. We do not undertake, and specifically decline any obligation to, update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

                            INDUSTRY AND MARKET DATA

     Information in this prospectus concerning processing volumes, production capacity, rankings and other industry and market information, including our general expectations concerning the aluminum and zinc recycling industries, are based on estimates prepared by us based on certain assumptions and our knowledge of these industries as well as data from third party sources. These data include, but are not limited to, data from The Aluminum Association and U.S. Geological Surveys. The sources of this information generally state that the information contained therein is believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified any of the data from third party sources, nor have we ascertained the underlying economic assumptions relied upon therein. Our estimates, in particular as they relate to our general expectations concerning the aluminum and zinc recycling industries, involve risks and uncertainties and are subject to changes based on various factors, including those discussed under "Risk factors" in this prospectus.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements, including the related notes thereto, appearing elsewhere or incorporated by reference in this prospectus. Unless the context otherwise requires, the terms "IMCO," "Company," "we," "us," and "our" as used in this prospectus refer to IMCO Recycling Inc. and its subsidiaries, as a combined entity. In March 2003, we reached an agreement to acquire effective full ownership of VAW-IMCO, resulting in the consolidation of the financial condition and results of operations of VAW-IMCO with ours effective March 1, 2003. Unless otherwise specified, all data provided in this prospectus for the twelve months ended September 30, 2003 give pro forma effect to this consolidation, as if it had occurred on October 1, 2002. Some statements in this Summary may be considered forward-looking statements. See "Forward-looking statements."


RECENT DEVELOPMENTS



     We recently announced that our German subsidiary, VAW-IMCO, has prepaid in full the redemption liability for the shares in VAW-IMCO previously owned by Hydro Aluminum Deutschland GmbH. We had acquired effective voting control of VAW-IMCO in March of 2003, and since March 1, 2003, VAW-IMCO accounts have been consolidated into our financial statements. In addition, VAW-IMCO acquired from Hydro Aluminum Deutschland an aluminum recycling furnace and related assets and real estate located at, and adjacent to, a VAW-IMCO facility. The total amount paid for this redemption and these assets was 23.75 million Euros (approximately U.S. $28.3 million). The redemption payment was funded using a portion of the proceeds from the sale of our outstanding 10 3/8% notes and borrowings under our new senior credit facility.


     We have also acquired full ownership of our Mexican subsidiary located in Monterrey, in which we previously held an 85% interest. The facility was built in 2002 and is located near a customer's plant that serves the automotive industry.


RECENT OPERATING RESULTS



     On February 2, 2004, we announced that for the three months ended December 31, 2003, we recorded total consolidated revenues of $237.9 million, and net earnings of $456,000. For the year ended December 31, 2003, we recorded total consolidated revenues of $892.0 million, and net earnings of $3.9 million. Total volume for metals processed in 2003 was 2.96 billion pounds, compared to 2.54 billion pounds in 2002. Adversely affecting our fourth quarter 2003 consolidated results of operations were declines in volumes processed at our U.S. aluminum recycling plants, write-downs of certain assets held for sale in our aluminum-domestic segment, and our decision in the fourth quarter to permanently close and write off our Utah aluminum recycling facility. Positively affecting fourth quarter results was a non-taxable gain of $5.4 million realized on the early extinguishment of debt in our aluminum-international segment.


COMPANY OVERVIEW


     We are the largest recycler of aluminum and zinc in the United States and believe we are the largest aluminum recycler in the world, with total processing capacity of approximately 4.0 billion pounds as of September 30, 2003. Our manufacturing and distribution network consists of 26 strategically located production plants; 21 are located in the United States, two in Germany, and one each in Brazil, Mexico and Wales. Our aluminum production network includes a domestic recycling division, a domestic specialty alloys division and an international division that represent 48%, 21% and 23%, respectively, of our overall capacity. Our zinc division, which represents 8% of our overall capacity, includes facilities dedicated to the production of zinc oxide, zinc dust and zinc metal. For the twelve months ended September 30, 2003, on a pro forma basis, we processed 3.1 billion pounds of aluminum and zinc and we generated revenues of $936.6 million and EBITDA of $53.3 million.


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     Aluminum materials we process include:

     - new scrap generated from manufacturing processes, including turnings from production of auto wheels, engine blocks and heads, and manufacturing scrap from production of can stock, extrusions and building products;

     - old scrap such as used beverage cans (UBCs), vehicle and building components and other types of industrial and consumer scrap; and

     - dross (a by-product of the melting process that is used in rolling mill cast houses, foundries and primary aluminum smelters).

     We convert scrap and dross into molten metal in furnaces at our facilities and deliver the recycled aluminum to our customers in molten or ingot form. We provide these services under either tolling arrangements or through product sales.


     Most of our domestic aluminum recycling division's processing capacity is utilized for tolling arrangements, by which we recycle customer-owned scrap and dross and return the recycled metal to our customers in molten or ingot form, for a fee. For the twelve months ended September 30, 2003, on a pro forma basis, approximately 54% of our total pounds processed across all divisions involved tolling. Our domestic aluminum recycling division operates 9 facilities in the United States.


     Most of our domestic specialty alloys division's processing capacity is utilized for product sales, by which we process and melt scrap that is purchased from customers and on the open market. To produce specialty alloys, we combine molten aluminum and certain other metals that provide specific desirable qualities such as increased strength, formability and wear resistance. We then sell the specialty alloys to customers in molten form or ingots. Our domestic specialty alloys division operates five production facilities in the United States.

     Our international division includes both aluminum recycling and specialty alloys operations. Our facilities in Brazil, Mexico and Wales are dedicated to aluminum recycling. Our German facilities have capacity to serve both aluminum recycling and specialty alloys markets.

     Our aluminum customers include some of the world's major aluminum producers and aluminum fabricators, diecasters, extruders, automotive companies and other processors. Our principal aluminum customers include General Motors Corporation, Ford Motor Company, BMW, Alcoa Inc., Daimler Chrysler Corporation, Contech (a unit of SPX Corporation), Hydro Aluminium Deutschland GmbH and Commonwealth Aluminum Corporation. These customers use most of the aluminum we recycle to manufacture products for the transportation, containers & packaging and building & construction industries, which constitute the three largest end-use aluminum markets.

     Our zinc division operates seven U.S. production facilities that use furnaces to convert primary zinc, zinc scrap and dross into various value-added zinc products, such as:

     - zinc oxide, which is used in the vulcanizing process for tires and rubber products;

     - zinc dust, which is an essential ingredient in corrosion-resistant industrial paints, coatings and specialty chemicals; and

     - zinc metal, which is sold to galvanizers for corrosion protection of steel.

     Our zinc customers include some of the world's major tire and rubber producers and galvanizers, steel companies and other processors, including Michelin Tire, AZZ Inc., Dow AgroSciences LLC and Bridgestone Firestone.

ALUMINUM RECYCLING OVERVIEW

     Aluminum has several characteristics that make it a highly valuable commodity. Compared to several substitute metals, it is light-weight, has a high strength-to-weight ratio and residual value and is resistant to corrosion. These and other qualities have made aluminum the material of choice for dozens of different industries and thousands of different products.
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     Aluminum's greatest advantage is its sustained recyclability; it can be processed again and again without any material decline in performance or quality. About two-thirds of all aluminum ever produced -- 440 million tons of a total of 680 million tons manufactured since 1886 -- is still in use. Recycling of aluminum provides energy savings of 95% compared to the production of the primary metal, and it lowers capital equipment costs by about 90%. In addition, solid wastes associated with the primary production process (like bauxite residue and spent potlinings) are avoided. Due to these benefits, U.S. production of recycled aluminum has increased substantially over the last two decades and similar increases have occurred in the world's major industrial regions.

     World growth in aluminum use has far exceeded that of competing metals. Since 1950, aluminum use has increased by a factor of 18 while uses of copper and steel have risen by factors of 13 and three, respectively. Aluminum is the world's second most widely used metal.

     Over the last two decades, annual U.S. aluminum supply (which includes primary, recycled and imported aluminum) increased 65%, from 5,762 thousand metric tonnes in 1982 to 9,500 thousand metric tonnes in 2002. During this same period, the economic and environmental advantages of recycled aluminum have caused annual production of recycled aluminum to increase by 75%, from 1,666 thousand metric tonnes to 2,920 thousand metric tonnes. U.S. primary aluminum production has declined significantly over the past two decades because of increases in energy, environmental and labor costs. As a result of this decline, primary aluminum's role in total U.S. aluminum supply has decreased while those of recycled aluminum and imports have expanded. In 2002, the primary industry accounted for 29% of total domestic aluminum supply while recycled metal provided 30% and imports provided 41% of aluminum supply.

     Transportation, containers & packaging and building & construction are the three largest end-use markets for aluminum. In 2002, these industries accounted for about 68% of total industry shipments. Because of greater use of aluminum in vehicles, shipments to the transportation sector have risen in recent years, and it is now the largest and fastest-growing aluminum market in the United States. In 2002, transportation consumed about 32% of total shipments while containers & packaging, mainly the production of beverage cans, utilized some 21% of annual shipments and building & construction accounted for 15%. Exports, consumer durables, electrical, machinery & equipment are other important markets for aluminum.

COMPETITIVE STRENGTHS

     Leading market positions. We are the largest recycler of aluminum and zinc in the United States and believe we are the largest aluminum recycler in the world. We are also one of the world's largest zinc recyclers. The global aluminum recycling market is highly fragmented and characterized by smaller, regional operators. The zinc recycling market in the U.S. is concentrated among a small number of competitors. We attribute our market strength to our ability to meet our customers' needs for high rates of metal recovery and timely delivery of products that satisfy required technical specifications in an environmentally responsible manner.

     Long-term contractual arrangements with our customers. We have long-term contractual arrangements for our aluminum recycling services with a number of our largest customers at many of our plant locations. These customers include Commonwealth, GM, Alcoa, Alcan Inc., Aluminium Norf GmbH, Tomra Latasa, and NEMAK, S.A. The remaining terms of these arrangements as of December 31, 2002 ranged from one to nine years, although many of them provide for extensions. The majority of our pounds processed under long-term contractual arrangements are subject to price escalators directly related to production costs such as labor, natural gas and supplies. For the twelve months ended September 30, 2003, on a pro forma basis, we processed 880 million pounds of aluminum pursuant to long-term contractual arrangements, which represented approximately 28% of our total processing volume. We plan to seek similar dedicated long-term arrangements in the future.

     Strategic plant locations. Our competitive position is strengthened by the location of many of our facilities near our major customers' plants. These locations are strategically important because the industry is regionally constrained due to freight costs that limit the distance to which recycled materials can be shipped economically. The close proximity of many of our plants to customers' facilities allows us to specialize in just-in-time delivery of recycled aluminum in molten form by customized trucks. This delivery method lowers our customers' energy and capital expenses as well as metal melt loss, thus increasing their productivity. As of September 30, 2003,
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about 83% of our annual aluminum recycling capacity could be delivered in molten form. In addition, in conjunction with our enterprise resource information technology system, our strategic production network enables us to reallocate processing work among our various facilities, thereby maximizing capacity utilization and balancing demand.

     Strong customer relationships and superior customer service. We are dedicated to developing new methods and processes to better serve our customers. We believe we create substantial value for our customers through:

     - our operational and design technologies that produce higher metal quality and recovery yields;

     - the close proximity of many of our facilities to our customers, providing greater convenience and accessibility and enabling us to integrate into our customers' supply chains;

     - our ability to deliver recycled aluminum in molten form for just-in-time delivery, thereby saving customers the expense of re-melting aluminum ingots; and

     - our environmental technologies and practices, including our dedicated disposal facilities and a process we developed to recover aluminum from by-products of the recycling process.

     We also conduct tests with our customers to improve recycling processes and enhance metal recovery, quality and chemistry. We believe these factors allow us to maintain and develop strong relationships and loyalty with our customers.

     Limited commodity risk and reduced working capital. For the twelve months ended September 30, 2003, on a pro forma basis, tolling arrangements accounted for approximately 54% of our total pounds processed across all divisions. Tolling requires minimal working capital commitments and does not expose us to aluminum price fluctuations. In addition, when purchasing scrap on the open market for our aluminum and zinc operations, management attempts to reduce price risk by aligning metal purchases with metal sales, hedging open metal positions to protect margins and minimizing inventory levels consistent with the need to allow for continuous operation of production facilities.

     Technology leadership. Our plants use advanced metal preparation equipment and furnace recycling technologies. We have developed advanced instrumentation and statistical process control calibration programs at many of our facilities to assure reliable chemical analysis of our customers' metal. A number of our plants have earned ISO (International Organization for Standardization) certifications that their production, management and environmental systems satisfy guidelines that enable us to consistently deliver products meeting customer specifications. We have added advanced, more efficient fuel-burning technologies to our melting furnaces within the past three years, resulting in lower natural gas usage and more efficient operating processes. In addition, we have installed new or additional pollution control equipment at some of our facilities and have implemented procedures throughout our production network that we believe will help assure that materials are handled in an environmentally responsible manner. The improvements in our metal preparation techniques and increased automation at our plants have been key drivers of our cost reduction programs in recent years.

     Experienced management team. Our senior executive officers and our key employees have on average more than 21 years experience in the aluminum or zinc industries. Our management team has expertise in all of the commercial, technical and management areas of our business, which provides for focused marketing efforts, quality and cost controls and safety monitoring.

BUSINESS STRATEGY

     Increase capacity utilization at our aluminum and zinc recycling plants. We place considerable emphasis on maximizing capacity utilization rates at our plants as a means of increasing profitability. We manage our capacity utilization by seeking long-term contractual arrangements with many of our largest customers and aggressively pursuing additional recycling opportunities. In addition, our strategic production network enables us to reallocate processing work among our various facilities, thereby maximizing capacity utilization and balancing demand. Furthermore, when market conditions warrant, we are able to temporarily suspend operations at certain of our plants to reduce costs and maintain high levels of capacity utilization at our more efficient plants.
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     Continue to pursue a disciplined growth strategy.  We have a successful track record of growing our aluminum business by constructing new facilities or acquiring existing facilities in conjunction with long-term contractual arrangements with customers. These contractual arrangements typically provide for a predetermined minimum processing volume at a new facility and reduce the risk of bringing on new processing capacity. In recent years, we have executed this disciplined growth strategy through our pursuit of the following opportunities:

     - During 2002, we constructed a new production facility in Monterrey, Mexico, with a long-term contract to recycle aluminum alloy dross and manufacturing scrap for a large manufacturer of cylinder heads and engine blocks.

     - During 2002, we acquired an aluminum recycling plant in Pindamonhangaba, Brazil and signed new long-term contracts to supply the country's only can sheet rolling mill and recycle used beverage cans and production scrap for a facility owned by South America's largest manufacturer of aluminum cans.

     - In 2000, we completed construction of our Saginaw, Michigan facility in order to supply General Motors with almost two billion pounds of specialty alloys over the course of a 13-year supply contract.

     We intend to seek out additional opportunities to expand our aluminum business through acquisitions of existing facilities, construction of new facilities and expansion of existing plants.

     Leverage existing customer relationships to drive international expansion. Over the past decade, our success in forming long-term relationships with major U.S. customers has allowed us to increase our processing capacity. With demand for aluminum recycling services and products growing in many regions throughout the world, we have and intend to continue to leverage our existing relationships to drive international expansion by serving the foreign operations of these same customers. Additionally, the consolidation of VAW-IMCO in March 2003 is an important step in the ongoing expansion of our international operations because its two aluminum recycling and specialty alloys facilities, which together have an annual processing capacity of approximately 600 million pounds, provide a platform for further growth in Europe. We plan to continue seeking foreign locations for our processing facilities where market conditions warrant.

     Capitalize on increasing use of aluminum in the transportation market. The transportation sector has become the largest and fastest-growing market for aluminum in recent years because of significantly greater use of the metal in all types of vehicles. The average amount of aluminum per vehicle has increased from 183 pounds in 1992 to 274 pounds in 2002, and is expected to reach at least 350 pounds by 2010. We intend to capitalize on this steady growth by providing aluminum recycling and specification alloy products to automotive vehicle manufacturers and their component producers.

     Increase productivity and reduce costs. We are focused on increasing productivity and lowering operating costs at our plants as means of improving our profitability. Over the past several years, we have emphasized raising the overall productivity of our operations through the implementation of more technically advanced processes and equipment. During 2002, we conducted a furnace operation benchmarking program that included all of our U.S. facilities as well as those in Europe and Brazil in order to identify the best practices at each plant and test the performance of each newly modified furnace system to verify that the capital expenditures involved accomplished their stated objectives. We have also implemented enterprise resource planning software, which allows us to align our information technology system with our business strategy. Through this centralized system, we are better able to effectively manage several aspects of our business, including the purchasing and selling of metals, the efficient deployment of our working capital and risk management techniques related to commodity exposure. The utilization of this system has allowed us to reduce costs in these areas of our business.

     Continue to minimize commodity price risks. We use a variety of hedging methods to mitigate uncertainty and volatility and to cover underlying exposures to minimize the risks associated with aluminum, zinc and natural gas prices. Our policies prohibit us from engaging in speculative derivatives transactions. Our commodity activities are subject to the management, direction and control of our risk management committee. This committee is composed of our chief executive officer, chief financial officer, treasurer and other officers and employees that our chief executive officer designates. The risk management committee reports to our board of directors, which has supervisory authority over all of its activities. As part of the risk management program, we

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have recently centralized our aluminum metal management function to effectively align our metal purchasing, selling, hedging and inventory functions.

     Maintain environmental efficiencies. We will continue our emphasis on environmental compliance, which promotes good relationships with our customers and our plant communities. Our customers benefit from the enhanced environmental facilities we employ, such as the lined landfill at our Morgantown, Kentucky facility, which is built to hazardous waste standards. We will also seek to provide efficiencies at our plants through our environmental compliance efforts. For example, we continue our efforts to develop a "closed loop" production system in which virtually all materials used in the recycling process are reclaimed or consumed, thus greatly reducing the need for and expense of landfilling. Our Kentucky salt cake processing plant and our patented wet-milling process employed to recycle salt cake at our Arizona facility are our first steps in the development of these types of systems.

THE FINANCING TRANSACTIONS


     The offering of the outstanding 10 3/8% notes was part of a refinancing of our indebtedness. Concurrently with the consummation of that offering, we borrowed approximately $28.0 million under our new $120 million senior credit facility agreement. This borrowing, together with the proceeds from the sale of the outstanding 10 3/8% notes, were used to:


          (i) repay approximately $122.6 million principal outstanding under our former senior credit facility,

          (ii) repay approximately $7.5 million principal outstanding under our Brazilian loans,


          (iii) use a total of $51.4 million to both terminate the outstanding principal under our German loans and deposit an amount in a collateral account with the trustee under the indenture to be applied toward the VAW-IMCO redemption payment liability,


          (iv) repurchase $46.3 million of trade receivables we had previously sold under our former receivables sale facility, and

          (v) pay fees and expenses of approximately $9.5 million in connection with the offering of the outstanding 10 3/8% notes.

     See "Use of proceeds."

     These transactions are referred to in this prospectus, collectively, as the "financing transactions." Our new senior credit facility is secured by a first priority lien on all of our and our domestic subsidiaries' receivables (and related contract rights, instruments and documents), chattel paper, inventory, general intangibles and certain investment property. Domestic wholly-owned subsidiaries created or acquired by us will be required to guarantee or be jointly and severally liable for the indebtedness under the new senior credit facility. The terms of our new senior credit facility are described under "Description of other indebtedness."

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                               THE EXCHANGE OFFER


Background of the Outstanding
10 3/8% Notes.................   We issued $210 million aggregate principal
                                 amount of our 10 3/8% outstanding notes due
                                 2010 to JPMorgan Securities Inc., PNC Capital
                                 Markets, Inc. and Citigroup Global Markets
                                 Inc., as the initial purchasers, on October 6, 2003. The initial purchasers then sold the outstanding 10 3/8% notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to non-U.S.
                                 persons outside the United States in reliance on Regulation S under the Securities Act.
                                 Because they were sold pursuant to exemptions from registration, the outstanding 10 3/8% notes are subject to transfer restrictions.


                                 In connection with the issuance of the
                                 outstanding 10 3/8% notes, we entered into a registration rights agreement in which we agreed to deliver to you this prospectus and to use our reasonable best efforts to complete the exchange offer or to file and cause to become effective a registration statement covering the resale of the outstanding 10 3/8% notes.

The Exchange Offer............   We are offering to exchange up to $210 million
                                 principal amount of exchange notes for an identical principal amount of the outstanding
                                 10 3/8% notes. The outstanding 10 3/8% notes may be exchanged only in $1,000 increments. The terms of the exchange notes are identical in all material respects to the outstanding
                                 10 3/8% notes except that the exchange notes have been registered under the Securities Act.
                                 Because we have registered the exchange notes, the exchange notes will not be subject to transfer restrictions and holders of exchange notes will have no registration rights.

Resale of exchange notes......   We believe you may offer for resale, sell, or
                                 otherwise transfer the exchange notes you receive in the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

                                      - you acquire the exchange notes you
                                        receive in the exchange offer in the
                                        ordinary course of your business;

                                      - you are not participating and have no
                                        arrangement or understanding with any
                                        person to participate in the
                                        distribution of the exchange notes
                                        issued to you in the exchange offer; and

                                      - you are not an affiliate of ours.

                                 Each broker-dealer issued exchange notes in the exchange offer for its own account in exchange for the outstanding 10 3/8% notes acquired by the broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes issued in the exchange offer. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the exchange notes issued to it in the exchange offer.


Expiration date...............   5:00 p.m., New York City time, on March 8, 2004
                                 unless we extend the exchange offer. You may withdraw the outstanding 10 3/8% notes


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                                 you tendered at any time before 5:00 p.m., New
                                 York City time, on the expiration date. See
                                 "The Exchange Offer -- Expiration Date;
                                 Extensions; Amendments."

Withdrawal rights.............   You may withdraw the outstanding 10 3/8% notes
                                 you tendered by furnishing a notice of
                                 withdrawal to the exchange agent or by
                                 complying with applicable Automated Tender
                                 Offer Program (ATOP) procedures of The
                                 Depository Trust Company (DTC) at any time before 5:00 p.m. New York City time on the expiration date. See "The Exchange
                                 Offer -- Withdrawal of Tenders."

Accrued interest on the
exchange notes and the
outstanding 10 3/8% notes.....   The exchange notes will bear interest from
                                 October 6, 2003 or, if later, from the most recent date of payment of interest on the outstanding 10 3/8% notes. Accordingly, holders of outstanding 10 3/8% notes that are accepted for exchange will not receive interest that is accrued but unpaid on the outstanding 10 3/8% notes at the time of tender.

Conditions to the exchange
offer.........................   The exchange offer is subject only to the
                                 following conditions:

                                      - the compliance of the exchange offer
                                        with securities laws;

                                      - the proper tender of the outstanding
                                        10 3/8% notes;

                                      - the representation by the holders of the
                                        outstanding 10 3/8% notes that they are
                                        not our affiliates, that the exchange
                                        notes they will receive are being
                                        acquired by them in the ordinary course
                                        of business and that at the time the
                                        exchange offer is completed the holders
                                        had no plans to participate in the
                                        distribution of the exchange notes; and

                                      - no judicial or administrative proceeding
                                        is pending or shall have been threatened that would limit us from proceeding with the exchange offer.

Representations and
warranties....................   By participating in the exchange offer, you
                                 represent to us that, among other things:

                                      - you will acquire the exchange notes you
                                        receive in the exchange offer in the
                                        ordinary course of your business;

                                      - you are not participating and have no
                                        understanding with any person to
                                        participate in the distribution of the
                                        exchange notes issued to you in the
                                        exchange offer; and

                                      - you are not an affiliate of ours or, if
                                        you are an affiliate, you will comply
                                        with the registration and prospectus
                                        delivery requirements of the Securities
                                        Act to the extent applicable.

Procedures for tendering the
outstanding 10 3/8% notes.....   To accept the exchange offer, you must send the
                                 exchange agent either

                                      - a properly completed and executed letter
                                        of transmittal; or

                                      - a computer-generated message transmitted
                                        by means of DTC's ATOP system that, when received by the exchange agent, will form a part of a confirmation of book-entry

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

                                       transfer in which you acknowledge and
                                       agree to be bound by the terms of the
                                       letter of transmittal;

                                 and either

                                      - a timely confirmation of book-entry
                                        transfer of your outstanding 10 3/8%
                                        notes into the exchange agent's account
                                        at DTC; or

                                      - the documents necessary for compliance
                                        with the guaranteed delivery procedures
                                        described below.

                                 Other procedures may apply to holders of certificated notes. For more information, see "The Exchange Offer -- Procedures for Tendering".

Tenders by beneficial
owners........................   If you are a beneficial owner whose outstanding
                                 10 3/8% notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender those outstanding 10 3/8% notes in the exchange offer, please contact the registered holder as soon as possible and instruct that holder to tender on your behalf and comply with the instructions in this prospectus.

Guaranteed delivery
procedures....................   If you are unable to comply with the procedures
                                 for tendering, you may tender your outstanding
                                 10 3/8% notes according to the guaranteed delivery procedures described in this prospectus under the heading "The Exchange
                                 Offer -- Guaranteed Delivery Procedures."

Acceptance of the outstanding
10 3/8% notes and delivery of
the exchange notes............   If the conditions described under "The Exchange
Offer -- Conditions" are satisfied, we will accept for exchange any and all outstanding 10 3/8% notes that are properly tendered and not properly withdrawn before the expiration date.

Effect of not tendering.......   Any of the outstanding 10 3/8% notes that are
                                 not tendered or that are tendered but not accepted will remain subject to restrictions on transfer. Since the outstanding 10 3/8% notes have not been registered under the federal securities laws, they bear a legend restricting their transfer absent registration or the availability of an exemption from registration.
                                 Upon completion of the exchange offer, we will have no further obligation, except under limited circumstances, to provide for registration of the outstanding 10 3/8% notes under the federal securities laws.

Federal income tax
considerations................   See "Certain United States federal income tax
                                 considerations" for a discussion of U.S.
                                 federal income tax considerations we urge you to consider before tendering the outstanding
                                 10 3/8% notes in the exchange offer.

Exchange agent................   JPMorgan Chase Bank is serving as exchange
                                 agent for the exchange offer. The address for the exchange agent is listed under "The
                                 Exchange Offer -- Exchange Agent."

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

                               THE EXCHANGE NOTES

     The form and terms of the exchange notes to be issued in the exchange offer are the same as the form and terms of the outstanding 10 3/8% notes, except that the exchange notes will be registered under the Securities Act and, accordingly, will not bear legends restricting their transfer. The notes issued in the exchange offer will evidence the same debt as the outstanding 10 3/8% notes, and both the outstanding 10 3/8% notes and the exchange notes will be governed by the same indenture. The following terms are applicable to both the outstanding 10 3/8% notes and the exchange notes. In this document, the terms "notes" or "10 3/8% notes" refer to both the outstanding 10 3/8% notes and the exchange notes. We define certain capitalized terms used in this summary in the "Description of the exchange notes -- Certain definitions" section of this prospectus.

Issuer........................   IMCO Recycling Inc.


Securities offered............   $210 million in aggregate principal amount of
                                 10 3/8% Senior Secured Notes, Series B, due
                                 2010.


Maturity......................   October 15, 2010.

Interest rate.................   10 3/8% per year.

Interest payment dates........   April 15 and October 15 of each year,
                                 commencing April 15, 2004.

Optional redemption...........   The notes will be redeemable at our option, in
                                 whole or in part, at any time on or after October 15, 2007, at the redemption prices set forth in this prospectus, together with accrued and unpaid interest, if any, to the date of redemption.

                                 At any time prior to October 15, 2006, we may redeem up to 35% of the aggregate principal amount of the notes with the proceeds of one or more equity offerings of our common shares at a redemption price of 110.375% of the principal amount of the notes, together with accrued and unpaid interest, if any, to the date of redemption.

Guarantees....................   The notes will be guaranteed on a senior basis
                                 by all of our existing wholly-owned domestic subsidiaries that are co-borrowers under our new senior credit facility and any future restricted domestic subsidiaries. The notes will not be guaranteed by our current or future foreign subsidiaries.

Collateral....................   The notes and guarantees will be secured by
                                 first-priority liens, subject to permitted liens, on the real property, fixtures and equipment relating to our wholly-owned domestic operating plants, on the fixtures and equipment relating to substantially all of our leased domestic operating plants and in the intercompany note issued by VAW-IMCO to us, which we refer to in this prospectus as the "collateral." The liens securing the notes will not extend to any of our inventory, accounts receivable and related property (which will secure our new senior credit facility) or to any of our foreign real or personal property.
                                 The intercompany note that is pledged as collateral will be an unsecured senior obligation of VAW-IMCO and will rank equally with all existing and future unsecured senior indebtedness of VAW-IMCO. As of September 30,
                                 2003, after giving effect to the offering of the outstanding 10 3/8% notes and the financing transactions, VAW-IMCO would have had approximately $44.9 million of liabilities
                                 (excluding intercompany liabilities) and 22% of our consolidated assets. On the same basis, our other non-guarantor subsidiaries would have had approximately $20.7 million of liabilities
                                 (excluding intercompany liabilities) and 10% of our consolidated assets. For the twelve months ended September
                                 30, 2003, on a pro forma basis, our
                                 non-guarantor subsidiaries generated income in amounts in excess of our consolidated net income and 51% of our EBITDA on a combined basis.

Ranking.......................   The notes and the guarantees will be our and
                                 our subsidiary guarantors' senior obligations and:

                                      - will rank equally in right of payment
                                        with all of our and our subsidiary
                                        guarantors' existing and future senior
                                        indebtedness; and

                                      - will rank senior in right of payment to
                                        all of our and our subsidiary
                                        guarantors' existing and future
                                        subordinated indebtedness.

                                 The notes will be effectively subordinated to our and our subsidiary guarantors' obligations under our new senior credit facility to the extent of the personal property securing those obligations and to our non-guarantor subsidiaries' obligations.

                                 As of September 30, 2003, after giving effect to the offering of the outstanding 10 3/8% notes and the financing transactions:

                                      - we (excluding our non-guarantor
                                        subsidiaries) would have had
                                        approximately $238 million of
                                        outstanding senior indebtedness
                                        (excluding intercompany liabilities),
                                        including $210 million of indebtedness
                                        represented by the notes and $28.0
                                        million of indebtedness under our new
                                        senior credit facility;

                                      - our subsidiary guarantors would have had
                                        no outstanding senior indebtedness
                                        (excluding intercompany liabilities and
                                        guarantees under our new senior credit
                                        facility and of the notes).

                                 As of September 30, 2003, we would have been able to incur an additional $43.0 million under our new senior credit facility after the closing of the offering of the outstanding
                                 10 3/8% notes and the consummation of the financing transactions.

Change of control.............   Upon the occurrence of a change of control (as
                                 defined in this prospectus), you will have the right to require us to purchase all or a portion of your notes at a price equal to 101% of the principal amount of the notes plus accrued interest.

Certain covenants.............   The indenture governing the notes will, among
                                 other things, contain covenants limiting our ability and the ability of our restricted subsidiaries to:

                                      - incur additional debt;

                                      - make restricted payments, including
                                        without limitation, paying dividends or
                                        making investments;

                                      - sell or otherwise dispose of assets,
                                        including capital stock of subsidiaries;

                                      - engage in sale-leaseback transactions;

                                      - create liens on our or their assets;

                                      - receive distributions;

                                      - engage in transactions with affiliates;
                                        and

                                      - merge or consolidate or sell
                                        substantially all of our or their
                                        assets.

Exchange offer; registration
rights........................   We and the subsidiary guarantors have agreed to
                                 offer to exchange the notes for a new issue of substantially identical debt securities registered under the Securities Act as evidence of the same underlying obligation of indebtedness. We have also agreed to provide a shelf registration statement to cover resales of the notes under certain circumstances.

                                 We and our subsidiary guarantors will use our reasonable best efforts to cause the exchange to be completed within 210 days after the issuance of the notes.

                                 If we fail to satisfy these obligations, we have agreed to pay special interest to holders of the notes under specified circumstances. See "Registration rights."

Use of proceeds...............   We will not receive any cash proceeds from the
                                 exchange offer. The proceeds from the sale of the outstanding 10 3/8% notes, together with borrowings we received under our new senior credit facility, were used to (i) repay all outstanding amounts under our former senior credit facility, (ii) repay our outstanding
                                 Brazilian loans and our outstanding German loans, (iii) pay our VAW-IMCO redemption liability, (iv) repurchase the trade receivables we had previously sold under our former receivables sale facility (which was then terminated), and (v) pay fees and expenses of the offering of the outstanding 10 3/8% notes.

                                  RISK FACTORS

     Investing in the notes and participating in the exchange offer involve substantial risk. Investors should carefully consider, along with the other information set forth in this prospectus, the specific factors set forth under "Risk factors."

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA
                      (ALL DOLLARS AND EUROS IN THOUSANDS)

     The following summary historical and pro forma financial data should be read in connection with the financial statements and the related notes, "Management's discussion and analysis of financial condition and results of operations," "Unaudited pro forma financial and other data" and the other financial data included elsewhere or incorporated by reference in this prospectus. We derived the data for the years ended and as of December 31, 2000, 2001 and 2002 from our historical consolidated financial statements included elsewhere or incorporated by reference in this prospectus. The summary historical financial data for the nine month periods ended and as of September 30, 2002 and 2003 were derived from our unaudited consolidated interim financial statements incorporated by reference in this prospectus. The summary pro forma financial data give effect to the consolidation of the financial condition and the results of operations of VAW-IMCO with ours, assuming the consolidation occurred at the beginning of the respective periods. In the opinion of our management, the historical unaudited interim financial data include all adjustments necessary for a fair presentation in accordance with accounting principles generally accepted in the United States. The consolidation of the financial condition and results of operations of VAW-IMCO with our consolidated financial statements effective March 1, 2003 affects the comparability of certain data for the nine month periods presented.

                                                                        PRO FORMA        NINE MONTHS ENDED      PRO FORMA NINE
                                      YEAR ENDED DECEMBER 31,           YEAR ENDED         SEPTEMBER 30,         MONTHS ENDED
                                ------------------------------------   DECEMBER 31,   -----------------------   SEPTEMBER 30,
                                   2000         2001         2002          2002          2002         2003           2003
                                ----------   ----------   ----------   ------------   ----------   ----------   --------------
                                                                       (UNAUDITED)          (UNAUDITED)          (UNAUDITED)
                                                                    (DOLLARS IN THOUSANDS)
STATEMENTS OF INCOME DATA:(1)
Revenues......................  $  846,939   $  689,337   $  687,168    $  959,138    $  519,276   $  654,087     $  705,532
Cost of sales.................     799,586      656,013      640,696       894,826       483,340      611,103        656,603
                                ----------   ----------   ----------    ----------    ----------   ----------     ----------
Gross profits.................      47,353       33,324       46,472        64,312        35,936       42,984         48,929
Selling, general and
 administrative expense.......      27,334       22,686       26,549        36,751        19,185       27,073         28,778
Amortization expense(2).......       4,374        4,299           --            --            --          189             --
Fees on receivables sale......       1,082        3,372        1,698         1,698         1,312          821            821
Interest expense(3)...........      17,490       11,038        9,727        12,421         7,492        9,519         10,209
Interest and other income.....        (278)        (301)        (367)       (2,601)         (194)         238          1,786
Equity in earnings of
 affiliates...................      (3,060)      (3,131)      (2,403)         (222)       (1,103)        (847)          (113)
                                ----------   ----------   ----------    ----------    ----------   ----------     ----------
Earnings (loss) before
 provision for (benefit from)
 income taxes and minority
 interest.....................         411       (4,639)      11,268        16,265         9,244        5,991          7,448
Provision for (benefit from)
 income Taxes.................        (424)      (2,243)       3,843         6,840         3,426        2,174          2,987
                                ----------   ----------   ----------    ----------    ----------   ----------     ----------
Earnings (loss) before
 minority Interests...........         835       (2,396)       7,425         9,425         5,818        3,817          4,461
Minority interests, net of
 provision for income taxes...         552          326          561           561           409          373            373
                                ----------   ----------   ----------    ----------    ----------   ----------     ----------
Earnings (loss) before
 cumulative effect of
 accounting change............         283       (2,722)       6,864         8,864         5,409        3,444          4,088
Cumulative effect of
 accounting change, net of tax
 benefit(2)...................          --           --      (58,730)           --       (58,730)          --             --
                                ----------   ----------   ----------    ----------    ----------   ----------     ----------
Net earnings (loss)...........  $      283   $   (2,722)  $  (51,866)   $    8,864    $  (53,321)  $    3,444     $    4,088
                                ----------   ----------   ----------    ----------    ----------   ----------     ----------

                                  PRO FORMA
                                TWELVE MONTHS
                                    ENDED
                                SEPTEMBER 30,
                                    2003
                                -------------
                                 (UNAUDITED)
                                 (DOLLARS IN
                                 THOUSANDS)
STATEMENTS OF INCOME DATA:(1)
Revenues......................   $  936,546
Cost of sales.................      872,550
                                 ----------
Gross profits.................       63,996
Selling, general and
 administrative expense.......       36,638
Amortization expense(2).......           --
Fees on receivables sale......        1,208
Interest expense(3)...........       13,264
Interest and other income.....          949
Equity in earnings of
 affiliates...................         (160)
                                 ----------
Earnings (loss) before
 provision for (benefit from)
 income taxes and minority
 interest.....................       12,097
Provision for (benefit from)
 income Taxes.................        5,015
                                 ----------
Earnings (loss) before
 minority Interests...........        7,082
Minority interests, net of
 provision for income taxes...          524
                                 ----------
Earnings (loss) before
 cumulative effect of
 accounting change............        6,558
Cumulative effect of
 accounting change, net of tax
 benefit(2)...................           --
                                 ----------
Net earnings (loss)...........   $    6,558
                                 ----------


                                                                        PRO FORMA        NINE MONTHS ENDED      PRO FORMA NINE
                                      YEAR ENDED DECEMBER 31,           YEAR ENDED         SEPTEMBER 30,         MONTHS ENDED
                                ------------------------------------   DECEMBER 31,   -----------------------   SEPTEMBER 30,
                                   2000         2001         2002          2002          2002         2003           2003
                                ----------   ----------   ----------   ------------   ----------   ----------   --------------
                                                                       (UNAUDITED)          (UNAUDITED)          (UNAUDITED)
                                                                    (DOLLARS IN THOUSANDS)
OPERATING DATA (THOUSANDS OF
 POUNDS):
Processing volume
 Aluminum.....................   2,579,889    2,338,978    2,302,647     2,946,323     1,709,862    1,991,614      2,104,499
 Zinc.........................     276,733      215,009      233,372       233,372       172,803      181,344        181,344
                                ----------   ----------   ----------    ----------    ----------   ----------     ----------
 Total........................   2,856,622    2,553,987    2,536,019     3,179,695     1,882,665    2,172,958      2,285,843
                                ----------   ----------   ----------    ----------    ----------   ----------     ----------
Total consolidated capacity...   3,225,000    3,160,000    3,210,000     4,030,000     2,633,000    3,023,000      3,023,000
Capacity utilization(4).......          89%          81%          79%           79%           71%          72%            76%
Percent tolled................          57%          63%          59%           54%           59%          55%            54%
BALANCE SHEET DATA (AT END OF
 PERIOD):
Cash..........................  $    5,014   $    3,301   $    6,875    $   27,326    $    7,370   $   31,391     $   31,391
Property and equipment, net...     196,133      186,931      187,451       216,432       185,648      213,281        213,281
Total assets..................     433,671      406,954      351,410       453,033       357,787      463,170        463,170
Total debt(5).................     128,898      125,389      116,045       171,193       118,019      192,330        192,330
Stockholders' equity..........     181,857      168,893      116,864       116,162       115,244      121,791        121,791
STATEMENT OF CASH FLOWS DATA:
Net cash from operating
 activities...................  $  140,938   $   21,003   $   38,443    $   49,464    $   29,842   $      344     $    1,868
Net cash from (used by)
 investing activities.........     (39,115)     (13,998)     (16,344)      (17,792)       (5,875)       2,921        (13,741)
Net cash from (used by)
 financing activities.........     (99,248)      (8,598)     (18,381)      (25,377)      (19,422)      20,711         42,597
Payments for property and
 equipment....................     (37,701)      (9,858)     (19,313)      (21,240)       (9,232)     (13,577)       (14,570)
OTHER FINANCIAL DATA:
EBITDA(6).....................  $   46,235   $   34,202   $   44,080    $   56,186        34,068   $   35,137     $   37,910
Receivables sold under
 receivable sale facility.....  $   90,000   $   65,300   $   61,300    $   61,300    $   66,900   $   46,300         46,300
Ratio of EBITDA to interest
 expense(7)...................        2.64         3.10         4.53          4.52          4.55         3.69           3.71
Ratio of total debt to
 EBITDA(8)....................        2.79         3.67         2.63          3.05            --           --             --
Ratio of earnings to fixed
 charges(9)...................          --           --         2.00           N/A           2.3          1.5            N/A

                                  PRO FORMA
                                TWELVE MONTHS
                                    ENDED
                                SEPTEMBER 30,
                                    2003
                                -------------
                                 (UNAUDITED)
                                 (DOLLARS IN
                                 THOUSANDS)
OPERATING DATA (THOUSANDS OF
 POUNDS):
Processing volume
 Aluminum.....................    2,860,383
 Zinc.........................      241,913
                                 ----------
 Total........................    3,102,296
                                 ----------
Total consolidated capacity...    4,030,000
Capacity utilization(4).......           77%
Percent tolled................           54%
BALANCE SHEET DATA (AT END OF
 PERIOD):
Cash..........................   $   31,391
Property and equipment, net...      213,281
Total assets..................      463,170
Total debt(5).................      192,330
Stockholders' equity..........      121,791
STATEMENT OF CASH FLOWS DATA:
Net cash from operating
 activities...................   $   22,658
Net cash from (used by)
 investing activities.........      (24,849)
Net cash from (used by)
 financing activities.........       21,690
Payments for property and
 equipment....................      (25,289)
OTHER FINANCIAL DATA:
EBITDA(6).....................   $   53,284
Receivables sold under
 receivable sale facility.....   $   46,300
Ratio of EBITDA to interest
 expense(7)...................         4.02
Ratio of total debt to
 EBITDA(8)....................         4.48
Ratio of earnings to fixed
 charges(9)...................          N/A

---------------

(1) Our financial condition and results of operations have been affected by acquisitions of facilities and companies during certain of the periods presented. Statement of operations data and balance sheet data as of and for the nine months ended September 30, 2003 reflect the consolidation of the financial condition and results of operations of our former 50%-owned joint venture, VAW-IMCO, which prior to March 1, 2003 had been accounted for under the equity method of accounting.

(2) See Note K -- "Impact of recently adopted accounting standards" of the notes to our historical consolidated financial statements included elsewhere or incorporated by reference in this prospectus regarding the goodwill impairment charge recorded as a cumulative effect of an accounting change and the discontinuance of goodwill amortization expense.

(3) Certain amounts have been reclassified from amortization expense to interest expense for the years ended December 31, 2000 and 2001.

(4) Capacity utilization represents the ratio of total processing volume to total consolidated capacity.

(5) See Note G -- "Long-term debt" of the notes to our historical consolidated financial statements and Note D -- "Long-term debt" of the notes to our unaudited consolidated interim financial statements included elsewhere or incorporated by reference in this prospectus regarding the classification of $94,000 and $118,300 as of December 31, 2002 and September 30, 2003, respectively, in debt as current due to the scheduled expiration of the term of our former senior credit facility on December 31, 2003.

(6) EBITDA represents net earnings (loss), before interest expense, provision for (benefit from) income taxes, depreciation and amortization and cumulative effect of accounting change, net of tax benefit. EBITDA is a non-GAAP measure which is presented because we believe that it is a useful indicator of our ability to incur and service debt. We believe that, as a result of the consolidation of VAW-IMCO with our results, pro forma EBITDA provides a more comparable measure over the periods presented. EBITDA should not be construed as an alternative to net earnings (loss) or operating earnings (loss) as an indicator of our performance, or as an alternative to cash flow from operating activities, investing activities or financing activities as a measure of liquidity, in each case as such measure is determined in accordance with GAAP.

   Our reconciliation of EBITDA to net earnings (loss) and net cash from operating activities is as follows:

                                                                    PRO FORMA          NINE MONTHS ENDED         PRO FORMA NINE
                                  YEAR ENDED DECEMBER 31,           YEAR ENDED           SEPTEMBER 30,            MONTHS ENDED
                             ---------------------------------     DECEMBER 31,     ------------------------     SEPTEMBER 30,
                               2000        2001         2002           2002           2002          2003              2003
                             --------     -------     --------     ------------     --------     -----------     --------------
                                                                   (UNAUDITED)                   (UNAUDITED)      (UNAUDITED)
                                                                   (DOLLARS IN THOUSANDS)
      EBITDA
       RECONCILIATION:
      EBITDA...............  $ 46,235     $34,202     $ 44,080       $56,186        $ 34,068      $ 35,137          $ 37,910
      Interest expense.....    16,668       9,970        9,727        12,421           7,492         9,519            10,209
      Provision for
       (benefit from)
       income taxes........      (424)     (2,243)       3,843         6,840           3,426         2,174             2,987
      Depreciation and
       amortization........    29,708      29,197       23,646        28,061          17,741        20,000            20,626
      Cumulative effect of
       accounting change,
       net of tax
       benefit.............        --          --      (58,730)           --         (58,730)           --                --
                             --------     -------     --------       -------        --------      --------          --------
      Net earnings
       (loss)..............  $    283     $(2,722)    $(51,866)      $ 8,864        $(53,321)     $  3,444          $  4,088
                             --------     -------     --------       -------        --------      --------          --------
      Cumulative effect of
       accounting change,
       net of tax
       benefit.............        --          --       58,730            --          58,730            --                --
      Depreciation and
       amortization........    29,708      29,197       23,646        28,061          17,741        20,000            20,626
      Provision for
       deferred income
       taxes...............        76       2,106         (962)         (742)         (1,851)        3,144             3,187
      Equity in earnings of
       affiliates..........    (3,060)     (3,131)      (2,403)         (222)         (1,103)         (847)             (113)
      Other non-cash
       charges.............     5,349       3,390        5,095         5,832           3,069         5,800             5,800
      Net changes in
       working capital.....   108,582      (7,837)       6,203         7,671           6,577       (31,197)          (31,720)
                             --------     -------     --------       -------        --------      --------          --------
      Net cash from
       operating
       activities..........  $140,938     $21,003     $ 38,443       $49,464        $ 29,842      $    344          $  1,868
                             --------     -------     --------       -------        --------      --------          --------

                               PRO FORMA
                             TWELVE MONTHS
                                 ENDED
                             SEPTEMBER 30,
                                 2003
                             -------------
                              (UNAUDITED)
                              (DOLLARS IN
                              THOUSANDS)
      EBITDA
       RECONCILIATION:
      EBITDA...............    $ 53,284
      Interest expense.....      13,264
      Provision for
       (benefit from)
       income taxes........       5,015
      Depreciation and
       amortization........      28,447
      Cumulative effect of
       accounting change,
       net of tax
       benefit.............          --
                               --------
      Net earnings
       (loss)..............    $  6,558
                               --------
      Cumulative effect of
       accounting change,
       net of tax
       benefit.............          --
      Depreciation and
       amortization........      28,447
      Provision for
       deferred income
       taxes...............       3,912
      Equity in earnings of
       affiliates..........        (160)
      Other non-cash
       charges.............       7,833
      Net changes in
       working capital.....     (23,932)
                               --------
      Net cash from
       operating
       activities..........    $ 22,658
                               --------

   We no longer incur fees on our former receivables sale facility after the termination of that facility in connection with the offering of the outstanding 10 3/8% notes. Under the terms of the indenture relating to the notes, any fees on receivables sales will be added back to net earnings
   (loss) to calculate EBITDA. The fees on receivables sales totaled $1,698, $821 and $1,207 for the year ended December 31, 2002, the nine month period ended September 30, 2003 and the twelve month period ended September 30, 2003, respectively.

(7) As a result of the offering of the outstanding 10 3/8% notes and the financing transactions, our interest expense is expected to increase by approximately $11,000 on an annualized basis. This amount is based upon assumed amounts outstanding of $210,000 and $27,939, and interest rates of 10.5% (giving effect to the notes sales price discount) and 3.75% per annum for the notes and our new senior credit facility, respectively.

    Assuming the notes and our new senior credit facility were outstanding as of the beginning of each of the periods presented below, the ratio of EBITDA to interest expense, adjusted to give effect to the offering of the outstanding 10 3/8% notes and the financing transactions, would have been:

     PRO FORMA
     YEAR ENDED       PRO FORMA         PRO FORMA TWELVE
    DECEMBER 31,  NINE MONTHS ENDED       MONTHS ENDED
        2002      SEPTEMBER 30, 2003   SEPTEMBER 30, 2003
    ------------  ------------------   ------------------
       2.26x            2.10x                2.25x

(8) The following amounts of total debt assume that we had completed the financing transactions as of the respective balance sheet dates with the following uses of funds: (a) repayment of our former senior credit facility debt of $94,000 and $118,300 as of December 31, 2002 and September 30, 2003, respectively; (b) incurrence of additional debt related to the repurchase of the trade receivables sold of $61,300 and $46,300 as of December 31, 2002 and September 30, 2003, respectively; (c) repayment of our Brazilian loans of $7,420 and $7,196 as of December 31, 2002 and September 30, 2003, respectively; (d) repayment of our German loans and the total VAW redemption liability of $54,149 and $52,379 as of December 31, 2002 and September 30, 2003, respectively; and (e) incurrence of additional debt for the assumed payment of estimated fees and expenses of $9,500. The actual amounts of these obligations outstanding on the closing date of the offering of the outstanding 10 3/8% notes were different from those amounts, and affected the amounts we borrowed at closing to pay or repay these obligations. See "Use of proceeds."

    DECEMBER 31,                 OCTOBER 6,
        2002                        2003
    ------------                 -----------
      $241,993                    $252,414

   The ratio of total debt to EBITDA below assumes we had completed the offering of the outstanding 10 3/8% notes and the financing transactions as of the dates presented below with the total debt determined based upon the following uses of funds: (a) repayment of our former senior credit facility debt of $94,000 and $118,300 as of December 31, 2002 and September 30, 2003,
   respectively; (b) incurrence of additional debt related to the repurchase of the trade receivables sold of $61,300 and $46,300 as of December 31, 2002 and September 30, 2003, respectively; (c) repayment of our Brazilian loans of $7,420 and $7,196 as of December 31, 2002 and September 30, 2003, respectively; (d) repayment of our German loans and the total VAW redemption liability of $54,149 and $52,379 as of December 31, 2002 and September 30, 2003, respectively; and (e) incurrence of additional debt for the assumed payment of estimated fees and expenses of $9,500. The actual amounts of these obligations outstanding on the closing date of the offering of the outstanding 10 3/8% notes were different from those amounts, and affected the amounts we borrowed at closing to pay or repay these obligations. See "Use of proceeds."

     PRO FORMA
     YEAR ENDED                       PRO FORMA TWELVE
    DECEMBER 31,                        MONTHS ENDED
        2002                         SEPTEMBER 30, 2003
    ------------                     ------------------
       4.31x                               4.74x

(9) For the purposes of determining the ratio of earnings to fixed charges, earnings consist of earnings (loss) before income tax expense (benefit) and minority interest, plus cash dividends received from equity interests less the equity income recorded. Fixed charges consist of interest expense, including amortization of debt issuance costs and interest capitalized and the interest portion of rental expense. For fiscal 2000 and 2001, earnings were insufficient to cover fixed charges by approximately $2,966 and $7,052, respectively.

                                  RISK FACTORS

     Investing in the notes and participating in the exchange offer involve substantial risk. You should carefully consider the risks described below in addition to the other information and data contained in this prospectus before making an investment in the notes. The occurrence of any of the events described in the risk factors below could materially and adversely affect our financial condition and results of operations.

RISKS RELATING TO OUR BUSINESS

  IF WE FAIL TO IMPLEMENT OUR BUSINESS STRATEGY, OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS COULD BE MATERIALLY AND ADVERSELY AFFECTED.

     Our future financial performance and success are dependent in large part upon our ability to successfully implement our business strategy. We cannot assure you that we will be able to successfully implement our business strategy or be able to improve our operating results. In particular, we cannot assure you that we will be able to increase capacity utilization of our aluminum and zinc recycling plants, continue to pursue a disciplined growth strategy, leverage existing customer relationships to drive international expansion, capitalize on the increasing use of aluminum in the transportation market, increase productivity and reduce costs, minimize commodity price risks and maintain environmental efficiencies.

     Furthermore, we cannot assure you that we will be successful in our growth efforts or that we will be able to effectively manage expanded or acquired operations. Our ability to achieve our expansion and acquisition objectives and to effectively manage our growth depends on a number of factors, including:

     - our ability to identify appropriate acquisition targets and to negotiate acceptable terms for their acquisition;

     - our ability to integrate new businesses into our operations; and

     - the availability of capital on acceptable terms.


     We are regularly in the process of evaluating and may, from time to time in the future, evaluate the acquisition of assets or operations that complement our existing businesses. We cannot estimate what impact, if any, our acquisition of these assets or operations may have on our business or our business strategy.


     Our business strategy may require additional funding which may be provided in the form of additional debt, equity financing or a combination thereof. We cannot assure you that we will be permitted under the terms of our new senior credit facility or the notes to obtain such financing.

     Implementation of our business strategy could be affected by a number of factors beyond our control, such as increased competition, legal developments, general economic conditions or increased operating costs. Any failure to successfully implement our business strategy could materially and adversely affect our financial condition and results of operations. We may, in addition, decide to alter or discontinue certain aspects of our business strategy at any time.

  THE CYCLICAL NATURE OF THE METALS RECYCLING INDUSTRY AND OF OUR CUSTOMERS' INDUSTRIES COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR OPERATING FLEXIBILITY, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     The metals industry in general is highly cyclical in nature. It tends to reflect and be amplified by general economic conditions, both domestically and abroad. Historically, in periods of recession or periods of minimal economic growth, the operations of metals companies have been adversely affected. We are particularly sensitive to trends in cyclical industries such as the automotive and construction industries. Automotive sales and production are seasonal and highly cyclical and depend on general economic conditions and other factors. For example, during recessions or periods of low growth, the automobile and construction industries typically experience major cutbacks in production, resulting in decreased demand for aluminum, zinc and steel. This leads to significant fluctuations in demand and pricing for our products and services. Because we generally have high fixed costs, our profitability is significantly affected by decreased processing volume; accordingly, reduced demand and pricing pressures will adversely affect our financial condition and results of operations.

     We believe that longer-than-normal U.S. automotive production plant shutdowns and decreased production levels of several automotive manufacturers reduced the performance of our aluminum specialty alloys business for the second half of 2003. In addition, during recent periods, a number of our domestic aluminum processing facilities have been operating at reduced rates of plant utilization. During the second half of 2003, we provisionally suspended operations at our Rockwood, Tennessee aluminum processing facility and permanently closed our Utah plant due to reduced demand for aluminum recycling services there. Economic downturns in the national and international economies or events having an adverse effect on the aluminum and zinc recycling industries in general, or on our markets in particular, could have a material adverse effect on our financial condition and results of operations.



  ASSETS AND OPERATIONS THAT WE ACQUIRE MAY BE DIFFICULT TO INTEGRATE, DISRUPT OUR BUSINESS AND DIVERT MANAGEMENT ATTENTION.



     A key component of our current business strategy is to selectively seek assets and operations that complement our existing businesses. There can be no assurance that we will be successful in locating or entering into any strategic alliances or acquisitions, or that any completed transaction will achieve the expected benefits. In addition, any such transaction may result in unexpected costs, expenses and liabilities.



     Our ability to achieve our expansion and acquisition objectives will also depend on the availability of capital on acceptable terms. The combined businesses resulting from any acquisition may not be able to generate sufficient operating cash flows in order for us to obtain additional financing or fund our business and expansion strategy.



     Acquisitions expose us to:



     - increased costs associated with the acquisition and operation of the new businesses and the management of geographically dispersed operations;



     - risks associated with the assimilation of new technologies, operations, sites and personnel;



     - the possible loss of key employees;



     - risks that any operations or technology we acquire may not perform as well as we had anticipated;



     - the diversion of management's attention and other resources from existing business concerns;



     - the potential inability to replicate operating efficiencies in the acquired company's operations;



     - the potential inability to generate sufficient revenues to offset associated acquisition costs;



     - the increased need to maintain uniform standards, controls, and procedures; and



     - the potential impairment of relationships with employees and customers as a result of integration of new personnel.



     The identification of suitable acquisition candidates can be difficult, time-consuming and costly, and we may not be able to successfully complete identified potential acquisitions. Integration of acquired businesses require significant efforts from each entity, including coordinating existing business plans and operational procedures. If we are unable to successfully integrate the operations of acquired businesses, our future results will be negatively impacted.



     Acquisitions may also result in the issuance of dilutive equity securities, the incurrence or assumption of additional debt and additional expenses associated with the amortization of acquired intangible assets or potential businesses. There is no assurance that any future acquisitions will generate additional income, cash flows or provide any benefit to our existing or future businesses.

  WE MAY ENCOUNTER INCREASES IN THE COST OF RAW MATERIALS AND ENERGY, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     We require substantial amounts of raw materials and energy in our business, consisting principally of aluminum and zinc scrap and natural gas. Any substantial increases in their costs could adversely affect our financial condition and results of operations.

     Metallics (aluminum and zinc scrap and dross) represent the largest component of our cost of sales. The availability and price of scrap depend on a number of factors outside our control, including general economic conditions, foreign demand for metallics and internal recycling activities by primary aluminum producers. Increased domestic and worldwide demand for aluminum and zinc scrap have had and will continue to have the effect of increasing the prices that we pay for these raw materials thereby increasing our cost of sales. We often cannot adjust the selling prices for our products to recover the increases in scrap prices. If scrap and dross prices were to increase significantly without a commensurate increase in the market value of the primary metals, our financial condition and results of operations would be adversely affected.

     Natural gas costs represent the third largest component of our cost of sales (after labor costs). The price of natural gas can be particularly volatile. For instance, in the third quarter of 2003, NYMEX natural gas prices declined slightly after increasing by approximately 50% in the first quarter of 2003. We purchase the majority of our natural gas on a spot-market basis.

     As a result, our natural gas costs may fluctuate dramatically, and we may not be able to mitigate the effect of higher natural gas costs on our cost of sales. If natural gas prices remain at current levels or increase further, our financial condition and results of operations may be adversely affected.

     Increased energy prices may also adversely affect our customers, which in turn affects demand for our services. For example, since 2001 we have experienced a sharp reduction in demand for our recycling services in the Pacific Northwest, because many domestic smelters located in that region have been forced to suspend or terminate their operations due to high energy costs.

  DECREASED OUTSOURCING OF ALUMINUM RECYCLING BY THE PRIMARY ALUMINUM PRODUCERS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     The primary aluminum producers, some of which are our largest customers, have generally elected in recent years to outsource the processing of their scrap and dross under tolling arrangements and focus their resources on other aspects of aluminum production. However, these producers are capable of processing their own scrap and dross and vary the amount of their internal recycling depending upon furnace availability, inventory levels, the price of aluminum, their own internal demand for metal and other factors. In particular, the primary producers have historically decreased their outsourcing in times of lower overall demand for aluminum. In addition, in some instances some of these producers have expanded their aluminum recycling capacity. Decreased outsourcing or increases in internal recycling capacity by primary producers could reduce demand for our recycling services and have a material adverse effect on our financial condition and results of operations. For instance, we have recently experienced decreased utilization rates at some of our operations and have provisionally suspended some of our operations due to increased internal recycling by a primary producer of aluminum.

  A DOWNTURN IN PRODUCTION IN THE AUTOMOTIVE OR LIGHT TRUCK MARKETS IN THE U.S. AND EUROPE, OR A DECREASE IN THE USE OF ALUMINUM IN THOSE MARKETS, COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.


     The majority of our specialty alloys business serves the automotive and light truck markets. The volume of automotive and light truck production in North America, Europe and the rest of the world has fluctuated, sometimes significantly, from year to year, giving rise to fluctuations in demand for aluminum. Several automotive and light truck manufacturers extended their seasonal shutdowns at certain of their manufacturing facilities, reduced their production levels, and announced during the second half of 2003 that they intend to continue operating at reduced production levels, which adversely affected our business. In addition, automotive and light truck production and sales can be affected by labor relations, regulatory requirements and trade agreements. Reductions in the rate of automobile or light truck production in the markets we serve, or in the level of aluminum used in automobile or light truck production, could have a material adverse effect on our financial condition and results of operations. Additionally, plant shutdowns, strikes and work stoppages at our automotive or light truck customers' facilities may adversely affect our business.

  CONTINUING DECREASES IN THE U.S. ALUMINUM CAN RECYCLING RATE AND A LACK OF GROWTH IN U.S. ALUMINUM CAN PRODUCTION COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     U.S. aluminum can recycling rates have decreased from approximately 62% in 1995 to approximately 54% in 2002. Continuing deterioration in the U.S. aluminum can recycling rate and a lack of growth in aluminum can production has slowed demand in recent years for our aluminum recycling services, which in turn has contributed to a decline in our percentage of tolling activities relative to our total volumes processed. If this trend continues, our capacity utilization will continue to decline and we will become increasingly exposed to asset write-downs and similar impairment charges. If capacity utilization is permanently impaired, we may be required to write down the net book value of some of our fixed assets. Furthermore, since much of our aluminum can recycling business is tolling business, a continued decline in the U.S. aluminum can recycling rate will have the effect of increasing our exposure to aluminum price fluctuations and our working capital requirements that will be required for our increased levels of product sales.

  IF WE LOST ORDER VOLUMES FROM ANY OF OUR LARGEST CUSTOMERS, OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS COULD BE MATERIALLY AND ADVERSELY AFFECTED.

     Our business is exposed to risks related to customer concentration. In 2002, our 10 largest customers were responsible for 39% of our net revenues. General Motors was our largest customer in 2002, accounting for 11% of our consolidated revenues. A loss of order volumes from, or a loss of market share by, any major customer could materially and adversely affect our financial condition and results of operations. In addition, our increased emphasis on dedicated facilities and dedicated arrangements with customers carries the inherent risk of increased dependence on a single or few customers with respect to a particular facility of ours. In such cases, the loss of such a customer, or the reduction of that customer's business with one or more of our facilities, could have a material adverse effect on our financial condition and results of operations, and any timely replacement of volumes could prove difficult. In addition, several of our customers have become involved in bankruptcy or insolvency proceedings and have defaulted on their obligations to us in recent years, which has adversely affected our financial condition and results of operations.

  DEPRESSED PRIMARY METALS PRICES COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     We purchase aluminum and zinc scrap and dross from our customers and on the open market for processing as part of our product sales business. We then sell recycled aluminum and zinc products to our customers based on a price which generally fluctuates with the market price of the primary metal. Accordingly, changes in the market price of primary aluminum and zinc impact the selling prices of our products. In particular, depressed prices adversely affect our business, particularly our zinc business, given our relatively high fixed costs and market differences between the price of scrap and the selling price of our products.

     The market prices of aluminum and zinc are dependent upon supply and demand and a variety of factors over which we have little or no control, including:

     - U.S. and world economic conditions;

     - availability and relative pricing of metal substitutes;

     - labor costs;

     - energy prices;

     - environmental and conservation regulations;

     - seasonal factors and weather;

     - import and export restrictions; and

     - other factors.

     In recent years, aluminum and zinc prices have remained depressed longer than expected relative to historical levels, which has adversely affected our results of operations. If the prices of aluminum and zinc do not improve, our financial condition and results of operations could be adversely affected.

  WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY IN THE MARKETS WE SERVE, WHICH COULD REDUCE OUR MARKET SHARE AND HAVE A MATERIAL ADVERSE EFFECT ON OUR SELLING PRICES AND SALES VOLUMES.

     The aluminum and zinc markets are highly competitive. The global aluminum recycling market is highly fragmented and characterized by smaller, regional operators. The principal factors of competition in our aluminum business include price, metal recovery rates, proximity to customers, molten metal delivery capability, environmental and safety regulatory compliance and types of services offered. The U.S. zinc recycling market is concentrated among a small number of competitors. The principal factors of competition in our zinc business are price, customer service and high product quality. We may not be able to compete successfully with respect to any of the foregoing factors.

     Additional competition could result in lost market share or reduced prices, either of which could have a material adverse effect on our financial condition and results of operations. In addition, because we do not have long-term arrangements with many of our customers, these competitive factors could cause our customers to shift to other suppliers quickly.

  A GROWING PORTION OF OUR SALES HAS BEEN DERIVED FROM OUR INTERNATIONAL OPERATIONS, WHICH EXPOSES US TO CERTAIN RISKS INHERENT IN DOING BUSINESS ABROAD.

     We currently have operations in countries outside the United States and in emerging markets, including Mexico and Brazil, and we plan to continue to expand our international operations. Our foreign operations are generally subject to risks, including:

     - changes in U.S. and foreign governmental regulations, trade restrictions and laws, including tax laws and regulations;

     - foreign currency exchange rate fluctuations;

     - tariffs and other trade barriers;

     - the potential for nationalization of enterprises;

     - interest rate fluctuations;

     - inflation;

     - currency restrictions and limitations on repatriation of profits;

     - divergent environmental laws and regulations; and

     - political, economic and social instability.

     The occurrence of any of these events could have a material adverse effect on our financial condition and results of operations.

     The financial condition and results of operations of some of our operating entities are reported in foreign currencies and then translated into U.S. dollars at the applicable exchange rate for inclusion in our consolidated financial statements. As a result, generally speaking, appreciation of the U.S. dollar against these foreign currencies will have a negative impact on our reported revenues and operating profit while depreciation of the U.S. dollar against these foreign currencies will have a positive effect on reported revenues and operating profit. For example, our German and Brazilian operations were positively impacted during 2003 due to the strengthening of the Euro and Brazilian Real against the U.S. dollar. We have not generally sought to mitigate this translation effect through the use of derivative financial instruments.

  THE COST OF COMPLIANCE WITH AND LIABILITIES UNDER ENVIRONMENTAL, HEALTH AND SAFETY LAWS COULD MATERIALLY AND ADVERSELY AFFECT OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     Our operations are subject to numerous federal, state, local and foreign environmental requirements, which govern, among other things, the discharge of hazardous materials into the air and water, the handling, storage, and disposal of hazardous materials and the remediation of contaminated sites. Compliance with environmental requirements is a major aspect of our operations. At present, the majority of our environmental compliance expenditures are directed toward controlling air emissions from all of our operations and managing and disposing of salt cake from our aluminum recycling. Changes in environmental requirements could materially increase our costs. For example, if salt cake were to become classified as a hazardous waste in the United States, our costs to manage and dispose of it would increase. Our operations also require environmental permits and approvals from governmental authorities, and any of these permits and approvals are subject to denial, revocation, or modification under various circumstances. Failure to obtain or comply with these permits and approvals, or with other environmental requirements, may subject us to civil or criminal enforcement proceedings that can lead to fines and penalties against us, orders requiring us to take certain actions, and temporary or permanent shutdown of our affected operations. We have implemented practices and procedures at our operating facilities that are intended to promote compliance with environmental laws and regulations. However, we cannot assure you that we are at all times in compliance with all environmental requirements.

     Because we generate waste materials in our operations, and because we and businesses and operations we have acquired have done so in the past (in some cases for many years), we may be subject to material liability arising out of conditions caused by these materials. Such liability can include the cost of investigating and cleaning up these materials, fines and penalties sought by environmental authorities, and damages arising out of personal injury, contaminated property, and other toxic tort claims, as well as lost or impaired natural resources. Certain environmental laws impose joint and several liability for some of these types of damage, meaning that a person can be held liable for all damages even though others were also involved in causing them. Certain environmental laws also impose liability for some of these types of damages regardless of whether the person causing the damages did so through any unlawful conduct or other fault. We do not carry environmental impairment liability insurance because we consider that insurance to be expensive relative to the coverage provided.

     We are also subject to various federal, state, local and foreign requirements concerning safety and health conditions in our manufacturing facilities. Those requirements may also subject us to material financial penalties or liabilities for noncompliance, as well as potential business disruption if any of our facilities or a portion of any facility is required to be temporarily closed as a result of any violation of those requirements. Any such financial liability or business disruption could have a material adverse effect on our financial condition and results of operations.

     We spend substantial capital and operating sums on an ongoing basis to comply with environmental requirements. In addition, we are currently involved in certain investigations and actions in connection with environmental compliance and prior disposals of solid waste, including a claim related to a site in Illinois for which the Illinois Environmental Protection Agency has asserted that two of our zinc subsidiaries, which sent zinc oxide in the past to the site for processing and resale, are among the entities potentially responsible for the site-cleanup. Estimating future environmental compliance and remediation costs and other environmental liabilities is imprecise due to the continuing evolution of environmental requirements and uncertainties about their application to our operations, the availability and applicability of technology and the allocation of costs among responsible parties. New environmental requirements, enforcement policies or legal proceedings, an environmental incident at one of our properties or operations, or the discovery of an additional environmental condition or new information about existing conditions, could all have a material adverse effect on our financial condition and results of operations.

  OUR BUSINESS REQUIRES SUBSTANTIAL CAPITAL INVESTMENTS, MAINTENANCE EXPENDITURES AND CONTRACTUAL COMMITMENTS THAT WE MAY BE UNABLE TO FULFILL.

     Our operations are capital intensive. Our total capital expenditures were $19.3 million for 2002. We have spent approximately $13.6 million for capital expenditures for the nine months ended September 30, 2003, and we estimate that we made approximately $7.0 million of additional capital expenditures for the remainder of 2003. We expect to spend approximately $25.0 million on capital expenditures during 2004. Our business also requires substantial expenditures for routine maintenance and non-capital environmental expenditures.

     As of September 30, 2003, in addition to our debt obligations, we had contractual obligations of approximately $198.5 million payable over time as described under "Management's discussion and analysis of financial condition and results of operations -- Contractual obligations." As of September 30, 2003, we had contingent obligations outstanding consisting of indemnity obligations under surety bonds and letters of credit being used for financial assurance purposes, totaling approximately $7.4 million. Additionally, domestic and foreign environmental requirements may impose liability for costs of investigation and clean-up, regardless of fault or the legality of the original disposal. Clean-up costs could be substantial and could have a material adverse effect on our financial condition and results of operations.

     Our business may not generate sufficient operating cash flow and our external financing sources may not be available in an amount sufficient to enable us to make anticipated capital expenditures, service or refinance our indebtedness or fund other liquidity needs. If we are unable to make upgrades or purchase new plant and equipment, our financial condition and results of operations could be materially and adversely affected.

  WE MAY HAVE TO TAKE A CHARGE TO EARNINGS IF OUR GOODWILL OR ASSET VALUES ARE IMPAIRED.


     We are required to test our goodwill for impairment at least annually. The difference between the book value of an asset and its market value may indicate that an impairment exists.


     In addition, our landfill assets are subject to charges for asset retirement obligations, which are adjusted over time to recognize the current fair market value of the obligations. We are also subject to charges for impairment or disposal of certain of our long-lived assets and facilities. For instance, over the past three years, we have closed two aluminum recycling facilities and one zinc recycling facility, provisionally suspended operations at two aluminum recycling facilities and reduced the number of furnaces we operate at other domestic facilities. Continued under-utilization at our domestic aluminum facilities could result in write-downs and impairment charges. In addition, the carrying value of certain of our properties and assets held for sale could be reduced in the future to their estimated fair values less costs to sell, resulting in additional asset impairment charges at that time.

  WE DO NOT HAVE LONG-TERM CONTRACTUAL ARRANGEMENTS WITH A SUBSTANTIAL NUMBER OF OUR CUSTOMERS AND WE MAY BE ADVERSELY AFFECTED IF OUR CUSTOMERS SWITCH SUPPLIERS.

     A substantial number of our customers do not have a long-term contractual arrangement with us. These customers purchase products and services from us on a purchase order basis and can cease doing business with us at any time and for any reason. We cannot assure you that these customers will continue to purchase our products and services. The loss of these customers or a significant reduction in their purchase orders could reduce our market share and have a material adverse effect on our sales volume and our business.

  WE COULD EXPERIENCE LABOR DISPUTES THAT COULD DISRUPT OUR BUSINESS.

     Approximately 13% of our domestic employees and 53% of our foreign employees are represented by unions or equivalent bodies and are covered by collective bargaining or similar agreements which are subject to periodic renegotiation.

     Although we believe that we will successfully negotiate new collective bargaining agreements when our other agreements expire, these negotiations:

     - may not prove successful;

     - may result in a significant increase in the cost of labor; or

     - may break down and result in the disruption of our operations.

     We can give no assurance that such labor negotiations will conclude successfully or that any work stoppage or labor disturbances will not occur. Any such work stoppages or labor disturbances may have a material adverse effect on our financial condition and results of operations.

  OUR VARIABLE RATE INDEBTEDNESS SUBJECTS US TO INTEREST RATE RISK, WHICH COULD CAUSE OUR DEBT SERVICE OBLIGATIONS TO INCREASE SIGNIFICANTLY.

     Borrowings under our new senior credit facility will be at variable rates of interest and will expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness would increase and our net income would decrease. In addition, we may consider entering into fixed-to-floating interest rate swaps with respect to a portion of the debt represented by the notes offered hereby. Such a transaction would increase our variable rate debt.

  THE LOSS OF CERTAIN MEMBERS OF OUR SENIOR MANAGEMENT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     Our success depends, in part, on the efforts of our senior management and other key employees. These individuals possess sales, marketing, engineering, manufacturing, financial and administrative skills that are critical to the operation of our business. If we lose or suffer an extended interruption in the services of one or more of our senior officers, our financial condition and results of operations may be adversely affected. Moreover, the market for qualified individuals may be highly competitive and we may not be able to attract and retain qualified personnel to replace or succeed members of our senior management or other key employees, should the need arise.

RISKS RELATING TO THE NOTES

  OUR SIGNIFICANT DEBT OBLIGATIONS COULD LIMIT OUR FLEXIBILITY IN MANAGING OUR BUSINESS AND EXPOSE US TO CERTAIN RISKS.

     We are highly leveraged. As of September 30, 2003, after giving effect to the offering of the outstanding 10 3/8% notes and the financing transactions, we would have had $252.4 million of indebtedness outstanding. As of September 30, 2003, we would have been able to incur an additional $43.0 million under our new senior credit facility after the closing of the offering of the outstanding
10 3/8% notes and the consummation of the financing transactions. Whenever during specified periods our availability under this facility is less than $50.0 million, we are subject to a minimum fixed charge coverage ratio and a minimum tangible net worth covenant. In addition, we may be permitted under our new senior credit facility and the indenture governing the notes to incur additional debt, subject to certain limitations. Our high degree of leverage may have important consequences to you, including the following:

     - we may have difficulty satisfying our obligations under the notes or other indebtedness and, if we fail to comply with these requirements, an event of default could result;

     - we may be required to dedicate a substantial portion of our cash flow from operations to required payments on indebtedness, thereby reducing the availability of cash flow for working capital, capital expenditures and other general corporate activities;

     - covenants relating to our debt may limit our ability to obtain additional financing for working capital, capital expenditures and other general corporate activities;

     - covenants relating to our debt may limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

     - we may be more vulnerable to the impact of economic downturns and adverse developments in our business; and

     - we may be placed at a competitive disadvantage against any less leveraged competitors.

     The occurrence of any one of these events could have a material adverse effect on our business, financial condition, results of operations, prospects and ability to satisfy our obligations under the notes.

  WE MAY NOT BE ABLE TO GENERATE SUFFICIENT CASH FLOWS TO MEET OUR DEBT SERVICE OBLIGATIONS.

     Our ability to make scheduled payments on, or to refinance our obligations with respect to our indebtedness, including the notes, will depend on our financial and operating performance, which in turn will be affected by general economic conditions and by financial, competitive, regulatory and other factors beyond our control. We cannot assure you that our business will generate sufficient cash flow from operations or that future sources of capital will be available to us (whether under our new senior credit facility or otherwise) in an amount sufficient to enable us to service our indebtedness, including the notes, or to fund our other liquidity needs.

     If we are unable to generate sufficient cash flow to satisfy our debt obligations, we may have to undertake alternative financing plans, such as refinancing or restructuring our debt, selling assets, reducing or delaying capital investments or seeking to raise additional capital. We cannot assure you that any refinancing would be possible, that any assets could be sold, or, if sold, of the timing of the sales and the amount of proceeds that may be realized from those sales, or that additional financing could be obtained on acceptable terms, if at all. Our inability to generate sufficient cash flows to satisfy our debt obligations, or to refinance our indebtedness on commercially reasonable terms, would materially and adversely affect our financial condition and results of operations and our ability to satisfy our obligations under the notes.

  THE NOTES ARE EFFECTIVELY SUBORDINATED TO OUR AND OUR SUBSIDIARY GUARANTORS' INDEBTEDNESS UNDER THE NEW SENIOR CREDIT FACILITY TO THE EXTENT OF THE VALUE OF THE PROPERTY SECURING SUCH INDEBTEDNESS.

     The notes and the guarantees are effectively subordinated to our and our subsidiary guarantors' indebtedness under our new senior credit facility to the extent of the value of the property securing that debt. The effect of this subordination is that upon a default in payment on, or the acceleration of, any indebtedness under our new senior credit facility, or in the event of our, or our subsidiary guarantors', bankruptcy, insolvency, liquidation, dissolution, reorganization or similar proceeding, the proceeds from the sale of the collateral that secures our new senior credit facility will be available to pay obligations on the notes only after all indebtedness under our new senior credit facility has been paid in full.

  THE NOTES ARE EFFECTIVELY SUBORDINATED TO THE OBLIGATIONS OF OUR FOREIGN SUBSIDIARIES, AND TO THE OBLIGATIONS OF OUR DOMESTIC SUBSIDIARIES THAT DO NOT GUARANTEE THE NOTES.

     None of our existing or future foreign subsidiaries have guaranteed or will guarantee the notes. Furthermore, we may, under certain circumstances described in the indenture, designate future subsidiaries as unrestricted subsidiaries, and any domestic subsidiary that is designated as unrestricted will not guarantee the notes. Although we have not currently designated any subsidiary as unrestricted, the indenture provides that one of our existing less than wholly-owned domestic subsidiaries will not be a guarantor of the notes. In the event of our non-guarantor subsidiaries' bankruptcy, insolvency, liquidation, dissolution, reorganization or similar proceeding, the proceeds from the sale of assets of those non-guarantor subsidiaries will be available to pay obligations on the notes only after all of the liabilities (including trade payables) of those non-guarantor subsidiaries have been paid in full. The intercompany note that is pledged as collateral will be an unsecured senior obligation of VAW-IMCO and will rank equally with all of the existing and future unsecured senior indebtedness of VAW-IMCO and senior to all of its existing and future subordinated indebtedness. Accordingly, in the event of any of the foregoing liquidation events, the proceeds from the sale of assets of VAW-IMCO will be applied to pay its senior obligations, including the intercompany note, prior to its subordinated liabilities.

     As of September 30, 2003, after giving effect to the offering of the outstanding 10 3/8% notes and the financing transactions, VAW-IMCO would have had approximately $44.9 million of liabilities (excluding intercompany liabilities) and 22% of our consolidated assets. On the same basis, our other non-guarantor subsidiaries would have had approximately $20.7 million of liabilities (excluding intercompany liabilities) and 10% of our consolidated assets. For the twelve months ended September 30, 2003, on a pro forma basis, our non-guarantor subsidiaries generated income in amounts in excess of our consolidated net income and 51% of our EBITDA on a combined basis.

  THERE MAY NOT BE SUFFICIENT COLLATERAL TO PAY ALL OR ANY OF THE NOTES.

     The value of the collateral securing the notes and the guarantees is less than the principal amount of the notes and may be insufficient to secure their payment. The notes and the guarantees are secured by first-priority liens, subject to permitted liens, on the real property, fixtures and equipment relating to our wholly-owned domestic operating plants and on the fixtures and equipment relating to substantially all of our leased domestic operating plants, which had an estimated appraised value of approximately $141.6 million as of September 2003. This collateral will include any improvements or additions to the real property, fixtures and equipment that currently form part of the collateral. However, we are not required to pledge as collateral any additional real property or related fixtures or equipment acquired after the date hereof, unless they were acquired using proceeds from the sale of additional notes under the indenture. The collateral does not and will not include any foreign real or personal property (other than the intercompany note) or any inventory, accounts receivable, intangible assets or any other assets or proceeds thereof, including the personal property (principally inventory and receivables) that secures our new senior credit facility.

     The fair market value of this collateral is subject to fluctuations based on factors that include, among others, the condition of the aluminum and zinc recycling industries, the ability to sell the collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors. The amount to be received upon a sale of the collateral would be dependent on numerous factors, including but not limited to the actual fair market value of the collateral at such time and the timing and the manner of the sale. By its nature, portions of the collateral may be illiquid and may have no readily ascertainable market value. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, we cannot assure you that the proceeds from any sale or liquidation of this collateral will be sufficient to pay our obligations under the notes.


     We also pledged an intercompany note issued by VAW-IMCO as collateral for the benefit of the noteholders. The principal amount of this intercompany note is $24.0 million, which is the value of the German loans that we prepaid from the proceeds of the offering of the outstanding 10 3/8% notes. This intercompany note is a senior, unsecured obligation of VAW-IMCO. So long as certain conditions are satisfied, VAW-IMCO has the right to prepay the intercompany note debt.


     In the event that the proceeds from any sale or liquidation of the collateral are insufficient to pay our obligations under the notes, the holders of the notes (to the extent not repaid from the proceeds of the sale of the collateral) would only have an unsecured claim against our remaining assets, substantially all of which are pledged as security to the lenders under our new senior credit facility.

  IN THE EVENT OF OUR BANKRUPTCY, THE ABILITY OF THE HOLDERS OF THE NOTES TO REALIZE UPON THE COLLATERAL WILL BE SUBJECT TO CERTAIN BANKRUPTCY LAW LIMITATIONS.

     The ability of holders of the notes to realize upon the collateral will be subject to certain bankruptcy law limitations in the event of our bankruptcy. Under applicable federal bankruptcy laws, secured creditors are prohibited from repossessing their security from a debtor in a bankruptcy case, or from disposing of security repossessed from such a debtor, without bankruptcy court approval. Moreover, applicable federal bankruptcy laws generally permit the debtor to continue to retain collateral even though the debtor is in default under the applicable debt instruments, provided generally that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to the circumstances, but is intended in general to protect the value of the secured creditor's interest in the collateral at the commencement of the bankruptcy case and may include cash payments or the granting of additional security, if and at such times as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition of the collateral during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a U.S. bankruptcy court, we cannot predict whether payments under the notes would be made following commencement of and during a bankruptcy case, whether or when the trustee under the indenture for the notes could foreclose upon or sell the collateral or whether or to what extent holders of notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of "adequate protection."

  WE MAY NOT BE ABLE TO REPURCHASE THE NOTES UPON A CHANGE OF CONTROL.

     If a change of control, as defined in the indenture, occurs in the future, we will be required to make an offer to purchase all the notes at a premium, plus any accrued and unpaid interest to the date of purchase. In such a situation, we cannot assure you that we will have enough funds to pay for all of the notes that are tendered under any such offer. In addition, the terms of our new senior credit facility may prohibit us from purchasing the notes upon a change of control. If a significant amount of notes is tendered, we will almost certainly have to obtain financing to pay for the tendered notes; however, we cannot be sure we will be able to obtain such financing on acceptable terms, if at all. A change of control may also result in an event of default under our new senior credit facility and agreements governing any future indebtedness and may result in the acceleration of that indebtedness.

  THE SUBSIDIARY GUARANTEES COULD BE DEEMED FRAUDULENT CONVEYANCES UNDER CERTAIN CIRCUMSTANCES AND A COURT MAY TRY TO SUBORDINATE OR VOID THEM.

     Under various fraudulent conveyance or fraudulent transfer laws, a court could subordinate or void the subsidiary guarantees. Generally, to the extent that a court were to find that at the time one of our subsidiaries entered into a subsidiary guarantee either:

     - the subsidiary incurred the guarantee with the intent to hinder, delay or defraud any present or future creditor or contemplated insolvency with a design to favor one or more creditors to the exclusion of others; or

     - the subsidiary did not receive fair consideration or reasonably equivalent value for issuing the subsidiary guarantee and, at the time it issued the subsidiary guarantee, the subsidiary:

     - was insolvent or became insolvent as a result of issuing the subsidiary guarantee;

     - was engaged or about to engage in a business or transaction for which the remaining assets of the subsidiary constituted unreasonably small capital; or

     - intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they matured,

the court could avoid or subordinate the subsidiary guarantee in favor of the subsidiary's other obligations.

     Among other things, a legal challenge of a subsidiary guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by the subsidiary as a result of the issuance of the notes by us. To the extent a subsidiary guarantee is voided as a fraudulent conveyance or held unenforceable for any other reason, the holders of the notes would not have any claim against that subsidiary and would be creditors solely of us and any other subsidiary guarantors whose guarantees are not held unenforceable.

  YOUR ABILITY TO TRANSFER THE NOTES MAY BE LIMITED BY THE ABSENCE OF AN ACTIVE TRADING MARKET, AND THERE IS NO ASSURANCE THAT ANY ACTIVE TRADING MARKET WILL DEVELOP FOR THE NOTES.

     The notes are a new issue of securities for which there is no established public market. The initial purchasers have advised us that they intend to make a market in the notes, as permitted by applicable laws and regulations. However, the initial purchasers are not obligated to make a market in the notes, and they may discontinue their market-making activities at any time without notice. Therefore, we cannot assure you that an active market for the notes will develop or, if developed, that it will continue. Historically, the market for non-investment grade debt, such as the notes, has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. We cannot assure you that the market, if any, for the notes will be free from similar disruptions, and any such disruptions may adversely affect the prices at which you may sell your notes. In addition, subsequent to their initial issuance, the notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors. The exchange notes will also constitute a new issue of securities with no established trading market. No assurance can be given as to the liquidity of any trading market that may develop for the exchange notes.

  YOU MAY SUFFER ADVERSE CONSEQUENCES IF YOU DO NOT EXCHANGE THE OUTSTANDING 10 3/8% NOTES.

     The outstanding 10 3/8% notes have not been registered with the SEC or in any state. Unless the outstanding 10 3/8% notes are registered, they only may be offered and sold pursuant to an exemption from, or in a transaction that is not subject to, the registration requirements of the Securities Act. Depending upon the percentage of the outstanding 10 3/8% notes exchanged for exchange notes, the liquidity of the outstanding 10 3/8% notes may be adversely affected. No assurance can be given as to the liquidity of any trading market that may develop for the notes that are not exchanged pursuant to the exchange offer.

     We will only issue exchange notes in exchange for outstanding 10 3/8% notes that are timely received by the exchange agent together with all required documents, including a properly completed and signed letter of transmittal or proper compliance with DTC's Automated Tender Offer Program. Therefore, you should allow sufficient time to ensure timely delivery of your outstanding
10 3/8% notes and you should carefully follow the instructions in the letter of transmittal on how to tender your outstanding 10 3/8% notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of outstanding 10 3/8% notes. If you are eligible to participate in the exchange offer and do not tender your outstanding 10 3/8% notes or if we do not accept your outstanding 10 3/8% notes because you did not tender those notes properly, then, after we consummate the exchange offer, you will continue to hold outstanding 10 3/8% notes that are subject to the existing transfer restrictions and will no longer have any registration rights, except in limited circumstances requiring the filing of a shelf registration statement, or be entitled to any additional interest with respect to the outstanding 10 3/8% notes.

     In addition:

     - if you tender your outstanding 10 3/8% notes for the purpose of participating in a distribution of the exchange notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes; and

     - if you are a participating broker-dealer that receives exchange notes for your own account in exchange for outstanding 10 3/8% notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of those exchange notes.

     We have agreed that, for a period of 180 days after the exchange offer is consummated, we will make this prospectus available to any participating broker-dealer for use in connection with any resales of the exchange notes. We do not and will not assume, or indemnify you against, any of your liabilities or obligations in connection with any resale of the exchange notes. After the exchange offer is consummated, if you continue to hold any outstanding 10 3/8% notes, you may have difficulty selling them because there will be fewer of them outstanding.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     We issued $210 million aggregate principal amount of the outstanding
10 3/8% notes to the initial purchasers on October 6, 2003 in transactions not registered under the Securities Act in reliance on exemptions from registration under that act. The initial purchasers then sold the outstanding 10 3/8% notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to non-United States persons outside the United States in reliance on Regulation S under the Securities Act. Because they have been sold pursuant to exemptions from registration, the outstanding 10 3/8% notes are subject to transfer restrictions.

     In connection with the issuance of the outstanding 10 3/8% notes, we agreed with the initial purchasers that we would:

     - file with the SEC a registration statement related to the exchange notes;

     - use our reasonable best efforts to cause the registration statement to become effective under the Securities Act; and

     - offer to the holders of the outstanding 10 3/8% notes the opportunity to exchange their outstanding 10 3/8% notes for a like principal amount of exchange notes upon the effectiveness of the registration statement.

     Our failure to comply with these agreements within certain time periods would result in additional interest being due on the outstanding 10 3/8% notes. A copy of the agreement with the initial purchasers has been filed as an exhibit to the registration statement of which this prospectus is a part.

     Based on existing interpretations of the Securities Act by the staff of the SEC described in several no-action letters to third parties, and subject to the following sentence, we believe that the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by their holders, other than broker-dealers who purchased the outstanding 10 3/8% notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act, or our affiliates, without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any holder of the outstanding 10 3/8% notes who is an affiliate of ours, who is not acquiring the exchange notes in the ordinary course of such holder's business or who intends to participate in the exchange offer for the purpose of distributing the exchange notes:

     - will not be able to rely on the interpretations by the staff of the SEC described in the above-mentioned no-action letters;

     - will not be able to tender the outstanding 10 3/8% notes in the exchange offer; and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the outstanding 10 3/8% notes unless the sale or transfer is made under an exemption from these requirements.

     We do not intend to seek our own no-action letter, and there is no assurance that the staff of the SEC would make a similar determination regarding the exchange notes as it has in these no-action letters to third parties.

     As a result of the effectiveness of the registration statement of which this prospectus is a part, we will not be required to pay an increased interest rate on the outstanding 10 3/8% notes unless we either fail to timely consummate the exchange offer or fail to maintain the effectiveness of the registration statement to the extent we agreed to do so. Following the closing of the exchange offer, holders of the outstanding 10 3/8% notes not tendered will not have any further registration rights except in limited circumstances requiring the filing of a shelf registration statement, and the outstanding 10 3/8% notes will continue to be subject to restrictions on transfer. Accordingly, the liquidity of the market for the outstanding 10 3/8% notes will be adversely affected.

TERMS OF THE EXCHANGE OFFER


     Upon the terms and subject to the conditions stated in this prospectus and in the letter of transmittal, we will accept all outstanding 10 3/8% notes properly tendered and not properly withdrawn before 5:00 p.m., New York City time, on the expiration date. After authentication of the exchange notes by the trustee or an authenticating agent, we will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of the outstanding 10 3/8% notes accepted in the exchange offer.


     By tendering the outstanding 10 3/8% notes for exchange notes in the exchange offer and signing or agreeing to be bound by the letter of transmittal, you will represent to us that:

     - you will acquire the exchange notes you receive in the exchange offer in the ordinary course of your business;

     - you are not participating and have no arrangement or understanding with any person to participate in the distribution of the exchange notes issued to you in the exchange offer;

     - you are not an affiliate of ours or, if you are an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

     - if you are not a broker-dealer, you are not engaged in and do not intend to engage in the distribution of the exchange notes; and

     - if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding 10 3/8% notes that were acquired as a result of market-making or other trading activities, that you will deliver a prospectus, as required by law, in connection with any resale of those exchange notes.

     Broker-dealers that are receiving exchange notes for their own account must have acquired the outstanding 10 3/8% notes as a result of market-making or other trading activities in order to participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account under the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. The letter of transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be admitting that it is an "underwriter" within the meaning of the Securities Act. We will be required to allow broker-dealers to use this prospectus for a period of 180 days following the exchange offer in connection with the resale of exchange notes received for their account in exchange for outstanding 10 3/8% notes acquired by broker-dealers as a result of market-making or other trading activities. If required by applicable securities laws, we will, upon written request, make this prospectus available to any broker-dealer for use in connection with a resale of exchange notes. See "Plan of distribution."

     The exchange notes will evidence the same debt as the outstanding 10 3/8% notes and will be issued under and entitled to the benefits of the same indenture. The form and terms of the exchange notes are identical in all material respects to the form and terms of the outstanding 10 3/8% notes except that:

     - the exchange notes will be issued in a transaction registered under the Securities Act;

     - the exchange notes will not be subject to transfer restrictions; and

     - provisions providing for an increase in the interest rate on the outstanding 10 3/8% notes will be eliminated after completion of the exchange offer.

     As of the date of this prospectus, $210 million aggregate principal amount of the outstanding 10 3/8% notes was outstanding. In connection with the issuance of the outstanding 10 3/8% notes, we arranged for the outstanding
10 3/8% notes to be issued and transferable in book-entry form through the facilities of DTC, acting as depositary. The exchange notes will also be issuable and transferable in book-entry form through DTC.


     This prospectus, together with the accompanying letter of transmittal, are initially being sent to all registered holders as of the close of business on February 6, 2004. We intend to conduct the exchange offer in accordance with the Exchange Act, and the rules and regulations of the SEC under the Exchange Act, including Rule 14e-1, to the extent applicable.

     Rule 14e-1 describes unlawful tender offer practices under the Exchange Act. This rule requires us, among other things:

     - to hold our exchange offer open for 20 business days;

     - to give ten business days notice of any change in the terms of this offer; and

     - to issue a press release in the event of an extension of the exchange offer.

     The exchange offer is not conditioned upon any minimum aggregate principal amount of the outstanding 10 3/8% notes being tendered, and holders of the outstanding 10 3/8% notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law or under the indenture in connection with the exchange offer. We shall be considered to have accepted the outstanding
10 3/8% notes tendered according to the procedures in this prospectus when, as and if we have given oral (promptly confirmed in writing) or written notice of acceptance to the exchange agent. See "-- Exchange Agent". The exchange agent will act as agent for the tendering holders for the purpose of receiving exchange notes from us and delivering exchange notes to those holders.

     If any tendered outstanding 10 3/8% notes are not accepted for exchange because of an invalid tender or the occurrence of other events described in this prospectus, certificates for these unaccepted outstanding 10 3/8% notes will be returned, at our cost, to the tendering holder of outstanding 10 3/8% notes or, in the case of outstanding 10 3/8% notes tendered by book-entry transfer, the holder's interest in such notes will be transferred into the holder's account at DTC according to the procedures described below, as promptly as practicable after the expiration date.

     Holders who tender outstanding 10 3/8% notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes related to the exchange of the outstanding 10 3/8% notes in the exchange offer. We will pay all charges and expenses, other than applicable taxes, in connection with the exchange offer. See "-- Solicitation of tenders; fees and expenses."

     NEITHER WE NOR OUR BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO HOLDERS OF OUTSTANDING 10 3/8% NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OUTSTANDING 10 3/8% NOTES IN THE EXCHANGE OFFER. MOREOVER, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF THE OUTSTANDING 10 3/8% NOTES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER IN THE EXCHANGE OFFER AND, IF SO, THE AMOUNT OF THE OUTSTANDING 10 3/8% NOTES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISORS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS


     The term "expiration date" shall mean 5:00 p.m., New York City time, on March 8, 2004, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" shall mean the latest date to which the exchange offer is extended.


     We expressly reserve the right, in our sole discretion:

     - to delay acceptance of any outstanding 10 3/8% notes or to terminate the exchange offer and to refuse to accept outstanding 10 3/8% notes not previously accepted, if any of the conditions described under "-- Conditions" shall have occurred and shall not have been waived by us;

     - to extend the expiration date of the exchange offer;

     - to amend the terms of the exchange offer in any manner;

     - to purchase or make offers for any outstanding 10 3/8% notes that remain outstanding subsequent to the expiration date; and

     - to the extent permitted by applicable law, to purchase outstanding
       10 3/8% notes in the open market, in privately negotiated transactions or otherwise.

     The terms of the purchases or offers described in the fourth and fifth clauses above may differ from the terms of the exchange offer.


     Any delay in acceptance, termination, extension, or amendment of the exchange offer will be followed as promptly as practicable by oral (promptly confirmed in writing) or written notice to the exchange agent and by making a public announcement. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of the amendment.


     Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, termination, extension, or amendment of the exchange offer, we shall have no obligation to publish, advise, or otherwise communicate any public announcement, other than by making a timely release to Business Wire.

     You are advised that we may extend the exchange offer because some of the holders of the outstanding 10 3/8% notes do not tender on a timely basis. In order to give these noteholders the ability to participate in the exchange and to avoid the significant reduction in liquidity associated with holding an unexchanged note, we may elect to extend the exchange offer.

INTEREST ON THE EXCHANGE NOTES

     The exchange notes will bear interest from October 6, 2003 or the most recent date on which interest was paid or provided for on the outstanding
10 3/8% notes surrendered for the exchange notes. Interest on the exchange notes will be payable semi-annually on each April 15 and October 15, commencing on April 15, 2004. Accordingly, holders of outstanding 10 3/8% notes that are accepted for exchange will not receive interest that is accrued but unpaid on the outstanding 10 3/8% notes at the time of tender.

PROCEDURES FOR TENDERING

     Only a holder may tender its outstanding 10 3/8% notes in the exchange offer. Any beneficial owner whose outstanding 10 3/8% notes are registered in the name of such holder's broker, dealer, commercial bank, trust company or other nominee or are held in book-entry form and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on such holder's behalf. If the beneficial owner wishes to tender on such holder's own behalf, the beneficial owner must, before completing and executing the letter of transmittal and delivering such holder's outstanding 10 3/8% notes, either make appropriate arrangements to register ownership of outstanding 10 3/8% notes in the owner's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

     The tender by a holder will constitute an agreement among the holder, us and the exchange agent according to the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

     A holder who desires to tender outstanding 10 3/8% notes and who cannot comply with the procedures set forth herein for tender on a timely basis or whose outstanding 10 3/8% notes are not immediately available must comply with the procedures for guaranteed delivery set forth below.

     THE METHOD OF DELIVERY OF THE OUTSTANDING 10 3/8% NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDERS. DELIVERY OF SUCH DOCUMENTS WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT OR DEEMED RECEIVED UNDER THE ATOP PROCEDURES DESCRIBED BELOW. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OUTSTANDING 10 3/8% NOTES SHOULD BE SENT TO US. HOLDERS MAY ALSO REQUEST THAT THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES EFFECT THE TENDER FOR HOLDERS IN EACH CASE AS DESCRIBED IN THIS PROSPECTUS AND IN THE LETTER OF TRANSMITTAL.

  OUTSTANDING 10 3/8% NOTES HELD IN CERTIFICATED FORM

     For a holder to validly tender outstanding 10 3/8% notes held in physical form, the exchange agent must receive, before 5:00 p.m., New York City time, on the expiration date, at its address set forth in this prospectus:

     - a properly completed and validly executed letter of transmittal, or a manually signed facsimile thereof, together with any signature guarantees and any other documents required by the instructions to the letter of transmittal, and

     - certificates for tendered outstanding 10 3/8% notes.

  OUTSTANDING 10 3/8% NOTES HELD IN BOOK-ENTRY FORM

     We understand that the exchange agent will make a request promptly after the date of the prospectus to establish an account for the outstanding 10 3/8% notes at DTC for the purpose of facilitating the exchange offer, and subject to its establishment, any financial institution that is a participant in DTC may make book-entry delivery of the outstanding 10 3/8% notes by causing DTC to transfer the outstanding 10 3/8% notes to the exchange agent using DTC's procedures for transfer.

     If you desire to transfer outstanding 10 3/8% notes held in book-entry form with DTC, the exchange agent must receive, before 5:00 p.m. New York City time on the expiration date, at its address set forth in this prospectus, a confirmation of book-entry transfer of outstanding 10 3/8% notes into the exchange agent's account at DTC, which is referred to in this prospectus as a "book-entry confirmation," and:

     - a properly completed and validly executed letter of transmittal, or manually signed facsimile thereof, together with any signature guarantees and other documents required by the instructions in the letter of transmittal; or

     - an agent's message transmitted pursuant to ATOP.

  TENDER OF OUTSTANDING 10 3/8% NOTES USING DTC'S AUTOMATED TENDER OFFER PROGRAM
  (ATOP)

     The exchange agent and DTC have confirmed that the exchange offer is eligible for ATOP. Accordingly, DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer outstanding 10 3/8% notes held in book-entry form to the exchange agent in accordance with DTC's ATOP procedures for transfer. DTC will then send a book- entry confirmation, including an agent's message, to the exchange agent.

     The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering outstanding 10 3/8% notes that are the subject of that book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant. If you use ATOP procedures to tender outstanding
10 3/8% notes, you will not be required to deliver a letter of transmittal to the exchange agent, but you will be bound by its terms just as if you had signed it.

SIGNATURES

     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act, unless outstanding 10 3/8% notes tendered with the letter of transmittal are tendered:

     - by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" in the letter of transmittal; or

     - for the account of an institution eligible to guarantee signatures.

     If the letter of transmittal is signed by a person other than the registered holder or DTC participant who is listed as the owner, the outstanding 10 3/8% notes must be endorsed or accompanied by appropriate bond powers which authorize the person to tender the outstanding 10 3/8% notes on behalf of the registered holder or DTC participant who is listed as the owner, in either case signed as the name of the registered holder(s) who appears on the outstanding
10 3/8% notes or the DTC participant who is listed as the owner. If the letter of transmittal or any of the outstanding 10 3/8% notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing, and unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

     If you tender your notes through ATOP, signatures and signature guarantees are not required.

DETERMINATIONS OF VALIDITY

     All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of the tendered outstanding 10 3/8% notes will be determined by us in our sole discretion. This determination will be final and binding. We reserve the absolute right to reject any and all outstanding 10 3/8% notes not properly tendered or any outstanding 10 3/8% notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular outstanding 10 3/8% notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding 10 3/8% notes must be cured within the time we shall determine. Although we intend to notify holders of defects or irregularities related to tenders of outstanding
10 3/8% notes, neither we, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities related to tenders of outstanding 10 3/8% notes nor shall we or any of them incur liability for failure to give notification. Tenders of outstanding 10 3/8% notes will not be considered to have been made until the irregularities have been cured or waived. Any outstanding 10 3/8% notes received by the exchange agent that we determine are not properly tendered or the tender of which is otherwise rejected by us and as to which the defects or irregularities have not been cured or waived by us will be returned by the exchange agent to the tendering holder unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date, or, in the case of outstanding 10 3/8% notes tendered by book-entry transfer, will be transferred into the holder's account at DTC according to the procedures described above.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their outstanding 10 3/8% notes and:

     - whose outstanding 10 3/8% notes are not immediately available;

     - who cannot complete the procedure for book-entry transfer on a timely basis;

     - who cannot deliver their outstanding 10 3/8% notes, the letter of transmittal or any other required documents to the exchange agent before the expiration date; or

     - who cannot complete a tender of outstanding 10 3/8% notes held in book-entry form using DTC's ATOP procedures on a timely basis;

may effect a tender if they tender through an eligible institution described under "-- Procedures for tendering" and "-- Signatures" or if they tender using ATOP's guaranteed delivery procedures.

     A tender of outstanding 10 3/8% notes made by or through an eligible institution will be accepted if:

     - before 5:00 p.m., New York City time, on the expiration date, the exchange agent receives from an eligible institution a properly completed and duly executed notice of guaranteed delivery, by facsimile transmittal, mail or hand delivery, that: (1) sets forth the name and address of the holder, the certificate number or numbers of the holder's outstanding 10 3/8% notes and the principal amount of the outstanding
       10 3/8% notes tendered, (2) states that the tender is being made, and (3) guarantees that, within three business days after the expiration date, a properly completed and validly executed letter of transmittal or facsimile, together with a certificate(s) representing the outstanding 10 3/8% notes to be tendered in proper form for transfer, or a confirmation of book-entry transfer into the exchange agent's account at DTC of the outstanding
       10 3/8% notes delivered electronically, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

     - the properly completed and executed letter of transmittal or a facsimile, together with the certificate(s) representing all tendered outstanding
       10 3/8% notes in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal are received by the exchange agent within three business days after the expiration date.

     A tender made through ATOP will be accepted if:

     - before 5:00 p.m., New York City time, on the expiration date, the exchange agent receives an agent's message from DTC stating that DTC has received an express acknowledgment from the participant in DTC tendering the outstanding 10 3/8% notes that they have received and agree to be bound by the notice of guaranteed delivery; and

     - the exchange agent receives, within three business days after the expiration date, either: (1) a book-entry confirmation, including an agent's message, transmitted via ATOP procedures; or (2) a properly completed and executed letter of transmittal or a facsimile, together with the certificate(s) representing all tendered outstanding 10 3/8% notes in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal.

     Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their outstanding 10 3/8% notes according to the guaranteed delivery procedures described above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided in this prospectus, tenders of outstanding
10 3/8% notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date. To withdraw a tender of outstanding 10 3/8% notes in the exchange offer:

     - a written or facsimile transmission of a notice of withdrawal must be received by the exchange agent at its address listed below before 5:00 p.m., New York City time, on the expiration date; or

     - you must comply with the appropriate procedures of ATOP.

     Any notice of withdrawal must:

     - specify the name of the person having deposited the outstanding 10 3/8% notes to be withdrawn;

     - identify the outstanding 10 3/8% notes to be withdrawn, including the certificate number or numbers and principal amount of the outstanding
       10 3/8% notes or, in the case of the outstanding 10 3/8% notes transferred by book-entry transfer, the name and number of the account at the depositary to be credited;

     - be signed by the same person and in the same manner as the original signature on the letter of transmittal by which the outstanding 10 3/8% notes were tendered, including any required signature guarantee, or be accompanied by documents of transfer sufficient to permit the trustee for the outstanding 10 3/8% notes to register the transfer of the outstanding 10 3/8% notes into the name of the person withdrawing the tender; and

     - specify the name in which any of these outstanding 10 3/8% notes are to be registered, if different from that of the person who deposited the outstanding 10 3/8% notes to be withdrawn.

     All questions as to the validity, form and eligibility, including time of receipt, of the withdrawal notices will be determined by us, and our determination shall be final and binding on all parties. Any outstanding 10 3/8% notes so withdrawn will be judged not to have been tendered according to the procedures in this prospectus for purposes of the exchange offer, and no exchange notes will be issued in exchange for those outstanding 10 3/8% notes unless the outstanding 10 3/8% notes so withdrawn are validly retendered. Any outstanding 10 3/8% notes that have been tendered but are not accepted for exchange will be returned to the holder of the outstanding 10 3/8% notes without cost to the holder or, in the case of outstanding 10 3/8% notes tendered by book-entry transfer, will be transferred into the holder's account at DTC according to the procedures described above. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding 10 3/8% notes may be retendered by following one of the procedures described above under "-- Procedures for tendering" at any time before the Expiration Date.

CONDITIONS

     Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange any exchange notes for, any outstanding 10 3/8% notes, and we may terminate the exchange offer as provided in this prospectus before accepting any outstanding 10 3/8% notes for exchange if in our reasonable judgement:

     - the exchange notes to be received will not be tradeable by the holder, without restriction under the Securities Act, the Exchange Act and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States;

     - the exchange offer, or the making of any exchange by a holder of senior notes, would violate applicable law or any applicable interpretation of the staff of the SEC; or

     - any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

     In addition, we will not be obligated to accept for exchange the outstanding 10 3/8% notes of any holder that has not made to us:


     - proper tender of such outstanding 10 3/8% notes in accordance with the requirements set forth in this prospectus and in the letter or transmittal;



     - the representations described under "Terms of the Exchange Offer"; and


     - such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

     We expressly reserve the right, at any time or at various times, to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any outstanding 10 3/8% notes by giving oral or written notice of such extension to their holders. During any such extensions, all outstanding 10 3/8% notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange. We will return any outstanding 10 3/8% notes that we do not accept for exchange for any reason without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

     We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any outstanding 10 3/8% notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding
10 3/8% notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

     These conditions are for our sole benefit and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

     In addition, we will not accept for exchange any outstanding 10 3/8% notes tendered, and will not issue exchange notes in exchange for any such outstanding 10 3/8% notes, if at such time any stop order will be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.

EXCHANGE AGENT

     JPMorgan Chase Bank, the trustee under the indenture, has been appointed as exchange agent for the exchange offer. In this capacity, the exchange agent has no fiduciary duties and will be acting solely on the basis of our directions. Requests for assistance with respect to the procedures for tendering and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent. You should send certificates for the outstanding 10 3/8% notes, letters of transmittal and any other required documents to the exchange agent addressed as follows:


     By Registered or Certified Mail, Overnight Courier or Hand Delivery


          JPMorgan Chase Bank


        ITS Bond Events


        2001 Bryan Street, 10th Floor


        Dallas, Texas 75201


        Attention: Frank Ivins


    By Facsimile Transmission:
          (for eligible institutions only)

               (214) 648-6494



     To Confirm by Telephone or for Information:


          (800) 275-2048


        Attention: Frank Ivins


     DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS LISTED ABOVE OR TRANSMISSION OF THE LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS DESCRIBED ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

SOLICITATION OF TENDERS; FEES AND EXPENSES

     We will bear the expenses of soliciting the requesting holders of outstanding 10 3/8% notes to determine if such holders wish to tender those notes for exchange notes. The principal solicitation under the exchange offer is being made by mail. Additional solicitations may be made by our officers and regular employees and our affiliates in person, by telegraph, telephone or telecopier.

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket costs and expenses in connection with the exchange offer and will indemnify the exchange agent for all losses and claims incurred by it as a result of the exchange offer. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the outstanding 10 3/8% notes and in handling or forwarding tenders for exchange.

     We will also pay the expenses to be incurred in connection with the exchange offer, including fees and expenses of the exchange agent and trustee and accounting and legal fees and printing costs.

     You will not be obligated to pay any transfer tax in connection with the exchange, except if you instruct us to register exchange notes in the name of, or request that notes not tendered or not accepted in the exchange offer be returned to, a person other than you, in which event you will be responsible for the payment of any applicable transfer tax.

ACCOUNTING TREATMENT

     The exchange notes will be recorded at the same carrying value as the outstanding 10 3/8% notes, as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us upon the closing of the exchange offer. We will amortize the expenses of the exchange offer over the term of the exchange notes.

PARTICIPATION IN THE EXCHANGE OFFER; UNTENDERED 10 3/8% NOTES

     Participation in the exchange offer is voluntary. Holders of outstanding 10 3/8% notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

     As a result of the making of, and upon acceptance for exchange of all of the outstanding 10 3/8% notes tendered under the terms of, this exchange offer, we will have fulfilled a covenant contained in the registration rights agreement. Holders of outstanding 10 3/8% notes who do not tender in the exchange offer will continue to hold their outstanding 10 3/8% notes and will be entitled to all the rights, and subject to the limitations, applicable to the outstanding 10 3/8% notes under the indenture. Holders of outstanding 10 3/8% notes will no longer be entitled to any rights under the registration rights agreement that by their terms terminate or cease to have further effect as a result of the making of this exchange offer. See "Description of the exchange notes." All untendered outstanding 10 3/8% notes will continue to be subject to the restrictions on transfer described in the indenture. To the extent the outstanding 10 3/8% notes are tendered and accepted, there will be fewer outstanding 10 3/8% notes remaining following the exchange, which could significantly reduce the liquidity of the untendered notes.

     We may in the future seek to acquire our untendered outstanding 10 3/8% notes in the open market or through privately negotiated transactions, through subsequent exchange offers or otherwise. We intend to make any acquisitions of the outstanding 10 3/8% notes following the applicable requirements of the Exchange Act, and the rules and regulations of the SEC under the Exchange Act, including Rule 14e-1, to the extent applicable. We have no present plan to acquire any outstanding 10 3/8% notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any outstanding 10 3/8% notes that are not tendered in the exchange offer, except in those circumstances in which we may be obligated to file a shelf registration statement.

                                USE OF PROCEEDS

     We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange the outstanding 10 3/8% notes in like principal amount, which will be cancelled, and as such will not result in any increase in our indebtedness. Concurrently with the consummation of the offering of the outstanding 10 3/8% notes, we entered into our new senior credit facility. See "Description of other indebtedness -- New senior credit facility."

     The proceeds of the offering of the outstanding 10 3/8% notes, which amounted to approximately $208.7 million, along with borrowings of approximately $28.0 million under our new senior credit facility, were used to repay the indebtedness outstanding under our former senior credit facility, our Brazilian loans and our German loans, to pay our VAW-IMCO redemption liability, and to repurchase the trade receivables we had previously sold under our former receivables sale facility and terminate that facility, as follows (all amounts as of October 6, 2003):

          (i) to repay approximately $122.6 million principal outstanding under our former senior credit facility,

          (ii) to repay approximately $7.5 million principal outstanding under our Brazilian loans,


          (iii) to use a total of $51.4 million to both terminate the outstanding principal under our German loans and deposit an amount in a collateral account with the trustee under the indenture to be applied toward the VAW-IMCO redemption payment liability,


          (iv) to repurchase $46.3 million of trade receivables we had previously sold under our former receivables sale facility, and

          (v) to pay fees and expenses of approximately $9.5 million in connection with the offering of the outstanding 10 3/8% notes.

     See "Capitalization."

                       RATIO OF EARNINGS TO FIXED CHARGES

                             (DOLLARS IN THOUSANDS)


     We have computed the ratio of earnings to fixed charges for each of the following periods on a consolidated basis. For purposes of computing the ratio of earnings to fixed charges, "earnings" consist of earnings (loss) before income tax expense (benefit) and minority interest, plus cash dividends received from equity interests less the equity income recorded. Fixed charges consist of interest expense, including amortization of debt issuance costs and interest capitalized and the interest portion of rental expense.

                                                                                                       NINE MONTHS
                                                                                                          ENDED
                                                                                                      SEPTEMBER 30,
                                                                                                          2003
                                                                                                       (PRO FORMA,
                                                                                NINE MONTHS ENDED      AS ADJUSTED
                                    FISCAL YEARS ENDED DECEMBER 31,               SEPTEMBER 30,          FOR THE
                            -----------------------------------------------   ---------------------     FINANCING
                             1998      1999      2000      2001      2002       2002        2003      TRANSACTIONS)
                            -------   -------   -------   -------   -------   ---------   ---------   -------------
(1) INCOME:
Earnings/(Loss) (before
  taxes and minority
  interest)...............  $31,143   $32,304   $   411   $(4,639)  $11,268    $ 9,244     $ 5,991       $  (802)
Less: Equity earnings.....   (1,750)   (2,265)   (3,060)   (3,131)   (2,403)    (1,103)       (847)         (113)
Add: Dividends from equity
  investments.............      450       450       750     1,054     2,828      2,827         150           150
                            -------   -------   -------   -------   -------    -------     -------       -------
Pretax income (Loss)......   29,843    30,489    (1,899)   (6,716)   11,693     10,968       5,294          (765)
                            -------   -------   -------   -------   -------    -------     -------       -------
(2) FIXED CHARGES:
Interest expense..........    9,197    12,478    17,490    11,038     9,727      7,492       9,519        18,459
Interest capitalized
  during the period.......      339       520     1,067       336       212        156         122           122
Amortization of debt issue
  costs...................      485       537        --        --        --         --          --            --
Interest portion of rental
  expense.................    1,168     1,376     1,397     1,207     1,316        921       1,315         1,346
                            -------   -------   -------   -------   -------    -------     -------       -------
Fixed charges.............   11,189    14,911    19,954    12,581    11,255      8,569      10,956        19,927
                            =======   =======   =======   =======   =======    =======     =======       =======
Sub-total.................   41,032    45,400    18,055     5,865    22,948     19,537      16,250        19,162
                            -------   -------   -------   -------   -------    -------     -------       -------
LESS:
Interest capitalized
  during the period.......      339       520     1,067       336       212        156         122           122
                            -------   -------   -------   -------   -------    -------     -------       -------
Earnings..................   40,693    44,880    16,988     5,529    22,736     19,381      16,128        19,040
                            =======   =======   =======   =======   =======    =======     =======       =======
Fixed charges.............   11,189    14,911    19,954    12,581    11,255      8,569      10,956        19,927
                            =======   =======   =======   =======   =======    =======     =======       =======
Ratio of earnings to fixed
  charges.................      3.6       3.0        (a)       (a)      2.0        2.3         1.5            (b)
                            =======   =======   =======   =======   =======    =======     =======       =======

---------------

(a) For fiscal 2000 and 2001, earnings were insufficient to cover fixed charges by approximately $2,966 and $7,052, respectively.


(b) On a pro forma basis, assuming the consolidation of VAW-IMCO had occurred on January 1, 2003 and giving effect to the financing transactions as if they had occurred on January 1, 2003, earnings would have been insufficient to cover fixed charges by $887.

                                 CAPITALIZATION

                      (ALL DOLLARS AND EUROS IN THOUSANDS)


     The following table sets forth our capitalization as of September 30, 2003 on an actual basis, and as adjusted to give effect to the offering of the outstanding 10 3/8% notes and the financing transactions. You should read this table in conjunction with the information under the heading "Management's discussion and analysis of financial condition and results of operations" and our historical consolidated financial statements and related notes and the other financial information included elsewhere or incorporated by reference in this prospectus.

                                                              AS OF SEPTEMBER 30, 2003
                                                              -------------------------
                                                               ACTUAL      AS ADJUSTED
                                                              ---------   -------------
                                                               (AMOUNTS IN THOUSANDS)
CASH AND CASH EQUIVALENTS...................................  $ 31,391      $ 31,391
                                                              --------      --------
LONG-TERM DEBT (INCLUDING CURRENT MATURITIES)(1):
Former senior credit facility(2)............................  $118,300      $     --
New senior credit facility(3)...............................        --        27,959
Industrial revenue bonds(4).................................    14,404        14,404
German loans(5) and VAW-IMCO redemption liability(6)........    52,379            --
Brazilian loans(7)..........................................     7,196            --
Capital leases..............................................        51            51
10 3/8% Senior Secured Notes due 2010.......................        --       210,000
                                                              --------      --------
  Total long-term debt......................................   192,330       252,414
STOCKHOLDERS' EQUITY........................................   121,791       121,791
                                                              --------      --------
TOTAL CAPITALIZATION........................................  $314,121      $374,205
                                                              ========      ========

---------------

(1) Actual total debt does not include $46,300 in receivables sold under our receivables sale facility at September 30, 2003. We applied a portion of the proceeds from the offering of the outstanding 10 3/8% notes and initial borrowings under our new senior credit facility to repurchase the trade receivables we had previously sold under our receivables sale facility, and terminated the facility.


(2) Borrowings outstanding under our former senior credit facility as of the closing date of the offering of the outstanding 10 3/8% notes had increased to $122,600. The effective interest rate of our former senior credit facility was 7.7% per annum and its scheduled maturity was in the fourth quarter of 2003.


(3) On the closing date of the offering of the outstanding 10 3/8% notes and the financing transactions, we borrowed approximately $27,959 under our new senior facility.

(4) We had $14,404 of industrial revenue bond indebtedness outstanding as of September 30, 2003. These bonds were issued to construct and install solid waste (landfill) facilities and a salt cake processing facility adjacent to our Morgantown, Kentucky plant.


(5) Represents VAW-IMCO debt then outstanding under two term loans and other smaller loans. As of September 30, 2003, the aggregate principal amount outstanding under the two term loans was 20,000 Euros (approximately U.S. $23,330). VAW-IMCO also had borrowings outstanding under a number of smaller loans previously made by some of those banks, the sum of which aggregated approximately U.S. $673 outstanding as of September 30, 2003. As of the closing date of the offering of the outstanding 10 3/8% notes and the financing transactions, we had approximately U.S. $24,003 outstanding under these German loans, which were repaid on that date. For information regarding the interest rates and maturities of these obligations, see "Management's discussion and analysis of financial condition and results of operations -- liquidity and capital resources -- certain previously existing debt."


(6) This liability was payable in installments, with the last installment scheduled to be paid in December 2006. The obligation bore interest at the Bundesbank rate plus 1% per annum. The outstanding redemption liability was paid in full in November 2003.


(7) As of the closing date of the offering of the outstanding 10 3/8% notes and the financing transactions, we had approximately $7,541 (representing the principal amount) outstanding under our Brazilian loans, which were repaid on that date. For information regarding the interest rates and maturities of these obligations, see "Management's discussion and analysis of financial condition and results of operations -- liquidity and capital resources -- certain previously existing debt."

                  UNAUDITED PRO FORMA FINANCIAL AND OTHER DATA


     The following pro forma condensed consolidated unaudited statement of operations data have been derived from our historical consolidated financial statements and VAW-IMCO's historical financial statements for the year ended December 31, 2002 and our unaudited consolidated interim financial statements included elsewhere or incorporated by reference in this prospectus, as adjusted to give effect to the consolidation of the results of operations of VAW-IMCO with ours. In March 2003, we entered into an agreement with Hydro and our then 50%-owned joint venture, VAW-IMCO, finalizing the terms and conditions by which VAW-IMCO would redeem its shares owned by Hydro. As a result, we acquired voting control of VAW-IMCO, and, effective March 1, 2003, the financial condition and results of operations of VAW-IMCO were consolidated with ours. The pro forma condensed consolidated unaudited statements of operations for the twelve months ended September 30, 2003, the nine months ended September 30, 2003 and the year ended December 31, 2002 give effect to this consolidation as if it had occurred on July 1, 2002, January 1, 2003 and January 1, 2002, respectively.


     The pro forma condensed consolidated unaudited statement of operations data presented below have been prepared based upon currently available information and assumptions deemed appropriate by management. These data are for informational purposes only and are not necessarily indicative of either the financial condition or the results of operations that would have been achieved had the VAW-IMCO consolidation for which we are giving pro forma effect actually occurred on the dates referred to above, nor are such pro forma data necessarily indicative of the results of future operations, because such data are based on estimates of financial effects that may prove to be inaccurate over time. Furthermore, the purchase price allocation applicable to the redemption transaction may be subject to further adjustment. See Note J -- "VAW-IMCO" of the notes to our unaudited consolidated interim financial statements included elsewhere or incorporated by reference in this prospectus.

     The other pro forma operating and financial data included below are presented for the convenience of the reader and for informational purposes only.

     The following data should be read in conjunction with "Management's discussion and analysis of financial condition and results of operations," our historical consolidated financial statements and the related notes and VAW-IMCO's historical financial statements and the related notes included elsewhere or incorporated by reference in this prospectus.

                      IMCO RECYCLING INC. AND SUBSIDIARIES

                   PRO FORMA CONDENSED CONSOLIDATED UNAUDITED
                            STATEMENT OF OPERATIONS
                 FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2003

                                              IMCO       VAW-IMCO     PRO FORMA
                                           HISTORICAL   HISTORICAL   ADJUSTMENTS   PRO FORMA
                                           ----------   ----------   -----------   ---------
                                                        (DOLLARS IN THOUSANDS)
Revenues.................................   $821,979     $114,567      $    --     $936,546
Cost of sales............................    768,459      102,783        1,308(1)   872,550
                                            --------     --------      -------     --------
Gross profits............................     53,520       11,784       (1,308)      63,996
Selling, general and administrative
  expense................................     34,438        3,508       (1,308)(1)   36,638
Fees on receivables sale.................      1,208           --           --        1,208
Interest expense.........................     11,754        1,143          367(2)    13,264
Interest and other income................        253          696           --          949
Equity in earnings of affiliates.........     (2,146)          --        1,986(3)      (160)
                                            --------     --------      -------     --------
Earnings (loss) before provision for
  (benefit from) income taxes and
  minority interests.....................      8,013        6,437       (2,353)      12,097
Provision for (benefit from) income
  taxes..................................      2,591        2,560         (136)(4)    5,015
                                            --------     --------      -------     --------
Earnings (loss) before minority
  interests..............................      5,422        3,877       (2,217)       7,082
Minority interests, net of provision for
  income taxes...........................        524           --           --          524
                                            --------     --------      -------     --------
Net earnings (loss) before cumulative
  effect of accounting change............   $  4,898     $  3,877      $(2,217)    $  6,558
                                            --------     --------      -------     --------

    See the accompanying Notes to pro forma condensed consolidated unaudited financial statements.

                      IMCO RECYCLING INC. AND SUBSIDIARIES

                   PRO FORMA CONDENSED CONSOLIDATED UNAUDITED
                            STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003

                                              IMCO       VAW-IMCO     PRO FORMA
                                           HISTORICAL   HISTORICAL   ADJUSTMENTS   PRO FORMA
                                           ----------   ----------   -----------   ---------
                                                        (DOLLARS IN THOUSANDS)
Revenues.................................   $654,087      $51,445      $    --     $705,532
Cost of sales............................    611,103       45,500           --      656,603
                                            --------      -------      -------     --------
Gross profits............................     42,984        5,945           --       48,929
Selling, general and administrative
  expense................................     27,073        1,705           --       28,778
Fees on receivables sale.................        821           --           --          821
Interest expense.........................      9,519          543          147(2)    10,209
Interest and other income................        427        1,359           --        1,786
Equity in earnings of affiliates.........       (847)          --          734(3)      (113)
                                            --------      -------      -------     --------
Earnings (loss) before provision for
  (benefit from) income taxes and
  minority interests.....................      5,991        2,338         (881)       7,448
Provision for (benefit from) income
  taxes..................................      2,174          867          (54)(4)    2,987
                                            --------      -------      -------     --------
Earnings (loss) before minority
  interests..............................      3,817        1,471         (827)       4,461
Minority interests, net of provision for
  income taxes...........................        373           --           --          373
                                            --------      -------      -------     --------
Net earnings (loss) before cumulative
  effect of accounting change............   $  3,444      $ 1,471      $  (827)    $  4,088
                                            --------      -------      -------     --------

    See the accompanying Notes to pro forma condensed consolidated unaudited financial statements.

                      IMCO RECYCLING INC. AND SUBSIDIARIES

                   PRO FORMA CONDENSED CONSOLIDATED UNAUDITED
                            STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2002

                                             IMCO       VAW-IMCO     PRO FORMA
                                          HISTORICAL   HISTORICAL   ADJUSTMENTS    PRO FORMA
                                          ----------   ----------   -----------    ---------
                                                        (DOLLARS IN THOUSANDS)
Revenues................................   $687,168     $271,970    $       --     $959,138
Cost of sales...........................    640,696      248,899         5,231(1)   894,826
                                           --------     --------    ----------     --------
Gross profits...........................     46,472       23,071        (5,231)      64,312
Selling, general and administrative
  expense...............................     26,549       15,433        (5,231)(1)   36,751
Fees on receivables sale................      1,698           --            --        1,698
Interest expense........................      9,727        1,812           882(2)    12,421
Interest and other income...............       (367)      (2,234)           --       (2,601)
Equity in earnings of affiliates........     (2,403)          --         2,181(3)      (222)
                                           --------     --------    ----------     --------
Earnings (loss) before provision for
  (benefit from) income taxes and
  minority interests....................     11,268        8,060        (3,063)      16,265
Provision for (benefit from) income
  taxes.................................      3,843        3,324          (327)(4)    6,840
                                           --------     --------    ----------     --------
Earnings (loss) before minority
  interests.............................      7,425        4,736        (2,736)       9,425
Minority interests, net of provision for
  income taxes..........................        561           --            --          561
                                           --------     --------    ----------     --------
Net earnings (loss) before cumulative
  effect of accounting change...........   $  6,864     $  4,736    $   (2,736)    $  8,864
                                           --------     --------    ----------     --------

    See the accompanying Notes to pro forma condensed consolidated unaudited financial statements.

                      IMCO RECYCLING INC. AND SUBSIDIARIES

              NOTES TO PRO FORMA CONDENSED CONSOLIDATED UNAUDITED
                              FINANCIAL STATEMENTS
---------------

(1) To reclassify shipping costs recorded as selling, general and administrative expense in VAW-IMCO's 2002 audited financial statements, that are classified by us as our cost of goods sold.

(2) Interest expense on the VAW-IMCO redemption liability.

(3) To eliminate the equity income attributable to our 50% equity interest in the net earnings of VAW-IMCO recorded for the respective periods.

(4) Represents the tax effect of the additional interest expense for the VAW-IMCO redemption liability.

                      IMCO RECYCLING INC. AND SUBSIDIARIES

                  OTHER PRO FORMA OPERATING AND FINANCIAL DATA
                 FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2003

                                           IMCO       VAW-IMCO     PRO FORMA
                                        HISTORICAL   HISTORICAL   ADJUSTMENTS   PRO FORMA
                                        ----------   ----------   -----------   ----------
                                                      (DOLLARS IN THOUSANDS)
OPERATING DATA (THOUSANDS OF POUNDS):
Processing volume
  Aluminum............................   2,584,398     275,985           --      2,860,383
  Zinc................................     241,913          --           --        241,913
                                        ----------    --------      -------     ----------
  Total...............................   2,826,311     275,985           --      3,102,296
Total consolidated capacity...........   3,735,000     295,000           --      4,030,000
Capacity utilization(1)...............          76%         94%          --             77%
Percent tolled........................          56%         37%          --             54%
OTHER FINANCIAL DATA:
EBITDA(2).............................  $   45,148    $ 10,122      $(1,986)    $   53,284
EBITDA RECONCILIATION:
Interest expense......................      11,754       1,143          367         13,264
Provision for (benefit from) income
  taxes...............................       2,591       2,560         (136)         5,015
Depreciation and amortization.........      25,905       2,542           --         28,447
                                        ----------    --------      -------     ----------
Net earnings (loss)...................  $    4,898    $  3,877      $(2,217)    $    6,558
                                        ----------    --------      -------     ----------
Depreciation and amortization................................................       28,447
Provision for deferred income taxes..........................................        3,912
Equity in earnings of affiliates.............................................         (160)
Other non-cash charges.......................................................        7,833
Net changes in working capital...............................................      (23,932)
                                                                                ----------
Net cash from operating activities...........................................   $   22,658
                                                                                ----------

  See the accompanying Notes to other pro forma operating and financial data.

                      IMCO RECYCLING INC. AND SUBSIDIARIES

                  OTHER PRO FORMA OPERATING AND FINANCIAL DATA
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003

                                           IMCO       VAW-IMCO     PRO FORMA
                                        HISTORICAL   HISTORICAL   ADJUSTMENTS   PRO FORMA
                                        ----------   ----------   -----------   ----------
                                                      (DOLLARS IN THOUSANDS)
OPERATING DATA (THOUSANDS OF POUNDS):
Processing volume
  Aluminum............................   1,991,614     112,885          --       2,104,499
  Zinc................................     181,344          --          --         181,344
                                        ----------    --------       -----      ----------
  Total...............................   2,172,958     112,885          --       2,285,843
Total consolidated capacity...........   2,905,000     118,000          --       3,023,000
Capacity utilization(1)...............          75%         96%         --              76%
Percent tolled........................          54%         42%         --              54%
OTHER FINANCIAL DATA:
EBITDA(2).............................  $   35,137    $  3,507       $(734)     $   37,910
EBITDA RECONCILIATION:
Interest expense......................       9,519         543         147          10,209
Provision for (benefit from) income
  taxes...............................       2,174         867         (54)          2,987
Depreciation and amortization.........      20,000         626          --          20,626
                                        ----------    --------       -----      ----------
Net earnings (loss)...................  $    3,444    $  1,471       $(827)     $    4,088
                                        ----------    --------       -----      ----------
Depreciation and amortization.........                                              20,626
Provision for deferred income taxes..........................................        3,187
Equity in earnings of affiliates.............................................         (113)
Other non-cash charges.......................................................        5,800
Net changes in working capital...............................................      (31,720)
                                                                                ----------
Net cash from operating activities...........................................   $    1,868
                                                                                ----------

  See the accompanying Notes to other pro forma operating and financial data.

                      IMCO RECYCLING INC. AND SUBSIDIARIES

                  OTHER PRO FORMA OPERATING AND FINANCIAL DATA
                      FOR THE YEAR ENDED DECEMBER 31, 2002

                                           IMCO       VAW-IMCO     PRO FORMA
                                        HISTORICAL   HISTORICAL   ADJUSTMENTS   PRO FORMA
                                        ----------   ----------   -----------   ----------
                                                      (DOLLARS IN THOUSANDS)
OPERATING DATA (THOUSANDS OF POUNDS):
Processing volume
  Aluminum............................   2,302,647     643,676           --      2,946,323
  Zinc................................     233,372          --           --        233,372
                                        ----------    --------      -------     ----------
  Total...............................   2,536,019     643,676           --      3,179,695
Total consolidated capacity...........   3,430,000     600,000           --      4,030,000
Capacity utilization(1)...............          74%        107%          --             79%
Percent tolled........................          59%         35%          --             54%
OTHER FINANCIAL DATA:
EBITDA(2).............................  $   44,080    $ 14,287      $(2,181)    $   56,186
EBITDA RECONCILIATION:
Interest expense......................       9,727       1,812          882         12,421
Provision for (benefit from) income
  taxes...............................       3,843       3,324         (327)         6,840
Depreciation and amortization.........      23,646       4,415           --         28,061
                                        ----------    --------      -------     ----------
Net earnings (loss)...................  $    6,864    $  4,736      $(2,736)    $    8,864
                                        ----------    --------      -------     ----------
Depreciation and amortization................................................       28,061
Provision for deferred income taxes..........................................         (742)
Equity in earnings of affiliates.............................................         (222)
Other non-cash charges.......................................................        5,832
Net changes in working capital...............................................        7,671
                                                                                ----------
Net cash from operating activities...........................................   $   49,464
                                                                                ----------

  See the accompanying Notes to other pro forma operating and financial data.

                      IMCO RECYCLING INC. AND SUBSIDIARIES

             NOTES TO OTHER PRO FORMA OPERATING AND FINANCIAL DATA
---------------

(1) Capacity utilization represents the ratio of total processing volume to total consolidated capacity.

(2) EBITDA represents net earnings (loss), before interest expense, provision for (benefit from) income taxes, depreciation and amortization and cumulative effect of accounting change, net of tax benefit. EBITDA is a non-GAAP measure which is presented because we believe that it is a useful indicator of our ability to incur and service debt. We believe that, as a result of the consolidation of VAW-IMCO with our results, pro forma EBITDA provides a more comparable measure over the periods presented. EBITDA should not be construed as an alternative to net earnings (loss) or operating earnings (loss) as an indicator of our performance, or as an alternative to cash flow from operating activities, investing activities or financing activities as a measure of liquidity, in each case as such measure is determined in accordance with GAAP.

                      SELECTED CONSOLIDATED FINANCIAL DATA

              (ALL DOLLARS IN THOUSANDS EXCEPT PER-SHARE AMOUNTS)


     The following selected consolidated financial data for each of the years ended December 31, 2000, 2001 and 2002 and the selected consolidated balance sheet data as of December 31, 2001 and 2002 were derived from our historical consolidated financial statements included elsewhere or incorporated by reference in this prospectus. The selected consolidated financial data for the years ended December 31, 1998 and 1999 and the selected consolidated balance sheet data as of December 31, 1998, 1999 and 2000 were derived from our historical consolidated financial statements which are not included in this prospectus. The selected consolidated financial data as of and for the nine month periods ended September 30, 2002 and 2003 were derived from our unaudited consolidated interim financial statements incorporated by reference in this prospectus, which in the opinion of our management, include all adjustments necessary for a fair presentation in accordance with accounting principles generally accepted in the United States.

     The selected financial data set forth below should be read in connection with our financial statements and the related notes, "Management's discussion and analysis of financial condition and results of operations," and the other financial information included elsewhere or incorporated by reference in this prospectus. Historical results are not necessarily indicative of results that may be expected for any future period.

     The consolidation of the financial condition and results of operations of VAW-IMCO into our consolidated financial statements effective March 1, 2003 affects the comparability of certain information for the periods presented.


                                                                                       NINE MONTHS ENDED
                                             YEAR ENDED DECEMBER 31,                     SEPTEMBER 30,
                               ----------------------------------------------------   -------------------
                                 1998       1999       2000       2001       2002       2002       2003
                               --------   --------   --------   --------   --------   --------   --------
                                            (DOLLARS IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)
STATEMENT OF OPERATIONS
  DATA:(1)
Revenues.....................  $562,093   $764,831   $846,939   $689,337   $687,168   $519,276   $654,087
Cost of sales................   503,202    694,193    799,586    656,013    640,696    483,340    611,103
                               --------   --------   --------   --------   --------   --------   --------
Gross profits................    58,891     70,638     47,353     33,324     46,472     35,936     42,984
Selling, general and
  administrative expense.....    17,714     24,924     27,334     22,686     26,549     19,185     27,073
Amortization expense(2)......     3,748      4,653      4,374      4,299         --         --        189
Fees on receivables sale.....        --         --      1,082      3,372      1,698      1,312        821
Interest expense(3)..........     9,197     12,478     17,490     11,038      9,727      7,492      9,519
Interest and other income....    (1,161)    (1,456)      (278)      (301)      (367)      (194)       238
Equity in earnings of
  affiliates.................    (1,750)    (2,265)    (3,060)    (3,131)    (2,403)    (1,103)      (847)
                               --------   --------   --------   --------   --------   --------   --------
Earnings (loss) before
  provision for (benefit
  from) income taxes and
  minority interests.........    31,143     32,304        411     (4,639)    11,268      9,244      5,991
Provision for (benefit from)
  income taxes...............    11,275     11,162       (424)    (2,243)     3,843      3,426      2,174
                               --------   --------   --------   --------   --------   --------   --------
Earnings (loss) before
  minority interests and
  cumulative effect of
  accounting change, net of
  tax benefit................    19,868     21,142        835     (2,396)     7,425      5,818      3,817
Minority interests, net of
  provision for income
  taxes......................       278        346        552        326        561        409        373
                               --------   --------   --------   --------   --------   --------   --------
Earnings (loss) before
  cumulative effect of
  accounting change..........    19,590     20,796        283     (2,722)     6,864      5,409      3,444
Cumulative effect of
  accounting change, net of
  tax benefit(2).............        --         --         --         --    (58,730)   (58,730)        --
                               --------   --------   --------   --------   --------   --------   --------
Net earnings (loss)..........  $ 19,590   $ 20,796   $    283   $ (2,722)  $(51,866)  $(53,321)  $  3,444
Dividends declared per common
  share......................  $   0.21   $   0.24   $   0.24         --         --         --         --

                                                                                       NINE MONTHS ENDED
                                             YEAR ENDED DECEMBER 31,                     SEPTEMBER 30,
                               ----------------------------------------------------   -------------------
                                 1998       1999       2000       2001       2002       2002       2003
                               --------   --------   --------   --------   --------   --------   --------
                                            (DOLLARS IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)
BALANCE SHEET DATA
  (AT END OF PERIOD):
Cash.........................  $  6,075   $  2,578   $  5,014   $  3,301   $  6,875   $  7,370   $ 31,391
Current assets, including
  cash.......................   151,837    215,299     96,737     80,533     90,671    100,102    174,516
Property and equipment,
  net........................   168,505    189,987    196,133    186,931    187,451    185,648    213,281
Total assets.................   456,558    543,637    433,671    406,954    351,410    357,787    463,170
Current maturities of
  long-term debt(4)..........     1,415        181        112         75     94,075        195         25
Long-term debt (excluding
  current maturities)(4).....   168,700    214,993    128,786    125,314     14,550    106,902    192,305
Stockholders' equity.........   187,308    195,656    181,857    168,893    116,864    115,244    121,791
STATEMENT OF CASH FLOWS DATA:
Net cash from operating
  activities.................  $ 53,198   $ 18,233   $140,938   $ 21,003   $ 38,443   $ 29,842   $    344
Net cash from (used by)
  investing activities.......   (93,873)   (54,139)   (39,115)   (13,998)   (16,344)    (5,875)     2,921
Net cash from (used by)
  financing activities.......    46,326     32,405    (99,248)    (8,598)   (18,381)   (19,422)    20,711
Payments for property and
  equipment..................   (35,199)   (30,856)   (37,701)    (9,858)   (19,313)    (9,232)   (13,577)
OTHER FINANCIAL DATA:
EBITDA(5)....................  $ 62,890   $ 71,474   $ 46,235   $ 34,202   $ 44,080   $ 34,068   $ 35,137
Receivables sold under
  receivable sale facility...  $     --   $     --   $ 90,000   $ 65,300   $ 61,300   $ 66,900   $ 46,300
Ratio of EBITDA to interest
  expense....................      6.84       5.73       2.64       3.10       4.53       4.55       3.69
Ratio of total debt to
  EBITDA.....................      2.70       3.01       2.79       3.67       2.63         --         --
Ratio of earnings to fixed
  charges(6).................      3.6x       3.0x         --         --       2.0x       2.3x       1.5x


---------------

(1) Our financial condition and results of operations have been affected by acquisitions of facilities and companies during certain of the periods presented. Statement of operations data and balance sheet data as of and for the nine months ended September 30, 2003 reflects consolidation of results of operations and financial condition of our former 50%-owned joint venture, VAW-IMCO, which prior to March 1, 2003 had been accounted for under the equity method of accounting.

(2) See Note K -- "Impact of recently adopted accounting standards" of the notes to our historical consolidated financial statements included elsewhere or incorporated by reference in this prospectus regarding the goodwill impairment charge recorded as a cumulative effect of an accounting change and the discontinuance of goodwill amortization expense.

(3) Certain amounts have been reclassified from amortization expense to interest expense for the years ended December 31, 2000 and 2001.

(4) See Note G -- "Long-term debt" of the notes to our historical consolidated financial statements and Note D -- "Long-term debt" of the notes to our unaudited consolidated interim financial statements included elsewhere or incorporated by reference in this prospectus regarding the classification of $94,000 and $118,300 as of December 31, 2002 and September 30, 2003,
    respectively, in debt as current due to the scheduled expiration of our former senior credit facility on December 31, 2003.

(5) EBITDA represents net earnings (loss), before interest expense, provision for (benefit from) income taxes, depreciation and amortization and cumulative effect of accounting change, net of tax benefit. EBITDA is a non-GAAP measure which is presented because we believe that it is a useful indicator of our ability to incur and service debt. We believe that, as a result of the consolidation of VAW-IMCO with our results, pro forma EBITDA provides a more comparable measure over the periods presented. EBITDA should not be construed as an alternative to net earnings (loss) or operating earnings (loss) as an indicator of our performance, or as an alternative to cash flow from operating activities, investing activities or financing activities as a measure of liquidity, in each case as such measure is determined in accordance with GAAP.

     Our reconciliation of EBITDA to net earnings (loss) and net cash from operating activities is as follows:

                                                                                        NINE MONTHS ENDED
                                                 YEAR ENDED DECEMBER 31,                  SEPTEMBER 30,
                                    -------------------------------------------------   ------------------
                                     1998      1999       2000      2001       2002       2002      2003
                                    -------   -------   --------   -------   --------   --------   -------
                                                            (DOLLARS IN THOUSANDS)
EBITDA RECONCILIATION:
EBITDA............................  $62,890   $71,474   $ 46,235   $34,202   $ 44,080   $ 34,068   $35,137
Interest expense..................    9,197    12,478     16,668     9,970      9,727      7,492     9,519
Provision for (benefit from)
  income taxes....................   11,275    11,162       (424)   (2,243)     3,843      3,426     2,174
Depreciation and amortization.....   22,828    27,038     29,708    29,197     23,646     17,741    20,000
Cumulative effect of accounting
  change, net of tax benefit......       --        --         --        --    (58,730)   (58,730)       --
                                    -------   -------   --------   -------   --------   --------   -------
Net earnings (loss)...............  $19,590   $20,796   $    283   $(2,722)  $(51,866)  $(53,321)  $ 3,444
                                    -------   -------   --------   -------   --------   --------   -------
Cumulative effect of accounting
  change, net of tax benefit......       --        --         --        --     58,730     58,730        --
Depreciation and amortization.....   22,828    27,038     29,708    29,197     23,646     17,741    20,000
Provision for deferred income
  taxes...........................     (674)    3,369         76     2,106       (962)    (1,851)    3,144
Equity in earnings of
  affiliates......................   (1,750)   (2,265)    (3,060)   (3,131)    (2,403)    (1,103)     (847)
Other non-cash charges............    1,818     2,370      5,349     3,390      5,095      3,069     5,800
Net changes in working capital....   11,386   (33,075)   108,582    (7,837)     6,203      6,577   (31,197)
                                    -------   -------   --------   -------   --------   --------   -------
Net cash from operating
  activities......................  $53,198   $18,233   $140,938   $21,003   $ 38,443   $ 29,842   $   344
                                    -------   -------   --------   -------   --------   --------   -------

---------------

(6) For the purposes of determining the ratio of earnings to fixed charges, earnings consist of earnings (loss) before income tax expense (benefit) and minority interest, plus cash dividends received from equity interests less the equity income recorded. Fixed charges consist of interest expense, including amortization of debt issuance costs and interest capitalized and the interest portion of rental expense. For fiscal 2000 and 2001, earnings were insufficient to cover fixed charges by approximately $2,966 and $7,052, respectively.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following is a discussion of our financial condition and results of operations for the periods presented. This discussion should be read in conjunction with the financial statements and notes and other financial information appearing elsewhere or incorporated by reference in this prospectus. Our discussion of our financial condition and results of operations includes various forward-looking statements about our markets, the demand for our products and services and our projected results. These statements are based on certain assumptions that we consider reasonable. For information about these assumptions and other risks relating to our businesses and our company, you should refer to our section entitled "Risk factors." Information concerning our results of operations for the nine month periods ended September 30, 2003 and 2002 is incorporated herein by reference from our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2003.

GENERAL

  TOLLING AND PRODUCT SALES BUSINESS

     For the year ended December 31, 2002, approximately 59% of our total processing volumes consisted of aluminum tolled for our customers. Tolling revenues reflect only the processing cost and our profit margin for the customer-owned metal. Our activities also involve processing, recovery and specialty alloying of aluminum and zinc metal and the production of value-added zinc products for sale by us. The revenues from these sales transactions include the cost of the metal, as well as the processing cost and our profit margin. Accordingly, our tolling business produces lower revenues and costs of sales than our product sales business and our product sales business requires greater amounts of working capital. Variations in the mix between our tolling and product sales business could cause revenue amounts to change significantly from period to period while not significantly affecting gross profit. As a result, we consider processing volume to be a more important determinant of performance than revenues.

     Over the past three years, we have taken steps to counter the reduced demand we have experienced at our U.S. operations. We have closed two aluminum recycling facilities and one zinc recycling facility, provisionally suspended operations at two aluminum recycling facilities and reduced the number of furnaces we operate at other domestic facilities. We have re-deployed some of these assets to our facility in Monterrey, Mexico. We recorded no special restructuring expense as a result of these occurrences, and have recorded the costs associated with these activities into current operations as cost of goods sold.

     The following table sets forth for the periods indicated information concerning total pounds processed, total revenues and total gross profits:

                                                         YEAR ENDED DECEMBER 31,
                                                   ------------------------------------
                                                      2000         2001         2002
                                                   ----------   ----------   ----------
                                                    (DOLLARS AND POUNDS IN THOUSANDS)
Pounds processed.................................   2,856,622    2,553,987    2,536,019
% of pounds tolled...............................          57%          63%          59%
Revenues.........................................  $  846,939   $  689,337   $  687,168
Gross profits....................................  $   47,353   $   33,324   $   46,472

  EFFECTS OF CONSOLIDATION WITH VAW-IMCO

     In March 2003, we entered into an agreement with Hydro Aluminium Deutschland GmbH (Hydro) and our then 50%-owned joint venture, VAW-IMCO, finalizing the terms and conditions by which VAW-IMCO would redeem its shares owned by Hydro.

     As a result, we currently have voting control of VAW-IMCO, and, effective March 1, 2003, the financial condition and results of operations of VAW-IMCO were consolidated with ours and, since then, have been reflected within our historical consolidated financial statements. Prior to March 1, 2003, the results of operations of VAW-IMCO had been reflected in our historical consolidated financial statements under the equity method of accounting.

     VAW-IMCO owns and operates two aluminum recycling foundry alloy facilities in Grevenbroich and Toging, Germany, that together have an annual processing capacity of approximately 600 million pounds. VAW-IMCO supplies specialty alloys to the European automobile industry and serves other European aluminum markets.

     Under the redemption agreement, the price for Hydro's share interest is 30,407,500 Euros (approximately U.S. $32,300,000), payable in Euros. The first installment of 6,081,500 Euros, plus interest, was paid by VAW-IMCO to Hydro on March 18, 2003. The remainder of the redemption liability was paid in full in November 2003.

     The consolidation of VAW-IMCO's results of operations with ours is expected to result in a lower percentage of tolling business in our overall total processing volumes, because a majority of VAW-IMCO's business consists of product sales.

     We believe that we identified all necessary liabilities related to purchase price adjustments for the redemption of the Hydro shares. However, it is possible that we may need to further modify these adjustments for property, plant and equipment fair value adjustments, or if unidentified liabilities are discovered. See "Unaudited pro forma financial and other data."

  SEGMENT INFORMATION

     As a result of the changes to our internal financial reporting structure due to the consolidation of VAW-IMCO effective March 1, 2003, we now have three reportable segments: aluminum-domestic, aluminum-international, and zinc. Reportable segments are defined as components of an enterprise about which separate, discrete financial information is available for evaluation. Prior to the adjustment of our internal financial reporting structure, our international operations' revenues were $29,610,000, $40,801,000 and $46,914,000 in 2002, 2001 and 2000, respectively. Our segment income (loss), excluding our equity in net income of VAW-IMCO, was $(934,000), $1,056,000 and $2,309,000 in 2002, 2001 and
2000, respectively. International assets, excluding our investment in VAW-IMCO, were approximately $49,184,000, $16,744,000, and $22,602,000 as of December 31,
2002, 2001 and 2000, respectively. See Note N -- "VAW-IMCO" of the notes to our historical consolidated financial statements included elsewhere or incorporated by reference in this prospectus for the condensed financial statements of VAW-IMCO for the three years ended December 31, 2002.

     The domestic aluminum segment represents all of our aluminum melting, processing, alloying, brokering and salt cake recovery activities, including investments in joint ventures, within the United States. Our international aluminum segment represents all of our aluminum melting, processing, alloying, brokering and salt cake recovery activities, including investments in joint ventures, outside of the United States. Our zinc segment represents all of our zinc melting, processing and brokering activities.

     The following table sets forth, for the periods indicated, aluminum and zinc segment information for pounds processed, revenues, income and assets. This annual period information has not been reclassified to reflect the division of the aluminum segment into two reportable segments in 2003.

                                                         YEAR ENDED DECEMBER 31,
                                                   ------------------------------------
                                                      2000         2001         2002
                                                   ----------   ----------   ----------
                                                    (DOLLARS AND POUNDS IN THOUSANDS)
POUNDS PROCESSED:
Aluminum.........................................   2,579,889    2,338,978    2,302,647
Zinc.............................................     276,733      215,009      233,372
                                                   ----------   ----------   ----------
Total pounds processed...........................   2,856,622    2,553,987    2,536,019
PERCENTAGE TOLLED:
Aluminum.........................................          63%          69%          65%
Zinc.............................................           3%           3%           3%
                                                   ----------   ----------   ----------
Total percentage tolled..........................          57%          63%          59%
REVENUES:
Aluminum.........................................  $  598,759   $  511,245   $  529,635
Zinc.............................................     248,180      178,092      157,533
                                                   ----------   ----------   ----------
Consolidated revenues............................  $  846,939   $  689,337   $  687,168
                                                   ----------   ----------   ----------
INCOME (LOSS):
Aluminum income..................................  $   24,687   $   29,498   $   36,474
Zinc income (loss)...............................      13,052          (20)       3,677
Unallocated general and administrative
  expenses.......................................     (18,966)     (19,777)     (17,988)
Unallocated interest expense.....................     (17,490)     (11,038)      (9,727)
Fees on receivables sale.........................      (1,082)      (3,372)      (1,698)
Unallocated interest and other income............         210           70          530
                                                   ----------   ----------   ----------
Net earnings (loss) before provision for income
  taxes and minority interests...................  $      411   $   (4,639)  $   11,268
                                                   ----------   ----------   ----------
ASSETS:
Aluminum.........................................  $  281,394   $  250,825   $  232,943
Zinc.............................................     106,088      107,734       80,277
Other unallocated assets.........................      46,189       48,395       38,190
                                                   ----------   ----------   ----------
Consolidated assets..............................  $  433,671   $  406,954   $  351,410
                                                   ----------   ----------   ----------

     The accounting policies of our reportable segments are more fully described in Note A -- "Summary of significant accounting policies" of the notes to our historical consolidated financial statements included elsewhere in this prospectus. We evaluate performance based on gross profit or loss from operations, net of selling expenses. Provision for income taxes, interest, fees on receivables sale, corporate general and administrative costs, including depreciation of corporate assets and amortization of capitalized debt costs, are not allocated to the reportable segments. Inter-segment sales and transfers are typically recorded at market value. Net profits on inter-segment sales and transfers were immaterial for the periods presented. Consolidated cash, net capitalized debt costs, net current deferred tax assets and assets located at our corporate headquarters in Irving, Texas are not allocated to the reportable segments.

  CRITICAL ACCOUNTING POLICIES

     The preparation of financial statements in conformity with generally accepted accounting principles requires our management to make estimates and assumptions that affect the amounts reported. The policies discussed below are considered by us to be critical to an understanding of our financial statements because their application places the most significant demands on our management's judgment, with financial reporting results relying on estimations about the effect of matters that are inherently uncertain. Our management uses historical experience and available information to make these estimates and judgments, and different amounts could be reported using different assumptions and estimates.

  INVENTORIES

     Inventories are stated at the lower of cost or market. We review our inventory values on a regular basis. Cost is determined using either a specific identification method or a weighted average cost per product sold, and includes an allocation of average manufacturing labor and overhead costs to finished goods. In assessing the ultimate realization of inventories, we are required to make judgments as to future demand requirements and compare that with the current or committed inventory levels. It is possible that changes in demand requirements could lead to depressed market conditions and we would be required to record the appropriate adjustment to inventory levels.

  LONG-LIVED ASSETS, PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Major renewals and improvements are capitalized, while maintenance and repairs are expensed when incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets.

     Landfill closure costs are estimated and accrued as space in our landfills is used. We use aerial photography and engineering calculations based on that photography to determine the space used. The construction costs of the landfills are depreciated as space in the landfills is used. The estimation of the closure costs is determined by an engineering study conducted by an independent third party engaged by us. The estimation is based on various factors, including historical utilization of the landfill. In the event that the current utilization rate changes drastically from historical rates, we would be required to record an adjustment to the accrual.

     We currently have some assets classified as available for sale. These assets are recorded at the lower of cost or fair value. Assets held in this category are actively marketed, and our policy is to expeditiously sell those assets not intended for future use in income producing activities. We review our property and equipment for impairment when changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment is measured as the amount by which the carrying amount of the asset exceeds the estimated fair value of the asset, less disposal costs.

  GOODWILL AND OTHER INTANGIBLE ASSETS

     Intangible assets are stated at cost. We annually perform an impairment review to estimate the fair value of our reporting units. The valuation entails a discounted cash flow model to determine the fair value of our reporting units, utilizing a discount rate based on a risk-adjusted weighted average cost of capital for each unit. When estimating future cash flows, we use internal projections and budgets. These projections include assumptions about aluminum and zinc prices, as well as natural gas and other operating costs. Due to the inherent volatility of commodity prices, actual results may vary from these projections, and could require an adjustment to be recorded.

     In the event that a reporting unit's valuation was determined to be lower than its net book value, we would be required to perform a purchase price allocation of the reporting unit's fair value and liabilities to the estimated fair value of its assets. Any goodwill recorded in excess of the resulting goodwill from the purchase price allocation is deemed impaired.

  CREDIT RISK

     The majority of our accounts receivable are due from companies in the aluminum, zinc and automotive industries. Credit is extended based on evaluation of the customers' financial condition and, generally, collateral is not required. We are required to estimate the collectibility of our trade receivables. A considerable amount of judgment is required in assessing the ultimate realization of these receivables, including the current creditworthiness of each customer. Significant changes in required reserves have been recorded in recent periods and may occur in the future if our evaluation of a client's ability to pay proves to be incorrect.

  ENVIRONMENTAL LIABILITIES

     Our accounting policy with respect to contingent environmental liabilities is to record our environmental liabilities when and if environmental assessment and/or remediation costs are probable and can be reasonably estimated. Our estimate of these liabilities is based on various assumptions and judgments. We often cannot predict with certainty the total costs, liability with respect to these total costs, or the timing of the ultimate disposition of the matter. Due to these uncertainties, the estimated liability may be subject to significant change.

  INCOME TAXES

     We record deferred income taxes to reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided to reduce certain deferred tax assets to amounts that, in our estimate, are more likely than not to be realized.

     In assessing the need for a valuation allowance, we estimate future taxable income and future tax rates. In the event that our future income is more or less than estimated, our future tax expense could increase or decrease to reflect the change in these estimated valuation allowances.

  MARKET RISK MANAGEMENT USING FINANCIAL INSTRUMENTS

     In order to manage our price exposure to changes in natural gas prices, we have fixed the future price of a portion of our natural gas requirements by entering into financial hedge agreements. Under these agreements, payments are made or received based on the differential between the monthly closing price on the New York Mercantile Exchange (NYMEX) and the actual hedge price. These contracts are accounted for as cash flow hedges, with all gains and losses recognized in cost of sales when the gas is consumed. In addition, we have cost escalators included in many of our long-term supply contracts with our customers, which limit our exposure to natural gas price risk. In 2002, 2001 and 2000 natural gas hedging activities increased (decreased) cost of goods sold by the following amounts: $3,105,000, $2,173,000, and $(2,638,000).

     We have entered into futures contracts and a series of put and call option contracts with metal brokers to cover the future selling prices on a portion of the aluminum generated by our salt cake processing facility in Morgantown, Kentucky, as well as some of the aluminum generated from the processing of other scrap metal. In addition, we have entered into futures contracts with metal brokers to cover the future selling prices of zinc recycled for certain zinc customers under fixed-price contracts. These contracts are accounted for as cash flow hedges, and are settled in the month of the corresponding production and/or shipment, with all gains and losses recognized in revenues.

     The counter-parties to the financial hedge agreements and futures contracts discussed above expose us to losses in the event of non-performance; however, our management currently does not anticipate any non-performance by existing counter-parties. The counter-parties are evaluated for creditworthiness and risk assessment prior to initiating trading activities with the brokers. Typically, we do not require collateral or post collateral to support broker transactions.

     Effective January 1, 2001, we adopted Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 138, "Accounting For Certain Derivative Instruments and Certain Hedging Activities." As discussed above, we enter into production derivatives to hedge the cost of energy and the sales price of certain aluminum and zinc products, and evaluate and document each hedge item when entered into. It is our policy not to speculate in hedging activities.

     We use what we believe are reasonable assumptions and, where applicable, established valuation techniques in making our estimates.

  YEAR ENDED DECEMBER 31, 2002 COMPARED TO THE YEAR ENDED DECEMBER 31, 2001

     The following information has not been reclassified to reflect the division of our aluminum segment into two reportable segments in March 2003.

     Production. During 2002, we melted 2.54 billion pounds, virtually unchanged from the 2.55 billion pounds in 2001. Our aluminum segment reported a 2% reduction in pounds processed, while the zinc segment had a 9% increase in 2002 over 2001. Tolling activity in 2002 represented 59% of total pounds processed, compared to 63% in 2001. In 2002, we experienced a decrease in the percentage of metals tolled compared to 2001. The Post Falls, Loudon and Coldwater facilities all had large percentage reductions in tolling volume due to the loss of business from key tolling customers. This tolling volume reduction was offset by increased product sales volumes at the Rockwood, Coldwater and Shelbyville facilities, in addition to the new product sales business at Monterrey, Mexico and Pindamonhangaba, Brazil.

     The following table shows the total pounds processed and the percentage tolled for the aluminum and zinc segments:

                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                                 2001         2002
                                                              ----------   ----------
                                                               (POUNDS IN THOUSANDS)
POUNDS PROCESSED:
Aluminum....................................................  2,338,978    2,302,647
Zinc........................................................    215,009      233,372
                                                              ---------    ---------
Total pounds processed......................................  2,553,987    2,536,019
PERCENTAGE TOLLED:
Aluminum....................................................         69%          65%
Zinc........................................................          3%           3%
Total percentage tolled.....................................         63%          59%

     Aluminum production: During 2002, we melted 2% less aluminum than we did during 2001. An overall weakening in demand, caused by the slowing economy, affected production. The decrease in aluminum percentage tolled was primarily due to the reduction in volume at the Post Falls facility, which was related to the loss of tolling business from a major customer in the Pacific Northwest and weakness in the can recycling market. This was offset by increases at our specialty alloy plants, particularly at our Saginaw facility, which is currently almost 100% dedicated to toll processing, and increased volumes from Mexico and Brazil.

     Zinc production: During 2002, we melted 9% more zinc than we did during 2001. The increase can be attributed to greater demand from customers in our zinc oxide and zinc dust businesses.

     Revenues. In 2002, our consolidated revenues of $687,168,000 were about equal to consolidated revenues of $689,337,000 in 2001. Our aluminum segment reported a 4% increase over 2001 aluminum revenues, while our zinc segment recorded a 12% decrease in revenues over 2001's zinc revenues.

     The following table shows the total revenues for our aluminum and zinc segments:

                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                                 2001         2002
                                                              ----------   ----------
                                                              (DOLLARS IN THOUSANDS)
REVENUES:
Aluminum....................................................   $511,245     $529,635
Zinc........................................................    178,092      157,533
                                                               --------     --------
Total revenues..............................................   $689,337     $687,168
                                                               ========     ========

     Aluminum revenues: During 2002, our aluminum revenues increased 4% due to a higher percentage during 2002 of product sales business compared to tolling and additions to revenues from the Brazil and Mexico operations.

     Zinc revenues: During 2002, our zinc revenues decreased 12%. This decrease was primarily due to lower zinc selling prices and a lower level of zinc trading activity than the same period last year.

     Gross profits. During 2002, our consolidated gross profits increased 39% to $46,472,000 compared to gross profits of $33,324,000 in 2001. Higher aluminum alloys prices and lower natural gas costs and other operating cost reductions were the primary reasons for the increase in gross profits.

     The following table shows the total income for the aluminum and zinc segments and a reconciliation of segment income to our consolidated gross profits:

                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 2001         2002
                                                              ----------   ----------
                                                              (DOLLARS IN THOUSANDS)
SEGMENT INCOME (LOSS):
Aluminum....................................................   $29,498      $36,474
Zinc........................................................       (20)       3,677
                                                               -------      -------
Total segment income........................................   $29,478      $40,151
Items not included in gross profits:
Plant selling expense.......................................     4,944        4,634
Management SG&A expense.....................................     2,264        3,926
Equity in earnings of affiliates............................    (3,131)      (2,403)
Other income................................................      (231)         164
                                                               -------      -------
Gross profits...............................................   $33,324      $46,472
                                                               =======      =======

     Aluminum income: During 2002, our aluminum segment income increased 24% compared to 2001, due primarily to higher gross margin performance by our specialty alloys business coupled with overall lower natural gas and other operating costs.

     Zinc income: During 2002, our zinc income increased to $3,677,000, significantly higher than the $20,000 loss reported for 2001. This positive variance reflected higher processing volumes and lower natural gas and other operating costs during 2002, which more than offset the effect of 2002's lower zinc selling prices.

     Selling, general and administrative expense. Selling, general and administrative expense in 2002 increased 17% to $26,549,000 compared to $22,686,000 in 2001. The increase was primarily due to higher costs associated with incentive compensation and profit-sharing plan contributions for employees.

     Amortization expense. During 2002, we recorded no charge from amortization, compared to a $4,299,000 amortization charge we incurred in 2001. The discontinuation of this expense resulted from our adoption of Financial Accounting Standard No. 142 in 2002. See "Earnings before cumulative effect of accounting change" below.

     Interest expense. Interest expense in 2002 decreased 12% to $9,727,000 compared to $11,038,000 in 2001. Additional debt and interest expense resulting from our Brazilian plant acquisition were offset in 2002 by a decrease in overall debt costs due to improvements in management of working capital and lower prevailing interest rates.

     Fees on receivables sale. We and certain of our subsidiaries entered into a receivables sale facility with a special purpose subsidiary of ours and a financial institution and its affiliate. Under this facility, we and these subsidiaries sold receivables and other related assets to the special purpose subsidiary that, in turn, sold undivided interests therein to certain financial institutions and other entities. Fees incurred in connection with these transfers for 2002 were $1,698,000. This was almost 50% lower than the $3,372,000 recorded for 2001. This decrease is mainly due to lower prevailing interest rates throughout 2002. The results of operations and financial condition of this special purpose subsidiary are included in our consolidated financial statements.

     Equity in earnings. For the year ended December 31, 2002, earnings contributed by VAW-IMCO, our then 50%-owned joint venture, were $2,181,000 compared to $3,057,000 in 2001. Our total equity earnings were $2,403,000 in 2002 compared to $3,131,000 in 2001.

     Earnings before cumulative effect of accounting change. Earnings before cumulative effect of accounting change increased to $6,864,000 for 2002 compared to a net loss of $2,722,000 for the same period in 2001. The increase was primarily the result of the increased profit margins as discussed above, as well as the elimination of goodwill amortization under Financial Accounting Standard No. 142 "Goodwill and Other Intangible Assets" (FAS 142). Our effective tax rate, excluding the impact of equity income related to VAW-IMCO, increased to 38% in 2002 from a tax benefit of 31% in 2001. The primary reason for this difference was due to the amount of our domestic U.S. net loss recorded during 2001 as compared to the level of expenses not deductible for tax purposes.

     Net loss. The net loss for 2002 was $51,866,000, significantly higher than the loss of $2,722,000 for the same period in 2001. The primary reason for this increase was the goodwill impairment recorded for the adoption of FAS 142 for $58,730,000 net of tax.

  YEAR ENDED DECEMBER 31, 2001 COMPARED TO THE YEAR ENDED DECEMBER 31, 2000

     The following information has not been reclassified to reflect the division of our aluminum segment into two reportable segments in March 2003.

     Production. During 2001, we melted 2.55 billion pounds compared with 2.86 billion pounds in 2000. Our aluminum and zinc segments accounted for 80% and 20%, respectively, of the overall production decrease for 2001. Tolling activity in 2001 represented 63% of total pounds processed, compared to 57% in 2000.

     The following table shows the total pounds processed and the percentage tolled for our aluminum and zinc segments:

                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                                 2000         2001
                                                              ----------   ----------
                                                               (POUNDS IN THOUSANDS,
                                                                EXCEPT PERCENTAGES)
POUNDS PROCESSED:
Aluminum....................................................  2,579,889    2,338,978
Zinc........................................................    276,733      215,009
                                                              ---------    ---------
Total pounds processed......................................  2,856,622    2,553,987
PERCENTAGE TOLLED:
Aluminum....................................................         63%          69%
Zinc........................................................          3%           3%
Total percentage tolled.....................................         57%          63%

     Aluminum production: During 2001, we melted 9% less aluminum than we did during 2000. An overall weakening in demand caused by the slowing economy affected our production levels. The increase in aluminum percentage tolled was primarily due to the commencement of processing at our Saginaw facility, which was almost 100% toll processing.

     Zinc production: During 2001, we melted 22% less zinc than we did during 2000. The decrease in zinc production was also due to lower manufacturing levels in the U.S. economy.

     Revenues. During 2001, our consolidated revenues decreased 19% to $689,337,000 compared to revenues of $846,939,000 in 2000. Our aluminum and zinc segments accounted for 56% and 44%, respectively, of the overall decrease in revenues.

     The following table shows the total revenues for our aluminum and zinc segments:

                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                                 2000         2001
                                                              ----------   ----------
                                                              (DOLLARS IN THOUSANDS)
REVENUES:
Aluminum....................................................   $598,759     $511,245
Zinc........................................................    248,180      178,092
                                                               --------     --------
Total revenues..............................................   $846,939     $689,337
                                                               ========     ========

     Aluminum revenues: During 2001, our aluminum revenues decreased 15% compared to 2000, due to fewer processing pounds, lower aluminum prices and lower product sales in 2001.

     Zinc revenues: During 2001, our zinc revenues decreased 28% compared to 2000. This decrease was primarily due to lower zinc production volumes and lower zinc product sale prices due to decreased demand for value-added zinc products, such as zinc oxide.

     Gross profits. During 2001, our consolidated gross profits decreased 29% to $33,324,000 compared to gross profits of $47,353,000 in 2000. Our zinc segment contributed to the overall decline in segment income by recording negative zinc segment income in 2001, compared to $13,052,000 positive zinc segment income in 2000. This decline was offset by an increase of 19% in aluminum segment income.

     The following table shows the total income for our aluminum and zinc segments and a reconciliation of segment income to our consolidated gross profits:

                                                                    YEAR ENDED
                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 2000         2001
                                                              ----------   ----------
                                                              (DOLLARS IN THOUSANDS)
SEGMENT INCOME (LOSS):
Aluminum....................................................   $24,687      $29,498
Zinc........................................................    13,052          (20)
                                                               -------      -------
Total segment income........................................   $37,739      $29,478
Items not included in gross profits:
Plant selling expense.......................................     5,442        4,944
Management SG&A expense.....................................     7,301        2,264
Equity in earnings of affiliates............................    (3,060)      (3,131)
Other income................................................       (69)        (231)
                                                               -------      -------
Gross profits...............................................   $47,353      $33,324
                                                               -------      -------

     Aluminum income: During 2001, our aluminum income increased 19% compared to 2000. The increase was primarily due to increased volumes in our specialty alloy business from the new Saginaw facility in 2001 versus 2000.

     Zinc income: During 2001, our zinc results were a loss of $20,000 compared to a profit of $13,052,000 in 2000. The decrease was due to the decrease in demand for value-added zinc products.

     Selling, general and administrative expense. Selling, general and administrative expense in 2001 decreased 17% to $22,686,000 compared to $27,334,000 in 2000. The decrease was primarily due to lower payroll costs and other expense reductions.

     Amortization expense. Amortization expense in 2001 was approximately the same as compared to 2000.

     Interest expense. Interest expense in 2001 decreased 37% to $11,038,000 compared to $17,490,000 in 2000. The decrease was the result of improved management of working capital, lower capital spending, and lower prevailing interest rates in 2001.

     Fees on receivables sale. Fees incurred in connection with transfers of receivables under our former receivables sale facility for the year ended December 31, 2001, were $3,372,000 compared to $1,082,000 in 2000, due to the fact that this facility had been in effect for only two months during 2000.

     Equity in earnings. At December 31, 2001, earnings contributed by VAW-IMCO, our then 50%-owned joint venture, were $3,057,000, compared to $2,704,000 in 2000.

     Net earnings/(loss). We experienced a net loss of $2,722,000 in 2001 compared to net earnings of $283,000 in 2000. The decrease was primarily the result of the lower profits in our zinc segment business. For the fourth quarter of 2001, we recorded a net loss of $3,400,000, including a $2,600,000 charge related primarily to an increase in the reserve for doubtful accounts related to customer bankruptcies, and to the closing of a zinc trading office in Germany.

LIQUIDITY AND CAPITAL RESOURCES

     We have historically financed our operations and capital expenditures from internally generated cash and our former credit and receivables sale facilities. We have traditionally financed our acquisitions and capacity expansions from a combination of funds from long-term borrowings and stock issuances.

     Cash flows from operations. Operations provided $344,000 of cash during the first nine months of 2003 compared to $29,842,000 of cash provided from operations during the first nine months of 2002. Changes in operating working capital requirements (resulting in a net use of cash of $31,197,000 for the nine months ended September 30, 2003 compared to net cash inflows of $6,577,000 for the same period in 2002, primarily due to the consolidation of VAW-IMCO in March
2003) account for the majority of this difference. Net income was $3,444,000 for the first nine months of 2003, compared to $5,409,000 for the comparable 2002 period.

     During the first nine months of 2003, excluding the effect of VAW-IMCO's consolidation into our financial statements as of March 1, 2003, cash was used to pay down outstanding accounts payable and other current liabilities by $28,853,000. During the same time period in 2002, our accounts payable and accrued expenses increased, which represented a source of cash. Also, changes in the amount of receivables eligible for sale under our former receivables sale facility during the first nine months of 2003 represented a use of cash of $15,000,000 as opposed to a source of $1,600,000 cash during the same time period of 2002. Compared to 2002, changes in the amount of receivables outstanding represented a source of cash of $11,323,000 in the first nine months of 2003 compared to a use of cash of $14,495,000 during the same time period in 2002.

     For the year ended December 31, 2002, operations provided cash of $38,443,000 compared to $21,003,000 for 2001. Earnings before cumulative effect of accounting change were $6,864,000 for 2002, compared to a loss of $2,722,000 for 2001. Depreciation and amortization charges for 2002 were $5,551,000 less than they were for 2001. Changes in operating assets and liabilities for 2002 resulted in a net cash provision of $6,203,000, compared with a use of cash in the amount of $7,837,000 in 2001. The change in operating assets and liabilities in 2002 was primarily due to increases in accounts payable and accrued liabilities, which represented a source of cash. Accounts payable and accrued liabilities increased $14,989,000 for 2002, compared to a decrease of $23,397,000 in 2001.

     For the year ended December 31, 2001, operations provided cash of $21,003,000 compared to $140,938,000 for 2000. Changes in operating assets and liabilities for 2001 resulted in a use of cash in the amount of $7,837,000, compared with providing $108,582,000 in cash in 2000. The change in net operating assets and liabilities was mainly due to sales of accounts receivables under our former receivables sale facility in the amount of $90,000,000 in 2000, which amount sold was reduced by $24,700,000 in 2001. The 2000 sales represented a source of cash and the 2001 reduction represented a use of cash.

     Cash flows from investing activities. During the nine month period ended September 30, 2003, net cash provided by investing activities was $2,921,000, compared to a use of cash of $5,875,000 for the same period in 2002. The difference between these two periods was primarily due to the consolidation of VAW-IMCO into our financial statements as discussed above. As of September 30, 2003, VAW-IMCO had $23,862,000 in cash. Our total payments for property, plant and equipment in the first nine months of 2003 increased to $13,577,000 compared to $9,232,000 spent in the first nine months of 2002. We have spent approximately $13,577,000 for capital expenditures for the nine months ended September 30, 2003, and we estimate that we made approximately $7,000,000 of additional capital expenditures for the remainder of 2003. This amount will be used both domestically and internationally for numerous projects designed to lower operating costs and raise productivity. These capital expenditures are expected to be funded by cash flows generated from our continuing operations.

     For the year ended December 31, 2002, cash used by investing activities was $16,344,000 compared with $13,998,000 used in 2001. During 2002, we spent approximately $7,318,000 to complete the construction of our Mexican facility. The balance of funds spent was for normal plant replacement capital spending. This spending was partially offset in 2002 by the receipt of a dividend distribution of $2,500,000 from VAW-IMCO included in other investing activities.

     For the year ended December 31, 2001, cash used by investing activities was $13,998,000 compared with $39,115,000 used in 2000. During 2001, we spent approximately $4,800,000 to acquire and construct our recycling facility in Monterrey, Mexico. The balance of funds spent was for normal plant replacement capital spending. For 2000, the major capital expenditure project was the construction of the Saginaw, Michigan alloying facility for approximately $16,500,000.

     Cash flows from financing activities. Net cash provided by financing activities was $20,711,000 for the nine month period ended September 30, 2003, compared to a use of cash of $19,422,000 for the same period of 2002. In the first nine months of 2003, we received $24,300,000 in net proceeds borrowed under our former senior credit facility. During the same period in 2002, we made net payments of $18,500,000 under our former senior credit facility. At September 30, 2003, we had $118,300,000 in indebtedness outstanding under our former senior credit facility, and had standby letters of credit with several banks outstanding totaling $7,423,000.

     Net cash used by financing activities was $18,381,000 for the year ended December 31, 2002 compared to $8,598,000 in 2001. In 2002, the primary reason for this increase was that we reduced our long-term debt outstanding by approximately $16,500,000. At December 31, 2002, we had $94,000,000 in
indebtedness outstanding under our former senior credit facility. In addition, there were standby letters of credit outstanding with several banks totaling $3,305,000. The $94,000,000 outstanding was re-classified to a current liability at December 31, 2002 due to the credit facility's scheduled expiration in 2003.

     Net cash used by financing activities was $8,598,000 in 2001, compared to $99,248,000 in 2000. In 2001, we reduced our long-term debt outstanding by approximately $3,400,000, and spent $4,966,000 to repurchase shares of our common stock under the terms of a previously-negotiated equity forward contract. In 2000, we used the proceeds of the sale of accounts receivable under our former receivables sale facility principally to pay down outstanding debt under our revolving credit facility. During 2000, we spent $9,120,000 to acquire shares of our common stock in open market transactions.

     Foreign exchange rates. During the three months ended September 30, 2003, the strengthening of foreign currencies to the U.S. dollar resulted in an unrealized gain that increased our equity. The currencies most responsible for this increase were the Euro and the Brazilian Real. For the nine months ended September 30, 2003, the Euro has increased by approximately 11% to the U.S. Dollar, and the Brazilian Real has increased by approximately 22% to the U.S. Dollar. The Euro is the functional currency of our VAW-IMCO operations, and the Real is the functional currency of our Brazilian operations. Compared to the same three month period ended September 30, 2002, the Euro has increased in value by an average of approximately 6% against the U.S. Dollar. The U.K. Pound, the functional currency of our facility in Wales, has also increased by approximately 4%. However, during the three months ended September 30, 2003, compared to the same time period in 2002, the Brazilian Real declined by approximately 5% in value to the U.S. Dollar.

     Certain previously existing debt. Historically, we had used our former senior credit facility and receivables sale facility to provide funding for our short-term liquidity requirements. Our foreign operations have historically been funded through loans with local banks. We used the proceeds from outstanding
10 3/8% notes, together with borrowings under our new senior credit facility, to repay all outstanding indebtedness under our former senior credit facility, our Brazilian loans, our German loans, and our VAW-IMCO redemption liability, and to repurchase the trade receivables we previously sold under our receivables sale facility and terminate that facility.

     - Brazilian loans. As of September 30, 2003, we had outstanding indebtedness evidenced by four bank loans owed by our Brazilian subsidiary to various lenders totalling $7,196,000. Interest on this debt accrued at rates ranging from 4% to 18% per annum, and had maturity dates ranging from August 2003 to January 2005.

     - German loans. As of September 30, 2003, we had outstanding indebtedness evidenced by two term loans owed by VAW-IMCO to two German banks totaling 20,000,000 Euros (approximately U.S.$23,330,000). These term loans bore interest at EURIBOR plus 125 basis points and were to mature in May 2008. We also had borrowings outstanding under a number of smaller loans made to VAW-IMCO by local German banks, the sum of which aggregated $24,002,000 as of September 30, 2003. These smaller loans bore interest at rates ranging from 4.2% to 5.875% per annum and matured on dates ranging between March 2004 and September 2004. VAW-IMCO has used its long-term debt facilities primarily to fund its capital investments in its furnaces as well as for its working capital needs.

     - VAW-IMCO redemption liability. Under VAW-IMCO's redemption agreement with Hydro, the price for the redeemed share interest is 30,407,000 Euros (approximately U.S.$32,300,000), payable in Euros. The first installment was paid by VAW-IMCO on March 18, 2003. The remainder of the redemption liability was paid in full in November 2003.

LIQUIDITY AND CAPITAL RESOURCES -- NOTES OFFERING AND FINANCING TRANSACTIONS

     After the offering of the outstanding 10 3/8% notes and the financing transactions, our primary source of liquidity is internally generated cash and our new senior credit facility. At September 30, 2003, we had $31,391,000 in cash. Our new senior credit facility is subject to a borrowing base limitation based on eligible domestic inventory and receivables. As of September 30, 2003, this borrowing base would have supported borrowings of approximately $78,408,000, of which approximately $43,026,000 would have been available after borrowings of approximately $27,959,000 and outstanding letters of credit of $7,423,000. The actual amount available for borrowing under our new senior credit facility will depend upon the amount of eligible inventory and receivables as of the date of determination. Management believes that these funds will be adequate to meet our current and future operating and capital needs for the foreseeable future, including debt service. We have spent approximately $13,577,000 for capital expenditures for the nine months ended September 30, 2003, and we estimate that we made approximately $7,000,000 of additional capital expenditures for the remainder of 2003. These projects include environmental expenditures at our U.S. facilities, as well as other projects that we anticipate will lower operating costs and raise productivity. We anticipate capital expenditures of $25,000,000 for 2004. Furthermore, our business also requires substantial non-capital routine maintenance and environmental expenditures.

     As a result of the offering of the outstanding 10 3/8% notes and the financing transactions, we continue to be significantly leveraged. As of September 30, 2003, after giving effect to the offering of the outstanding
10 3/8% notes and the financing transactions, our outstanding indebtedness would have been $252,414,000.

     Borrowings under our new senior credit facility in connection with the offering of the outstanding 10 3/8% notes were used to (i) repay all outstanding amounts under our former senior secured credit facility, (ii) repay our outstanding Brazilian loans and our outstanding German loans, (iii) pay our VAW-IMCO redemption liability, and (iv) repurchase the trade receivables we previously sold under our receivables sale facility which was terminated. As a result, our overall borrowing costs are expected to increase. Our new senior credit facility contains significant financial and operating covenants, including prohibitions on our ability to incur additional indebtedness or to pay dividends, and restrictions on our ability to make capital expenditures. Our new senior credit facility also requires that we maintain certain financial ratios, and contains borrowing conditions and customary events of default, including nonpayment of principal or interest, violation of covenants, inaccuracy of representations and warranties, cross-defaults to other indebtedness, bankruptcy and other insolvency events. The occurrence of a default, and an event of default or an acceleration under our new senior credit facility would result in our inability to obtain further borrowings under that facility, which could adversely affect our results of operations. See "Description of other indebtedness."

     To the extent we make future acquisitions or expand our production facilities, we may require new sources of funding, including additional debt which could further increase our leverage. There can be no assurances that additional sources of funding will be available to us on acceptable terms.

     Our ability to make scheduled payments of principal or interest on, or refinance, our indebtedness depends on our future business performance, which is subject to economic, financial, competitive and other factors beyond our control. See "Risk factors."

     We believe that our cash on hand, our new senior credit facility, the availability of funds from various financing sources and our anticipated internally-generated funds will be sufficient to fund our operational needs for the next 12 months. If new or additional sources of financing prove not to be available, or not available on terms advantageous to us, then we may, among other things, have to curtail our growth and expansion plans until economic or credit market conditions improve, and resort to alternative means to obtain funds to retire our outstanding indebtedness, such as selling assets or equity securities.

CONTRACTUAL OBLIGATIONS

     We are obligated to make future payments under various contracts such as debt agreements, lease agreements and unconditional purchase obligations. The following table represents certain of our significant contractual cash obligations and other commercial commitments as of September 30, 2003, except for long term debt obligations, which are shown as of October 6, 2003.

                                                   CASH PAYMENTS DUE BY PERIOD
                                     -------------------------------------------------------
                                                LESS THAN                            AFTER
                                      TOTAL      1 YEAR     2-3 YEARS   4-5 YEARS   5 YEARS
                                     --------   ---------   ---------   ---------   --------
                                                     (DOLLARS IN THOUSANDS)
Long-term debt obligations.........  $252,414    $    25     $    26     $27,759    $224,404
Operating lease obligations........     8,563      2,929       3,642       1,720         272
Purchase obligations...............   166,549     73,695      92,854          --          --
Other long-term liabilities
  reflected on our balance sheet...    23,430         --          --       1,039      22,391
                                     --------    -------     -------     -------    --------
  Total............................  $450,956     76,649     $96,522     $30,718    $247,067
                                     ========    =======     =======     =======    ========

     Long-term debt obligations do not include $46,300,000 in receivables sold under our former receivables sale facility as of September 30, 2003. Operating lease obligations are payment obligations under leases classified as operating leases. Most leases are primarily for items used in our manufacturing processes. Purchase obligations represent agreements to purchase goods or services that are enforceable and legally binding on us, and that specify all significant terms (including fixed or minimum quantities to be purchased; fixed, minimum or variable price provisions; and the approximate timing of the transactions). Purchase obligation amounts are based on metals prices as of September 30, 2003. The "Other long-term liabilities reflected on our balance sheet" amounts consist mostly of landfill closure obligations and foreign pension accruals. The timing of these obligations is based on our management's estimates.


FUTURE POSSIBLE ACQUISITIONS



     We are regularly in the process of evaluating and may, from time to time in the future, evaluate the acquisition of assets or operations that complement our existing businesses. We cannot estimate what impact, if any, any such acquisition may have on our businesses. There can be no assurance that any such acquisition transaction will take place, and if so, the definitive terms and conditions of any such acquisition.



     Any acquisition we make may result in the assumption or incurrence of debt and contingent liabilities and recognition of expenses related to goodwill and other intangible assets. In addition, any such acquisition could involve numerous risks, including difficulties in the assimilation of the operations, lines of business, services and products of the acquired companies; the diversion of management's attention from other business concerns; and, the potential loss of key employees.

IMPACT OF RECENTLY ISSUED FINANCIAL ACCOUNTING STANDARDS

     Effective January 1, 2002, we adopted SFAS No. 142 "Goodwill and Other Intangible Assets" (FAS 142). Under this standard, goodwill and intangibles with indefinite useful lives are no longer amortized. Instead, FAS 142 requires that goodwill and intangible assets deemed to have an indefinite useful life be reviewed for impairment upon adoption of FAS 142 and annually thereafter. We will perform our annual impairment review as of December 31 of each year.

     Under FAS 142, goodwill impairment is deemed to exist if the net book value of a reporting unit exceeds its estimated fair value. In connection with our adoption of FAS 142, we engaged a third-party valuation firm to estimate the fair value of our reporting units. The valuation firm used a discounted cash flow model to determine the fair value of our reporting units with a discount rate based on a risk-adjusted weighted average cost of capital for each unit. Because the fair value of our reporting units, as determined by the valuation firm, was less than the carrying value of the reporting unit net assets, we performed the second step of the impairment test required by FAS 142 and determined that an impairment charge was required for each reporting unit. The cumulative effect adjustment recognized in 2002 as a result of the impairment charge was $58,730,000 (after tax), consisting of write-offs for the impairment of goodwill in the aluminum and zinc segments.

     The following table sets forth a reconciliation of net income (loss) before cumulative effect of the accounting change for the year ended December 31, 2002 and pro forma income (loss) before cumulative effect of the accounting change for the two years ended December 31, 2001 as though FAS No. 142 had been in effect at the beginning of fiscal 2000:

                                                           NET INCOME FOR THE YEAR ENDED
                                                                    DECEMBER 31,
                                                           ------------------------------
                                                            2000       2001       2002
                                                           -------   --------   ---------
                                                               (DOLLARS IN THOUSANDS)
Net income (loss)........................................  $  283    $(2,722)   $(51,866)
Less: Cumulative net income effect from the accounting
  change for goodwill....................................      --         --     (58,730)
                                                           ------    -------    --------
Income (loss), excluding cumulative effect...............     283     (2,722)      6,864
Add: Goodwill amortization...............................   4,096      3,721          --
                                                           ------    -------    --------
Pro forma net income excluding cumulative effect from the
  accounting change in 2002 and goodwill amortization in
  2001 & 2000............................................  $4,379    $   999    $  6,864
                                                           ------    -------    --------

     The amount of the FAS No. 142 goodwill impairment charge in 2002 primarily reflected the decline in our stock price over the last several years. This decline was the result of several unforeseen factors which reduced our earnings. These factors included increased competition in our specification alloys business, increases in the supply of zinc over the past several years which has led to severe price declines in the selling prices for zinc, and energy related closures caused by drought conditions in the U.S. Pacific Northwest which has caused capacity reductions for some of our major customers.

     Effective January 1, 2002, we adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." This statement amends previous accounting and disclosure requirements for impairments and disposals of long-lived assets. The provisions of this new standard are generally applied prospectively. The adoption of this standard has had no material impact on our operations. Effective January 1, 2003, we adopted SFAS No. 143, "Accounting for Asset Retirement Obligations" (FAS 143). This statement establishes standards for accounting for obligations associated with the retirement of tangible long-lived assets. Under the provisions of this standard, we recorded the estimated fair value of liabilities for existing asset retirement obligations, as well as associated asset retirement costs, which were capitalized as increases to the carrying amounts of related long-lived assets. The amounts recorded are for legal obligations associated with the normal operation of our landfills and the retirement of those assets. Our asset retirement obligations consist primarily of environmental remediation costs associated with our company-owned landfills.

     The amounts recognized for landfill asset retirement obligations, as of January 1, 2003, were $4,177,000 for our Morgantown, Kentucky landfill and $1,018,000 for our Sapulpa, Oklahoma landfill. The related asset retirement cost for each facility was capitalized as a long-lived asset (asset retirement cost) which is to be amortized over the remaining useful life of the landfills.

     The landfill asset retirement obligation will be adjusted over time to recognize the current fair value of the obligation. Changes to the asset retirement obligation will be recognized as accretion expense in the period of the change in the asset retirement obligation.

     The asset retirement cost is to be amortized over the useful life of the asset as items are added to the respective landfills. We have been accruing and expensing for the costs of the closure of the Morgantown and Sapulpa landfills. The anticipated remaining lives of these landfills are seven years and four years, respectively. These closure costs will continue to be expensed over the estimated lives of these landfills. The accumulated closure costs reduced the amount of the asset retirement costs recognized in our balance sheet. The net amount of asset retirement costs recognized in our balance sheet as of January 1, 2003 was $2,058,000 ($5,195,000 in asset retirement cost, net of $3,137,000 of accumulated amortization).

     No cumulative effect adjustment was recognized upon the adoption of FAS 143 due to our previously accruing costs related to such obligations.

     In July 2002, the FASB issued SFAS No. 146: "Accounting for Costs Associated with Exit or Disposal Activities" (FAS 146). The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of commitment to an exit or disposal plan. FAS 146 replaces Emerging Issues Task Force Issue No. 94-3. This statement is to be applied prospectively to exit or disposal activities initiated after December 31, 2002.

     In November 2002, the FASB issued Interpretation 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" (FIN 45). FIN 45 requires a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. FIN 45 also expands the disclosures required to be made by a guarantor about its obligations under certain guarantees that it has issued. Initial recognition and measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified. We do not expect FIN 45 to have a material effect on our results of operations.

     In January 2003, the FASB issued Interpretation 46, "Consolidation of Variable Interest Entities" (FIN 46). FIN 46 requires that companies that control another entity through interests other than voting interests consolidate the controlled entity. FIN 46 applies to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest in after that date. The related disclosure requirements are effective immediately. We do not expect FIN 46 to have a material effect on our results of operations.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     In the ordinary course of our business, we are exposed to potential losses arising from changes in the price of aluminum, zinc and natural gas, and the level of interest rates. We have used derivative instruments, such as futures, options, swaps and interest rate caps to manage the effect of these changes.

     Risk management. All derivative contracts are held for purposes other than trading, and are used primarily to mitigate uncertainty and volatility, and cover underlying exposures. Our commodity and derivative activities are subject to the management, direction and control of our Risk Management Committee, which is composed of our chief executive officer, chief financial officer, treasurer and other officers and employees that the chief executive officer designates. The Risk Management Committee reports to our Board of Directors, which has supervisory authority over all of its activities.

     Counter-parties. We are exposed to losses in the event of non-performance by the counter-parties to our derivative contracts. Although non-performance by counter-parties is possible, we do not currently anticipate any non-performance by any of these parties. Counter-parties are evaluated for creditworthiness and risk assessment prior to our initiating contract activities. The counter-parties' creditworthiness is then monitored on an ongoing basis, and credit levels are reviewed to ensure that there is not an inappropriate concentration of credit outstanding to any particular counter-party.

     Metal commodity price risk. Aluminum and zinc ingots are internationally produced, priced, and traded commodities, with their principal trading market being the London Metal Exchange (LME). As part of our efforts to preserve margins, we enter into futures and options contracts.

     Aluminum. We enter into futures sale contracts with metal brokers to fix the margin on a portion of the aluminum generated by our salt cake processing facility in Morgantown, Kentucky and some of the aluminum generated for sale from the processing of other scrap metal. These futures sale contracts are settled in the month of shipment. Estimated total production covered under these futures sale contracts as of September 30, 2003 was 1,995 metric tonnes with a fair value loss of $25,000 ($15,000 net of tax). Estimated total production covered under these futures sales contracts as of December 31, 2002 was 3,430 metric tonnes with a fair value gain of $44,000 ($27,000 net of tax). In 2002, 2001 and 2000, our aluminum revenue was lower by $421,000, $923,000 and $744,000, respectively, for settled metal hedging contracts.

     VAW-IMCO has its own hedging program in operation that is currently functionally independent from ours. The majority of VAW-IMCO's operations are product sales, requiring it to take ownership of the materials processed and exposing it to more risk to changes in metal prices. In order to mitigate this risk, VAW-IMCO enters into LME high-grade and alloy aluminum forward sales and purchase contracts. VAW-IMCO does not hold or issue any derivative financial instruments for trading purposes. The functional currency of VAW-IMCO is the Euro; however, the derivatives utilized in hedging the market risk of changing prices of aluminum purchases and sales at VAW-IMCO facilities are based in U.S. dollars. This results in foreign currency risk in addition to the risk of changing aluminum prices.

     Unlike the derivative contracts utilized throughout the rest of our hedging operations, the unrealized gains and losses on VAW-IMCO's derivative contracts did not qualify for deferred treatment under SFAS 133, "Accounting for Derivatives and Hedging Activities". VAW-IMCO's derivative contracts are recorded at fair value with unrealized gains and losses recognized currently in the financial statements. During the quarter ended September 30, 2003, VAW-IMCO recorded an unrealized loss of approximately $1,300,000 due to adverse changes in late September in aluminum and currency spot prices. For the nine month period ended September 30, 2003 our gross profit was lower by $83,000 related to settled VAW-IMCO derivative contracts. As of September 30, 2003, VAW-IMCO had forward purchase contracts for high-grade aluminum with a notional amount of 41,025 metric tonnes and a fair value of $60,177,000, and forward sales contracts for high-grade and alloy aluminum with a notional amount of 26,525 metric tones and a fair value of $38,168,000. The impact of either a 10% increase in the September 30, 2003 LME price of aluminum or a 10% increase in the value of the U.S. dollar against the Euro would be material to our estimated gross profit. As of September 30, 2003 we estimate that a 10% increase in the LME price of aluminum, holding currency rates constant, would increase our gross profits by $1,900,000. Separately, for the same period, we also estimate that a 10% increase in the value of the U.S. dollar against the Euro, holding metal prices constant, would increase our gross profits by $2,200,000.

     Zinc. In the normal course of our business, we enter into fixed-price forward sale contracts with a number of our zinc customers. In order to hedge the risk of higher metal prices, we enter into long positions, principally using future purchase contracts. At September 30, 2003 and December 31, 2002, estimated total purchases covered under these futures contracts was 10,802 metric tonnes and 16,427 metric tonnes with a fair value gain of $70,000 ($43,000 net of tax), and a loss of $1,113,000 ($690,000 net of tax), respectively. These contracts are settled in the month of the corresponding production or shipment. In 2002 and 2001, our zinc revenue was lower by $2,117,000, and $3,785,000, respectively, due to settled zinc metal hedging contracts. In 2000, there was a slight increase of $94,000 recorded due to settled zinc metal hedging contracts. At December 31, 2002, the contracts hedging 2003 deliveries totaled 14,768 metric tonnes with a fair value loss of $1,038,000 ($644,000 net of tax). At September 30, 2003, the contracts hedging 2004 deliveries totaled 7,738 metric tonnes with a fair value gain of $95,000 ($59,000 net of tax). We estimate that a 10% increase in the LME price of zinc ingot would increase our zinc segment income by approximately $750,000 for the year ended December 31, 2003.

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

     Natural gas. Natural gas is the principal fuel used in our recycling process for aluminum and zinc. Natural gas prices are volatile, and we attempt to manage this volatility through the use of derivative commodity instruments. Our competitors face the same natural gas pricing volatility issues that we do. Our natural gas financial derivatives are traded in months forward, and settlement dates are scheduled to coincide with gas purchases during those future periods. These contracts reference physical natural gas prices or appropriate NYMEX futures contract prices.

     We have entered into forward pricing positions for a portion of our domestic natural gas requirements for the remainder of 2003. As of September 30, 2003, we have contracts in place to cover about 33% of our natural gas requirements for the succeeding twelve months.

     Under the terms of our swap contracts, we make or receive payments based on the difference between the month-end closing price on the NYMEX and the fixed price agreed to in the swap contracts. At September 30, 2003, as recognized in our financial statements these contracts totaled approximately 1,600,000 Mmbtus with a fair value gain of $1,118,000 ($693,000 net of tax). At December 31, 2002, these contracts totaled approximately 1,660,000 Mmbtus with a fair value gain of $2,081,000 ($1,290,00 net of tax). The impact of a 10% change in the September 30, 2003 NYMEX closing price would be material to our estimated gross profit for the next twelve months. We estimate that a 10% increase in the price of natural gas would decrease our estimated gross profits by approximately $400,000. For the nine month periods ended September 30, 2003 and 2002, natural gas hedging activities increased (decreased) cost of goods sold by the following amounts: $(3,641,00) and $3,651,000, respectively.

     In addition, a portion of our natural gas cost is recovered through price escalation clauses in our long-term contracts.

     Realized gains recognized in our financial statements were approximately $3,641,000 for the nine month period ended September 30, 2003, compared to realized losses of $3,651,000 for the same period in 2002. In 2002, 2001 and 2000, natural gas hedging activities increased (decreased) cost of goods sold by the following amounts: $3,105,000, $2,173,000 and ($2,638,000).

     Before taxes, for the nine month period ended September 30, 2003, recording the fair value of natural gas derivatives resulted in a $1,118,000 increase to current assets and an equal increase to other comprehensive income, which reflected the effective portion of the derivatives designated as cash flow hedges. We recognized $425,000 in deferred taxes on these unrealized hedging gains.

     Our aluminum-international segment had no natural gas hedging activities for the nine months ended September 30, 2003.

     Interest. We have historically funded our operations from our existing credit facilities. Our former senior credit facility bore interest at a variable rate; accordingly, approximately 88% of our outstanding long-term debt as of September 30, 2003 accrued interest at floating rates related to LIBOR plus a margin. Giving effect to the outstanding 10 3/8% notes issuance and the establishment of the new senior credit facility, approximately 11% of our debt is now at floating rates. Our earnings are affected by changes in interest rates due to the impact those changes have on our interest expense from variable-rate debt instruments. If interest rates increased 10% from the rates prevailing as of September 30, 2003, interest expense for the next twelve months would increase by approximately $988,000. These amounts are determined by considering the impact of hypothetical interest rates on our variable-rate long-term debt outstanding as of September 30, 2003, adjusted for known cash commitments during 2003.

     In addition, we may enter into fixed-to-floating interest rate swaps with respect to a portion of the indebtedness represented by the outstanding 10 3/8% notes issued in October 2003. Such a transaction would increase our variable rate debt.

     Market risk for fixed-rate long-term debt is estimated as the potential increase in fair value resulting from a hypothetical decrease in market interest rates. With respect to our fixed-rate long-term debt outstanding at September 30, 2003, a 10% decline in market interest rates would have resulted in an increase to the fair value of our fixed-rate long-term debt of approximately $993,000. The fair values of our long-term debt were estimated using discounted future cash flows based on our incremental borrowing rates for similar types of borrowing arrangements.

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

     We have not generally sought to mitigate foreign currency translation effects through the use of derivative instruments.

ENVIRONMENTAL

     Our operations, like those of other basic industries, are subject to federal, state, local and foreign laws, regulations and ordinances. These laws and regulations (1) govern activities or operations that may have adverse environmental effects, such as discharges to air and water and the handling and disposal of solid and hazardous wastes, and (2) impose liability for costs of clean-up, and certain damages resulting from past spills, disposals or other releases of hazardous substances. It can be anticipated that more rigorous environmental laws will be enacted in the future that could require us to make substantial expenditures in addition to those described in this prospectus.

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

                                    BUSINESS

COMPANY OVERVIEW


     We are the largest recycler of aluminum and zinc in the United States and believe we are the largest aluminum recycler in the world, with total processing capacity of approximately 4.0 billion pounds as of September 30, 2003. Our manufacturing and distribution network consists of 26 strategically located production plants; 21 are located in the United States, two in Germany and one each in Brazil, Mexico and Wales. Our aluminum production network includes a domestic recycling division, a domestic specialty alloys division and an international division that represent 48%, 21% and 23%, respectively, of our overall capacity. Our zinc division, which represents 8% of our overall capacity, includes facilities dedicated to the production of zinc oxide, zinc dust and zinc metal. For the twelve months ended September 30, 2003, on a pro forma basis, we processed 3.1 billion pounds of aluminum and zinc and we generated revenues of $936.6 million and EBITDA of $53.3 million.


     Aluminum materials we process include:

     - new scrap generated from manufacturing processes, including turnings from production of auto wheels, engine blocks and heads, and manufacturing scrap from production of can stock, extrusions and building products;

     - old scrap such as used beverage cans, vehicle and building components and other types of industrial and consumer scrap; and

     - dross (a by-product of the melting process that is used in rolling mill cast houses, foundries and primary aluminum smelters).

     We convert scrap and dross into molten metal in furnaces at our facilities and deliver the recycled aluminum to our customers in molten or ingot form. We provide these services under either tolling arrangements or through product sales.


     Most of our domestic aluminum recycling division's processing capacity is utilized for tolling arrangements, by which we recycle customer-owned scrap and dross and return the recycled metal to our customers in molten or ingot form, for a fee. For the twelve months ended September 30, 2003, on a pro forma basis, approximately 54% of our total pounds processed across all divisions involved tolling. Our domestic aluminum recycling division operates 9 facilities in the United States.


     Most of our domestic specialty alloys division's processing capacity is utilized for product sales, by which we process and melt scrap that is purchased from customers and on the open market. To produce specialty alloys, we combine molten aluminum and certain other metals that provide specific desirable qualities such as increased strength, formability and wear resistance. We then sell the specialty alloys to customers in molten form or ingots. Our domestic specialty alloys division operates five production facilities in the United States.

     Our international division includes both aluminum recycling and specialty alloys operations. Our facilities in Brazil, Mexico and Wales are dedicated to aluminum recycling. Our German facilities have capacity to serve both aluminum recycling and specialty alloys markets.

     Our aluminum customers include some of the world's major aluminum producers and aluminum fabricators, diecasters, extruders, automotive companies and other processors. Our principal aluminum customers include GM, Ford, BMW, Alcoa, Daimler Chrysler, Contech, Hydro and Commonwealth. These customers use most of the aluminum we recycle to manufacture products for the transportation, containers & packaging and building & construction industries, which constitute the three largest end-use aluminum markets.

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

     Our zinc division operates seven U.S. production facilities that use furnaces to convert primary zinc, zinc scrap and dross into various value-added zinc products, such as:

     - zinc oxide, which is used in the vulcanizing process for tires and rubber products;

     - zinc dust, which is an essential ingredient in corrosion-resistant industrial paints, coatings and specialty chemicals; and

     - zinc metal, which is sold to galvanizers for corrosion protection of steel.

     Our zinc customers include some of the world's major tire and rubber producers and galvanizers, steel companies and other processors, including Michelin Tire, AZZ, Dow AgroSciences and Bridgestone Firestone.

ALUMINUM RECYCLING OVERVIEW

     Aluminum has several characteristics that make it a highly valuable commodity. Compared to several substitute metals, it is light-weight, has a high strength-to-weight ratio and residual value and is resistant to corrosion. These and other qualities have made aluminum the material of choice for dozens of different industries and thousands of different products.

     Aluminum's greatest advantage is its sustained recyclability; it can be processed again and again without any material decline in performance or quality. About two-thirds of all aluminum ever produced -- 440 million tons of a total of 680 million tons manufactured since 1886 -- is still in use. Recycling of aluminum provides energy savings of 95% compared to the production of the primary metal, and it lowers capital equipment costs by about 90%. In addition, solid wastes associated with the primary production process (like bauxite residue and spent potlinings) are avoided. Due to these benefits, U.S. production of recycled aluminum has increased substantially over the last two decades and similar increases have occurred in the world's major industrial regions.

     World growth in aluminum use has far exceeded that of competing metals. Since 1950, aluminum use has increased by a factor of 18 while uses of copper and steel have risen by factors of 13 and three, respectively. Aluminum is the world's second most widely used metal.

     Over the last two decades, annual U.S. aluminum supply (which includes primary, recycled and imported aluminum) increased 65%, from 5,762 thousand metric tonnes in 1982 to 9,500 thousand metric tonnes in 2002. During this same period, the economic and environmental advantages of recycled aluminum have caused annual production of recycled aluminum to increase by 75%, from 1,666 thousand metric tonnes to 2,920 thousand metric tonnes. U.S. primary aluminum production has declined significantly over the past two decades because of increases in energy, environmental and labor costs. As a result of this decline, primary aluminum's role in total U.S. aluminum supply has decreased while those of recycled aluminum and imports have expanded. In 2002, the primary industry accounted for 29% of total domestic aluminum supply while recycled metal provided 30% and imports provided 41% of aluminum supply.

     Transportation, containers & packaging and building & construction are the three largest end-use markets for aluminum. In 2002, these industries accounted for about 68% of total industry shipments. Because of greater use of aluminum in vehicles, shipments to the transportation sector have risen in recent years, and it is now the largest and fastest-growing aluminum market in the United States. In 2002, transportation consumed about 32% of total shipments while containers & packaging, mainly the production of beverage cans, utilized some 21% of annual shipments and building & construction accounted for 15%. Exports, consumer durables, electrical, machinery & equipment are other important markets for aluminum.

COMPETITIVE STRENGTHS

     Leading market positions. We are the largest recycler of aluminum and zinc in the United States and believe we are the largest aluminum recycler in the world. We are also one of the world's largest zinc recyclers. The global aluminum recycling market is highly fragmented and characterized by smaller, regional operators. The zinc recycling market in the U.S. is concentrated among a small number of competitors. We attribute our market strength to our ability to meet our customers' needs for high rates of metal recovery and timely delivery of products that satisfy required technical specifications in an environmentally responsible manner.

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

     Long-term contractual arrangements with our customers. We have long-term contractual arrangements for our aluminum recycling services with a number of our largest customers at many of our plant locations. These customers include Commonwealth, GM, Alcoa, Alcan, Aluminium Norf, Tomra Latasa, and NEMAK. The remaining terms of these arrangements as of December 31, 2002 ranged from one to nine years, although many of them provide for extensions. The majority of our pounds processed under long-term contractual arrangements are subject to price escalators directly related to production costs such as labor, natural gas and supplies. For the twelve months ended September 30, 2003, on a pro forma basis, we processed 880 million pounds of aluminum pursuant to long-term contractual arrangements, which represented approximately 28% of our total processing volume. We plan to seek similar dedicated long-term arrangements in the future.

     Strategic plant locations. Our competitive position is strengthened by the location of many of our facilities near our major customers' plants. These locations are strategically important because the industry is regionally constrained due to freight costs that limit the distance to which recycled materials can be shipped economically. The close proximity of many of our plants to customers' facilities allows us to specialize in just-in-time delivery of recycled aluminum in molten form by customized trucks. This delivery method lowers our customers' energy and capital expenses as well as metal melt loss, thus increasing their productivity. As of September 30, 2003, about 83% of our annual aluminum recycling capacity could be delivered in molten form. In addition, in conjunction with our enterprise resource information technology system, our strategic production network enables us to reallocate processing work among our various facilities, thereby maximizing capacity utilization and balancing demand.

     Strong customer relationships and superior customer service. We are dedicated to developing new methods and processes to better serve our customers. We believe we create substantial value for our customers through:

     - our operational and design technologies that produce higher metal quality and recovery yields;

     - the close proximity of many of our facilities to our customers, providing greater convenience and accessibility and enabling us to integrate into our customers' supply chains;

     - our ability to deliver recycled aluminum in molten form for just-in-time delivery, thereby saving customers the expense of re-melting aluminum ingots; and

     - our environmental technologies and practices, including our dedicated disposal facilities and a process we developed to recover aluminum from by-products of the recycling process.

     We also conduct tests with our customers to improve recycling processes and enhance metal recovery, quality and chemistry. We believe these factors allow us to maintain and develop strong relationships and loyalty with our customers.

     Limited commodity risk and reduced working capital. For the twelve months ended September 30, 2003, on a pro forma basis, tolling arrangements accounted for approximately 54% of our total pounds processed across all divisions. Tolling requires minimal working capital commitments and does not expose us to aluminum price fluctuations. In addition, when purchasing scrap on the open market for our aluminum and zinc operations, management attempts to reduce price risk by aligning metal purchases with metal sales, hedging open metal positions to protect margins and minimizing inventory levels consistent with the need to allow for continuous operation of production facilities.

     Technology leadership. Our plants use advanced metal preparation equipment and furnace recycling technologies. We have developed advanced instrumentation and statistical process control calibration programs at many of our facilities to assure reliable chemical analysis of our customers' metal. A number of our plants have earned ISO (International Organization for Standardization) certifications that their production, management and environmental systems satisfy guidelines that enable us to consistently deliver products meeting customer specifications. We have added advanced, more efficient fuel-burning technologies to our melting furnaces within the past three years, resulting in lower natural gas usage and more efficient operating processes. In addition, we have installed new or additional pollution control equipment at some of our facilities and have implemented procedures throughout our production network that we believe will help assure that materials are handled in an

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

environmentally responsible manner. The improvements in our metal preparation techniques and increased automation at our plants have been key drivers of our cost reduction programs in recent years.

     Experienced management team. Our senior executive officers and our key employees have on average more than 21 years experience in the aluminum or zinc industries. Our management team has expertise in all of the commercial, technical and management areas of our business, which provides for focused marketing efforts, concentrated quality and cost controls and safety monitoring.

BUSINESS STRATEGY

     Increase capacity utilization at our aluminum and zinc recycling plants. We place considerable emphasis on maximizing capacity utilization rates at our plants as a means of increasing profitability. We manage our capacity utilization by seeking long-term contractual arrangements with many of our largest customers and aggressively pursuing additional recycling opportunities. In addition, our strategic production network enables us to reallocate processing work among our various facilities, thereby maximizing capacity utilization and balancing demand. Furthermore, when market conditions warrant, we are able to temporarily suspend operations at certain of our plants to reduce costs and maintain high levels of capacity utilization at our more efficient plants.

     Continue to pursue a disciplined growth strategy. We have a successful track record of growing our aluminum business by constructing new facilities or acquiring existing facilities in conjunction with long-term contractual arrangements with customers. These contractual arrangements typically provide for a predetermined minimum processing volume at a new facility and reduce the risk of bringing on new processing capacity. In recent years, we have executed this disciplined growth strategy through our pursuit of the following opportunities:

     - During 2002, we constructed a new facility in Monterrey, Mexico, with a long-term contract to recycle aluminum alloy dross and manufacturing scrap for a large manufacturer of cylinder heads and engine blocks.

     - During 2002, we acquired an aluminum recycling plant in Pindamonhangaba, Brazil and signed new long-term contracts to supply the country's only can sheet rolling mill and recycle used beverage cans and production scrap for a facility owned by South America's largest manufacturer of aluminum cans.

     - In 2000, we completed construction of our Saginaw, Michigan facility in order to supply General Motors with almost two billion pounds of specialty alloys over the course of a 13-year supply contract.

     We intend to seek out additional opportunities to expand our aluminum business through acquisitions of existing facilities, construction of new facilities and expansion of existing plants.

     Leverage existing customer relationships to drive international expansion. Over the past decade, our success in forming long-term relationships with major U.S. customers has allowed us to increase our processing capacity. With demand for aluminum recycling services and products growing in many regions throughout the world, we have and intend to continue to leverage our existing relationships to drive international expansion by serving the foreign operations of these same customers. Additionally, the consolidation of VAW-IMCO in March 2003 is an important step in the ongoing expansion of our international operations because its two aluminum recycling and specialty alloys facilities, which together have an annual processing capacity of approximately 600 million pounds, provide a platform for further growth in Europe. We plan to continue seeking foreign locations for our processing facilities where market conditions warrant.

     Capitalize on increasing use of aluminum in the transportation market. The transportation sector has become the largest and fastest-growing market for aluminum in recent years because of significantly greater use of the metal in all types of vehicles. The average amount of aluminum per vehicle has increased from 183 pounds in 1992 to 274 pounds in 2002, and is expected to reach at least 350 pounds by 2010. We intend to capitalize on this steady growth by providing aluminum recycling and specification alloy products to automotive vehicle manufacturers and their component producers.

     Increase productivity and reduce costs. We are focused on increasing productivity and lowering operating costs at our plants as means of improving our profitability. Over the past several years, we have emphasized raising the overall productivity of our operations through the implementation of more technically advanced

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

processes and equipment. During 2002, we conducted a furnace operation benchmarking program that included all of our U.S. facilities as well as those in Europe and Brazil in order to identify the best practices at each plant and test the performance of each newly modified furnace system to verify that the capital expenditures involved accomplished their stated objectives. We have also implemented enterprise resource planning software, which allows us to align our information technology system with our business strategy. Through this centralized system, we are better able to effectively manage several aspects of our business, including the purchasing and selling of metals, the efficient deployment of our working capital and risk management techniques related to commodity exposure. The utilization of this system has allowed us to reduce costs in these areas of our business.

     Continue to minimize commodity price risks. We use a variety of hedging methods to mitigate uncertainty and volatility and to cover underlying exposures to minimize the risks associated with aluminum, zinc and natural gas prices. Our policies prohibit us from engaging in speculative derivatives transactions. Our commodity activities are subject to the management, direction and control of our risk management committee. This committee is composed of our chief executive officer, chief financial officer, treasurer and other officers and employees that our chief executive officer designates. The risk management committee reports to our board of directors, which has supervisory authority over all of its activities. As part of the risk management program, we have recently centralized our aluminum metal management function to effectively align our metal purchasing, selling, hedging and inventory functions.

     Maintain environmental efficiencies. We will continue our emphasis on environmental compliance, which promotes good relationships with our customers and our plant communities. Our customers benefit from the enhanced environmental facilities we employ, such as the lined landfill at our Morgantown, Kentucky facility, which is built to hazardous waste standards. We will also seek to provide efficiencies at our plants through our environmental compliance efforts. For example, we continue our efforts to develop a "closed loop" production system in which virtually all materials used in the recycling process are reclaimed or consumed, thus greatly reducing the need for and expense of landfilling. Our Kentucky salt cake processing plant and our patented wet-milling process employed to recycle salt cake at our Arizona facility are our first steps in the development of these types of systems.

INCREASED PROCESSING CAPACITY

     We have increased our processing capacity through acquisitions, construction of new facilities and expansion of existing facilities.

     The following table demonstrates the increase in our processing capacity since January 1993:


                        TOTAL NUMBER OF      TOTAL NUMBER OF          TOTAL ANNUAL             TOTAL ANNUAL
                        U.S. FACILITIES     FOREIGN FACILITIES   PROCESSING CAPACITY --   PROCESSING CAPACITY --
DATE                   OWNED AND OPERATED   OWNED AND OPERATED          ALUMINUM          ZINC AND OTHER METALS
----                   ------------------   ------------------   ----------------------   ----------------------
                                                                        (POUNDS)                 (POUNDS)
January 1993.........           5                   --                764 million               40 million
September 2003.......          21                    5(1)             3.7 billion              330 million


---------------

(1) Facilities in Swansea, Wales, Monterrey, Mexico and Pindamonhangaba, Brazil, and two VAW-IMCO facilities in Germany.

RECENT INTERNATIONAL EXPANSION

     During 2002, we expanded our international operations:

     - In May 2002, we acquired all of the capital stock of Recipar Reciclagem de Materiais Industria e Comercio Ltda. This facility has a rated annual production capacity of approximately 100 million pounds of aluminum.

     - In October 2002, construction was completed and operations began at our new production facility in Monterrey, Mexico. This facility recycles aluminum scrap and dross under a long-term contract with a major producer of auto engine components.

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

     In 1995, we formed our VAW-IMCO joint venture with a predecessor of Hydro and acquired a 50% equity interest in VAW-IMCO. During 2002, we exercised an option to cause the joint venture to redeem the shares then owned by Hydro, and in November 2003 VAW-IMCO redeemed the shares owned by Hydro.

     VAW-IMCO owns and operates two aluminum foundry alloy facilities in Grevenbroich and Toging, Germany, that together have a total annual processing capacity of approximately 600 million pounds. These facilities principally serve the European automotive markets. We plan further capacity expansion at our facilities in Germany.

PRODUCTS AND SERVICES

     Aluminum. We recycle aluminum scrap and dross and deliver the recycled metal to customers as molten aluminum or ingots. Our aluminum customers include some of the world's primary aluminum producers and aluminum fabricators, diecasters, extruders, automotive companies and other processors. We also manufacture specification aluminum alloy products at five dedicated U.S. facilities for automotive equipment manufacturers and their suppliers. In addition, two of our aluminum recycling plants manufacture a variety of aluminum products that are ultimately used as metallurgical additions in the steel making process, such as slag conditioners, deoxidizers, steel desulfurizers and hot topping compounds. The major force behind increased demand for recycled aluminum in recent years has been aluminum's increased use in auto and truck components, including body structures.

     Zinc. Zinc is used in diecastings, in brass-making as an alloying metal with copper and in chemical compounds to produce rubber, ceramics, paints and fertilizer. However, its most unique quality is its natural ability to metallurgically bond with iron and steel and protect these metals from corrosion. We manufacture three value-added zinc products:

     - Zinc oxide is used predominantly in the tire and rubber industries and by the specialty chemical, motor oil and ceramics industries;

     - Zinc dust is used in paints, specialty chemical and mining applications; and

     - Zinc metal is used to galvanize steel.

SALES AND LONG-TERM CONTRACTUAL ARRANGEMENTS

     Aluminum. Our principal aluminum customers use recycled aluminum to produce can sheet, building, automotive and other aluminum products. GM accounted for approximately 11% of our consolidated revenues during fiscal 2002. No other customer accounted for more than 10% of revenues in either 2001 or 2000. For the twelve months ended September 30, 2003, on a pro forma basis after giving effect to the consolidation of VAW-IMCO, no customer accounted for more than 10% of our consolidated revenues.

     Customarily, agreements with customers in the aluminum recycling industry have been short-term. These usually result from a bidding process where aluminum producers and metal traders offer to sell materials or to have materials tolled. Consequently, we historically have maintained no significant backlog of orders.

     Long-term aluminum contractual arrangements. We have long-term contractual arrangements for our aluminum recycling services with a number of our largest customers at many of our plant locations. These customers include Commonwealth, GM, Alcoa, Alcan, Aluminium Norf, Tomra Latasa, and NEMAK. The remaining terms of these arrangements as of December 31, 2002 ranged from one year to nine years, although many of them provide for extensions. Amounts processed under long-term contractual arrangements represented approximately 35% of our total aluminum volume for 2002 and 28% for the twelve months ended September 30, 2003 on a pro forma basis. The majority of our pounds processed under long-term contractual arrangements are subject to price escalators directly related to production costs such as labor, natural gas and supplies. In addition, many of these contractual arrangements contain provisions obligating us to indemnify the customer for certain environmental liabilities that it may incur.

     On September 4, 2003, we announced a new long-term contract with Metal Conversions Limited, under which we will recycle that customer's aluminum materials and produce ingot, molten metal and deoxidation
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

products for the steel industry. This contract will increase the aggregate processing volume at several of our facilities by more than 400 million pounds over the next five years.

     We plan to seek similar dedicated long-term arrangements with customers in the future. Increased emphasis on dedicated facilities and dedicated arrangements with customers carries the inherent risk of increased dependence on a single or few customers with respect to a particular facility of ours. In such cases, the loss of such a customer, or the reduction of that customer's business with one or more of our facilities, could have a material adverse effect on our financial condition and results of operations, and any timely replacement of volumes could prove difficult.

     Zinc. Most of our zinc products are sold directly to end-users. No single zinc customer accounted for more than 10% of our consolidated revenues in 2002. Most of our agreements with zinc customers are for a term of one year or less. We historically have maintained no significant backlog of orders for zinc products.

     International. We sell to both domestic and international customers. Shipments from our domestic operations to customers in foreign locations accounted for approximately 9%, 11% and 15% of our consolidated revenues in 2002, 2001 and 2000, respectively. Aluminum shipments from our domestic operations to customers located in Canada accounted for approximately 7%, 8% and 8% of consolidated revenues in 2002, 2001 and 2000, respectively.

THE RECYCLING/MANUFACTURING PROCESS

     Aluminum. We use two types of furnace technology: rotary and reverberatory. Rotary (or barrel-like) furnaces are able to pour a batch of melted aluminum recovered from scrap and immediately switch to other types of material and then switch back again. Reverberatory furnaces are stationary and use both radiation and convection heating to melt the material being processed. Each of these furnace technologies has advantages over the other, depending on the type of material processed.

     The recovered metal is poured directly into an ingot mold or hot metal crucible for delivery to customers. Many of our plants deliver molten aluminum in crucibles directly to their customers' manufacturing facilities. As of December 31, 2002, we had the capacity to provide approximately 80% of our domestic processed aluminum in molten form. The molten aluminum is poured from the crucible into the customer's furnace, saving the customer the time and expense of re-melting aluminum ingots. We normally charge an additional fee for transportation and handling of molten aluminum.

     Alloying. At our metal alloying facilities in Coldwater and Saginaw, Michigan and Shelbyville, Tennessee, additional materials are blended with molten aluminum to produce a metal alloy. The alloyed aluminum is shipped in either molten or ingot form to our customers. These alloying facilities generate dross, which is then recycled at one of our other aluminum recycling facilities.

     By-products. A by-product of processing aluminum materials in reverbatory furnaces is aluminum dross, which is sent to our rotary furnaces for processing. The recycling process from our rotary furnaces produces a by-product called "salt cake," which is formed from the coatings and other miscellaneous materials on aluminum scrap and dross, and the salts added during the aluminum recycling process. Salt cake is composed of salts, metallic aluminum, aluminum oxide and small amounts of other materials.

     We dispose of our salt cake and certain airborne contaminants (or baghouse dust) in landfills that we use exclusively or that are permitted specifically to handle the types of waste materials we generate. Salt cake is not listed as a "hazardous waste" under the Resource Conservation and Recovery Act of 1976
(RCRA) or as a "hazardous substance" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"). We own and operate a lined landfill at our Morgantown, Kentucky facility. Its design exceeds current requirements for salt cake disposal and meets RCRA Subchapter "C" hazardous waste standards.

     We also own and operate a facility adjacent to our Morgantown, Kentucky plant to further process salt cake through the use of a materials separation process, and then extract additional aluminum that is left after the melting process. The facility's process involves crushing the salt cake and separating metallic aluminum out of the salt cake. The residual non-metallic product is then landfilled in our Morgantown, Kentucky landfill.

     Certain of our other facilities also process salt cake and other by-products from the aluminum recycling process into aluminum concentrates, aluminum oxide and salt brine.

     Zinc. Zinc oxide is produced by melting top dross, a low iron-content zinc by-product of continuous galvanizing, and re-melt die cast, a high zinc-content alloy, in a sweat or pre-melt furnace. Zinc dust with extra low lead content is preferred by the domestic industrial paint industry. It is produced by converting primary zinc into a molten form using an electro-thermal furnace. Regular zinc dust is produced by processing bottom dross, an iron-bearing zinc residue created during the galvanizing process, and re-melt die cast in a pot or ladle. Zinc metal is produced by placing pieces of oxidized zinc-bearing metals into a ball mill where we separate out the oxidic zinc. The zinc oxide is then sold as fertilizer additives. After the ball mill process, the metallic zinc-bearing material is melted, refined, poured into molds and shipped to galvanizers.

     The recycling process at our Coldwater, Michigan zinc plant involves melting continuous galvanizers' top dross in an electric induction furnace which is then transferred to a reactor which removes the impurities (iron and zinc oxide, which are sold as by-products). The remaining molten zinc is poured into a reverberatory holding furnace from which it is blended and cast into ingots, which are either sold or returned to the customer.

OPERATIONS

     Aluminum. In our aluminum tolling operations, we accept scrap owned by our customers and process this material for a tolling charge per pound of incoming weight. In order to retain control of their metal supplies, customers have often desired to toll, rather than sell, their scrap materials. Tolling requires no metal inventory to be purchased or held by us. In addition, tolling does not expose us to fluctuating metal prices because we do not own the material processed. For the year ended December 31, 2002, approximately 65% of our total pounds of aluminum processed involved tolling. For the twelve months ended September 30, 2003 on a pro forma basis, approximately 54% of our total pounds of aluminum processed involved tolling. Compared to product sales transactions, tolling decreases our exposure to the risk of fluctuating metal prices and working capital requirements.

     We also enter into metal brokerage transactions under which we buy metal from primary and other producers and then sell the metal to end-users. These transactions involve buying and selling metal without processing it. Additionally, in order to facilitate acquiring metal for our production process, we occasionally enter into "swap" transactions whereby we agree to exchange our recycled finished goods for scrap raw materials.

     When purchasing metals in the open market for our product sales business, we attempt to reduce the risk of fluctuating metal prices by hedging anticipated sales of aluminum and zinc and by avoiding large inventories, except to the extent judged necessary to allow our plants to operate without interruption.


     Throughout 2002 and 2003, we provisionally suspended operations at our Wendover, Utah aluminum facility due to adverse market conditions, including the continued shutdown of primary smelters in the Pacific Northwest previously serviced by this facility. During the fourth quarter of 2003, we permanently closed this plant. In August 2003, we provisionally suspended operations at our Rockwood, Tennessee plant due to reduced demand for aluminum recycling services there. We intend to keep the Rockwood plant idle until market conditions improve.


     Zinc. Our zinc operations primarily consist of product sales business. Our product sales from our zinc operations represent approximately 97% of our total zinc production; the remainder is from tolling transactions.

COMPETITION

     General. The domestic aluminum and zinc recycling industries are highly competitive. We believe that our position as the largest U.S. recycler of aluminum and zinc is a positive competitive factor. Our largest domestic aluminum competitor is Wabash Alloys, a secondary aluminum processor, followed by several smaller competitors. The zinc recycling market in the U.S. is concentrated among a small number of competitors.

     The international recycling business is highly fragmented and very competitive. However, we believe we will be able to compete effectively in certain international areas because of our processing technology. We intend to expand internationally in connection with long-term processing commitments from our customers. The expansions into Brazil and Mexico are examples of this strategy.

     We also compete both with other secondary recyclers and our customers when purchasing and processing scrap for our product sales business.

     Aluminum. The principal factors of competition in our aluminum segments are price, metal recovery rates, proximity to customers, molten metal delivery capability, environmental and safety regulatory compliance and types of services (for example, the ability to deliver molten aluminum). Freight costs also limit the geographic areas in which we can compete effectively.

     Zinc. The principal factors of competition in the zinc segment are price, customer service and high product quality. Competition is regionally focused due to high freight costs.

     For zinc oxide, our major competitors are Zinc Corporation of America, a subsidiary of Horsehead Industries, Inc., and Zochem, a subsidiary of Hudson Bay Mining & Smelting, Ltd. For zinc dust, our major competitors are Purity Zinc Metals Company, Ltd. and Meadowbrook Company, a subsidiary of T.L. Diamond Company, Inc. For zinc metal, we consider both primary and secondary zinc producers to be competitors.

OUTSOURCING OF RECYCLING BY PRIMARY ALUMINUM PRODUCERS

     The amount of our aluminum tolling business can vary depending upon the extent that the primary aluminum producers internally process their own scrap. The primary aluminum producers, some of which are our largest customers, have generally elected in recent years to outsource the processing of their scrap and dross under tolling arrangements and focus their resources on other aspects of aluminum production. However, these producers are capable of processing their own scrap and vary the amount of their internal recycling depending upon furnace availability, inventory levels, the price of aluminum, their own internal demand for metal and other factors. In particular, the primary producers have historically decreased their outsourcing in times of lower overall demand for aluminum. In addition, in some instances some of these producers have expanded their aluminum recycling capacity. Decreased outsourcing or increases in internal recycling by primary producers could reduce demand for our recycling services and have a material adverse effect our financial condition and results of operations. For instance, we have recently experienced decreased utilization rates at some of our operations and have provisionally suspended some of our operations due to an increase in internal recycling capacity by a primary producer of aluminum.

SOURCE AND AVAILABILITY OF RAW MATERIALS AND ENERGY

     Metallics (aluminum and zinc scrap and dross). Metallics (aluminum and zinc scrap and dross) represent the largest component of our cost of sales. The availability and price of scrap and dross depend on a number of factors outside our control, including general economic conditions, foreign demand for metallics and internal recycling activities by primary aluminum producers. Increased domestic and worldwide demand for aluminum and zinc scrap have had and will continue to have the effect of increasing the prices that we pay for these raw materials, thereby increasing our cost of sales.

     The primary sources of aluminum scrap and dross for our recycling and alloying activities include automotive component manufacturers, can stock producers, used beverage cans and aluminum smelters. Many of our aluminum suppliers are also our customers. We also buy aluminum scrap from metal scrap traders on the open market.

     A significant portion of our zinc products is produced from zinc dross and other secondary materials provided by the galvanizing and scrap metals industries. These industries have operated at lower levels during the past three years, reducing the availability of profitable processing opportunities. We also purchase primary zinc to produce high-grade zinc and for metals brokerage purposes.

     We purchase our zinc raw materials from numerous suppliers. Many of the "hot dip" galvanizers, which supplied us with approximately 45% of our aggregate zinc raw materials in 2002, are also our customers. We have a long-term contract with a major diversified natural resource company for the supply of zinc raw materials.

Our zinc brokerage unit also procures raw materials for use in our zinc manufacturing operations. The availability of zinc dross is dependent upon the demand for galvanized steel, which has historically paralleled fluctuations in customer demand in the automotive, appliance and construction industries.

     Energy. Our operations are fueled by natural gas, which represents the third largest component of our cost of sales, after labor costs. We purchase the majority of our natural gas on a spot-market basis. However, in an effort to acquire the most favorable natural gas costs, we have secured some of our natural gas at fixed price commitments. Most of our pounds processed under our long-term contractual arrangements with our customers are subject to price escalators directly related to natural gas costs. While we have the ability to pass on to customers some of our increases in our natural gas costs based on our long-term arrangements with them, and while we have hedged some of our natural gas costs, in many instances we are not able to mitigate the effect of higher natural gas costs on our cost of sales. We believe that we will continue to have access to adequate energy supplies to meet our needs for the foreseeable future.

SEASONALITY

     Aluminum. Our used beverage can collections have historically been highest in the summer months and lowest in the winter months. Our automotive industry customers have typically experienced a decline in molten metal deliveries during periods when their production facilities cease production to perform new model changeovers and during the holidays in December.

     Zinc. Historically, demand for our zinc products used by paint manufacturers and those used in fertilizers has been somewhat higher in the summer months.

TRANSPORTATION

     We receive incoming metal by rail and truck. Most of our plants own their own rail siding or have access to rail lines nearby. We own and lease various trucks and trailers to support our business. Customarily, the transportation costs of scrap materials to be tolled are paid by our customers, while the transportation costs of metal we purchase and sell may be paid by either our customers or us. We contract with third-party transportation firms for hauling some of our solid waste for disposal.

INTERNATIONAL OPERATIONS

  VAW-IMCO

     VAW-IMCO, our German subsidiary, supplies specialty alloys to the European automobile industry and serves other European aluminum markets. VAW-IMCO owns and operates two aluminum recycling foundry alloy facilities in Grevenbroich and Toging, Germany, that together have an annual processing capacity of approximately 600 million pounds. Approximately 63% of VAW-IMCO's annual processing volume involves aluminum product sales; the remainder is represented by aluminum tolling. VAW-IMCO has long-standing relationships with several of its customers, including BMW, Ford, Hydro and Daimler Chrysler. VAW-IMCO competes with certain of its customers that have in-house recycling capacity.

  OTHER

     We own a facility in Swansea, Wales, which supplies aluminum to a variety of customers. This facility has an annual processing capacity of 100 million pounds of aluminum.

     We own a facility in Pindamonhangaba, Brazil, which supplies Brazil's only can sheet rolling mill and recycles used beverage cans and production scrap for a facility owned by South America's largest manufacturer of aluminum cans. This facility has an annual processing capacity of approximately 100 million pounds of aluminum.

     We own a facility in Monterrey, Mexico, which recycles aluminum dross and scrap under a long-term contract with a large manufacturer of cylinder heads and engine blocks. This facility has an annual processing capacity of approximately 100 million pounds of aluminum.

POLITICAL AND REGULATORY ENVIRONMENT

     General political and economic conditions in foreign countries may affect our business prospects and results of operations. Our foreign operations are generally subject to risks, including foreign currency exchange rate fluctuations, changes in U.S. and foreign governmental regulations, trade restrictions and laws (including tax laws and regulations), tariffs and other trade barriers, the potential for nationalization of enterprises, interest rate fluctuations, inflation, currency restrictions and limitations on repatriation of profits, divergent environmental laws and regulations and political, economic and social instability.

     Each of our foreign plants is subject to the environmental requirements established by the country and locale in which the plant is located. These requirements differ from country to country, but as in the United States, activities that could harm the environment, such as air emissions of hazardous materials or the management and disposal of waste materials, are subject to regulation. We are also required to obtain and comply with permits or other authorizations for some of the operations at our foreign plants. The environmental regulations in foreign countries are evolving, and it is expected that such requirements will become more stringent in the future. We have been, and will continue to be, required to make expenditures to comply with the environmental requirements applicable to our foreign plants, but, to date, such expenditures have not had a material effect on our results of operations.

     In member states of the European Union, some principles of the regulatory environment applicable to VAW-IMCO's operations are set forth by European directives and regulations. These European provisions are implemented into national law or are directly applicable in the individual states. In particular, these rules determine thresholds for certain air emissions, such as sulphur dioxide, nitrogen dioxide, nitrogen oxide, carbon monoxide and suspended dust, and regulate the use of waste as secondary fuel.

     According to a decision of the Council of Ministers for the Environment of the European Union, a European Union-wide trade in carbon dioxide emissions is supposed to commence in 2005. The proposal for a directive of the European Parliament and the Council on a system for trading greenhouse gas emissions rights in the European Community has not yet been passed and also would have to be implemented in the member states. Nevertheless, it is expected that the participation in such trading will be mandatory for all industries with high energy consumption levels by 2008. As a consequence, a cap with respect to the amount of carbon dioxide emissions will be determined for each individual company. If the carbon dioxide emissions of a company exceed such individual cap, the company will have to purchase the necessary carbon dioxide emission quantity from another company that has not exhausted its full quota.

EMPLOYEES

     As of September 30, 2003, we had 1,838 employees worldwide, consisting of 474 employees engaged in administrative and supervisory activities and 1,364 employees engaged in production and maintenance. Labor relations with our employees have been satisfactory.

     Several of our production facilities are represented by collective bargaining groups or equivalent organized labor groups under foreign law, as indicated in the table below:

                                                             NUMBER OF
FACILITY                        CONTRACT REPRESENTATIVE      EMPLOYEES      EXPIRES
--------                      ----------------------------   ---------   --------------
Hillsboro, IL...............  Laborer's International            15      February 2005
                              Union of North America
Saginaw, MI.................  United Auto Workers                21      September 2005
Uhrichsville, OH............  United Mine Workers of            117      January 2005
                              America
Toging, Germany.............  Industry Trade Union for          151      May 2004
                              Mining, Chemical and Energy
Grevenbroich, Germany.......  Industry Trade Union for          166      April 2004
                              Mining, Chemical and Energy

FACILITIES

     Our aluminum facilities are located in:

Sapulpa, Oklahoma(1)                        Toging, Germany
Rockwood, Tennessee(1)                      Wendover, Utah(2)
Morgantown, Kentucky(1)                     Elyria, Ohio(1)
Uhrichsville, Ohio(1)                       Rock Creek, Ohio(1)
Loudon, Tennessee(1)                        Coldwater, Michigan -- (1)
Bedford, Indiana(1)                         Swansea, Wales UK
Chicago Heights, Illinois(1)                Shelbyville, Tennessee(1)
Post Falls, Idaho(1)                        Saginaw, Michigan(1)
Goodyear, Arizona(2)                        Monterrey, Mexico
Pindamonhangaba, Brazil                     Grevenbroich, Germany

     These facilities recycle aluminum, manufacture specification aluminum alloy products and manufacture other aluminum products.

     Our zinc facilities are located in:


Houston, Texas(1)                           Hillsboro, Illinois(2)
Millington, Tennessee(1)                    Clarksville, Tennessee(1)
Coldwater, Michigan(1)                      Spokane, Washington(2)


---------------

(1) The real property, fixtures and equipment relating to these domestic facilities have been mortgaged to secure the notes.

(2) These facilities are located on real property we lease from third parties. The fixtures and equipment of these facilities have been pledged to secure the notes, except for the Goodyear, Arizona facility, which is owned by a partnership in which we own a 70% equity interest.


     The average operating rates for all of our wholly-owned facilities for 2002, 2001 and 2000 were 79%, 81% and 89% of stated capacity. Our Bedford, Indiana facility has ceased melting operations and substantially all of its assets have been transferred to our other facilities. During 2002, we provisionally suspended operations at our Wendover facility, and we determined to permanently close it in the fourth quarter of 2003. In August 2003, we also provisionally suspended operations at our Rockwood plant. We anticipate that the Rockwood facility will remain idle until market conditions improve.


     We believe that our facilities are suitable and adequate for our operations.

     Under a long-term supply agreement, Commonwealth has an option to purchase our Uhrichsville, Ohio facility that is first exercisable in 2008. However, in the event we experience a "change of control" (as that term is defined in the supply agreement), the exercise date of this option would be accelerated to the date of the change of control event. The exercise price is based on varying multiples of earnings before interest, taxes, depreciation and amortization (EBITDA) for the facility (and is five times EBITDA in the case of a non-change of control event exercise). In addition, we have granted Commonwealth a right of first refusal in the event we desire to sell the facility in a non-change of control situation. In the event of a change of control of Commonwealth, then Commonwealth's option and right of first refusal would automatically terminate. The potential purchase price for Commonwealth's exercise of these rights may be above or below the fair value of our Uhrichsville plant. Should Commonwealth exercise these rights, there can be no assurance that the production or earnings attributable to the Uhrichsville facility could be replaced, and our cash flows and net earnings could be adversely affected. This facility will be pledged as collateral to secure the notes. Any proceeds from a sale of this facility will be pledged as collateral to secure the notes in accordance with the provisions of the indenture. See "Description of the exchange notes -- Certain covenants -- Limitation on sales of assets and subsidiary stock."

     In addition, GM has an option to acquire our Saginaw, Michigan facility under our long-term supply agreement with GM. This option is exercisable under certain conditions beginning in 2006. If our supply agreement with GM were terminated, the agreement provides that GM would then have an option to acquire ownership of the Saginaw facility. This facility has been mortgaged as collateral to secure the notes. Any proceeds from a sale of this facility will be pledged as collateral to secure the notes in accordance with the provisions of the indenture. See "Description of the exchange notes -- Certain covenants -- Limitation on sales of assets and subsidiary stock."

     In Irving, Texas, we lease approximately 40,000 square feet of office space for our principal executive, financial and management functions. This lease expires in June 2007. In Houston, Texas, we own approximately 30,000 square feet of office space for financial and management functions for our zinc operations. We also have three zinc brokerage and sales offices that we lease, located in California, Illinois, and Pennsylvania.

ENVIRONMENTAL MATTERS

  GENERAL

     Our operations are subject to environmental laws, regulations and ordinances in our plants' locales of operation. While we believe that current environmental control measures at our facilities comply in all material respects with current legal requirements, additional measures at some of our facilities may be required. Our operations generate discharges and emissions, including in some cases off-site dust and odors, which are subject to environmental laws, including, in the United States, the Federal Clean Air Act. From time to time, our operations have resulted, or may result, in noncompliance with applicable requirements under environmental laws. We may also incur liabilities for off-site disposals of salt cake and other materials. In addition, historical or current operations at, or in the vicinity of, our facilities, may have resulted in soil or groundwater contamination.

     Due to relatively high costs and limited coverage, we do not carry environmental impairment liability insurance.

     We made capital expenditures for environmental control facilities of $2,021,000 in 2002, most of which was related to air pollution control equipment for our Loudon, Tennessee, Morgantown, Kentucky, and Uhrichsville, Ohio facilities and $872,000 for the nine months ended September 30, 2003. Estimated environmental expenditures, which primarily relate to our landfills and air pollution control equipment, are currently estimated to be approximately $1,308,000 for the remainder of 2003 and $4,804,000 for 2004.

     Aluminum. The processing of scrap generates solid waste in the form of salt cake and baghouse dust. This material is disposed of at off-site landfills or at our permitted disposal sites at two of our facilities. If salt cake were ever classified as a hazardous waste or substance under RCRA or CERCLA, we would have to modify our handling and disposal practices.

     Based on current annual processing volumes, planned utilization rates and remaining landfill capacity, the estimated remaining life of our landfill at our Sapulpa, Oklahoma plant is four years. We estimate that phase two of our Morgantown, Kentucky landfill cell has a remaining useful life of approximately one year. Remaining landfill life at Morgantown is estimated by using independent aerial photography and engineering calculations based on that photography. When the current Morgantown landfill was originally permitted, it was anticipated that there would be three phases to this landfill site. We are currently operating in the second phase. A planned expansion at this landfill in 2004 (which will be the third phase) is anticipated to provide an additional six years of useful life.

     The amounts recognized for landfill asset retirement obligations, as of January 1, 2003, were $4,177,000 for our Morgantown, Kentucky landfill and $1,018,000 for our Sapulpa, Oklahoma landfill. The related asset retirement cost for each facility was capitalized as a long-lived asset (asset retirement cost) which is to be amortized over the remaining useful life of the landfills. See "Management's discussion and analysis of financial condition and results of operations -- Impact of recently issued financial accounting standards."

     Zinc. Several of the zinc manufacturing processes create various by-products which are either sold to downstream processors or re-used internally. There are virtually no by-products requiring disposal.

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

  ENVIRONMENTAL PROCEEDINGS

     In 1997, the Illinois Environmental Protection Agency (IEPA) notified us that two of our zinc subsidiaries were potentially responsible parties (PRP) pursuant to the Illinois Environmental Protection Act for the cleanup of contamination at a site in Marion County, Illinois to which these subsidiaries, among others, in the past had sent zinc oxide for processing and resale. The site has not been fully investigated and final estimated cleanup costs have not yet been determined. We have been informed by IEPA that the agency is preparing a revised list of companies that may have sent materials to the site and the volume of materials sent by each company. After receiving the information, our subsidiaries presently plan to seek, possibly in connection with other PRPs, an agreed resolution of the IEPA's claim.


     On February 15, 2001, the State of Michigan filed a lawsuit against us in the State Circuit Court for the 30th District, Ingham County, Michigan. The lawsuit arose out of disputes with Michigan environmental authorities concerning air emission control permits at our aluminum specialty alloy production facilities in Coldwater, Michigan. The plaintiff claimed injunctive relief and penalties for alleged noncompliance with and violations of federal and state environmental laws. The suit sought compliance by us as well as potentially substantial monetary penalties. On January 13, 2004, the parties settled the lawsuit by entering a Consent Judgment with the State Circuit Court. The Consent Judgment requires that we (i) operate our Coldwater aluminum facilities in compliance with a permit compliance program, (ii) adhere to certain recordkeeping, notification and testing guidelines, (iii) install a baghouse and associated equipment at our Alchem facility in Coldwater; and (iv) pay a civil fine in the amount of $300,000 to the State of Michigan.


     On April 27, 2001, the U.S. Environmental Protection Agency, Region V, issued to us a Notice of Violation (NOV) alleging violations of the federal Clean Air Act, primarily for violations of the Michigan State Implementation Plan at our Coldwater facilities. The NOV addresses the same instances of alleged noncompliance raised in the State of Michigan lawsuit, alleging that we purportedly failed to obtain appropriate preconstruction air quality permits prior to conducting modifications to the Alchem production facilities and exceeded permitted emission levels from our two facilities located in Coldwater. All issues raised in the NOV have been addressed through the State of Michigan lawsuit and the Consent Judgment.

     Additionally, there is the possibility that expenditures could be required at our other facilities from time to time, because of new or revised regulations that could require that additional expenditures be made for compliance purposes. These expenditures could materially affect our results of operations in future periods.

  OTHER LEGAL PROCEEDINGS

     In 1998 an employee filed a personal injury claim against us (Bland v. IMCO Recycling Inc.) in Missouri state court. In August 2002 the Missouri Court of Appeals entered a final judgment against us for $4,000,000. We are also involved in litigation with the surety for the appeal bond that was levied to secure the judgment in the Bland case (IMCO Recycling Inc v. American Guarantee & Liability Insurance Company), currently pending in the Missouri Circuit Court of Appeals. To date, we have not paid any portion of the Bland judgment or reimbursed the surety. In a lawsuit between us and our umbrella coverage insurer to resolve a dispute as to coverage in the Bland case (Twin City Fire Insurance Company v. IMCO Recycling Inc.), a federal district court in Missouri entered a judgment in our favor in July 2003. We have filed post-trial motions seeking the award of our attorneys fees and to clarify the terms of the favorable judgment. When judgment is entered, to clarify these points an appeal may be filed by one or both parties. We have not established any reserves for the Bland case. We currently believe that there is insurance coverage for the Bland claim and that we will be indemnified for any payments that we must make.

                                   MANAGEMENT

     The following table sets forth information regarding our directors and executive officers:

NAME                                        AGE                    POSITION
----                                        ---                    --------
Don V. Ingram.............................  68    Chairman of the Board of Directors,
                                                  Chief Executive Officer and President
John E. Balkcom...........................  56    Director
James C. Cooksey..........................  54    Director
John E. Grimes............................  63    Director
Dale Kesler...............................  64    Director
Don Navarro...............................  58    Director
Hugh G. Robinson..........................  71    Director
Richard L. Kerr...........................  61    Executive Vice President and President,
                                                  Aluminum Operations
Paul V. Dufour............................  64    Executive Vice President and
                                                  Chief Financial Officer
J. Tomas Barrett..........................  50    Senior Vice President and
                                                  Assistant Chief Financial Officer
Robert R. Holian..........................  51    Senior Vice President, Controller and
                                                  Chief Accounting Officer
Barry K. Hamilton.........................  51    Senior Vice President and President,
                                                  U.S. Zinc Corporation

  DON V. INGRAM

     Don V. Ingram has served as a director since 1988. He was elected as our Chief Executive Officer in February 1997 and has served as our Chairman of the Board since 1994. Mr. Ingram played a major role in our formation in 1986. Mr. Ingram has been owner and President since 1984 of Summit Partners Management Co., a private investment management company in Dallas. Mr. Ingram is also a director of GRT Corporation.

  JOHN E. BALKCOM

     John E. Balkcom has served as director since December 2003. Mr. Balkcom served as president of St. John's College, Santa Fe, New Mexico, from 2000 to 2003. Prior to that time, Mr. Balkcom was a principal of Sibson & Company, Chicago, a human capital consulting firm, where he was an advisor to chief executive officers and boards of directors of both publicly owned and nonprofit organizations.

  JAMES C. COOKSEY

     James C. Cooksey has served as a director since 2002. He is the owner of Jackson & Cooksey, Inc., a Dallas based corporate real estate advisory firm that he founded in 1981. He is also the founder and principal of Trinity Interests, a real estate management company based in Dallas, Texas. Mr. Cooksey served as Director of the Dallas County Department of Planning, Research and Grants from 1974 through 1980.

  JOHN E. GRIMES

     John E. Grimes has served as a director since 2001. Mr. Grimes retired in July 2000 from his position as President and General Manager of the Dallas/Fort Worth subsidiary of Enterprise Rent A Car, a national rental car company for which he served in various positions since 1971.

  DALE V. KESLER

     Dale V. Kesler was appointed as a director in October 2002. Mr. Kesler retired in 1995 as a partner of the professional accounting firm Arthur Andersen LLP. He served as that firm's Dallas office accounting and audit division head from 1973 - 1982 and as the managing partner of the Dallas office from 1983 - 1994. Mr. Kesler also serves as a director of ElkCorp, Triad Hospitals, Inc. and CellStar Corp.

  DON NAVARRO

     Don Navarro has served as a director since 1986. Mr. Navarro is the owner and president of Don Navarro Company, a company which provides business and management services to public and private companies, specializing in assisting organizations to develop, refine and implement strategic plans. Mr. Navarro also serves as a director of Optical Switch Corporation, Inc.

  HUGH G. ROBINSON

     Hugh G. Robinson has served as a director since 1999. He is Chairman and Chief Executive Officer of The Tetra Group, Inc., a construction management firm located in Dallas, Texas. He has held that position since 1989. Previously, Mr. Robinson was President of Cityplace Development Corporation, a real estate development subsidiary of the Southland Corporation. Mr. Robinson is a former Chairman and Board member of the Federal Reserve Bank of Dallas. Mr. Robinson served as an officer in the United States Army, retiring with the rank of Major General. He is currently a member of the Boards of Directors of Guaranty Federal Savings Bank and Carmax, Inc.

  RICHARD L. KERR

     Richard L. Kerr joined International Metal Co., one of our predecessors, in April 1984. He was named our Chief Operating Officer in 1991. In 1994, he became President of our Metals Division. In 1997 he became our President, and in May 2000, he assumed the role of Executive Vice President and President of the Specialty Alloys Division; in March 2001, he was named Executive Vice President and President, Aluminum Operations.

  PAUL V. DUFOUR

     Paul V. Dufour has served as our Vice President and Chief Financial Officer since March 1987. He was promoted to Senior Vice President and Chief Financial Officer in 1988 and to Executive Vice President and Chief Financial Officer in 1994. Mr. Dufour served as our Corporate Secretary from March 1987 until April 2003.

  J. TOMAS BARRETT

     J. Tomas Barrett has served as our Senior Vice President and Assistant Chief Financial Officer since September 2002. Mr. Barrett served as President of Chemical Lime Company -- Latin America and Chief Financial Officer of Chemical Lime Company, a subsidiary of Lhoist Group, the largest lime and dolime company in the world, from 1997 through 2001. Previously, he served as General Manager of Neste Trifinery, an asphalt refinery in Texas, and was President of Cemex U.S.A. (the U.S. operations of CEMEX, S.A. de C.V., a leading global producer of cement and ready-mix products).

  ROBERT R. HOLIAN

     Robert R. Holian has served as our Senior Vice President and Chief Accounting Officer since September 1999. He joined us in 1990 and was named our Controller in 1992. He was promoted to Vice President and Controller in 1994.

  BARRY K. HAMILTON

     Barry K. Hamilton was appointed Senior Vice President and President of our U.S. Zinc Corporation subsidiary in January 2002. Mr. Hamilton served as President of Midwest Zinc Corporation, a subsidiary of U.S. Zinc, from 1997 to 2001.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information as of March 14, 2003 with regards to the beneficial ownership of our common stock by the following persons, as set forth in our proxy statement for our 2003 annual meeting:

     - all persons known by us to be the beneficial owner of more than 5% of our outstanding common stock;

     - each director;

     - each of our named executive officers; and

     - all of our executive officers and directors as a group.

                                                            SHARES
                                                          UNDERLYING
                                                           OPTIONS         TOTAL
                                           NUMBER OF     EXERCISABLE     BENEFICIAL   PERCENT
NAME OF BENEFICIAL OWNER                   SHARES(1)    WITHIN 60 DAYS   OWNERSHIP    OF CLASS
------------------------                  -----------   --------------   ----------   --------
Don V. Ingram...........................    1,810,670(2)    193,667      2,004,337      12.9%
2200 Ross Ave., Ste. 4500-E
L.B. 170
Dallas, Texas 75201
Dimensional Fund Advisors Inc. .........    1,383,800(3)        -0-      1,383,800       9.0%
1299 Ocean Ave., 11th Floor
Santa Monica, CA 90401
Laird Norton Financial Group, Inc. .....    1,204,025(4)        -0-      1,204,025       7.8%
801 Second Ave., Ste. 1600
Seattle, Washington 98104
William Warshauer.......................    1,094,838           -0-      1,094,838       7.1%
80 Lane 530A Lake James
Fremont, Indiana 46737
James E. Cooksey........................        5,090        12,000         17,090         *
John E. Grimes..........................        2,732        12,000         14,732         *
Dale V. Kesler..........................          369         8,000          8,369         *
Don Navarro.............................        9,075        43,890         52,965         *
Hugh G. Robinson........................        5,022        12,921         17,943         *
Paul V. Dufour..........................      206,795(5)    146,500        353,295       2.3%
Richard L. Kerr.........................       94,363(6)    114,000        208,363       1.4%
William L. Pennington(7)................          -0-        16,667         16,667         *
Barry K. Hamilton.......................        5,173        13,500         18,673         *
All Executive Officers and Directors as
  a group (13 persons, including those
  Executive Officers and Directors named
  above)................................    2,152,421       662,604(8)   2,815,025      17.6%

---------------

 * Less than 1%

(1) Except as otherwise indicated, the persons named in the table possess sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Includes shares of common stock held by wives and minor children of such persons and corporations in which those persons hold a controlling interest.

(2) Represents 1,621,529 shares owned by Mr. Ingram directly, including 600,000 shares of restricted stock, 63,141 shares owned by Mr. Ingram's wife and 126,000 shares held by trusts and custodial accounts created for the benefit of Mr. Ingram's children and relatives. A majority of these shares, except the restricted stock, have been pledged or are held in margin maintenance accounts.

(3) Information with respect to beneficial ownership of shares of common stock by Dimensional Fund Advisors Inc. is based solely upon the report of that firm on Schedule 13G dated February 13, 2003 as filed with the SEC.

(4) Information with respect to beneficial ownership of shares of common stock by Laird Norton Financial Group, Inc. (LNFG) is based solely upon the report of that firm on Schedule 13G dated February 14, 2003. Wentworth, Hauser & Violich, a wholly owned subsidiary of LNFG, has shared power to vote and dispose of 1,052,025 shares. In addition, 152,000 shares are held by Laird Norton Trust Company, another wholly owned subsidiary of LNFG.

(5) Includes 160,000 shares of restricted stock.

(6) Includes 90,000 shares of restricted stock.

(7) Mr. Pennington was an executive officer of the Company until July 2003.

(8) Represents outstanding options under our stock option plans granted to our executive officers and directors which are exercisable within 60 days of March 14, 2003.

                       DESCRIPTION OF OTHER INDEBTEDNESS

     The proceeds from the sale of the outstanding 10 3/8% notes and borrowings under our new senior credit facility were used to (i) repay all outstanding amounts under our former senior secured credit facility, (ii) repay our outstanding Brazilian loans and our outstanding German loans, (iii) pay our VAW-IMCO redemption liability, and (iv) repurchase the trade receivables we previously sold under our receivables sale facility which was terminated. We entered into our new senior credit facility concurrently with the closing of the offering of the outstanding 10 3/8% notes. In this description, "we," "us," and "our" refer only to IMCO Recycling Inc., and not to any of our subsidiaries.

NEW SENIOR CREDIT FACILITY

  GENERAL


     In connection with the offering of the outstanding 10 3/8% notes and the financing transactions, we and substantially all of our wholly-owned domestic subsidiaries entered into a new $120.0 million senior secured revolving credit facility, with PNC Capital Markets, Inc. and J.P. Morgan Business Credit Corp., an affiliate of J.P. Morgan Securities Inc., acting as co-lead arrangers, and PNC Capital Markets, Inc. acting as sole bookrunner. This facility is available to fund our working capital and general corporate needs. The borrowings are subject to a borrowing base limitation based on eligible domestic inventory and receivables. As of September 30, 2003, the borrowing base available to support borrowings under the new senior credit facility was approximately $78.4 million, of which approximately $43.0 million was available after giving effect to borrowings of approximately $28.0 million and outstanding letters of credit of approximately $7.4 million. The actual amounts available for borrowing under our new senior credit facility will depend from time to time upon the amount of eligible inventory and receivables at the time of determination. The new senior credit facility contains a sublimit of $20.0 million for letters of credit.


     This senior credit facility matures on October 6, 2007. Amounts due under the new senior credit facility may be repaid and reborrowed prior to the final maturity date.

     PNC Bank, National Association is the administrative, syndication and collateral agent for the new senior credit facility, and JPMorgan Chase Bank is the documentation agent.

  COLLATERAL

     The new senior credit facility is secured by a first priority lien on all of our and our domestic subsidiaries' receivables (and related contract rights, instruments and documents), chattel paper, inventory, general intangibles and certain investment property. Domestic wholly-owned subsidiaries created or acquired by us will be required to guarantee or be jointly and severally liable for the indebtedness under the new senior credit facility.

  INTEREST; FEES

     Interest under the credit facility will be payable, at our option, at rates per annum equal to: (1) the greater of (x) a base rate equal to PNC Bank, National Association's base commercial lending rate and (y) a federal funds rate, in each case plus an applicable margin spread; or (2) a Eurodollar rate plus an applicable margin spread. Commitment fees based on facility usage are due quarterly.

     The applicable margin spread and the per annum percentage used to calculate the unused commitment fee will be determined by reference to a pricing schedule, which is based on the undrawn availability under the credit facility. The applicable margin will range (1) for base rate and federal funds rate loans, from 75 to 150 basis points, and (2) for Eurodollar loans, from 225 to 300 basis points, depending upon the undrawn availability. Loans may be prepaid at any time without premium or penalty, other than costs associated with prepayments of Eurodollar advances.

  COVENANTS

     This senior credit facility contains various affirmative and negative covenants, including, among others, covenants restricting our ability to:

     - incur additional indebtedness;

     - make loans, advances, guarantees, investments and acquisitions;

     - pay dividends and other distributions;

     - make capital expenditures;

     - consolidate, merge or sell assets; and

     - create liens on our assets.

     Whenever during specified periods our undrawn availability under the senior credit facility is less than $50.0 million, we will also be required to comply with certain additional financial tests and maintain certain financial ratios. These financial tests and ratios include requirements to maintain:

     - a minimum fixed charge coverage ratio of 1.0 to 1.0 (calculated based on IMCO and our wholly-owned domestic subsidiaries); and

     - a minimum tangible net worth of $44.5 million plus 50% of future net income on a consolidated basis.


INDUSTRIAL REVENUE BONDS



     As of December 31, 2002 and September 30, 2003, we had $14.4 million, net of bond sales price discounts, in industrial revenue bond indebtedness outstanding. These bonds were issued in three series in 1996, 1997 and 1998 to acquire, construct and install solid waste (landfill) facilities and a salt cake processing plant adjacent to our Morgantown, Kentucky plant. The interest rates on these bonds range from 6.0% to 7.65% per annum. The industrial revenue bonds mature in 2016, 2022 and 2023. We have amended the loan agreements in connection with these industrial revenue bonds to clarify that certain collateral may be pledged in connection with the offering of the outstanding 10 3/8% notes. Payment of the debt service on the bonds is an unsecured obligation of ours.


VAW-IMCO LINES OF CREDIT

     VAW-IMCO currently has a 12.5 million Euro (approximately U.S.$14.6 million) revolving line of credit and a 2.5 million Euro (approximately U.S.$2.9 million) revolving line of credit in place for its working capital purposes. There are currently no borrowings outstanding under these lines of credit. These loans impose covenants on VAW-IMCO, including financial covenants to maintain minimum net equity, and net equity and interest coverage ratios.

                       DESCRIPTION OF THE EXCHANGE NOTES

     The outstanding 10 3/8% notes were, and the exchange notes will be, issued under an indenture (the "Indenture") dated as of October 6, 2003 by and among IMCO, the subsidiary guarantors and JPMorgan Chase Bank, as Trustee (the "Trustee"). The definitions of most of the initially capitalized terms used in the following summary are set forth below under "-- Certain definitions."

     On October 6, 2003, we issued $210 million aggregate principal amount of outstanding 10 3/8% notes under the Indenture. The terms of the exchange notes will be identical in all material respects to the outstanding 10 3/8% notes, except that the exchange notes will not contain transfer restrictions and holders of exchange notes will no longer have any registration rights or be entitled to any additional interest. The Trustee will authenticate and deliver exchange notes for original issue only in exchange for a like principal amount of outstanding 10 3/8% notes. Any outstanding 10 3/8% notes that remain outstanding after the consummation of the exchange offer, together with the exchange notes, will be treated as a single class of securities under the Indenture. Accordingly, all references in this section to the "Notes" or "notes" refer collectively to the outstanding 10 3/8% notes and exchange notes, and all references in this section to specified percentages in aggregate principal amount of the outstanding 10 3/8% notes will be deemed, at any time after the exchange offer is consummated, to be the same percentage in aggregate principal amount of the outstanding 10 3/8% notes and exchange notes then outstanding.

     The initial Guarantors of the outstanding 10 3/8% notes are, and of the exchange notes will be, the following Subsidiaries of the Company, which constituted at the Issue Date all of our existing wholly-owned domestic subsidiaries that are co-borrowers under our new senior credit facility:

    Alchem Aluminum, Inc.
     Alchem Aluminum Shelbyville Inc.
     Gulf Reduction Corporation
     IMCO Energy Corp.
     IMCO Indiana Partnership L.P.
     IMCO International, Inc.
     IMCO Investment Company
     IMCO Management Partnership L.P.
     IMCO Operations Services Company
     IMCO Recycling of California, Inc.
     IMCO Recycling of Idaho Inc.
     IMCO Recycling of Illinois Inc.
     IMCO Recycling of Indiana Inc.
     IMCO Recycling of Michigan L.L.C.
     IMCO Recycling of Ohio Inc.
     IMCO Recycling of Utah Inc.
     IMCO Recycling Services Company
     IMSAMET, Inc.
     Indiana Aluminum Inc.
     Interamerican Zinc, Inc.
     MetalChem, Inc.
     Midwest Zinc Corporation
     Pittsburg Aluminum, Inc.
     Rock Creek Aluminum, Inc.
     U.S. Zinc Corporation
     U.S. Zinc Export Corporation
     Western Zinc Corporation

     All future restricted domestic subsidiaries will be required to guarantee the notes as well. The notes will not be guaranteed by our current or future foreign subsidiaries.

     The exchange notes, like the outstanding 10 3/8% notes, will be general senior obligations of the Company, ranking equal in right of payment with all existing and future unsubordinated indebtedness of the Company. The notes will be unconditionally guaranteed by the Guarantors as described below under the caption "-- Ranking -- Subsidiary guarantees." The notes and the Guarantees will be secured by a first priority lien, subject to permitted exceptions, on the Collateral as described below under the caption "-- Collateral." The Collateral Documents referred to below under the caption "-- Collateral" define the terms of the liens and security interests that secure the notes and the Guarantees.

     The following description is a summary of the material provisions of the Indenture and the Collateral Documents and does not include all of the information included in the Indenture and the Collateral Documents and may not include all of the information that you would consider important. This summary is qualified by reference to the Trust Indenture Act of 1939, as amended (the "TIA"), and to all of the provisions of the Indenture, including the definitions of terms therein and those terms made a part of the Indenture by reference to the TIA as in effect on the date of the Indenture. A copy of the Indenture and the Collateral Documents may be obtained from us upon your request.

     For purposes of this description, references to the "Company," "we," "our" and "us" refer only to IMCO Recycling Inc. and not to its Subsidiaries.

     The outstanding 10 3/8% notes are, and the exchange notes will be, issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof. Initially, the Trustee will act as paying agent and registrar for the notes. The notes may be presented for registration or transfer and exchange at the offices of the registrar, which initially will be the Trustee's corporate trust office. The Company may change any paying agent and registrar without notice to holders of the notes. The Company will pay principal (and premium, if any) on the notes at the Trustee's corporate trust office in New York, New York. Interest may be paid at the Trustee's corporate trust office, by check mailed to the registered address of the holders or by wire transfer if instructions therefor are furnished by a holder. The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders of notes will have rights under the Indenture.

GENERAL

  THE NOTES

     The exchange notes (and the outstanding 10 3/8% notes):

     - are senior obligations of the Company;

     - are secured by first-priority Liens and security interests, subject to Permitted Liens, in the real property, fixtures and equipment relating to our wholly-owned domestic operating plants and on the fixtures and equipment relating to substantially all of our leased domestic operating plants, which as of September 2003 had an appraised value of approximately $141.6 million;

     - are secured by the intercompany note issued by VAW-IMCO to us;

     - rank equally in right of payment with all existing and future senior Indebtedness of the Company and senior in right of payment to any existing and future subordinated Indebtedness of the Company;

     - will be effectively subordinated to the Company's obligations under the new senior credit facility to the extent of the Company's personal property securing such obligations;

     - will be effectively senior to all of the Company's existing and future Indebtedness to the extent of the Collateral securing the obligations under the Notes;

     - are unconditionally guaranteed on a senior basis by each Domestic Subsidiary of the Company that is a co-borrower under our new senior credit facility. See "-- Subsidiary Guarantees;"

     - mature on October 15, 2010;

     - will be issued in denominations of $1,000 and integral multiples of $1,000;

     - will be represented by one or more registered Notes in global form, but in certain circumstances may be represented by Notes in definitive form (see "Book-entry; delivery and form"); and

     - are expected to be eligible for trading in the PORTAL market.

     The issuance of the outstanding 10 3/8% notes was limited to $210.0 million. Notwithstanding the foregoing, subject to compliance by the Company with the "Limitation on indebtedness" covenant, the Company may, without the consent of the Holders, issue an unlimited principal amount of additional notes having identical terms and conditions as the Notes (the "Additional Notes"); provided, however, that not less than 80% of the net cash proceeds from any such issuance of Additional Notes shall be deposited into the Collateral Account and invested by the Company in Additional Assets, which Additional Assets are thereupon with their acquisition added to the Collateral securing the Notes; provided, however, to the extent that the Credit Facility Collateral Documents restrict the Company's ability to pledge such Additional Assets as Collateral, the Company shall either pledge other property or assets as Collateral having a fair market value, as determined in good faith by the Board of Directors, at least equal to the fair market value of such Additional Assets or deposit an amount of cash or Cash Equivalents into the Collateral Account having a value at least equal to the fair market value of such Additional Assets (which Cash or Cash Equivalents may be withdrawn by the Company from the Collateral Account to be invested in Additional Assets which are pledged as Collateral in accordance with the Indenture). Any Additional Notes will be part of the same issue as the Notes that we are currently offering and will vote on all matters with the holders of the Notes.

  THE SUBSIDIARY GUARANTEES

     The Subsidiary Guarantees:

     - are senior obligations of the Subsidiary Guarantors;

     - are secured by first-priority Liens and security interests, subject to Permitted Liens, in the Collateral owned by the Subsidiary Guarantors;

     - rank equally in right of payment with all existing and future senior Indebtedness of the Subsidiary Guarantors and senior in right of payment to any existing and future subordinated Indebtedness of the Subsidiary Guarantors;

     - will be effectively subordinated to the Subsidiary Guarantors' obligations under the new senior credit facility to the extent of such Subsidiary Guarantor's personal property securing such obligations; and

     - will be effectively senior to all of the Subsidiary Guarantors' existing and future Indebtedness to the extent of the Collateral securing the obligations under the Subsidiary Guarantees. See "-- "Ranking -- Subsidiary Guarantees."

  INTEREST

     Interest on the Notes will compound semi-annually and:

     - accrue at the rate of 10 3/8% per annum;

     - accrue from the date of original issuance or, if interest has already been paid, from the most recent interest payment date;

     - be payable in cash semi-annually in arrears on April 15 and October 15, commencing on April 15, 2004;

     - be payable to the holders of record on the April 1 and October 1 immediately preceding the related interest payment dates; and

     - be computed on the basis of a 360-day year comprised of twelve 30-day months.

     We also will pay additional interest to holders of the Notes if we fail to complete the Exchange Offer within 210 days or if certain other conditions contained in the Registration Rights Agreement are not satisfied.

  PAYMENTS ON THE NOTES; PAYING AGENT AND REGISTRAR

     We will pay principal of, premium, if any, and interest on the Notes at the office or agency designated by the Company in the Borough of Manhattan, The City of New York, except that we may, at our option, pay interest on the Notes by check mailed to holders of the Notes at their registered addresses as they appear in the Registrar's books or by wire transfer to accounts located in the U.S. maintained by holders of the Notes. We have initially designated the corporate trust office of the Trustee in New York, New York to act as our Paying Agent and Registrar. We may, however, change the Paying Agent or Registrar without prior notice to the holders of the Notes, and the Company or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.

     We will pay principal of, premium, if any, and interest on, the Notes in global form registered in the name of or held by The Depository Trust Company or its nominee in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the registered holder of such global Note.

  TRANSFER AND EXCHANGE

     A holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by the Company, the Trustee or the Registrar for any registration of transfer or exchange of Notes, but the Company may require a holder to pay a sum sufficient to cover any transfer tax or other governmental taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or before an interest payment date.

     The registered holder of a Note will be treated as the owner of it for all purposes.

OPTIONAL REDEMPTION

     Except as described below, the Notes are not redeemable until October 15, 2007. On and after October 15, 2007 the Company may redeem all or, from time to time, a part of the Notes upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as a percentage of principal amount) plus accrued and unpaid interest on the Notes, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on October 15 of the years indicated below:

YEAR                                                           PERCENTAGE
----                                                           ----------
2007........................................................    105.188%
2008........................................................    102.594%
2009 and thereafter.........................................    100.000%

     Prior to October 15, 2006, the Company may on any one or more occasions redeem up to 35% of the original principal amount of the Notes with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 110.375% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that

          (1) there is a Public Market at the time of such redemption;

          (2) at least 65% of the original principal amount of the Notes remains outstanding after each such redemption; and

          (3) the redemption occurs within 60 days after the closing of such Equity Offering.

     If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business, on such record date, and no additional interest will be payable to holders whose Notes will be subject to redemption by the Company.

     In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion will deem to be fair and appropriate, although no Note of $1,000 in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note.

     The Company is not required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

RANKING

  THE NOTES

     The Notes are secured by the Collateral and rank senior in right of payment to all existing and future subordinated Indebtedness of the Company. The Notes rank equally in right of payment with all existing and future Indebtedness of the Company that is not so subordinated. The Notes are effectively senior to all of the Company's existing and future Indebtedness to the extent of the Collateral securing the obligations under the Notes. The Notes are effectively subordinated to the Company's obligations under the new senior credit facility to the extent of the Company's personal property securing such obligations and to the indebtedness of the Company's non-guarantor subsidiaries. None of the Company's existing or future Foreign Subsidiaries will Guarantee the Notes. All of the Company's existing wholly-owned Domestic Subsidiaries are Subsidiary Guarantors of the Notes (other than our receivables financing subsidiary) and any future Domestic Subsidiary that is a Restricted Subsidiary will Guarantee the Notes.

     As of September 30, 2003, after giving effect to the offering of the outstanding 10 3/8% notes and the financing transactions the Company and the Subsidiary Guarantors would have had approximately $238 million of outstanding senior Indebtedness (excluding intercompany liabilities), including $210 million of Indebtedness represented by the Notes and $28 million of Indebtedness represented by the new senior credit facility.

     As of September 30, 2003, we would have been able to incur an additional $43.0 million under our new senior credit facility after the closing of the offering of the outstanding 10 3/8% notes and the consummation of the financing transactions.

     The intercompany note that is pledged as collateral will be an unsecured senior obligation of VAW-IMCO and will rank equally with all of the existing and future unsecured senior indebtedness of VAW-IMCO and senior to all of its existing and future subordinated indebtedness. Accordingly, in the event of any liquidation event, the proceeds from the sale of assets of VAW-IMCO will be applied to pay its senior obligations, including the intercompany note, prior to its subordinated liabilities. As of September 30, 2003, after giving effect to the offering of the outstanding 10 3/8% notes and the financing transactions, VAW-IMCO would have had approximately $44.9 million of liabilities (excluding intercompany liabilities) and 22% of our consolidated assets. On the same basis, our other non-guarantor subsidiaries would have had approximately $20.7 million of liabilities (excluding intercompany liabilities) and 10% of our consolidated assets. For the twelve months ended September 30, 2003, on a pro forma basis, our non-guarantor subsidiaries generated income in amounts in excess of our consolidated net income and 51% of our EBITDA on a combined basis.

     Although the Indenture limits the amount of Indebtedness that the Company may Incur, such Indebtedness may be substantial.

  SUBSIDIARY GUARANTEES

     The Subsidiary Guarantors are, jointly and severally, unconditionally guaranteeing, on a senior basis, the Company's obligations under the Notes and all obligations under the Indenture. Each Subsidiary Guarantee is secured by the portion (if any) of the Collateral owned by such Subsidiary Guarantor. Such Subsidiary Guarantors agree to pay, in addition to the amount stated above, any and all reasonable costs and expenses
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(including reasonable counsel fees and expenses) incurred by the Trustee or the holders in enforcing any rights under the Subsidiary Guarantees. The obligations of Subsidiary Guarantors under the Subsidiary Guarantees rank equally in right of payment with other Indebtedness of such Subsidiary Guarantor, except to the extent such other Indebtedness is subordinate to the obligations arising under the Subsidiary Guarantees. The Subsidiary Guarantees are effectively senior to all of the Subsidiary Guarantors' existing and future senior Indebtedness to the extent of the Collateral securing the obligations under the Subsidiary Guarantees. The Subsidiary Guarantees are effectively subordinated to the Subsidiary Guarantors' obligations under the new senior credit facility to the extent of the Subsidiary Guarantors' personal property securing such obligations.

     As of September 30, 2003, after giving effect to the offering of the outstanding 10 3/8% notes and the financing transactions, the Subsidiary Guarantors would have had no outstanding senior Indebtedness or subordinated Indebtedness (excluding intercompany liabilities, Guarantees under the new senior credit facility and Guarantees of the Notes).

     Although the Indenture limits the amount of indebtedness that Subsidiary Guarantors may Incur, such indebtedness may be substantial.

     The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee are limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

     In the event a Subsidiary Guarantor is sold or disposed of (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease)), and whether or not the Subsidiary Guarantor is the surviving corporation in such transaction, to a Person which is not the Company or a Restricted Subsidiary (other than a Receivables Entity), such Subsidiary Guarantor will be released from its obligations under its Subsidiary Guarantee if:

     (1) the sale or other disposition is in compliance with the Indenture, including the covenants "-- Limitation on sales of assets and subsidiary stock" and "-- Limitation on sales of capital stock of restricted subsidiaries"; and

     (2) all the obligations of such Subsidiary Guarantor under the Credit Facility (as defined) and related documentation and any other agreements relating to any other indebtedness of the Company or its Restricted Subsidiaries terminate upon consummation of such transaction.

     In addition, a Subsidiary Guarantor will be released from its obligations under the Indenture, its Subsidiary Guarantee and the Registration Rights Agreement if the Company designates such Subsidiary as an Unrestricted Subsidiary and such designation complies with the other applicable provisions of the Indenture.

COLLATERAL

  REAL PROPERTY, FIXTURES AND EQUIPMENT

     The Notes and Subsidiary Guarantees are secured by first priority Liens and security interests, subject to Permitted Liens, in:

     - the real property, fixtures and equipment relating to our operating plants and facilities located in Sapulpa, Oklahoma; Rockwood, Tennessee; Bedford, Indiana; Morgantown, Kentucky; Uhrichsville, Ohio; Loudon, Tennessee; Chicago Heights, Illinois; Post Falls, Idaho; Elyria, Ohio; Rock Creek, Ohio; Coldwater, Michigan; Shelbyville, Tennessee; Saginaw, Michigan; Houston, Texas; Millington, Tennessee; and Clarksville, Tennessee; and

     - the fixtures and equipment relating to our facilities located in Wendover, Utah; Hillsboro, Illinois; and Spokane, Washington,

     collectively referred to herein as the "Collateral."

     The appraised value of the Collateral was approximately $141.6 million as of September 2003. The Collateral includes any improvements or additions to the real property, fixtures and equipment that currently form

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part of the Collateral and any additional Collateral acquired with the proceeds of any issuance of Additional Notes. However, the Company is not required to pledge as Collateral any additional real property or related fixtures and equipment acquired after the date hereof, unless acquired with the proceeds from certain specified transactions as described below. See "-- Certain covenants -- Certain proceeds." The Collateral does not and will not include any foreign real or personal property (other than the intercompany note) or any inventory, accounts receivable, intangible assets or any other assets or proceeds thereof, including the inventory, receivables and other personal property that secures our new senior credit facility.

  INTERCOMPANY NOTE

     VAW-IMCO issued an intercompany note to us that we pledged as collateral for the benefit of the noteholders on a first priority basis, referred to herein as the "Note Collateral." The Note Collateral is held by the Trustee for the benefit of the noteholders pursuant to a pledge agreement and is subject to acceleration if an Event of Default has occurred and is continuing and the principal of, premium, if any, and accrued and unpaid interest, if any, on the Notes is accelerated under the indenture. The principal amount of the Note Collateral is approximately $24.0 million, which is the value of the German loans repaid by our German subsidiary in connection with the offering of the outstanding 10 3/8% notes. The Note Collateral is an unsecured obligation of VAW-IMCO. Interest on the Note Collateral is payable in cash at the same rate as the notes offered hereby 10 days prior to the related interest payment date on the notes. The interest paid on the Note Collateral by VAW-IMCO is deposited into the Collateral Account and used to repay interest on the Notes. The Note Collateral matures 10 days prior to the maturity date of the Notes, and the proceeds will be deposited into the Collateral Account to repay the Notes at maturity. Proceeds deposited into the Collateral Account from payments of interest and of principal at maturity will be held by the Trustee and invested in accordance with the Indenture. The Note Collateral may be prepaid and cancelled at any time prior to maturity if:

     - no Event of Default has occurred and is continuing;

     - no downgrading of the Notes shall occur as a result of such prepayment;
       and

the proceeds from any such prepayment are deposited into the Collateral Account to be invested in accordance with the covenant "Certain covenants -- Limitation on sales of assets and subsidiary stock" below.

     The intercompany note also limits VAW-IMCO's ability to consolidate with, or merge into another entity.

  SUFFICIENCY OF COLLATERAL

     The fair market value of the Collateral is subject to fluctuations based on factors that include, among others, the condition of the aluminum and zinc recycling industries, the ability to sell the Collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors. The amount to be received upon a sale of the Collateral would be dependent on numerous factors, including but not limited to the actual fair market value of the Collateral at such time and the timing and the manner of the sale. By its nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time or in an orderly manner or at its appraised value. In addition, in the event of a bankruptcy, the ability of the holders to realize upon any of the Collateral may be subject to certain bankruptcy law limitations as described below.

  CERTAIN COVENANTS

     The Collateral and Note Collateral are pledged pursuant to mortgages, deeds of trust, deeds to secure debt, security agreements or pledge agreements (the "Collateral Documents") that contain provisions relating to the administration, preservation and disposition of the Collateral and Note Collateral. The following is a summary of some of the covenants and provisions set forth in the Collateral Documents and the Indenture as they relate to the Collateral and Note Collateral.

     Maintenance of collateral. The Collateral Documents provide that the Company and the Subsidiary Guarantors shall maintain the Collateral in good, safe and insurable operating order, condition and repair and do all other acts as may be reasonably necessary or appropriate to maintain and preserve the value of the Collateral.
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The Collateral Documents also provide that the Company and the Subsidiary
Guarantors shall pay all real estate and other taxes, and maintain in full force and effect all material permits and certain insurance coverages.

     Certain proceeds. The Collateral Documents provide that proceeds from the condemnation or destruction of the Collateral or from eminent domain proceedings shall be deposited into the Collateral Account to be invested in Additional Assets (which may include performance of a Restoration of the Collateral). Any remaining proceeds shall then be applied to make an offer to repurchase the Notes in accordance with the covenant "Certain covenants -- Limitation on sales of assets and subsidiary stock" below.

     As described above, 80% of the net proceeds from any issuance of Additional Notes shall be invested in Additional Assets that must be pledged as Collateral for the Notes.

     In addition, as described above, the proceeds from any prepayment of the Note Collateral shall be deposited into the Collateral Account to be invested in Additional Assets and then applied to make an offer to repurchase the Notes in accordance with the covenant "Certain covenants -- Limitation on sales of assets and subsidiary stock" below.

     As more fully described below under "Certain covenants -- Limitation on sales of assets and subsidiary stock," the Company must pledge the non-cash proceeds from any sale of Collateral, above prescribed amounts and subject to certain exceptions, as Collateral for the Notes and use the cash proceeds from any such sale of Collateral to purchase Additional Assets that must be pledged as Collateral for the Notes. Any remaining proceeds shall then be applied to make an offer to repurchase the Notes in accordance with the terms of the Indenture.

     Proceeds from any of the above transactions are deposited in a segregated account under the sole control of the Trustee.

     Delivery of additional documents. Although the Company believes that the Notes are secured by fully perfected first priority Liens and security interests (subject to Permitted Liens) in the Collateral, the Company may not have obtained (1) mortgagee policies of title insurance in favor of the Trustee, issued by a nationally-recognized title insurance company, on all of the real property that will be secured by the Collateral Documents, (2) certified as-built surveys of the real property covered by the Collateral Documents by registered surveyors, bearing legal descriptions conforming exactly to those contained in the title insurance policies referred to above and related matters; and (3) results of lien searches in each of the jurisdictions where fixtures or equipment covered by the Collateral Documents are located or where filings covering such fixtures or equipment may be made. If any of the foregoing has occurred, the Company will use its reasonable best efforts to obtain such items and deliver such items to J.P. Morgan Securities Inc., as representative of the initial purchasers, promptly after the closing of the offering of the outstanding 10 3/8% notes.

     Further assurances. The Collateral Documents and the Indenture provide that the Company and the Subsidiary Guarantors shall, at their sole expense, do all acts which may be reasonably necessary to confirm that the Trustee holds, for the benefit of the holders of the Notes and the Trustee, duly created, enforceable and perfected first priority Liens and security interests in the Collateral and Note Collateral (subject to Permitted Liens).

     Upon request of the Trustee, or from time to time, the Company and the Subsidiary Guarantors shall, at their sole expense, execute, acknowledge and deliver such documents and instruments and take such other actions, which may be necessary to assure, perfect, transfer and confirm the property and rights conveyed by the Collateral Documents.

     The Indenture provides that the Company will comply with the applicable provisions of the TIA as they relate to the Collateral and Note Collateral.

     To the extent applicable, the Company will cause TIA sec.313(b), relating to reports, and TIA sec.314(d), relating to the release of property and to the substitution therefore of any property to be pledged as collateral for the Notes, to be complied with. Any certificate or opinion required by TIA sec.314(d) may be made by an officer of the Company except in cases where TIA sec.314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert, who shall be reasonably satisfactory to the Trustee. Notwithstanding anything
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to the contrary in this paragraph, the Company will not be required to comply with all or any portion of TIA sec.314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA sec.314(d) and/or any interpretation or guidance as to the meaning thereof of the Commission and its staff, including "no action" letters or exemptive orders, all or any portion of TIA sec.314(d) is inapplicable.

     Negative pledge. The Indenture provides that the Company and its Restricted Subsidiaries will not further pledge the Collateral or Note Collateral as security or otherwise, subject to Permitted Liens. The Company, however, subject to compliance by the Company with the "Limitation on indebtedness" covenant, has the ability to issue an unlimited aggregate principal amount of Additional Notes having identical terms and conditions as the Notes, all of which may be secured by the Collateral; provided, however, that not less than 80% of the net proceeds from any such issuance of Additional Notes shall be deposited into the Collateral Account and invested by the Company in Additional Assets, which Additional Assets are thereupon with their acquisition added to the Collateral securing the Notes.

  FORECLOSURE

     Upon the occurrence and during the continuance of an Event of Default, the Collateral Documents provide for (among other available remedies) the foreclosure upon and sale of the applicable Collateral or Note Collateral by the Trustee and the distribution of the net proceeds of any such sale to the holders of the Notes. In the event of foreclosure on the Collateral or Note Collateral, the proceeds from the sale of the Collateral or Note Collateral may not be sufficient to satisfy in full the Company's obligations under the Notes. The ability of the Trustee to foreclose on the Note Collateral may be limited by applicable German law.

  CERTAIN BANKRUPTCY LIMITATIONS

     The right of the Trustee to repossess and dispose of the Collateral or Note Collateral upon the occurrence of an Event of Default would be significantly impaired by applicable bankruptcy law in the event that a bankruptcy case were to be commenced by or against the Company or any subsidiary prior to the Trustee having repossessed and disposed of the Collateral or Note Collateral. Upon the commencement of a case for relief under Title 11 of the United States Code, as amended (the "Bankruptcy Code"), a secured creditor such as the Trustee is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from the debtor, without bankruptcy court approval.

     In view of the broad equitable powers of a U.S. bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the Trustee could repossess or dispose of the Collateral, the value of the Collateral at the time of the bankruptcy petition or whether or to what extent holders of the Notes would be compensated for any delay in payment or loss of value of the Collateral. The Bankruptcy Code permits only the payment and/or accrual of post-petition interest, costs and attorneys' fees to a secured creditor during a debtor's bankruptcy case to the extent the value of the Collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the Collateral.

     Furthermore, in the event a domestic or foreign bankruptcy court determines that the value of the Collateral or Note Collateral is not sufficient to repay all amounts due on the Notes, the holders of the Notes would hold secured claims to the extent of the value of the Collateral or Note Collateral to which the holders of the Notes are entitled, and unsecured claims with respect to such shortfall.

  RELEASE

     The Liens on the Collateral and Note Collateral will be released with respect to the Notes:

          (1) in whole, upon payment in full of the principal of, accrued and unpaid interest and premium, if any, on the Notes;

          (2) in whole, upon satisfaction and discharge of the Indenture;

          (3) in whole, upon a legal defeasance as set forth under the caption "-- Defeasance;"

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          (4) in part, as to any property constituting Collateral (A) that is sold or otherwise disposed of by the Company or any of its Restricted Subsidiaries in a transaction permitted by "Certain covenants -- Limitation on sales of assets and subsidiary stock" or by the Collateral Documents, to the extent of the interest sold or disposed of, (B) that is cash or Net Available Cash withdrawn from the Collateral Account for any one or more purposes permitted by subsection (a) of "Certain covenants -- Limitation on sales of assets and subsidiary stock"; (C) that is of the nature described in clause (4), clause (10) or clause (11) of the proviso in the definition of "Asset Disposition," and is subject to a disposition as therein provided, (D) that constitute Excess Collateral Proceeds that remain unexpended after the conclusion of a Collateral Asset Disposition Offer conducted in accordance with the Indenture, (E) that is owned or at any time acquired by a Subsidiary of the Company that has been released from its Subsidiary Guarantee in accordance with this Indenture, concurrently with the release thereof, or (F) otherwise in accordance with the Indenture;

          (5) in part, as to any payments of interest, principal or any prepayments of the Note Collateral in accordance with the Indenture;

          (6) with the consent of each Holder affected thereby (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, notes);

provided, that, in the case of any release in whole pursuant to clauses (1) through (5) above, all amounts owing to the Trustee under the Indenture and the Collateral Documents have been paid.

     To the extent applicable, the Company and each Subsidiary will furnish to the Trustee, prior to each proposed release of Collateral or Note Collateral pursuant to the Collateral Documents and the Indenture:

          (1) an Officers' Certificate and Opinion of Counsel and such other documentation as required by the Indenture;

          (2) all documents required by TIA sec.314(d), the Collateral Documents and the Indenture; and

          (3) an Opinion of Counsel to the effect that such accompanying documents constitute all documents required by TIA sec.314(d), the Collateral Documents and the Indenture.

     Upon compliance by the Company or its Subsidiaries, as the case may be, with the conditions precedent set forth above, and upon delivery by the Company or such Subsidiary to the Trustee of an Opinion of Counsel to the effect that such conditions precedent have been complied with, the Trustee shall promptly, but in no event later than five Business Days, cause to be released and reconveyed to the Company, or its Subsidiaries, as the case may be, the released Collateral or Note Collateral.

CHANGE OF CONTROL

     If a Change of Control occurs, unless the Company has exercised its right to redeem all of the Notes as described under "Optional redemption," each holder will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder's Notes at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

     Within 30 days following any Change of Control, unless the Company has exercised its right to redeem the Notes as described under "Optional redemption", the Company will mail a notice (the "Change of Control Offer") to each holder, with a copy to the Trustee, stating:

          (1) that a Change of Control has occurred and that such holder has the right to require the Company to purchase such holder's Notes at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date) (the "Change of Control Payment");

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          (2) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change of Control Payment Date"); and

          (3) the procedures determined by the Company, consistent with the Indenture, that a holder must follow in order to have its Notes repurchased.

     On the Change of Control Payment Date, the Company will, to the extent lawful:

          (1) accept for payment all Notes or portions of Notes (in integral multiples of $1,000) properly tendered pursuant to the Change of Control Offer;

          (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes so tendered; and

          (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

     The paying agent will promptly mail to each holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof.

     If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to holders who tender pursuant to the Change of Control Offer.

     The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

     Prior to mailing a Change of Control Offer, and as a condition to such mailing (i) the requisite holders of each issue of Indebtedness issued under an indenture or other agreement that may be violated by such payment shall have consented to such Change of Control Offer being made and waived the event of default, if any, caused under such indenture or other agreement by the Change of Control or (ii) the Company will repay all outstanding Indebtedness issued under an indenture or other agreement that may be violated by a payment to the holders of Notes under a Change of Control Offer or (iii) the Company must offer to repay all such Indebtedness, and make payment to the holders of such Indebtedness that accept such offer, and obtain waivers of any event of default from the remaining holders of such Indebtedness.

     The Company covenants to effect such repayment or obtain such consent and/or waiver within 30 days following any Change of Control, it being a default of the Change of Control provisions if the Company fails to comply with such covenant. A default under the Indenture will result in a cross-default under the Senior Secured Credit Agreement.

     The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in the Indenture by virtue of the conflict.

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     The Company's ability to repurchase Notes pursuant to a Change of Control
Offer may be limited by a number of factors. The occurrence of certain of the events that constitute a Change of Control may constitute a default under the Senior Secured Credit Agreement. In addition, certain events that may constitute a change of control under the Senior Secured Credit Agreement and cause a default under that agreement may not constitute a Change of Control under the Indenture. Future Indebtedness of the Company and its Subsidiaries may also contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Company to repurchase the Notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the holders upon a repurchase may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

     Even if sufficient funds were otherwise available, the terms of the Senior Secured Credit Agreement and other Indebtedness may prohibit the Company's prepayment of Notes before their scheduled maturity. Consequently, if the Company is not able to prepay its Indebtedness under the Senior Secured Credit Agreement and any other Indebtedness containing similar restrictions or obtain requisite consents, as described above, the Company will be unable to fulfill its repurchase obligations if holders of Notes exercise their repurchase rights following a Change of Control, resulting in a default under the Indenture. A default under the Indenture will result in a cross-default under the Senior Secured Credit Agreement.

     The Change of Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving the Company by increasing the capital required to effectuate such transactions. The definition of "Change of Control" includes a disposition of all or substantially all of the property and assets of the Company and its Restricted Subsidiaries taken as a whole to any Person. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the property or assets of a Person. As a result, it may be unclear as to whether a Change of Control has occurred and whether a holder of Notes may require the Company to make an offer to repurchase the Notes as described above. The provisions under the Indenture relative to the Company's obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.

CERTAIN COVENANTS

  LIMITATION ON INDEBTEDNESS

     The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Company or any of the Subsidiary Guarantors may Incur Indebtedness if on the date thereof:

          (1) the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least 2.00 to 1.00; and

          (2) no Default or Event of Default will have occurred or be continuing or would occur as a consequence of Incurring the Indebtedness or transactions relating to such Incurrence.

     The first paragraph of this covenant will not prohibit the Incurrence of the following Indebtedness:

          (1) Indebtedness of the Company and the Subsidiary Guarantors Incurred pursuant to the Credit Facility and the principal component of amounts outstanding under Qualified Receivables Transactions in an aggregate amount up to the greater of (a) the Borrowing Base and (b) $120.0 million less (in the case of this clause (b)) all mandatory prepayments of principal thereof permanently reducing the commitments thereunder;

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          (2) Guarantees by the Subsidiary Guarantors and Foreign Subsidiaries
     of Indebtedness Incurred in accordance with the provisions of the Indenture; provided that in the event such Indebtedness that is being Guaranteed is a Subordinated Obligation or a Guarantor Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to the Subsidiary Guarantee;

          (3) Indebtedness of the Company owing to and held by any Restricted Subsidiary (other than a Receivables Entity) or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any other Restricted Subsidiary (other than a Receivables Entity); provided, however,

             (a) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes; or

             (b) if a Subsidiary Guarantor is the obligor on such Indebtedness and the Company or a Subsidiary Guarantor is not the obligee, such Indebtedness is subordinated in right of payment to the Subsidiary Guarantees of such Subsidiary Guarantor; and

                (i) any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary (other than a Receivables Entity); or

                (ii) any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary (other than a Receivables Entity)

           shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be.

          (4) Indebtedness represented by (a) the Notes and the Subsidiary Guarantees issued on the Issue Date, the exchange notes and exchange guarantees evidencing the same Indebtedness as the Notes and the Subsidiary Guarantees issued in a registered exchange offer pursuant to the Registration Rights Agreement, (b) any Indebtedness (other than the Indebtedness described in clauses (1), (2), (3), (6), (8), (9), (10), (11)
     and (12)) outstanding on the Issue Date and (c) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (4) or clause (5) or Incurred pursuant to the first paragraph of this covenant;

          (5) Indebtedness of a Person Incurred and outstanding on the date on which such Person was acquired by the Company or a Restricted Subsidiary and became a Restricted Subsidiary or part of a Restricted Subsidiary or the Company or merged, consolidated, amalgamated or liquidated with or into a Restricted Subsidiary or the Company (other than Indebtedness Incurred
     (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Company or a Restricted Subsidiary or merged, consolidated, amalgamated or liquidated with or into a Restricted Subsidiary or (b) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that at the time such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant after giving effect to the Incurrence of such Indebtedness pursuant to this clause (5);

          (6) Indebtedness under Currency Agreements and Interest Rate Agreements; provided, that in the case of Currency Agreements, such Currency Agreements are related to business transactions of the Company or its Restricted Subsidiaries entered into in the ordinary course of business or in the case of Currency Agreements and Interest Rate Agreements, such Currency Agreements and Interest Rate Agreements are entered into for bona fide hedging purposes of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company) and substantially correspond (in case of Interest Rate Agreements) in terms of notional amount, duration, currencies and interest rates, as applicable, to Indebtedness of the Company or its Restricted Subsidiaries Incurred without violation of the Indenture;

          (7) the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capitalized Lease Obligations, real property financings, conditional sale obligations, obligations under title
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     retention agreements or purchase money obligations with respect to assets other than Capital Stock or other Investments, in each case Incurred for the purpose of financing all or any part of the purchase price, leasing, or cost of acquisition, construction, development or improvement of property or assets used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $20.0 million at any time outstanding;

          (8) Indebtedness Incurred in respect of workers' compensation claims, self-insurance obligations, performance, surety, appeal and similar bonds and completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business;

          (9) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

          (10) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five business days of Incurrence;

          (11) Indebtedness of Foreign Subsidiaries Incurred for working capital financing in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (11) and then outstanding, will not exceed $40.0 million at any one time outstanding; and

          (12) in addition to the items referred to in clauses (1) through (11) above, Indebtedness of the Company and its Subsidiary Guarantors in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause
     (12) and then outstanding, will not exceed $15.0 million at any time outstanding.

     The Company will not Incur any Indebtedness under the preceding paragraph if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of the Company unless such Indebtedness will be subordinated to the Notes to at least the same extent as such Subordinated Obligations. No Subsidiary Guarantor will Incur any indebtedness if the proceeds thereof are used, directly or indirectly, to refinance any Guarantor Subordinated Obligations of such Subsidiary Guarantor unless such Indebtedness will be subordinated to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee to at least the same extent as such Guarantor Subordinated Obligations. No Restricted Subsidiary other than a Subsidiary Guarantor may Incur any Indebtedness if the proceeds are used to refinance Indebtedness of the Company.

     All intercompany debt shall be unsecured and subordinate in right of payment to the Notes (other than the Note Collateral).

     For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant:

          (1) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the first and second paragraphs of this covenant, the Company, in its sole discretion, will classify such item of Indebtedness on the date of Incurrence and only be required to include the amount and type of such Indebtedness in one of such clauses;

          (2) all Indebtedness outstanding on the date of the Indenture under the Senior Secured Credit Agreement shall be deemed initially Incurred on the Issue Date under clause (1) of the second paragraph of this covenant and not the first paragraph or clause (4) of the second paragraph of this covenant;

          (3) Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

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

          (4) if obligations in respect of letters of credit are Incurred pursuant to a Credit Facility and are being treated as Incurred pursuant to clause (1) of the second paragraph above and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

          (5) the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary that is not a Subsidiary Guarantor, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

          (6) Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness; and

          (7) the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

     Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     In addition, the Company will not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness or issue any shares of Disqualified Stock, other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this "Limitation on indebtedness" covenant, the Company shall be in Default of this covenant).

     For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

  LIMITATION ON RESTRICTED PAYMENTS

     The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

          (1) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except:

             (a) dividends or distributions payable in Capital Stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock of the Company; and

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

             (b) dividends or distributions payable to the Company or a Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of common Capital Stock on a pro rata basis);

          (2) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary (other than in exchange for Capital Stock of the Company (other than Disqualified Stock));

          (3) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Guarantor Subordinated Obligations (other than the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Guarantor Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

          (4) make any Restricted Investment in any Person;

        (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (4) shall be referred to herein as a "Restricted Payment"), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

             (a) a Default shall have occurred and be continuing (or would result therefrom); or

             (b) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to the first paragraph under the "Limitation on indebtedness" covenant after giving effect, on a pro forma basis, to such Restricted Payment; or

             (c) the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date would exceed the sum of:

                i. 50% of Consolidated Net Income for the period (treated as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are in existence (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit);

                ii. 100% of the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to the Issue Date (other than Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination);

                iii. the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair market value of any other property, distributed by the Company upon such conversion or exchange); and

                iv. the amount equal to the net reduction in Restricted Investments made by the Company or any of its Restricted Subsidiaries in any Person resulting from:

                    (A) repurchases or redemptions of such Restricted
               Investments by such Person, proceeds realized upon the sale of such Restricted Investment to an unaffiliated purchaser, repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to the Company or any Restricted Subsidiary; or

                    (B) the redesignation of Unrestricted Subsidiaries as
               Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this clause (iv) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under this clause (iv) to the extent it is already included in Consolidated Net Income.

     The provisions of the preceding paragraph will not prohibit:

          (1) any purchase, repurchase, redemption, defeasance or other acquisition, cancellation or retirement of Capital Stock, Disqualified Stock or Subordinated Obligations of the Company or Guarantor Subordinated Obligation of any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); provided, however, that (a) such purchase, repurchase, redemption, defeasance, acquisition, cancellation or retirement will be excluded in subsequent calculations of the amount of Restricted Payments and (b) the Net Cash Proceeds from such sale of Capital Stock will be excluded from clause (c)(ii) of the preceding paragraph;

          (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or Guarantor Subordinated Obligations of any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company or any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Guarantor Subordinated Obligations made by exchange for or out of the proceeds of the substantially concurrent sale of Guarantor Subordinated Obligations that, in each case, is permitted to be Incurred pursuant to the covenant described under "Limitation on indebtedness" and that in each case constitutes Refinancing Indebtedness; provided, however, that such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments;

          (3) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of the Company or such Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred pursuant to the covenant described under "Limitation on indebtedness" and that in each case constitutes Refinancing Indebtedness; provided, however, that such purchase, repurchase, redemption, defeasance, acquisition or retirement will be excluded in subsequent calculations of the amount of Restricted Payments;

          (4) so long as no Default or Event of Default has occurred and is continuing, any purchase or redemption of Subordinated Obligations or Guarantor Subordinated Obligations of a Subsidiary Guarantor from Net Available Cash to the extent permitted under "-- Limitation on sales of assets and subsidiary stock" below; provided, however, that such purchase or redemption will be excluded in subsequent calculations of the amount of Restricted Payments;

          (5) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that such dividends will be included in subsequent calculations of the amount of Restricted Payments;

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

          (6) so long as no Default or Event of Default has occurred and is continuing,

             (a) the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of the Company or any Restricted Subsidiary or any parent of the Company held by any existing or former directors, employees or management of the Company or any Subsidiary of the Company or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees or directors; provided that such redemptions or repurchases pursuant to this clause will not exceed $1.0 million in the aggregate during any calendar year and $3.0 million in the aggregate for all such redemptions and repurchases; provided, however, that such repurchase or redemption will be included in subsequent calculations of the amount of Restricted Payments; and

             (b) loans or advances to employees or directors of the Company or any Subsidiary of the Company, in each case as permitted by applicable law, the proceeds of which are used to purchase Capital Stock of the Company, in an aggregate amount not in excess of $3 million at any one time outstanding; provided, however, that such loans or advances will be included in subsequent calculations of the amount of Restricted Payments;

          (7) so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company issued in accordance with the terms of the Indenture to the extent such dividends are included in the definition of "Consolidated Interest Expense"; provided, however, that such dividends will be excluded in subsequent calculations of the amount of Restricted Payments;

          (8) repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof; provided, however, that such repurchases will be excluded in subsequent calculations of the amount of Restricted Payments;

          (9) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligation (i) at a purchase price not greater than 101% of the principal amount of such Subordinated Obligation in the event of a Change of Control in accordance with provisions similar to the "-- Change of control" covenant or (ii) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to the "-- Limitation on sales of assets and subsidiary stock" covenant; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Company has made the Change of Control Offer or Asset Disposition Offer, as applicable, as provided in such covenant with respect to the Notes and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer or Asset Disposition Offer; and

          (10) Restricted Payments in an amount not to exceed $10.0 million; provided, however that such Restricted Payments will be included in subsequent calculations of the amount of Restricted Payments.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment shall be determined conclusively by the Board of Directors of the Company acting in good faith whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value is estimated in good faith by the Board of Directors of the Company to exceed $10.0 million. Not later than the date of making any Restricted Payment pursuant to the first paragraph of this covenant, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

     For the avoidance of doubt, neither the amount deposited into the Collateral Account pursuant to the Indenture on or prior to the Issue Date to repay substantially all amounts owing to Hydro nor the application of such deposit to repay such amount shall constitute a Restricted Payment pursuant to this covenant.

  LIMITATION ON SALE/LEASEBACK TRANSACTIONS

     The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction unless:

          (1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Sale/Leaseback Transaction at least equal to the fair market value (as evidenced by a resolution of the Board of Directors of the Company) of the property subject to such transaction;

          (2) the Company or such Restricted Subsidiary could have Incurred Indebtedness in an amount equal to the Attributable Indebtedness in respect of such Sale/Leaseback Transaction pursuant to the covenant described under "-- Limitation on indebtedness;"

          (3) the Company or such Restricted Subsidiary would be permitted to create a Lien on the property subject to such Sale/Leaseback Transaction without securing the Notes by the covenant described under "-- Limitation on liens;" and

          (4) the Sale/Leaseback Transaction is treated as an Asset Disposition and all of the conditions of the Indenture described under "-- Limitation on sales of assets and subsidiary stock" (including the provisions concerning the application of Net Available Cash) are satisfied with respect to such Sale/Leaseback Transaction, treating all of the consideration received in such Sale/ Leaseback Transaction as Net Available Cash for purposes of such covenant.

  LIMITATION ON LIENS

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of Restricted Subsidiaries), whether owned on the date of the Indenture or acquired after that date, which Lien is securing any Indebtedness. Notwithstanding the foregoing, the Company may Incur or permit the Incurrence of any such Lien with respect to any such property or assets, other than with respect to the Collateral or Note Collateral, if contemporaneously with the Incurrence of such Liens effective provision is made to secure the Indebtedness due under the Indenture and the Notes or, in respect of Liens on any Restricted Subsidiary's property or assets, any Subsidiary Guarantee of such Restricted Subsidiary, equally and ratably with (or prior to in the case of Liens with respect to Subordinated Obligations or Guarantor Subordinated Obligations, as the case may be) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured.

  LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES

     The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

          (2) make any loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

          (3) transfer any of its property or assets to the Company or any Restricted Subsidiary.

        The preceding provisions will not prohibit:

             (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the date of the Indenture and identified in an annex to the Indenture, including, without limitation, the Indenture, any Qualified Receivables Transaction, and the Senior Secured Credit Agreement in effect on such date;

             (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Capital Stock or Indebtedness Incurred by a Restricted Subsidiary on or before the date on which such Restricted Subsidiary was acquired by the Company (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or a Restricted Subsidiary or in contemplation of the transaction) and outstanding on such date provided, that any such encumbrance or restriction shall not extend to any assets or property of the Company or any other Restricted Subsidiary other than the assets and property so acquired;

             (iii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refunding, replacement or refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this paragraph or this clause (iii) or contained in any amendment to an agreement referred to in clause (i) or (ii) of this paragraph or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement are no less favorable in any material respect to the holders of the Notes than the encumbrances and restrictions contained in such agreements referred to in clauses (i) or
        (ii) of this paragraph on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary, whichever is applicable;

             (iv) in the case of clause (3) of the first paragraph of this covenant, any encumbrance or restriction:

                (a) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract;

                (b) contained in mortgages, deeds of trust, pledges or other security agreements permitted under the Indenture securing Indebtedness of the Company or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, deeds of trust, pledges or other security agreements; or

                (c) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary;

             (v) (a) purchase money obligations for property acquired in the ordinary course of business and (b) Capitalized Lease Obligations permitted under the Indenture, in each case, that impose encumbrances or restrictions of the nature described in clause (3) of the first paragraph of this covenant on the property so acquired;

             (vi) any Purchase Money Note or other Indebtedness or contractual requirements Incurred with respect to a Qualified Receivables Transaction relating exclusively to a Receivables Entity that, in the good faith determination of the Board of Directors, are necessary to effect such Qualified Receivables Transaction;

             (vii) any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

             (viii) any customary provisions in joint venture agreements relating to joint ventures that are not Restricted Subsidiaries and other similar agreements entered into in the ordinary course of business;

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             (ix) net worth provisions in leases and other agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business; and

             (x) encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order.

  LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK

     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition of Collateral unless:

          (1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition), as determined in good faith by the Board of Directors (including as to the value of all non-cash consideration), of the Collateral subject to such Asset Disposition (notwithstanding the foregoing, the consideration received by the Company or any of its Restricted Subsidiaries from the sale of the Uhrichsville, Ohio facility on terms materially consistent with the terms, as in effect as of the Issue Date, set forth in Exhibit G to the Supply Agreement by and among Commonwealth Aluminum Corporation, IMCO Recycling of Ohio Inc. and IMCO Recycling Inc., dated as of April 1, 1999, or the sale of the Saginaw, Michigan facility on terms materially consistent with the terms, as in effect as of the Issue Date, set forth in Exhibit 5 to the Long Term Agreement between General Motors Corporation and Alchem Aluminum Inc., dated as of February 26, 1999, shall, in each case, be deemed to be fair market value for purposes of this paragraph);

          (2) at least 75% of the consideration from such Asset Disposition received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents and 100% of the Net Available Cash therefrom is deposited directly by the Company into the Collateral Account; and

          (3) the remaining consideration from such Asset Disposition that is not in the form of cash or Cash Equivalents is thereupon with its acquisition pledged as Collateral to secure the Notes; provided, however, to the extent that the Credit Facility Collateral Documents restrict the Company's ability to pledge such other consideration as Collateral, the Company shall either pledge other property or assets as Collateral having a fair market value, as determined in good faith by the Board of Directors, at least equal to the fair market value of such other consideration or deposit an amount of cash or Cash Equivalents into the Collateral Account having a value at least equal to the fair market value of such other consideration (which Cash or Cash Equivalents may be withdrawn by the Company from the Collateral Account to be invested in Additional Assets in the manner set forth in this subsection (a).

     Any Net Available Cash deposited into the Collateral Account from any Asset Dispositions of Collateral, Recovery Events (as described below), Asset Swaps involving the transfer of Collateral (as described below) or prepayments of the Note Collateral may be withdrawn by the Company to be invested by the Company in Additional Assets within 360 days from the later of the date of (x) such Asset Disposition, Recovery Event, Asset Swap or prepayments and (y) the receipt of such Net Available Cash, which Additional Assets are thereupon with their acquisition added to the Collateral securing the Notes; provided, however, to the extent that the Credit Facility Collateral Documents restrict the Company's ability to pledge such Additional Assets as Collateral, the Company shall either pledge other property or assets as Collateral having a fair market value, as determined in good faith by the Board of Directors, at least equal to the fair market value of such Additional Assets or deposit an amount of cash or Cash Equivalents into the Collateral Account having a value at least equal to the fair market value of such Additional Assets.

     All of the Net Available Cash received by the Company or such Restricted Subsidiary, as the case may be, from any Recovery Event shall be deposited directly into the Collateral Account and may be withdrawn by the Company or such Restricted Subsidiary to be invested in Additional Assets (which may include performance of a Restoration of the affected Collateral) in accordance with the preceding paragraph within 360 days from the receipt of such Net Available Cash.

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     Any Net Available Cash from Asset Dispositions of Collateral, Asset Swaps involving the transfer of Collateral, Recovery Events or prepayments of the Note Collateral that are not applied or invested as provided in this subsection (a) or in accordance with the Collateral Documents will be deemed to constitute "Excess Collateral Proceeds." On the 361st day after an Asset Disposition, Asset Swap, Recovery Event or prepayment of the Note Collateral pursuant to this subsection (a), if the aggregate amount of Excess Collateral Proceeds exceeds $5.0 million, the Company will be required to make an offer ("Collateral Disposition Offer") to all holders of Notes to purchase the maximum principal amount of Notes to which the Collateral Disposition Offer applies that may be purchased out of the Excess Collateral Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Notes plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in the Indenture in integral multiples of $1,000. To the extent that the aggregate amount of Notes so validly tendered and not properly withdrawn pursuant to a Collateral Disposition Offer is less than the Excess Collateral Proceeds, the Company may use any remaining Excess Collateral Proceeds for general corporate purposes, free and clear of any Liens created by the Collateral Documents, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes surrendered by holders thereof exceeds the amount of Excess Collateral Proceeds, the Notes to be purchased shall be selected on a pro rata basis on the basis of the aggregate principal amount of tendered Notes. Upon completion of such Collateral Disposition Offer, the amount of Excess Collateral Proceeds shall be reset at zero.

     (b) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition (other than an Asset Disposition of Collateral) unless:

          (1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition), as determined in good faith by the Board of Directors (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition;

          (2) at least 75% of the consideration from such Asset Disposition received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

          (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such Restricted Subsidiary, as the case may be:

             (a) first, to the extent the Company or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Indebtedness), to prepay, repay, purchase, repurchase, redeem, retire, defease or otherwise acquire Indebtedness of the Company (other than any Disqualified Stock or Subordinated Obligations) or Indebtedness of a Wholly-Owned Subsidiary (other than any Disqualified Stock or Guarantor Subordinated Obligations), in each case other than Indebtedness owed to the Company or an Affiliate of the Company, within 360 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that, in connection with any prepayment, repayment, purchase, redemption, retirement, defeasance or other acquisition of Indebtedness pursuant to this clause (a), the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid, purchased, repurchased, redeemed, retired, defeased or otherwise acquired; and

             (b) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (a), to the extent the Company or such Restricted Subsidiary elects, to invest in Additional Assets within 360 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

        provided that pending the final application of any such Net Available Cash in accordance with clause (a) or clause (b) above, the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by the Indenture.

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        Any Net Available Cash from Asset Dispositions (other than Asset
        Dispositions of Collateral) that are not applied or invested as provided in this subsection (b) will be deemed to constitute "Excess Proceeds." On the 361st day after such an Asset Disposition, if the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will be required to make an offer ("Asset Disposition Offer") to all holders of Notes and to the extent required by the terms of other Pari Passu Indebtedness, to all holders of other Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Pari Passu Indebtedness with the proceeds from any such Asset Disposition ("Pari Passu Notes"), to purchase the maximum principal amount of Notes and any such Pari Passu Notes to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Notes and Pari Passu Notes plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in the Indenture or the agreements governing the Pari Passu Notes, as applicable, in each case in integral multiples of $1,000. To the extent that the aggregate amount of Notes and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes surrendered by holders thereof and other Pari Passu Notes surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Notes and Pari Passu Notes to be purchased shall be selected on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and Pari Passu Notes. Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

     (c) The Collateral Disposition Offer or Asset Disposition Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the "Asset Disposition Offer Period"). No later than five Business Days after the termination of the Asset Disposition Offer Period (the "Asset Disposition Purchase Date"), the Company will purchase the principal amount of Notes and Pari Passu Notes required to be purchased pursuant to this covenant (the "Asset Disposition Offer Amount") or, if less than the Asset Disposition Offer Amount has been so validly tendered, all Notes and Pari Passu Notes, if applicable, validly tendered in response to the Asset Disposition Offer.

     If the Asset Disposition Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to holders who tender Notes pursuant to the Asset Disposition Offer.

     On or before the Asset Disposition Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Notes and Pari Passu Notes, if applicable, or portions of Notes and Pari Passu Notes, if applicable, so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Notes and Pari Passu Notes, if applicable, so validly tendered and not properly withdrawn, in each case in integral multiples of $1,000. The Company will deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this covenant and, in addition, the Company will deliver all certificates and notes required, if any, by the agreements governing the Pari Passu Notes, if applicable. The Company or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after termination of the Asset Disposition Offer Period) mail or deliver to each tendering holder of Notes or holder or lender of Pari Passu Notes, if applicable, as the case may be, an amount equal to the purchase price of the Notes or Pari Passu Notes, if applicable, so validly tendered and not properly withdrawn by such holder or lender, if applicable, as the case may be, and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon delivery of an Officers' Certificate from the Company, will authenticate and mail or deliver such new Note to such holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple of $1,000. In addition, the Company will take any and all other actions required by the agreements governing the Pari Passu Notes, if applicable. Any Note not so accepted will be promptly mailed or delivered by the Company to the

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holder thereof. The Company will publicly announce the results of the Asset
Disposition Offer or the Collateral Disposition Offer, as applicable, on the Asset Disposition Purchase Date.

     For the purposes of this covenant, the following will be deemed to be cash:

          (1) the assumption by the transferee of Indebtedness (other than Subordinated Obligations or Disqualified Stock) of the Company or Indebtedness of a Wholly-Owned Subsidiary (other than Guarantor Subordinated Obligations or Disqualified Stock of any Wholly-Owned Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition (in which case the Company will, without further action, be deemed to have applied such deemed cash to Indebtedness in accordance with clause (a) or (b) of this covenant, as applicable above); and

          (2) securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

     (d) The Company will not, and will not permit any Restricted Subsidiary to, engage in any Asset Swaps, unless:

          (1) at the time of entering into such Asset Swap and immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (2) in the event such Asset Swap involves the transfer by the Company or any Restricted Subsidiary of assets having an aggregate fair market value, as determined by the Board of Directors of the Company in good faith for any such transaction, in excess of $5.0 million, the terms of such Asset Swap have been approved by a majority of the members of the Board of Directors of the Company;

          (3) in the event such Asset Swap involves the transfer by the Company or any Restricted Subsidiary of assets having an aggregate fair market value, as determined by the Board of Directors of the Company in good faith for any such transaction, in excess of $10.0 million, the Company has received a written opinion from an independent investment banking firm of nationally recognized standing that such Asset Swap is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view; and

          (4) in the event such Asset Swap involves the transfer by the Company or any Restricted Subsidiary of Collateral, (a) any Related Business Assets received by the Company or any Restricted Subsidiary shall be pledged as Collateral securing the Notes; provided, however, to the extent that the Credit Facility Collateral Documents restrict the Company's ability to pledge such Related Business Assets as Collateral, the Company shall either
     (i) pledge other property or assets as Collateral having a fair market value, as determined in good faith by the Board of Directors, at least equal to the fair market value of such Related Business Assets or (ii) deposit an amount of cash or Cash Equivalents into the Collateral Account having a value at least equal to the fair market value of such Related Business Assets (which Cash or Cash Equivalents may be withdrawn by the Company or such Restricted Subsidiary from the Collateral Account to be invested in Additional Assets in the manner set forth under subsection (a) above), and (b) any Net Available Cash received by the Company or any Restricted Subsidiary shall be deposited directly into the Collateral Account and may be withdrawn by the Company or such Restricted Subsidiary to be invested in Additional Assets in the manner set forth under subsection (a) above.

     The Company will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue of any conflict.

     The Company will provide certain opinions and certificates to the Trustee in connection with an Asset Disposition or Asset Swap pursuant to this covenant as provided in the Indenture.

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  LIMITATION ON AFFILIATE TRANSACTIONS

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless:

          (1) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate;

          (2) in the event such Affiliate Transaction involves an aggregate consideration in excess of $5.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the members of such Board having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in clause (1) above); and

          (3) in the event such Affiliate Transaction involves an aggregate consideration in excess of $10.0 million, the Company has received a written opinion from an independent investment banking, accounting or appraisal firm of nationally recognized standing that such Affiliate Transaction is not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate.

     The preceding paragraph will not apply to:

          (1) any Restricted Payment (other than a Restricted Investment) permitted to be made pursuant to the covenant described under "Limitation on restricted payments";

          (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements and other compensation arrangements, options to purchase Capital Stock of the Company, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans and/or indemnity provided on behalf of officers and employees approved by the Board of Directors;

          (3) loans or advances to employees, officers or directors in the ordinary course of business of the Company or any of its Restricted Subsidiaries, in each case only as permitted by applicable law, but in any event not to exceed $3.0 million in the aggregate outstanding at any one time with respect to all loans or advances made since the Issue Date;

          (4) any transaction between the Company and a Restricted Subsidiary (other than a Receivables Entity) or between Restricted Subsidiaries (other than a Receivables Entity or Receivables Entities);

          (5) Guarantees issued by the Company or a Restricted Subsidiary for the benefit of the Company or a Restricted Subsidiary, as the case may be, in accordance with "Certain covenants -- Limitations on indebtedness";

          (6) the payment of reasonable and customary compensation and fees paid to, and indemnity provided on behalf of, officers, directors and employees of the Company or any Restricted Subsidiary;

          (7) the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any agreement to which the Company or any of its Restricted Subsidiaries is a party as of or on the Issue Date and identified on a schedule to the Indenture on the Issue Date, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any future amendment, modification, supplement, extension or renewal entered into after the Issue Date will be permitted to the extent that its terms are not more disadvantageous to the holders of the Notes than the terms of the agreements in effect on the Issue Date; and

          (8) sales or other transfers or dispositions of accounts receivable and other related assets customarily transferred in an asset securitization transaction involving accounts receivable to a Receivables Entity in a

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     Qualified Receivables Transaction, and acquisitions of Permitted
     Investments in connection with a Qualified Receivables Transaction.

  LIMITATION ON SALE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES

     The Company will not, and will not permit any Restricted Subsidiary to, transfer, convey, sell, lease or otherwise dispose of any Voting Stock of any Restricted Subsidiary or to issue any of the Voting Stock of a Restricted Subsidiary (other than, if necessary, shares of its Voting Stock constituting directors' qualifying shares) to any Person except:

          (1) to the Company or a Wholly-Owned Subsidiary other than a Receivables Entity; or

          (2) in compliance with the covenant described under "-- Limitation on sales of assets and subsidiary stock" and immediately after giving effect to such issuance or sale, such Restricted Subsidiary would continue to be a Restricted Subsidiary.

     Notwithstanding the preceding paragraph, the Company or any Restricted Subsidiary may sell all the Voting Stock of a Restricted Subsidiary as long as the Company complies with the terms of the covenant described under "-- Limitation on sales of assets and subsidiary stock."

  SEC REPORTS

     Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Company will file with the SEC, and make available to the Trustee and the registered holders of the Notes, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act within the time periods specified therein. In the event that the Company is not permitted to file such reports, documents and information with the SEC pursuant to the Exchange Act, the Company will nevertheless make available such Exchange Act information to the Trustee and to the holders of the Notes as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein.

     If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes to the financial statements and in Management's Discussion and Analysis of Results of Operations and Financial Condition, of the financial condition and results of operations of the Company and its Restricted Subsidiaries.

  MERGER AND CONSOLIDATION

     The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to, any Person, unless:

          (1) the resulting, surviving or transferee Person (the "Successor Company") will be a corporation organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes, the Indenture, the Registration Rights Agreement and the Collateral Documents (as applicable) and shall cause such amendments, supplements or other instruments to be executed, filed, and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to the Successor Company, together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant states;

          (2) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such

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     transaction as having been Incurred by the Successor Company or such
     Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

          (3) immediately after giving effect to such transaction, the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to the first paragraph of the "Limitation on indebtedness" covenant;

          (4) each Subsidiary Guarantor (unless it is the other party to the transactions above, in which case clause (1) shall apply) shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person's obligations in respect of the Indenture and the Notes and its obligations under the Registration Rights Agreement and Collateral Documents shall continue to be in effect; and

          (5) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

     For purposes of this covenant, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, in a single or a series of related transactions, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Collateral Documents, but, in the case of a lease of all or substantially all its assets, the predecessor Company will not be released from the obligation to pay the principal of and interest on the Notes.

     Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the property or assets of a Person.

     Any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (y) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction without complying with the preceding clause
(3); and, in the case of a Restricted Subsidiary that merges into the Company, the Company will not be required to comply with the preceding clause (5).

     In addition, the Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into any person (other than the Company or another Subsidiary Guarantor) and will not permit the conveyance, transfer or lease of substantially all of the assets of any Subsidiary Guarantor unless:

          (1) (a) the resulting, surviving or transferee Person will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and such Person (if not such Subsidiary Guarantor) will expressly assume, by supplemental indenture, executed and delivered to the Trustee in form satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee and related Collateral Documents and shall cause such amendments, supplements or other instruments to be executed, filed, and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to the surviving entity, together with such financing statements as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant states; (b) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Person or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing; and (c) the Company will have delivered to the Trustee an

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     Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture; or

          (2) the transaction is made in compliance with the covenant described under "-- Limitation on sales of assets and subsidiary stock".

  FUTURE SUBSIDIARY GUARANTORS

     After the Issue Date, the Company will, within a reasonable time after the creation or acquisition thereof, cause each Restricted Subsidiary other than a Foreign Subsidiary or Receivables Entity created or acquired by the Company or one or more of its Restricted Subsidiaries to execute and deliver to the Trustee a Subsidiary Guarantee pursuant to which such Subsidiary Guarantor will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any and interest on the Notes on a senior basis and, to the extent required by the Indenture or the Collateral Documents.

  LIMITATION ON LINES OF BUSINESS

     The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Related Business.

  REPAYMENT OF VAW-IMCO REDEMPTION LIABILITY


     The Company deposited $27,376,000 into the Collateral Account to pay substantially all amounts owing under the VAW-IMCO redemption liability. The Company caused VAW-IMCO to pay the redemption liability in full in November 2003.


  PAYMENTS FOR CONSENT

     Neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture, the Notes or the Collateral Documents unless such consideration is offered to be paid or is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

EVENTS OF DEFAULT

     Each of the following is an Event of Default:

          (1) default in any payment of interest or additional interest (as required by the Registration Rights Agreement) on any Note when due, which default continues for 30 days;

          (2) default in the payment of principal of or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

          (3) failure by the Company or any Subsidiary Guarantor to comply with its obligations under "Certain covenants -- Merger and consolidation";

          (4) failure by the Company to comply for 30 days after notice with any of its obligations under the covenants described under "Change of Control" above or under the covenants described under "Certain covenants" above (in each case, other than a failure to purchase Notes which will constitute an Event of Default under clause (2) above and other than a failure to comply with "Certain covenants -- Merger and consolidation" which is covered by clause (3));

          (5) failure by the Company or VAW-IMCO to comply for 60 days after notice with its other agreements contained in the Indenture, the Note Collateral or in the Collateral Documents;

          (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its
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     Restricted Subsidiaries (or the payment of which is guaranteed by the
     Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default:

             (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness ("payment default"); or

             (b) results in the acceleration of such Indebtedness prior to its final maturity (the "cross acceleration provision");

        and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

          (7) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary (the "bankruptcy provisions");

          (8) failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $10.0 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged, waived or stayed for a period of 60 days (the "judgment default provision");

          (9) any Subsidiary Guarantee ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor denies or disaffirms its obligations under the Indenture or its Subsidiary Guarantee;

          (10) with respect to any Collateral or Note Collateral having a fair market value in excess of $10.0 million, individually or in the aggregate,
     (A) the security interest under the Collateral Documents, at any time, ceases to be in full force and effect for any reason other than in accordance with their terms and the terms of the Indenture and other than the satisfaction in full of all obligations under the Indenture and discharge of the Indenture, (B) any security interest created thereunder or under the Indenture is declared invalid or unenforceable, or (C) the Company or any Subsidiary Guarantor asserts, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable.

     However, a default under clauses (4) and (5) of this paragraph will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding 10 3/8% notes notify the Company of the default and the Company does not cure such default within the time specified in clauses (4) and (5) of this paragraph after receipt of such notice.

     If an Event of Default (other than an Event of Default described in clause
(7) above) occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in principal amount of the outstanding 10 3/8% notes by notice to the Company and the Trustee, may, and the Trustee at the request of such holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (6) under "Events of Default" has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (6) shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. If an Event of Default described in clause
(7) above occurs and is continuing, the principal of,

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premium, if any, and accrued and unpaid interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders. The holders of a majority in principal amount of the outstanding 10 3/8% notes may waive an existing Default or Event of Default (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the Notes and its consequences if, in the case of a rescission, (1) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

     Subject to the provisions of the Indenture relating to the duties of the Trustee if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture or the Collateral Documents at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to the Indenture or the Notes unless:

          (1) such holder has previously given the Trustee notice that an Event of Default is continuing;

          (2) holders of at least 25% in principal amount of the outstanding 10 3/8% notes have requested the Trustee to pursue the remedy;

          (3) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

          (4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

          (5) the holders of a majority in principal amount of the outstanding 10 3/8% notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

     Subject to certain restrictions, the holders of a majority in principal amount of the outstanding 10 3/8% notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Indenture provides that in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or the Collateral Documents or, subject to certain other provisions of the Indenture, that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses, including the fees and expenses of its counsel, caused by taking or not taking such action.

     The Indenture provides that if a Default occurs and is continuing and is actually known to the Trustee, the Trustee must mail to each holder notice of the Default within 90 days after it is actually known by the Trustee. Except in the case of a Default or Event of Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold notice if and so long as a committee of trust officers of the Trustee in good faith determines that withholding notice is in the interests of the holders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute an Event of Default, their status and what action the Company is taking or proposing to take in respect thereof.

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture or was required to repurchase the Notes, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an

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Event of Default occurs prior to October 15, 2007 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to October 15, 2007, the premium specified in the Indenture as of the earliest optional redemption date shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

AMENDMENTS AND WAIVERS

     Subject to certain exceptions, the Indenture, the Notes and the Collateral Documents may be amended or supplemented by the Company, the Subsidiary Guarantors and the Trustee with the consent of the holders of a majority in principal amount of the Notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and, subject to certain exceptions, any existing Default or Event of Default and its consequences or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). However, without the consent of each holder of an outstanding Note affected, no amendment may, among other things:

          (1) reduce the principal amount of Notes outstanding whose holders must consent to an amendment;

          (2) reduce the stated rate of or extend the stated time for payment of interest on any Note;

          (3) reduce the principal of or extend the Stated Maturity of any Note;

          (4) reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed or repurchased as described above under "Optional redemption", "Change of control" (including an amendment to the definition of "Change of Control") or "Certain covenants -- Limitation on sales of assets and subsidiary stock" whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

          (5) make any Note payable in money other than that stated in the Note;

          (6) impair the right of any holder to receive payment of, premium, if any, principal of and interest on such holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Notes;

          (7) make any change in the amendment provisions which require each holder's consent or in the waiver provisions;

          (8) modify the Subsidiary Guarantees in any manner adverse to the holders of the Notes; or

          (9) make any change in any Collateral Document or the provisions in the Indenture dealing with Collateral Documents or application of trust moneys that would materially and adversely affect the first priority Lien and security interest of the noteholders in the Collateral or Note Collateral.

     Notwithstanding the foregoing, without the consent of any holder, the Company, the Guarantors and the Trustee may amend the Indenture, the Notes and the Collateral Documents to:

          (1) cure any ambiguity, omission, defect or inconsistency;

          (2) provide for the assumption by a successor corporation of the obligations of the Company or any Subsidiary Guarantor under the Indenture and the Collateral Documents;

          (3) provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f) (2) (B) of the Code);

          (4) add Guarantees with respect to the Notes or release a Subsidiary Guarantor from its Subsidiary Guarantee; provided, however, that the designation or sale is in accord with the applicable provisions of the Indenture;

          (5) secure the Notes;
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          (6) release Liens in favor of the Trustee in the Collateral as provided under "-- Collateral -- Release,"

          (7) add to the covenants of the Company for the benefit of the holders or surrender any right or power conferred upon the Company;

          (8) make any change that does not adversely affect the rights of any holder; or

          (9) comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA; or

          (10) provide for the issuance of the exchange notes which shall have terms substantially identical in all respects to the Notes (except that the transfer restrictions contained in the Notes shall be modified or eliminated as appropriate) and which shall be treated, together with any outstanding 10 3/8% notes, as a single class of securities.

     The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment. A consent to any amendment, supplement or waiver under the Indenture by any holder of Notes given in connection with a tender or exchange of such holder's Notes will not be rendered invalid by such tender or exchange. After an amendment under the Indenture becomes effective, the Company is required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice will not impair or affect the validity of the amendment.

DEFEASANCE

     The Company at any time may terminate all its obligations under the Notes, the Indenture and the Collateral Documents ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. If the Company exercises its legal defeasance option, the Subsidiary Guarantees in effect at such time will terminate and all Liens securing the Notes shall terminate and shall be released.

     The Company at any time may terminate its obligations under covenants described under "Change of control," "Certain covenants" (other than "Merger and consolidation"), the operation of the cross-default upon a payment default, cross acceleration provisions, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision and the Subsidiary Guarantee provision described under "Events of default" above and the limitations contained in clause (3) under "Certain covenants -- Merger and consolidation" above ("covenant defeasance").

     The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4), (5) (with respect to any defeased covenants and to the extent based upon any failure by VAW-IMCO to comply with its agreements contained in the Note Collateral), (6), (7) (with respect only to Significant Subsidiaries), (8) or (9) under "Events of default" above or because of the failure of the Company to comply with clause (3) under "Certain covenants -- Merger and consolidation" above.

     In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel (subject to customary exceptions and exclusions) to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law.

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NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator, stockholder member, partner or Affiliate of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, the Indenture, the Subsidiary Guarantees or the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

CONCERNING THE TRUSTEE

     JPMorgan Chase Bank is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes.

GOVERNING LAW

     The Indenture, the Notes, the Subsidiary Guarantees and the Collateral Documents (except to the extent local law governs perfection of liens and enforcement of remedies) are governed by, and construed in accordance with, the laws of the State of New York.

CERTAIN DEFINITIONS

     "Acquired Indebtedness" means Indebtedness (i) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or
(ii) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (i) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets.

     "Additional Assets" means:

          (1) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business;

          (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary; or

          (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

        provided, however, that, in the case of clauses (2) and (3), such Restricted Subsidiary is primarily engaged in a Related Business.

     "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided that beneficial ownership of 15% or more of the Voting Stock of a Person shall be deemed to be control.

     "Asset Disposition" means any direct or indirect sale, lease (other than an operating lease or sublease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

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     Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

          (1) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly-Owned Subsidiary (other than a Receivables Entity); provided that in the case of a sale by a Restricted Subsidiary to another Restricted Subsidiary, the Company directly or indirectly owns an equal or greater percentage of the Common Stock of the transferee than of the transferor;

          (2) the sale of Cash Equivalents in the ordinary course of business;

          (3) a disposition of inventory in the ordinary course of business;

          (4) a disposition of obsolete, retired or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

          (5) transactions permitted under "Certain covenants -- Merger and consolidation";

          (6) an issuance of Capital Stock by a Restricted Subsidiary to the Company or to a Wholly-Owned Subsidiary (other than a Receivables Entity);

          (7) for purposes of "Certain covenants -- Limitation on sales of assets and subsidiary stock" only, the making of a Permitted Investment or a disposition subject to "Certain covenants -- Limitation on restricted payments";

          (8) an Asset Swap effected in compliance with "Certain covenants -- Limitation on sales of assets and subsidiary stock";

          (9) sales of accounts receivable and related assets or an interest therein of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Entity;

          (10) dispositions of assets having an aggregate fair market value during any calendar year not exceeding $500,000;

          (11) dispositions in connection with Permitted Liens;

          (12) dispositions of receivables in connection with (i) a Qualified Receivables Transaction and (ii) the compromise, settlement or collection of receivables in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

          (13) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries; and

          (14) foreclosure on assets.

     "Asset Swap" means concurrent purchase and sale or exchange of Related Business Assets between the Company or any of its Restricted Subsidiaries and another Person; provided that any cash received must be applied in accordance with "Limitation on Sales of Assets and Subsidiary Stock."

     "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

     "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.
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     "Borrowing Base" means, as of the date of determination, an amount equal to the sum, without duplication of (1) 85% of the net book value of the Company's and its Subsidiary Guarantors' accounts receivable at such date (other than any accounts receivable pledged or otherwise transferred or encumbered in connection with a Qualified Receivables Transaction) and (2) 65% of the net book value of the Company's and its Subsidiary Guarantors' inventories at such date. Net book value shall be determined in accordance with GAAP and shall be that reflected on the most recent available balance sheet (it being understood that the accounts receivable and inventories of an acquired business may be included if such acquisition has been completed on or prior to the date of determination).

     "Business Day" means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

     "Cash Equivalents" means:

          (1) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

          (2) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of "A" or better from either Standard & Poor's Ratings Services or Moody's Investors Service, Inc.;

          (3) demand deposits, trust accounts, certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least "A" or the equivalent thereof by Standard & Poor's Ratings Services, or "A" or the equivalent thereof by Moody's Investors Service, Inc., and having combined capital and surplus in excess of $500 million;

          (4) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (1), (2) and (3) entered into with any bank meeting the qualifications specified in clause
     (3) above;

          (5) commercial paper rated at the time of acquisition thereof at least "A-2" or the equivalent thereof by Standard & Poor's Ratings Services or "P-2" or the equivalent thereof by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof;

          (6) interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (5) above; and

          (7) securities, bank accounts, investments, interests and other assets that are purchased by a Foreign Subsidiary and that are (i) comparable in nature, but not in risk or identity of issuer, to the foregoing but reflecting local business, governmental and capital markets conditions in the country in which the applicable Foreign Subsidiary is doing business or maintaining cash, (ii) reasonably necessary for the short term

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     management of the cash of Foreign Subsidiaries, and (iii) prudent investments for a Foreign Subsidiary under the applicable circumstances in the country in which such Foreign Subsidiary is doing business.

     "Change of Control" means:

          (1) any "person" or "group" of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock of the Company held by a parent entity, if such person or group "beneficially owns" (as defined above), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent entity); or

          (2) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

          (3) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or

          (4) the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral" means the property and assets (other than the Note Collateral) pledged on a first priority basis as security for the Notes, consisting of the real property, fixtures and equipment that are pledged as collateral pursuant to the Collateral Documents and any additional property or assets that are pledged as collateral pursuant to the terms hereof.

     "Collateral Account" means a segregated account under the sole control of the Trustee that includes all cash and Cash Equivalents received by the Trustee from Asset Dispositions of Collateral, Recovery Events, Asset Swaps involving the transfer of Collateral, prepayments or payments of interest or principal of the Indebtedness evidenced by the Note Collateral, foreclosures on or sales of Collateral, the amount deposited on the Issue Date to repay the VAW-IMCO redemption liability, any issuance of Additional Notes or any other awards or proceeds pursuant to the Collateral Documents, including earnings, revenues, rents, issues, profits and income from the Collateral received pursuant to the Collateral Documents, and interest earned thereon, and is free from all other Liens.

     "Collateral Documents" means the mortgages, deeds of trust, deeds to secure debt, security agreements, pledge agreements, agency agreements and other instruments and documents executed and delivered pursuant to the Indenture or any of the foregoing, as the same may be amended, supplemented or otherwise modified from time to time and pursuant to which Collateral is pledged, assigned or granted to or on behalf of the Trustee for the ratable benefit of the Holders and the Trustee or notice of such pledge, assignment or grant is given.

     "Common Stock" means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person's common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

     "Consolidated Coverage Ratio" means as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four

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consecutive fiscal quarters ending prior to the date of such determination for which financial statements are in existence to (y) Consolidated Interest Expense for such four fiscal quarters, provided, however, that:

          (1) if the Company or any Restricted Subsidiary:

             (a) has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

             (b) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

          (2) if since the beginning of such period the Company or any Restricted Subsidiary will have made any Asset Disposition or disposed of any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is such an Asset Disposition:

             (a) the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

             (b) Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

          (3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

          (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period)
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     will have Incurred any Indebtedness or discharged any Indebtedness, made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment or acquisition of assets occurred on the first day of such period.

        For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company.

     "Consolidated EBITDA" for any period means, without duplication, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

          (1) Consolidated Interest Expense;

          (2) Consolidated Income Taxes;

          (3) consolidated depreciation expense;

          (4) consolidated amortization expense or impairment charges recorded in connection with the application of Financial Accounting Standard No. 142 "Goodwill and Other Intangibles"; and

          (5) other non-cash charges reducing Consolidated Net Income, including an amount not to exceed $1.0 million with respect to the write-off of financing costs in connection with the refinancing of Indebtedness with the proceeds from the sale of the Notes, (but, in any event, excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation).

        Notwithstanding the preceding sentence, clauses (2) through (5) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income
        (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (2) through (5) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

     "Consolidated Income Taxes" means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

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     "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense:

          (1) interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations;

          (2) amortization of debt discount and debt issuance cost ( provided that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense);

          (3) non-cash interest expense;

          (4) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

          (5) the interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries;

          (6) net costs, after giving effect to the effects of the underlying hedged transaction, associated with Hedging Obligations (including amortization of fees) provided, however, that if Hedging Obligations result in net benefits rather than net costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income;

          (7) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

          (8) the product of (a) all dividends paid or payable, in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its Restricted Subsidiaries payable to a party other than the Company or a Wholly-Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP;

          (9) Receivables Fees; and

          (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust;

        For the purpose of calculating the Consolidated Coverage Ratio in connection with the Incurrence of any Indebtedness described in the final paragraph of the definition of "Indebtedness", the calculation of Consolidated Interest Expense shall include all interest expense (including any amounts described in clauses (1) through (10) above) relating to any Indebtedness of the Company or any Restricted Subsidiary described in the final paragraph of the definition of "Indebtedness".

        For purposes of the foregoing, total interest expense will be determined
        (i) after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements and (ii) exclusive of amounts classified as other comprehensive income in the balance sheet of the Company. Notwithstanding anything to the contrary contained herein, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction pursuant to which the Company or its Restricted Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense.

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     "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries determined in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income:

          (1) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that:

             (a) subject to the limitations contained in clauses (3), (4) and
        (5) below, the Company's equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

             (b) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

          (2) any net income (but not loss) of any Restricted Subsidiary if such Subsidiary is then restricted, directly or indirectly, in the payment of dividends or the making of distributions by such Restricted Subsidiary to the Company, except that:

             (a) subject to the limitations contained in clauses (3), (4) and
        (5) below, the Company's equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

             (b) the Company's equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

          (3) any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

          (4) any extraordinary gain or loss;

          (5) the cumulative effect of a change in accounting principles; and

          (6) gains or losses arising from the repurchase, repayment or redemption of Indebtedness with the proceeds from the sale of the Notes (including for these purposes, gain or losses arising from payments of the redemption amounts and interest thereon by VAW-IMCO with respect to its Capital Stock held by Hydro that was made from the proceeds of the sale of the Notes).

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who: (1) was a member of such Board of Directors on the date of the Indenture; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Credit Facility" means, with respect to the Company or any Subsidiary Guarantor, one or more debt facilities (including, without limitation, the Senior Secured Credit Agreement) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, Qualified Receivables Transactions, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original Senior Secured Credit Agreement or any other credit or other agreement or indenture).

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     "Credit Facility Collateral Documents" mean any agreement, security agreements, pledges, agency agreements and other instruments and documents creating or perfecting Liens and executed and delivered pursuant to any Credit Facility.

     "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

          (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

          (2) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary); or

          (3) is redeemable at the option of the holder of the Capital Stock in whole or in part,

        in each case on or prior to the date that is 91 days after the earlier of the date (a) of the Stated Maturity of the Notes or (b) on which there are no Notes outstanding, provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially identical manner to the corresponding definitions in the Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Company may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company with the provisions of the Indenture described under the captions "Change of control" and "Limitation on sales of assets and subsidiary stock" and such repurchase or redemption complies with "Certain covenants -- Restricted payments."

     "Domestic Subsidiary" means any Restricted Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.

     "Equity Offering" means a public or private sale for cash by the Company of its Common Stock, or options, warrants or rights with respect to its Common Stock, other than public offerings with respect to the Company's Common Stock, or options, warrants or rights, registered on Form S-4 or S-8.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Foreign Subsidiary" means any Restricted Subsidiary that is not organized under the laws of the United States of America or any state thereof or the District of Columbia.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of the Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture will be computed in conformity with GAAP.

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     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

          (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

          (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Guarantor Subordinated Obligation" means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate in right of payment to the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee pursuant to a written agreement.

     "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

     "holder" means a Person in whose name a Note is registered on the Registrar's books.

     "Incur" means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms "Incurred" and "Incurrence" have meanings correlative to the foregoing.

     "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

          (1) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

          (2) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (3) the principal component of all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence);

          (4) the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto;

          (5) Capitalized Lease Obligations and all Attributable Indebtedness of such Person;

          (6) the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary that is not a Subsidiary Guarantor, any Preferred Stock;

          (7) the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

          (8) the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person; and

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          (9) to the extent not otherwise included in this definition, net obligations of such Person under Currency Agreements and Interest Rate Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time).

        The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

        In addition, "Indebtedness" of any Person shall include Indebtedness described in the preceding paragraph that would not appear as a liability on the balance sheet of such Person if:

             (1) such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a "Joint Venture");

             (2) such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a "General Partner"); and

             (3) there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

                (a) the lesser of (i) the net assets of the General Partner and
           (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

                (b) if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount.

     "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

     "Investment" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to customers in the ordinary course of business) or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

          (1) Hedging Obligations entered into in the ordinary course of business and in compliance with the Indenture;

          (2) endorsements of negotiable instruments and documents in the ordinary course of business; and

          (3) an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Company.

     For purposes of "Certain Covenants -- Limitation on restricted payments",

          (1) "Investment" will include the portion (proportionate to the Company's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an
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     amount (if positive) equal to (a) the Company's "Investment" in such
     Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Company in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

          (2) any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

     "Issue Date" means October 6, 2003.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

     "Net Available Cash" from an Asset Disposition, Recovery Event, Asset Swap or prepayment of the Note Collateral means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

          (1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

          (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

          (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

          (4) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

     "Net Award" means any awards or proceeds in respect of any condemnation or other eminent domain proceeding relating to any Collateral deposited in the Collateral Account pursuant to the Collateral Documents.

     "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

     "Net Insurance Proceeds" means any awards or proceeds in respect of any casualty insurance or title insurance claims relating to any Collateral deposited in the Collateral Account pursuant to the Collateral Documents.

     "Non-Recourse Debt" means Indebtedness of a Person:

          (1) as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

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          (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

          (3) the explicit terms of which provide there is no recourse against any of the assets of the Company or its Restricted Subsidiaries, except that Standard Securitization Undertakings shall not be considered recourse.

     "Note Collateral" means the intercompany note pledged on a first priority basis as security for the Notes pursuant to the Collateral Documents.

     "Notes" mean the outstanding 10 3/8% notes, the exchange notes and the Additional Notes.

     "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary a Person, or similarly titled position of such Person. Officer of any Subsidiary Guarantor has a correlative meaning.

     "Officers' Certificate" means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.

     "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

     "Pari Passu Indebtedness" means Indebtedness that ranks equally in right of payment with the Notes.

     "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

          (1) a Restricted Subsidiary (other than a Receivables Entity) or a Person which will, upon the making of such Investment, become a Restricted Subsidiary (other than a Receivables Entity); provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

          (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary (other than a Receivables Entity); provided, however, that such Person's primary business is a Related Business;

          (3) cash and Cash Equivalents;

          (4) receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

          (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP and that are made in the ordinary course of business;

          (6) loans or advances to employees (other than loans to executive officers not permitted by applicable law) made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;

          (7) Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

          (8) Investments made as a result of the receipt of non-cash consideration from an asset Disposition that was made pursuant to and in compliance with "Certain covenants -- Limitation on sales of assets and subsidiary stock";

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          (9) Investments in existence on the Issue Date;

          (10) Currency Agreements, Interest Rate Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with "Certain covenants -- Limitation on indebtedness";

          (11) Investments by the Company or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (11), in an aggregate amount at the time of such Investment not to exceed $15.0 million outstanding at any one time (with the fair market value of such Investment being measured at the time made and without giving effect to subsequent changes in value);

          (12) Guarantees issued in accordance with "Certain covenants -- Limitations on indebtedness";

          (13) Investments by the Company or a Restricted Subsidiary in a Receivables Entity or any Investment by a Receivables Entity in any other Person, in each case, in connection with a Qualified Receivables Transaction, provided, however, that any Investment in any such Person is in the form of a Purchase Money Note, or any equity interest or interests in Receivables and related assets generated by the Company or a Restricted Subsidiary and transferred to any Person in connection with a Qualified Receivables Transaction or any such Person owning such Receivables; and

          (14) any Asset Swap made in accordance with "Certain covenants -- Limitation on asset swaps."

     "Permitted Liens" means, with respect to any Person:

          (1) Liens on any assets, real or personal, tangible or intangible (other than the Collateral), securing Indebtedness and other obligations under the Senior Secured Credit Agreement and related Hedging Obligations and liens on assets, real or personal, tangible or intangible (other than the Collateral), of Restricted Subsidiaries securing Guarantees of Indebtedness and other obligations of the Company under the Senior Secured Credit Agreement permitted to be Incurred under the Indenture under the provisions described in clause (b)(1) under "Certain covenants -- Limitations on indebtedness");

          (2) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

          (3) Liens imposed by law, including carriers', warehousemen's, supplier's, materialmen's, repairmen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

          (4) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

          (5) Liens in favor of issuers of surety, bid, appeal or performance bonds or letters of credit or bankers' acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

          (6) encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

          (7) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligation;

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          (8) leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

          (9) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

          (10) Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations, purchase money obligations or other payments Incurred to finance the acquisition, improvement or construction of, assets or property acquired or constructed in the ordinary course of business; provided that:

             (a) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under the Indenture and does not exceed the cost of the assets or property so acquired or constructed; and

             (b) such Liens are created within 180 days of construction or acquisition of such assets or property and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto and the proceeds of any such assets;

          (11) Liens arising solely by virtue of any statutory or common law provisions relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

             (a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

             (b) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

          (12) Liens arising from Uniform Commercial Code financing statement filings regarding (i) operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business and (ii) goods consigned or entrusted to or bailed with a Person in connection with the processing, reprocessing, recycling or tolling of such goods;

          (13) Liens existing on the Issue Date;

          (14) Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;

          (15) Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

          (16) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or a Wholly-Owned Subsidiary (other than a Receivables Entity);

          (17) Liens securing the Notes and Subsidiary Guarantees or any obligations owing to the Trustee under the Indenture or the Collateral Documents;

          (18) Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus
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     improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

          (19) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

          (20) Liens in favor of customs and revenue authorities to secure the payment of customs duties in connection with the exporting or importing of goods;

          (21) Liens on assets transferred to a Receivables Entity or on assets of a Receivables Entity, in either case Incurred in connection with a Qualified Receivables Transaction;

          (22) Liens on the Capital Stock or assets, real or personal, tangible or intangible, of a Foreign Subsidiary, and securing Indebtedness and other obligations and Guarantees permitted to be Incurred under the Indenture under the provisions described in clause (b)(11) under "Certain covenants -- Limitations on indebtedness";

          (23) Liens securing Indebtedness (other than Subordinated Obligations, Guarantor Subordinated Obligations, the Collateral and the Note Collateral) in an aggregate principal amount not to exceed $10.0 million at any one time outstanding; and

          (24) Liens existing on the Collateral at the (x) Uhrichsville, Ohio facility pursuant to Exhibit G to the Supply Agreement by and among Commonwealth Aluminum Corporation, IMCO Recycling of Ohio Inc. and IMCO Recycling Inc., dated as of April 1, 1999, as in effect on the Issue Date or on terms materially consistent therewith, and (y) Saginaw, Michigan facility pursuant to Exhibit 5 to the Long Term Agreement between General Motors Corporation and Alchem Aluminum Inc., dated as of February 26, 1999, as in effect on of the Issue Date or on terms materially consistent therewith.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.

     "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

     A "Public Market" exists at any time with respect to the Common Stock of the Company if the Common Stock of the Company is then registered with SEC pursuant to Section 12(b) or 12(g) of Exchange Act and traded either on a national securities exchange or in the National Association of Securities Dealers Automated Quotation System.

     "Purchase Money Note" means a promissory note of a Receivables Entity evidencing the deferred purchase price of Receivables (and related assets) and/or a line of credit, which may be irrevocable, from the Company or any Restricted Subsidiary in connection with a Qualified Receivables Transaction with a Receivables Entity, which deferred purchase price or line is repayable from cash available to the Receivables Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts owing to such investors and amounts paid in connection with the purchase of newly generated Receivables.

     "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (1) a Receivables Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any Receivables (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such Receivables, all contracts and all guarantees or other obligations in respect of such accounts receivable, the proceeds of such Receivables and other assets which are customarily transferred, or in

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respect of which security interests are customarily granted, in connection with asset securitizations involving Receivables.

     "Receivable" means a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an "account," "chattel paper," "payment intangible" or "instrument" under the Uniform Commercial Code as in effect in the State of New York and any "supporting obligations" as so defined.

     "Receivables Entity" means a Wholly-Owned Subsidiary (or another Person in which the Company or any Restricted Subsidiary makes an Investment and to which the Company or any Restricted Subsidiary transfers Receivables and related assets) which engages in no activities other than in connection with the financing of Receivables and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Entity:

          (1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

             (a) is guaranteed by the Company or any Restricted Subsidiary (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

             (b) is recourse to or obligates the Company or any Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings; or

             (c) subjects any property or asset of the Company or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

          (2) with which neither the Company nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing Receivables; and

          (3) to which neither the Company nor any Restricted Subsidiary has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

     Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

     "Receivables Fees" means any fees or interest paid to purchasers or lenders providing the financing in connection with a Qualified Receivables Transaction, factoring agreement or other similar agreement, including any such amounts paid by discounting the face amount of Receivables or participations therein transferred in connection with a Qualified Receivables Transaction, factoring agreement or other similar arrangement, regardless of whether any such transaction is structured as on-balance sheet or off-balance sheet or through a Restricted Subsidiary or an Unrestricted Subsidiary.

     "Recovery Event" means any event, occurrence, claim or proceeding that results in any Net Award or Net Insurance Proceeds being deposited into the Collateral Account pursuant to the Collateral Documents.

     "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinance," "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances

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Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, provided, however, that:

          (1) (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Notes;

          (2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

          (3) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and fees Incurred in connection therewith); and

          (4) if the Indebtedness being refinanced is subordinated in right of payment to the Notes or the Subsidiary Guarantee, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantee on terms at least as favorable to the holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Registration Rights Agreement" means that certain registration rights agreement dated as of the date of the Indenture by and among the Company, the Subsidiary Guarantors and the initial purchasers set forth therein.

     "Related Business" means any business which is the same as or related, ancillary or complementary to any of the businesses of the Company and its Restricted Subsidiaries on the date of the Indenture, including, without limiting the generality of the foregoing, the manufacture, sales, distribution, or modification of metals, metal products or goods using metals, and any services related to any of the foregoing.

     "Related Business Assets" means assets used or useful in a Related
Business.

     "Restoration" has the meaning ascribed to it in the applicable Collateral Document.

     "Restricted Investment" means any Investment other than a Permitted Investment.

     "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

     "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

     "SEC" means the United States Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Secured Credit Agreement" means the Credit Facility to be entered into among the Company, certain of its Subsidiaries, PNC Bank, National Association (or any Affiliate thereof) as lender and as Administrative Agent, JPMorgan Chase Bank (or any Affiliate thereof) as lender and Documentation Agent, and the other lenders and agents parties thereto from time to time, as the same may be amended, supplemented or otherwise modified from time to time.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary which are reasonably customary in securitization of Receivables transactions.

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     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any date on which the payment of principal of such security is due and payable as a result of any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

     "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement.

     "Subsidiary" of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by
(1) such Person, (2) such Person and one or more Subsidiaries of such Person or
(3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

     "Subsidiary Guarantee" means, individually, any Guarantee of payment of the Notes by a Subsidiary Guarantor pursuant to the terms of the Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees. Each such Subsidiary Guarantee will be in the form prescribed by the Indenture.

     "Subsidiary Guarantor" means each wholly-owned Domestic Subsidiary of the Company in existence on the Issue Date and any Restricted Subsidiary created or acquired by the Company after the Issue Date (other than a Foreign Subsidiary or a Receivables Entity).

     "Unrestricted Subsidiary" means:

          (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

          (2) any Subsidiary of an Unrestricted Subsidiary.

        The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

             (1) such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

             (2) all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

             (3) such designation and the Investment of the Company in such Subsidiary complies with "Certain covenants -- Limitation on restricted payments";

             (4) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries;

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             (5) such Subsidiary is a Person with respect to which neither the
        Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

                (a) to subscribe for additional Capital Stock of such Person; or

                (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

             (6) on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company.

           Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

           The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could Incur at least $1.00 of additional Indebtedness under the first paragraph of the "Limitation on indebtedness" covenant on a pro forma basis taking into account such designation.

     "U.S. Government Obligations" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

     "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

     "Wholly-Owned Subsidiary" means a Restricted Subsidiary, all of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly-Owned Subsidiary.

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                              REGISTRATION RIGHTS

     We and our subsidiary guarantors entered into a registration rights agreement with the initial purchasers on October 6, 2003, the closing date of the offering of the outstanding 10 3/8% notes. In that agreement, we agreed for the benefit of the holders of the notes that we would use our reasonable best efforts to file with the SEC and cause to become effective a registration statement relating to an offer to exchange the outstanding 10 3/8% notes for an issue of SEC-registered notes with terms identical to the outstanding 10 3/8% notes (except that the exchange notes would not be subject to restrictions on transfer or to any increase in annual interest rate as described below).


     We are offering the exchange notes in return for the outstanding 10 3/8% notes. The exchange offer will remain open for at least 20 business days after the date we mail notice of the exchange offer to noteholders. For each outstanding 10 3/8% note surrendered to us under the exchange offer, the noteholder will receive an exchange note of equal principal amount. Interest on each exchange note will accrue from the last interest payment date on which interest was paid on the outstanding 10 3/8% notes or, if no interest has been paid on such notes, from October 6, 2003.


     If applicable interpretations of the staff of the SEC do not permit us to effect the exchange offer, we will use our reasonable best efforts to cause to become effective a shelf registration statement relating to resales of the outstanding 10 3/8% notes and to keep that shelf registration statement effective until the expiration of the time period referred to in Rule 144(k) under the Securities Act, or such shorter period that will terminate when all outstanding 10 3/8% notes covered by the shelf registration statement have been sold. We will, in the event of such a shelf registration, provide to each noteholder copies of a prospectus, notify each noteholder when the shelf registration statement has become effective and take certain other actions to permit resales of the outstanding 10 3/8% notes. A noteholder that sells any outstanding 10 3/8% notes under the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the registration rights agreement that are applicable to such a noteholder (including certain indemnification obligations).

     If the exchange offer is not completed (or, if required, the shelf registration statement is not declared effective) on or before the date that is 210 days after the closing date of the offering of the outstanding 10 3/8% notes, the annual interest rate borne by such notes will be increased by 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue, provided that the rate at which such additional interest accrues may in no event exceed 1% per annum) until the exchange offer is completed or the shelf registration statement is declared effective.

     If we effect the exchange offer, we will be entitled to close the exchange offer 20 business days after its commencement, provided that we have accepted all outstanding 10 3/8% notes validly surrendered in accordance with the terms of the exchange offer. Any outstanding 10 3/8% notes not tendered in the exchange offer shall bear interest at the rate set forth on the cover page of this prospectus and be subject to all the terms and conditions specified in the indenture, including transfer restrictions.

     This summary of the provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

                         BOOK-ENTRY; DELIVERY AND FORM

THE GLOBAL NOTES

     The exchange notes will be issued in the form of one or more global notes. The global notes will be deposited on the issue date with The Depository Trust Company, or DTC, and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the trustee. Except as set forth below, the global notes may be transferred in whole, and not in part, solely to another nominee of DTC or a successor to DTC or its nominee. Ownership of beneficial interests in the global notes will be limited to persons that have accounts with

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DTC or persons that may hold interests through such participants. All interests in the global notes may be subject to the procedures and requirements of DTC and its direct and indirect participants.

CERTAIN BOOK-ENTRY PROCEDURES FOR THE GLOBAL NOTES

     All interests in the global notes are subject to the operations and procedures of DTC. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by DTC and may be changed at any time. We are not responsible for those operations or procedures, and investors are urged to contact DTC or its participants.

     DTC has advised us that it is:

     - a limited purpose trust company organized under the laws of the State of New York;

     - a "banking organization" within the meaning of the New York State Banking Law;

     - a member of the Federal Reserve System;

     - a "clearing corporation" within the meaning of the Uniform Commercial Code; and

     - a "clearing agency" registered under Section 17A of the Exchange Act.

     DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

     Under procedures established by DTC, upon deposit of each of the global notes, DTC will credit the accounts of the applicable participants having an interest in the global notes. Ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC, with respect to the interests of participants, and the records of participants and the indirect participants, with respect to the interests of persons other than participants.

     The laws of some jurisdictions may require that certain types of purchasers of notes take physical delivery of the notes in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to these persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in notes represented by a global note to pledge or transfer the interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of the interest, may be affected by the lack of a physical definitive note in respect of the interest.

     So long as DTC's nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

     - will not be entitled to have notes represented by the global note registered in their names;

     - will not receive or be entitled to receive physical, certificated notes; and

     - will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

     As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

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

     We understand that under existing industry practice, in the event that we request any action of holders of notes, or a holder that is an owner of a beneficial interest in a global note desires to take any action that DTC, as the holder of such global note, is entitled to take, DTC would authorize the participants to take the action and the participants would authorize holders owning through the participants to take the action or would otherwise act upon the instruction of the holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to the notes.

     Payments of principal, premium (if any) and interest with respect to the notes represented by a global note will be made by the trustee to DTC's nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

     Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

     Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds.

CERTIFICATED NOTES

     Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

     - DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

     - DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

     - we, at our option, notify the trustee that we elect to cause the issuance of certificated notes; or

     - certain other events provided in the indenture should occur.

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

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS


     The following is a summary of (1) certain United States federal income tax considerations relevant to holders of the notes who purchased their notes in the initial offering from the initial purchasers at the initial issue price and are United States Holders (as defined below) and (2) certain United States federal income and estate tax considerations relevant to holders of the notes who purchased their notes in the initial offering from the initial purchasers at the initial issue price and are Foreign Holders (as defined below). This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or different interpretations. This discussion does not address the tax consequences to subsequent purchasers of notes and is limited to initial purchasers of notes who hold the notes as capital assets, within the meaning of section 1221 of the Code. This discussion also does not address the tax consequences to Foreign Holders that are subject to United States federal income tax on a net basis on income realized with respect to a note because such income is effectively connected with the conduct of a U.S. trade or business. Such Foreign Holders are generally taxed in a similar manner to United States Holders, but certain special rules apply. Moreover, this discussion is for general information only and does not address all of the tax consequences that may be relevant to particular holders of notes in light of their personal circumstances or to certain types of holders (such as certain financial institutions, insurance companies, real estate investment trusts, regulated investment companies, tax-exempt entities, dealers in securities or currencies, persons holding notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons liable for alternative minimum tax, certain U.S. expatriates or holders of notes whose "functional currency" is not the U.S. dollar) or the effect of any applicable state, local or foreign tax laws.


     If a partnership holds the notes, the tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner of a partnership holding the notes should consult its tax advisors.


     No ruling has been requested from the Internal Revenue Service with respect to any of the United States federal income tax consequences of the matters which are discussed herein and the Internal Revenue Service may not agree with some of the conclusions set forth herein. If the Internal Revenue Service contests a conclusion set forth herein, no assurance can be given that a holder of the notes would ultimately prevail in a final determination by a court.


     YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE APPLICABILITY OF ANY FEDERAL TAX LAWS OR ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND ANY CHANGES (OR PROPOSED CHANGES) IN APPLICABLE TAX LAWS OR INTERPRETATIONS THEREOF.

UNITED STATES FEDERAL INCOME TAXATION OF UNITED STATES HOLDERS


     As used herein, the term "United States Holder" means a holder of a note that is, for United States federal income tax purposes, (a) a citizen or resident of the United States (including certain former citizens and former long-term residents), (b) a corporation (or other entity treated as an association taxable as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof, (c) an estate, the income of which is subject to United States federal income taxation regardless of source, or (d) a trust, if
(i) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust, or (ii) the trust has validly elected to be treated as a United States Holder pursuant to applicable Treasury regulations.


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  PAYMENT OF INTEREST

     Interest paid or payable on a note will be taxable to a United States Holder as ordinary interest income from domestic sources, generally at the time it is received or accrued, in accordance with such United States Holder's regular method of accounting for United States federal income tax purposes.

     Our failure to consummate the exchange offer or to file or cause to be declared effective the shelf registration statement as described under "The Exchange Notes -- Exchange Offer; Registration Rights" will cause a United States Holder to recognize as ordinary income the additional interest payable as a result of such failure when that amount is accrued or paid, in accordance with such United States Holder's regular method of accounting. According to United States Treasury regulations, the possibility of a change in the interest rate as a result of the potential payment of additional interest will not affect the amount of interest income recognized by a United States Holder (or the timing of such recognition) if the likelihood of the change, as of the date the notes are issued, is remote. We believe that the likelihood of a change in the interest rate as a result of the potential payment of additional interest on the notes is remote and we do not intend to treat the possibility of a change in the interest rate as affecting the yield to maturity of any note.

  SALE, EXCHANGE OR RETIREMENT OF THE NOTES

     Upon the sale, exchange, redemption, retirement at maturity or other disposition of a note, a United States Holder generally will recognize taxable gain or loss equal to the difference between the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued interest not previously included in income, which amount will be taxable as ordinary income) and such United States Holder's adjusted tax basis in the note. A United States Holder's adjusted tax basis in a note generally will equal the cost of the note to such United States Holder, decreased by the amount of any payments (other than interest) received by such United States Holder.

     Gain or loss recognized by a United States Holder on the disposition of a note generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of such disposition, the United States Holder's holding period for the note is more than one year. The deduction of capital losses is subject to certain limitations. United States Holders of notes should consult their tax advisors regarding the treatment of capital gains and losses.

     The exchange of a note by a United States Holder for an exchange note pursuant to the exchange offer will not constitute a taxable exchange for United States federal income tax purposes. Accordingly, there will be no United States federal income tax consequences to holders who exchange notes for exchange notes pursuant to the exchange offer, and any such holder should have the same adjusted tax basis and holding period in the exchange notes as it had in the notes immediately before the exchange. Under existing Treasury regulations relating to modifications and exchanges of debt instruments, any increase in the interest rate of notes resulting from the exchange offer not being consummated, or a shelf registration statement not being declared effective, would not be treated as a taxable exchange, as such change in interest rate would occur pursuant to the original terms of the notes.

  BACKUP WITHHOLDING AND INFORMATION REPORTING

     Information reporting requirements will generally apply to payments of principal and interest on a note to a United States Holder, and to proceeds paid to a United States Holder from the sale or redemption of a note before maturity (collectively, "reportable payments"). The amount of any reportable payments, including interest, made to the record United States Holders of notes (other than to holders which are exempt recipients) and the amount of tax withheld, if any, with respect to such payments will be reported to such United States Holders and to the Internal Revenue Service for each calendar year.

     Additionally, we, our agent, a broker, the Trustee or any paying agent, as the case may be, will be required to deduct and withhold the applicable tax from any reportable payment that is subject to backup withholding if, among other things, a United States Holder fails to furnish his taxpayer identification number (social security or employer identification number), certify that such number is correct, certify that such holder is not subject to

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

backup withholding or otherwise comply with the applicable requirements of the backup withholding rules. Certain United States Holders, including all corporations and financial institutions, are not subject to backup withholding and information reporting requirements for payments made in respect of the notes. Any amounts withheld under the backup withholding rules from a reportable payment to a United States Holder will be allowed as a credit against such United States Holder's United States federal income tax and may entitle the holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

UNITED STATES FEDERAL INCOME TAXATION OF FOREIGN HOLDERS

     The following discussion is a summary of certain United States federal income and estate tax considerations to a Foreign Holder that holds a note. As used herein, the term "Foreign Holder" means a holder of a note that is, for United States federal income tax purposes, neither a United States Holder, as defined above, nor a former U.S. citizen or long-term resident, as defined in section 877 of the Code.

  PAYMENT OF INTEREST ON NOTES


     In general, no United States federal withholding tax under Sections 1441 and 1442 of the Code will be imposed with respect to the payment of principal or interest on a note owned by a Foreign Holder (the "Portfolio Interest Exception"), provided that (1) the Foreign Holder or the Financial Institution holding the note on behalf of the Foreign Holder provides a statement, which may be provided on IRS Form W-8BEN, IRS Form W-8EXP, or IRS Form W-8IMY, as applicable (an "Owner's Statement"), to us, our paying agent or the person who would otherwise be required to withhold tax, certifying, under penalties of perjury, that such Foreign Holder is not a United States person and providing the name and address of the Foreign Holder, (2) such interest is treated as not effectively connected with the Foreign Holder's United States trade or business,
(3) such interest payments are not made to a Foreign Holder within a foreign country that the Internal Revenue Service has listed on a list of countries having provisions inadequate to prevent United States tax evasion (although no such list has yet been issued), (4) interest payable with respect to the notes is not deemed contingent interest within the meaning of the portfolio debt provisions, (5) such Foreign Holder does not actually or constructively own 10% or more of the total combined voting power of all of the classes of stock of IMCO Recycling Inc. entitled to vote, (6) such Foreign Holder is not a controlled foreign corporation within the meaning of Section 957 of the Code that is related to us within the meaning of Section 864(d)(4) of the Code, and
(7) the beneficial owner is not a bank whose receipt of interest on a note is described in Section 881(c)(3)(A) of the Code. As used herein, the term "Financial Institution" means a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that holds a note on behalf of the owner of the note.


     A Foreign Holder who does not qualify for the Portfolio Interest Exception would, under current law, generally be subject to United States federal withholding tax at a flat rate of 30% (or lower applicable treaty rate) on interest payments. However, a Foreign Holder will not be subject to the 30% withholding tax if such Foreign Holder provides us with a properly executed (1) IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of a tax treaty, or (2) IRS Form W-8ECI (or substitute form) stating that the interest paid on the notes is not subject to withholding tax because it is effectively connected with the beneficial owner's conduct or trade or business in the United States. The 30% United States federal withholding tax will generally not apply to any gain that a Foreign Holder recognizes upon the redemption, retirement, sale, exchange or other disposition of a note.

     Special rules may apply to certain Foreign Holders, such as "controlled foreign corporations" "passive foreign investment companies," "foreign personal holding companies," Foreign Holders subject to United States federal income tax on a net basis and certain U.S. expatriates, that are subject to special treatment under the Code. Such Foreign Holders should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

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  SALE, EXCHANGE OR RETIREMENT OF THE NOTES

     In general, gain recognized by a Foreign Holder upon the redemption, retirement, sale, exchange or other disposition of a note will not be subject to United States federal income tax unless such gain or loss is effectively connected with a trade or business of such Foreign Holder in the United States (and, if an income tax treaty applies, such gain is attributable to a "permanent establishment" maintained by such Foreign Holder). However, a Foreign Holder may be subject to United States federal income tax at a flat rate of 30% (unless a lower applicable treaty rate applies) on any such gain if the Foreign Holder is an individual deemed to be present in the United States for 183 days or more during the taxable year of the disposition of the note and certain other requirements are met.

  BACKUP WITHHOLDING AND INFORMATION REPORTING

     Backup withholding and information reporting requirements generally do not apply to payments of interest made by us or a paying agent to Foreign Holders if the Owner's Statement described above is received, provided that the payor does not have actual knowledge that the holder is a United States Holder. If any payments of principal and interest are made to the beneficial owner of a note by or through the foreign office of a foreign custodian, foreign nominee or other foreign agent of such beneficial owner, or if the foreign office of a foreign "broker" (as defined in applicable Treasury regulations) pays the proceeds of the sale of a note to the seller thereof, backup withholding and information reporting also will not apply, assuming the applicable Owner's Statement described above is received (and the payor does not have actual knowledge that the beneficial owner is a United States person) or the beneficial owner otherwise establishes an exemption. Information reporting requirements (but not backup withholding) may apply, however, to a payment by a foreign office of a custodian, nominee, agent or broker that is (a) a United States person, (b) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (c) a "controlled foreign corporation" (generally, a foreign corporation controlled by certain United States shareholders) with respect to the United States, or, (d) a foreign partnership with certain connections to the United States, unless the broker has documentary evidence in its records that the holder is a Foreign Holder and certain other conditions are met or the holder otherwise establishes an exemption. Payment by a United States office of a broker is subject to both backup withholding and information reporting unless the holder provides the Owner's Statement described above (and the payor does not have actual knowledge that the beneficial owner is a United States person) or otherwise establishes an exemption.

  FEDERAL ESTATE TAXES

     Subject to applicable estate tax treaty provisions, notes beneficially owned at the time of death (or notes transferred before death but subject to certain retained rights or powers) by an individual who at the time of death is a Foreign Holder will not be included in such Foreign Holder's gross estate for United States federal estate tax purposes provided that (1) the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of IMCO Recycling Inc. entitled to vote, and (2) the interest payments with respect to such note would not have been, if received at the time of such individual's death, effectively connected with the conduct of a U.S. trade or business by such individual Foreign Holder.

                          CERTAIN ERISA CONSIDERATIONS

     The following is a summary of certain considerations associated with the acquisition of the notes by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), by plans, individual retirement accounts and other arrangements that are subject to
Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, "Similar Laws"), and by entities whose underlying assets are considered to include "plan assets" (within the meaning of ERISA and any Similar
Laws) of such employee benefit plans, accounts and arrangements (each, a "Plan").

GENERAL FIDUCIARY MATTERS

     ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

     In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Laws relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

     Governmental plans and certain church plans (as defined under Sections 3(32) and 3(33) of ERISA, respectively) are not subject to the prohibited transaction provisions of ERISA and the Code. Such plans may, however, be subject to Similar Laws which may affect their investment in the notes. Any fiduciary of such a governmental or church plan considering an investment in the notes should determine the need for, and the availability, if necessary, of, any exemptive relief under federal, state, local, non U.S. laws or other laws or regulations.

PROHIBITED TRANSACTION ISSUES

     Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes by an ERISA Plan with respect to which we or the initial purchasers are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions ("PTCEs") that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1, respecting insurance company pooled separate accounts, PTCE 91-38, respecting bank collective investment funds, PTCE 95-60, respecting life insurance company general accounts and PTCE 96-23, respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied.

     Because of the foregoing, the notes should not be purchased or held by any person investing "plan assets" of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

REPRESENTATION

     Accordingly, by acceptance of a note, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the notes constitutes assets of any Plan or (ii) the purchase and holding of the notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

     The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such transactions and whether an exemption would be applicable.

                              PLAN OF DISTRIBUTION

     Until 90 days after the date of this prospectus, all dealers effecting transactions in the exchange notes, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding 10 3/8% notes only where such outstanding 10 3/8% notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days from the date on which the exchange offer is consummated, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

     We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The exchange notes are a new issue of securities, and there is currently no established trading market for the notes. We do not intend to apply for the exchange notes to be listed on any securities exchange or to arrange for the exchange notes to be quoted on any quotation system. We cannot assure you that a liquid trading market will develop for the exchange notes, that you will be able to sell your exchange notes at a particular time or that the prices that you receive when you sell will be favorable.

                                 LEGAL MATTERS

     Certain legal matters in connection with the exchange notes and the guarantees offered hereby will be passed upon for us by Fulbright & Jaworski L.L.P.

                                    EXPERTS

     The consolidated financial statements of IMCO Recycling Inc. at December 31, 2002 and 2001 and for the three years in the period ended December 31, 2002, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, which as to the years 2001 and 2000 are based in part on the reports of Arthur Andersen Wirtschaftsprufungsgesellschaft Steuerberatungsgesellschaft mbH (Arthur Andersen WS), independent auditors. The consolidated financial statements referred to above are included in reliance upon Ernst & Young LLP's report given on the authority of such firm as experts in accounting and auditing.

     The financial statements of VAW-IMCO Guss und Recycling GmbH as of December 31, 2002 and for the year then ended incorporated by reference in this prospectus and registration statement have been audited by Ernst & Young AG Wirtschaftsprufungsgesellschaft, independent auditors, as set forth in their report thereon incorporated by reference herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     The financial statements of VAW-IMCO Guss und Recycling GmbH as of December 31, 2001 and 2000 and for the years ended December 31, 2001 and 2000 included in this prospectus have been audited by Arthur Andersen WS, independent auditors, as stated in the copy of their report that is also incorporated by reference in this prospectus. The report is a copy of the previously issued Arthur Andersen WS report; it has not been reissued by that firm. After reasonable efforts, we have not been able to obtain the consent of Arthur Andersen WS to the inclusion of their report in this prospectus. Because such firm has not consented to the inclusion of their report in this prospectus, investors may not be able to recover against Arthur Andersen WS for any claims that investors may assert related to the financial statements audited by that firm.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed a registration statement on Form S-4 to register with the Commission the exchange notes to be issued in exchange for the outstanding
10 3/8% notes. This prospectus is part of that registration statement. As allowed by the Commission's rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. You should note that where we summarize in this prospectus the material terms of any contract, agreement or other document filed as an exhibit to the registration statement, the summary information provided in the prospectus is less complete than the actual contract, agreement or document. You should refer to the exhibits filed to the registration statement for copies of the actual contract, agreement or document. While any of the notes are outstanding, we will make available to any holders or prospective purchasers the information required by Rule 144A(d)(4) under the Securities Act during any period we are not subject to Section 13 or 15(d) of the Exchange Act.

     We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of these reports, proxy statements and information may be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Further information on the operation of the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy statements and other information regarding registrants, such as us, that file electronically with the SEC. The address of this web site is http://www.sec.gov. In addition, documents we file can be inspected at the offices of the New York Stock Exchange, Inc., New York, New York.


     We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request, a copy of any contract or document to which we refer you in this prospectus. Requests for such documents should be directed to Mr. Paul V. Dufour, Executive Vice President and Chief Financial Officer, 5215 North O'Connor Blvd., Suite 1500, Central Tower at Williams Square, Irving, Texas 75039; our telephone number is (972) 401-7200.

                                    GLOSSARY

Aluminum alloys. Aluminum combined with one or more other metals to provide specific desirable qualities such as greater strength, formability and wear resistance.

Can stock.  Aluminum sheet from which beverage containers are made.

Casting. The process of forming molten metal into a particular shape by pouring it into a mold and letting it harden.

Dross. A by-product of primary and secondary aluminum processing. Aluminum dross forms on the top of reverberatory furnaces during the recycling process. Zinc dross is a product of the continuous steel galvanizing process.

Ingot. A cast form suitable for remelting or fabricating that may take many forms.

Molten metal. Recycled aluminum in liquid form that saves customers the time and cost normally required for remelting.

Primary metals. Aluminum and zinc that are made directly from ore and are at least 99 percent pure.

Product sales. Transactions that involve purchasing scrap or metal on the open market, processing the scrap or metal and selling the recovered or finished metal.

Recycled aluminum. Aluminum obtained by recovering and recycling UBCs, dross and other types of scrap.

Recycling rate. The percentage of aluminum cans produced each year that are recycled.

Reverberatory furnace. A stationary recycling furnace that uses both radiation and convection heating to melt the material being processed. This type of furnace provides better recovery of aluminum from shredded material than a rotary furnace. It also can take advantage of the heat energy contained in delacquered shreds.

Rotary furnace. Rotary or barrel-like furnaces that use specialized technology. These furnaces are able to pour a batch of melted aluminum from dross and immediately switch to types of scrap.

Salt cake.  A by-product of aluminum recycling in rotary furnaces.

Tolling. The recycling of customer-owned aluminum scrap and dross in return for a processing fee.

UBCs. Used aluminum beverage cans that are collected for recycling through voluntary programs, commercial recycling centers, curbside recycling and jurisdictions with container deposit laws.

Zinc. A bluish white metallic element of low to intermediate hardness. It is used especially as a protective coating for steel products.

                         INDEX OF FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
IMCO RECYCLING INC. AND SUBSIDIARIES
Report of Ernst & Young LLP, independent auditors...........   F-2
Consolidated balance sheets at December 31, 2002 and 2001...   F-3
Consolidated statements of operations for the three years
  ended December 31, 2002...................................   F-4
Consolidated statements of cash flows for the three years
  ended December 31, 2002...................................   F-5
Consolidated statements of changes in stockholders' equity
  for the three years ended December 31, 2002...............   F-6
Notes to consolidated financial statements..................   F-8

     In addition, the financial statements of VAW-IMCO Guss und Recycling GmbH as of December 31, 2001 and 2002, and for the years ended December 31, 2000, 2001 and 2002, the notes to such financial statements and the reports of independent auditors and independent public accountants as contained in the Annual Report on Form 10-K of IMCO Recycling Inc. for the year ended December 31, 2002, are incorporated by reference into this prospectus.

                         REPORT OF INDEPENDENT AUDITORS

Stockholders and
Board of Directors
IMCO Recycling Inc.

     We have audited the accompanying consolidated balance sheets of IMCO Recycling Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of VAW-IMCO GuSS und Recycling GmbH (VAW-IMCO), (a corporation in which the Company has a 50% interest), as of December 31, 2001 and for the two years ended December 31, 2001, have been audited by other auditors whose report has been furnished to us; in so far as our opinion on the Company's consolidated financial statements for December 31, 2001 and for the two years then ended relates to data included for VAW-IMCO, it is based solely on their report. In the consolidated financial statements, the Company's investment in VAW-IMCO is stated at $17,747,000 and $15,179,000 respectively, as of December 31, 2001 and 2000, respectively, and the Company's equity in the net income of VAW-IMCO is stated at $3,057,000 and $2,704,000 for the respective years then ended.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, based on our audits and the report of other auditors as discussed above, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of IMCO Recycling Inc. and subsidiaries at December 31, 2002 and 2001, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.

     As discussed in Note K of the Notes to Consolidated Financial Statements, effective January 1, 2002, the Company changed its method of accounting for goodwill and other intangibles as required by the Statement of Financial Accounting Standard No. 142, "Goodwill and Other Intangible Assets."

                                          s/ Ernst & Young LLP

Dallas, Texas
January 28, 2003, except for Note Q,
  as to which the date is September 15, 2003

                      IMCO RECYCLING INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                  DECEMBER 31,
                                                              ---------------------
                                                                2002        2001
                                                              ---------   ---------
                                                              (IN THOUSANDS, EXCEPT
                                                                   SHARE DATA)
                                      ASSETS
CURRENT ASSETS
  Cash and cash equivalents.................................  $  6,875    $  3,301
  Accounts receivable (net of allowance of $1,205 and $2,488
     at December 31, 2002 and 2001, respectively)...........    24,501      23,569
  Inventories...............................................    42,730      39,214
  Deferred income taxes.....................................     3,355       6,879
  Other current assets......................................    13,210       7,570
                                                              --------    --------
     Total Current Assets...................................    90,671      80,533
Property and equipment, net.................................   187,451     186,931
Goodwill....................................................    51,118     115,562
Investments in joint ventures...............................    17,467      17,892
Other assets, net...........................................     4,703       6,036
                                                              --------    --------
                                                              $351,410    $406,954
                                                              ========    ========

                       LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable..........................................  $ 77,682    $ 67,299
  Accrued liabilities.......................................    18,589      13,908
  Notes Payable.............................................     7,420          --
  Current maturities of long-term debt......................    94,075          75
                                                              --------    --------
     Total Current Liabilities..............................   197,766      81,282
Long-term debt..............................................    14,550     125,314
Deferred income taxes.......................................    10,883      19,157
Other long-term liabilities.................................    11,347      12,308
STOCKHOLDERS' EQUITY
Preferred stock; par value $.10; 8,000,000 shares
  authorized; none issued...................................        --          --
Common stock; par value $.10; 40,000,000 shares authorized;
  17,142,404 issued at December 31, 2002; 17,131,240 issued
  at December 31, 2001......................................     1,714       1,713
Additional paid-in capital..................................   103,958     105,800
Deferred stock compensation.................................    (3,099)         --
Retained earnings...........................................    46,218      98,085
Accumulated other comprehensive loss from foreign currency
  translation adjustments and deferred hedging
  gains/losses..............................................    (9,830)     (9,890)
Treasury stock, at cost; 2,049,941 shares at December 31,
  2002; 2,494,952 shares at December 31, 2001...............   (22,097)    (26,815)
                                                              --------    --------
     Total Stockholders' Equity.............................   116,864     168,893
                                                              --------    --------
                                                              $351,410    $406,954
                                                              ========    ========

                See notes to consolidated financial statements.

                      IMCO RECYCLING INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                  FOR THE YEAR ENDED DECEMBER 31,
                                                              ---------------------------------------
                                                                 2002          2001          2000
                                                              -----------   -----------   -----------
                                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues....................................................    $687,168      $689,337      $846,939
Cost of sales...............................................     640,696       656,013       799,586
                                                                --------      --------      --------
Gross profits...............................................      46,472        33,324        47,353
Selling, general and administrative expense.................      26,549        22,686        27,334
Amortization expense........................................          --         4,299         4,374
Fees on receivables sale....................................       1,698         3,372         1,082
Interest expense............................................       9,727        11,038        17,490
Interest and other income...................................        (367)         (301)         (278)
Equity in earnings of affiliates............................      (2,403)       (3,131)       (3,060)
                                                                --------      --------      --------
Earnings (loss) before provision for (benefit from) income
  taxes and minority interests..............................      11,268        (4,639)          411
Provision for (benefit from) income taxes...................       3,843        (2,243)         (424)
                                                                --------      --------      --------
Earnings (loss) before minority interests...................       7,425        (2,396)          835
Minority interests, net of provision for income taxes of
  $350, $147, and $74 in 2002, 2001, and 2000,
  respectively..............................................         561           326           552
                                                                --------      --------      --------
Earnings (loss) before cumulative effect of accounting
  change....................................................       6,864        (2,722)          283
Cumulative effect of accounting change (net of tax
  $7,132)...................................................     (58,730)           --            --
                                                                --------      --------      --------
Net earnings (loss).........................................    $(51,866)     $ (2,722)     $    283
                                                                --------      --------      --------
Net earnings (loss) per common share:
  Basic before cumulative effect of accounting change.......    $   0.47      $  (0.18)     $   0.02
  Cumulative effect of accounting change....................       (4.04)           --            --
                                                                --------      --------      --------
  Basic earnings (loss) per share...........................    $  (3.57)     $  (0.18)     $   0.02
                                                                --------      --------      --------
  Diluted before cumulative effect of accounting change.....    $   0.47      $  (0.18)     $   0.02
  Cumulative effect of accounting change....................       (4.01)           --            --
                                                                --------      --------      --------
  Diluted earnings (loss) per share.........................    $  (3.54)     $  (0.18)     $   0.02
                                                                --------      --------      --------
Weighted average shares outstanding:
  Basic.....................................................      14,548        14,978        15,353
  Diluted...................................................      14,655        14,978        15,436
Dividends declared per common share.........................    $     --      $     --      $   0.24
                                                                --------      --------      --------

                See notes to consolidated financial statements.

                      IMCO RECYCLING INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               FOR THE YEAR ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                2002        2001        2000
                                                              ---------   ---------   ---------
                                                                       (IN THOUSANDS)
OPERATING ACTIVITIES
Earnings (loss) before cumulative effect of accounting
  change....................................................  $  6,864    $ (2,722)   $    283
Depreciation and amortization...............................    23,646      29,197      29,708
Provision for deferred income taxes.........................      (962)      2,106          76
Equity in earnings of affiliates............................    (2,403)     (3,131)     (3,060)
Other noncash charges.......................................     5,095       3,390       5,349
Changes in operating assets and liabilities:
  Accounts receivable.......................................     2,118      19,024      13,476
  Accounts receivable sold..................................    (4,000)    (24,700)     90,000
  Inventories...............................................    (3,514)     18,367      18,055
  Other current assets......................................    (3,390)      2,869      (1,373)
  Accounts payable and accrued liabilities..................    14,989     (23,397)    (11,576)
                                                              --------    --------    --------
NET CASH FROM OPERATING ACTIVITIES..........................    38,443      21,003     140,938
INVESTING ACTIVITIES
Payments for property and equipment.........................   (19,313)     (9,858)    (37,701)
Acquisitions of businesses and investments..................      (604)     (4,823)         --
Other.......................................................     3,573         683      (1,414)
                                                              --------    --------    --------
NET CASH USED BY INVESTING ACTIVITIES.......................   (16,344)    (13,998)    (39,115)
FINANCING ACTIVITIES
Net payments of long-term revolving credit facility.........   (16,500)     (3,400)    (86,100)
Net payments of long-term debt..............................      (335)       (110)       (164)
Debt issuance costs.........................................    (1,036)       (978)       (813)
Dividends paid..............................................        --          --      (3,555)
Purchases of treasury stock.................................        --      (4,966)     (9,120)
Other.......................................................      (510)        856         504
                                                              --------    --------    --------
NET CASH USED BY FINANCING ACTIVITIES.......................   (18,381)     (8,598)    (99,248)
Effect of exchange rate differences on cash and cash
  equivalents...............................................      (144)       (120)       (139)
                                                              --------    --------    --------
Net increase (decrease) in cash and cash equivalents........     3,574      (1,713)      2,436
Cash and cash equivalents at January 1......................     3,301       5,014       2,578
                                                              --------    --------    --------
Cash and cash equivalents at December 31....................  $  6,875    $  3,301    $  5,014
                                                              --------    --------    --------
SUPPLEMENTARY INFORMATION
Cash payments for interest..................................  $  7,430    $ 10,870    $ 16,674
Cash payments (refunds) for income taxes....................  $ (2,251)   $ (3,829)   $    372
                                                              --------    --------    --------

                See notes to consolidated financial statements.

                      IMCO RECYCLING INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                   COMMON STOCK       ADDITIONAL     DEFERRED                   TREASURY STOCK
                                -------------------    PAID-IN        STOCK       RETAINED   ---------------------    TOTAL
                                  SHARES     AMOUNT    CAPITAL     COMPENSATION   EARNINGS     SHARES      AMOUNT    DOLLARS
                                ----------   ------   ----------   ------------   --------   ----------   --------   --------
                                                            (IN THOUSANDS, EXCEPT SHARE AMOUNTS)
Balance at December 31,
  1999........................  17,110,620   $1,711    $106,549      $    --      $100,948   (1,083,406)  $(13,552)  $195,656
Comprehensive income:
  Net earnings................          --      --           --           --           283           --         --        283
  Other comprehensive loss:
    Foreign currency
      translation
      adjustments.............          --      --           --           --        (2,012)          --         --     (2,012)
                                                                                                                     --------
Net comprehensive income......                                                                                         (1,729)
                                                                                                                     --------
Cash dividend.................          --      --           --           --        (3,555)          --         --     (3,555)
Issuance of common stock for
  services....................       8,800       1           62           --            --           --         --         63
Common stock repurchased......          --      --           --           --            --     (788,900)    (9,120)    (9,120)
Other Stock issued in
  connection with ESPP........          --      --         (474)          --            --       83,154      1,016        542
                                ----------   ------    --------      -------      --------   ----------   --------   --------
Balance at December 31,
  2000........................  17,119,420   1,712      106,137           --        95,664   (1,789,152)   (21,656)   181,857
Comprehensive income:
  Net loss....................          --      --           --           --        (2,722)          --         --     (2,722)
  Other comprehensive income
    (loss):
    Deferred hedging
      gain/(loss), net of tax
      benefit of $2,892.......          --      --           --           --        (4,923)          --         --     (4,923)
    Foreign currency
      translation
      adjustments.............          --      --           --           --           176           --         --        176
                                                                                                                     --------
Net Comprehensive loss........                                                                                         (7,469)
                                                                                                                     --------
Issuance of common stock for
  services....................      11,820       1           73           --            --           --         --         74
Common stock repurchased......          --      --           --           --            --     (644,500)    (4,966)    (4,966)
Stock issued in connection
  with ESPP...................          --      --         (410)          --            --       60,134        681        271
Other.........................          --      --           --           --            --     (121,434)      (874)      (874)
                                ----------   ------    --------      -------      --------   ----------   --------   --------
Balance at December 31,
  2001........................  17,131,240   1,713      105,800           --        88,195   (2,494,952)   (26,815)   168,893
Comprehensive loss:
  Net loss....................          --      --           --           --       (51,866)          --         --    (51,866)
  Other comprehensive income
    (loss):
    Deferred hedging
      gain/(loss), net of tax
      of $3,214...............          --      --           --           --         5,443           --         --      5,443
    Foreign currency
      translation
      adjustments.............          --      --           --           --        (5,384)          --         --     (5,384)
                                                                                                                     --------
Net comprehensive loss........                                                                                        (51,807)
                                                                                                                     --------
Issuance of common stock for
  services....................      11,164       1           86           --            --           --         --         87

                See notes to consolidated financial statements.

                                   COMMON STOCK       ADDITIONAL     DEFERRED                   TREASURY STOCK
                                -------------------    PAID-IN        STOCK       RETAINED   ---------------------    TOTAL
                                  SHARES     AMOUNT    CAPITAL     COMPENSATION   EARNINGS     SHARES      AMOUNT    DOLLARS
                                ----------   ------   ----------   ------------   --------   ----------   --------   --------
                                                            (IN THOUSANDS, EXCEPT SHARE AMOUNTS)
Settlement of executive option
  loan program................          --      --        1,624           --            --     (205,439)    (2,321)      (697)
Exercise of stock options.....          --      --         (136)          --            --       29,549        318        182
Issuance of restricted
  stock.......................          --      --       (3,180)      (3,294)           --           --         --     (6,474)
Deferred stock compensation
  expense.....................          --      --          (96)         195            --      600,000      6,474      6,573
Stock issued in connection
  with ESPP...................          --      --         (140)          --            --       29,902        322        182
Other.........................          --      --           --           --            --       (9,001)       (75)       (75)
                                ----------   ------    --------      -------      --------   ----------   --------   --------
Balance at December 31,
  2002........................  17,142,404   $1,714    $103,958      $(3,099)     $ 36,388   (2,049,941)  $(22,097)  $116,864
                                ==========   ======    ========      =======      ========   ==========   ========   ========

                See notes to consolidated financial statements.

                      IMCO RECYCLING INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2002
          (DOLLARS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  BASIS OF CONSOLIDATION:

     The accompanying consolidated financial statements include the accounts of IMCO Recycling Inc. and all of its majority owned subsidiaries and joint ventures (the "Company"). All significant intercompany accounts and transactions have been eliminated upon consolidation. Investments in affiliated companies, owned 50% or less, are accounted for using the equity method.

     The Company's principal business involves the ownership and operation of aluminum recycling and alloying facilities and zinc manufacturing facilities. Aluminum scrap material is recycled for a fee and then the material is returned to its customers, some of whom are the world's largest aluminum and automotive companies. Aluminum and zinc scrap is also purchased on the open market, recycled and sold.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  CASH EQUIVALENTS:

     All highly liquid investments with a maturity of three months or less when purchased are considered cash equivalents. The carrying amount of cash equivalents approximates fair value because of the short maturity of those instruments.

  RECEIVABLE SALES:

     Trade accounts receivables are sold through a qualified special purpose entity, a wholly owned subsidiary of the Company. The fair value of the trade accounts receivable balances retained by the Company approximate the carrying value less any reserves required for credit losses.

  CREDIT RISK:

     The majority of the Company's accounts receivable are due from companies in the aluminum, zinc and automotive industries. Credit is extended based on evaluation of the customers' financial condition and, generally, collateral is not required. Accounts receivable are net of a valuation reserve that represents an estimate of amounts considered uncollectible. Expense reflected in the Company's Consolidated Statements of Operations for such uncollectible amounts was $1,567,000, $3,065,000 and $1,502,000 in 2002, 2001 and 2000, respectively.
Receivables that were written-off against the valuation reserve were $2,933,000, $3,704,000 and $1,118,000 for 2002, 2001 and 2000, respectively.

  INVENTORIES:

     Inventories are stated at the lower of cost or market. Cost is determined using either a specific identification method or a weighted average cost per product sold, and includes an allocation of average manufacturing labor and overhead costs to finished goods.

                      IMCO RECYCLING INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2002
   (DOLLARS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE DATA) -- (CONTINUED)

  PROPERTY AND EQUIPMENT:

     Property and equipment are stated at cost. Major renewals and improvements are capitalized, while maintenance and repairs are expensed when incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets.

     Landfill closure costs are currently estimated to be approximately $8,500,000 and are being accrued as space in the landfills is used. Used space in the landfill is determined either by aerial photography and engineering estimates based on the photography or by engineering estimates. Accrued landfill closure costs were $3,100,000 and $2,800,000 as of December 31, 2002 and 2001, respectively, and are included in the other long-term liabilities. The construction costs of the landfills are depreciated as space in the landfills is used.

     The Company currently has some assets classified as available for sale. These assets are recorded at the lower of cost or fair value. Assets held in this category are actively marketed, and the Company's policy is to expeditiously sell those assets not intended for future use in income producing activities. The Company reviews its property and equipment for impairment when changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment is measured as the amount by which the carrying amount of the asset exceeds the estimated fair value of the asset less disposal costs.

     Interest is capitalized in connection with the construction of major facilities. Capitalized interest costs for 2002, 2001 and 2000 were $212,000, $336,000 and $1,067,000 respectively.

  GOODWILL:

     Goodwill is currently required to be tested for impairment by reporting unit at least annually. See NOTE K -- "IMPACT OF RECENTLY ADOPTED ACCOUNTING STANDARDS".

  REVENUE RECOGNITION:

     Revenues are recognized when either products that the Company owns are shipped or, for material that is tolled (approximately 59% of the Company's business), when the services are performed for customers.

  STOCK-BASED COMPENSATION:

     The Company follows Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations in accounting for its employee stock options. Under APB 25, if the exercise price of employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recorded.

     The fair value of the Company's outstanding stock options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions:

                                                              2002    2001    2000
                                                              -----   -----   -----
Expected option life in years...............................    4.0     4.0     2.0
Risk-free interest rate.....................................   4.66%   3.82%   5.36%
Volatility factor...........................................  0.452   0.442   0.439
Dividend yield..............................................   0.00%   0.00%   5.30%

                      IMCO RECYCLING INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2002
   (DOLLARS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE DATA) -- (CONTINUED)

     The Company's pro forma information as if the Company had applied the fair value recognition provisions of SFAS 123 "Accounting for Stock-Based Compensation," is as follows:

                                                                  DECEMBER 31,
                                                           ---------------------------
                                                             2002      2001      2000
                                                           --------   -------   ------
Net earnings (loss):
As reported..............................................  $(51,866)  $(2,722)  $  283
Pro forma stock compensation expense.....................      (389)     (585)    (809)
                                                           --------   -------   ------
Pro forma................................................  $(52,255)  $(3,307)  $ (526)
Net earnings (loss) per common share:
As reported -- basic.....................................  $  (3.57)  $ (0.18)  $ 0.02
As reported -- diluted...................................  $  (3.54)  $ (0.18)  $ 0.02
Pro forma -- basic.......................................  $  (3.59)  $ (0.22)  $(0.03)
Pro forma -- diluted.....................................  $  (3.57)  $ (0.22)  $(0.03)
Weighted-average fair value of options granted during the
  year...................................................  $   3.74   $  2.16   $ 1.00
                                                           --------   -------   ------

  MARKET RISK MANAGEMENT USING FINANCIAL INSTRUMENTS:

     Effective January 1, 2001, the Company adopted SFAS 133, "Accounting for Derivative Instruments and Hedging Activities", as amended by SFAS 138. The Company, which enters into production derivatives to hedge the cost of energy and the sales price of certain aluminum and zinc products, evaluates and documents each hedge item when entered into. It is the Company's policy not to speculate in hedging activities. The adoption of SFAS 133 did not have a material impact on the Company's consolidated balance sheets or statements of operations in fiscal 2001.

     The Company engages in activities that expose it to various market risks, including the effects of natural gas prices and future selling prices of aluminum and zinc. These financial exposures are managed as an integral part of the Company's risk management program, which seeks to reduce the potentially adverse effects that the volatility of the markets may have on operating results. The Company does not engage in speculative transactions, nor does it regularly hold or issue financial instruments for trading purposes. The Company maintains a natural gas pricing strategy to minimize significant fluctuations in earnings caused by the volatility of gas prices. The Company also maintains a metal pricing strategy to minimize significant, unanticipated fluctuations in earnings caused by the volatility of aluminum and zinc prices.

     In order to manage its price exposure for natural gas purchases, the Company has fixed the future price of a portion of its natural gas requirements by entering into financial hedge agreements. Under these agreements, payments are made or received based on the differential between the monthly closing price on the New York Mercantile Exchange, ("NYMEX") and the actual hedge price. These contracts are accounted for as cash flow hedges, with all gains and losses recognized in cost of sales when the gas is consumed. In addition, the Company has cost escalators included in some of its long-term supply contracts with its customers, which limit the Company's exposure to natural gas price risk. At December 31, 2002, the Company had outstanding swap agreements to hedge its anticipated domestic natural gas requirements for approximately 1,660,000 mmbtus of natural gas, which represents approximately 28% of its expected 2003 fuel needs. At December 31, 2002, the fair value gain of these contracts was $2,081,000 ($1,290,000 net of tax). At December 31, 2001, these contracts totaled 5,460,000 mmbtus with a fair value loss of $5,339,000 ($3,364,000 net of tax). In 2002, 2001 and 2000, natural gas hedging activities increased (decreased) cost of goods sold by the following respective amounts: $3,105,000, $2,173,000 and ($2,638,000) respectively.

                      IMCO RECYCLING INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2002
   (DOLLARS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE DATA) -- (CONTINUED)

     The Company has entered into futures contracts and a series of put and call option contracts with metal brokers to cover the future selling prices on a portion of the aluminum generated by the Company's salt cake processing facility in Morgantown, Kentucky and some of the aluminum generated for sale from the processing of other scrap metal for its own account. At December 31, 2002, estimated total production covered under these futures sales contracts was 3,430 metric tonnes (mt) with a fair value gain of $44,000 ($27,000 net of tax). At December 31, 2001, total production covered under futures sale contracts was 2,475 mt with a fair value gain of $62,000 ($39,000 net of tax). In 2002, 2001 and 2000, the Company's aluminum revenue was lower by $421,000, $923,000 and $744,000, respectively, for settled metal hedging contracts. In addition, the Company has entered into futures contracts with metal brokers to cover the future selling prices of zinc recycled for certain zinc customers under fixed-price contracts. These contracts are accounted for as cash flow hedges, with all gains and losses recognized in revenues when the metal is delivered. At December 31, 2002, such contracts had metal deliveries committed of 16,427 mt with a fair value loss of $1,113,000 ($690,000 net of tax). At December 31, 2001, total production covered under futures sale contracts was 22,111 mt with a fair value loss of $2,257,000 ($1,422,000 net of tax). In 2002 and 2001, the
Company's zinc revenue was lower by $2,117,000, and $3,785,000, respectively, due to settled zinc metal hedging contracts. In 2000, there was a slight increase in zinc revenues of $94,000 recorded due to settled zinc metal hedging contracts.

     The Company is exposed to losses in the event of non-performance by the counter-parties to the financial hedge agreements and futures contracts discussed above; however, the Company does not anticipate any non-performance by the counter-parties. The counter-parties are evaluated for creditworthiness and risk assessment prior to initiating trading activities with the brokers. The Company does not require collateral to support broker transactions.

  FOREIGN CURRENCY TRANSLATION:

     The Company's foreign subsidiaries in the U.K., Germany, Netherlands, Mexico, Brazil and its equity investee in Germany use the local currency as their functional currency. Adjustments resulting from the translation into U.S. dollars are reflected as a separate component of stockholders' equity, and foreign currency transaction gains and losses are reflected in the Statements of Operations. The gains and losses on foreign currency exchange rate fluctuations and the translation adjustments for the two years ended December 31, 2001 and 2000 were immaterial. However, in 2002 the Company incurred a foreign currency translation loss of $5,400,000. Of this amount, $4,900,000 was due to the Company's operations in Brazil. For the foreign currency translation loss for the Company's operations in Brazil, $4,200,000 of this loss occurred during the third quarter of 2002. During this time, the Brazilian currency lost 23% of its value against the U.S. dollar. As of December 31, 2002, the Company's accumulated foreign currency translation adjustment totaled $10,350,000. The annual change is included in other comprehensive income in the Statements of Changes in Stockholders' Equity.

  NEW ACCOUNTING PRONOUNCEMENTS:

     In June 2001, the FASB issued Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"). SFAS 143 applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and/or the normal operation of a long-lived asset. Under SFAS 143, a liability for an asset retirement obligation should be recognized in the period in which it is incurred and should be initially measured at fair value. The offset to the liability should be capitalized as part of the carrying amount of the related long-lived asset. SFAS 143 is effective for financial statements for fiscal years beginning after June 15, 2002 (January 1, 2003 for calendar year-end companies). We are evaluating the impact of the new standard.

                      IMCO RECYCLING INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2002
   (DOLLARS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE DATA) -- (CONTINUED)

     Effective January 1, 2002, the Company adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". This statement amends previous accounting and disclosure requirements for impairments and disposals of long-lived assets. The provisions of this new standard are generally applied prospectively. The adoption of this standard had no material impact on the Company's operations.

     In July 2002, the FASB issued Statement of Financial Accounting Standards No. 146 ("FAS 146"): "Accounting for Costs Associated with Exit or Disposal Activities". The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of commitment to an exit or disposal plan. SFAS 146 replaces EITF Issue No. 94-3. This statement is to be applied prospectively to exit or disposal activities initiated after December 31, 2002.

     In November 2002, the FASB issued Interpretation 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"). FIN 45 requires a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. FIN 45 also expands the disclosures required to be made by a guarantor about its obligations under certain guarantees that it has issued. Initial recognition and measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified. The disclosure requirements are effective immediately and are provided in NOTE G and NOTE L of Notes to Consolidated Financial Statements. The Company does not expect FIN 45 to have a material effect on its results of operations.

     In January 2003, the FASB issued Interpretation 46 -- "Consolidation of Variable Interest Entities" ("FIN 46"). FIN 46 requires that companies that control another entity through interests other than voting interests should consolidate the controlled entity. FIN 46 applies to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest in after that date. The related disclosure requirements are effective immediately. The Company does not expect FIN 46 to have a material effect on its financial statements.

NOTE B -- ACQUISITIONS

     On May 31, 2002, the Company acquired, through its wholly-owned subsidiary IMCO Brazil Holding Ltda., all of the capital stock of Recipar Reciclagem de Materiais Industria e Comercio Ltda. ("Recipar") in consideration for its assumption of $12,100,000 in short-term debt. In addition, the transaction provides for future contingent payments to the seller, dependent on Recipar's realization of certain tax benefits through May 31, 2007 that are being determined by the Company. Upon finalization of the amount acquired, the purchase price allocation will be adjusted to reflect the tax benefits acquired. Recipar's primary asset is a production facility located in Pindamonhangaba, Sao Paulo state, Brazil and has a rated annual production capacity of 100 million pounds of aluminum. The Company recognized $1,240,000 in goodwill for acquisition costs. Pro forma net earnings (loss) for the Company for the year ended December 31, 2002 reflecting Recipar's operations are not materially different from the Company's actual results.

     In October 2001, the Company invested approximately $4,800,000 in an aluminum recycling operation with Reciclaje y Maquila, S.A. de C.V. This facility, in which the Company has an 85% interest, is known as IMCO Reciclaje de Nuevo Leon S. de R.L. de C.V., and is recycling aluminum dross and other scrap under a contract with NEMAK, S.A., Monterrey, Mexico. The plant's operations have been included in the Company's consolidated financial statements since the date of formation.

NOTE C -- SALE OF RECEIVABLES

     On November 2, 2000, the Company entered into a Receivables Purchase and Sale Agreement with a newly formed subsidiary of the Company organized as a Qualified Special Purpose Entity (QSPE). Under the

                      IMCO RECYCLING INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2002
   (DOLLARS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE DATA) -- (CONTINUED)

Receivables Purchase and Sale Agreement, the Company agreed to sell, from time to time, their right, title and interest in certain trade accounts receivable and related assets (Pooled Receivables) to the QSPE. On November 2, 2000, the Company and the QSPE entered into a Receivables Purchase Agreement with a third party financial institution. Under the Receivables Purchase Agreement, the QSPE agreed to sell undivided interests in the Pooled Receivables, up to $100,000,000, to third party financial institutions. The sales price of the Pooled Receivables to the third party financial institutions is calculated as the total outstanding balance times a discount rate based on total days outstanding of the Pooled Receivables, as defined, and the prime interest rate plus .25%. Under the Receivables Purchase Agreement, the Company agreed to service and collect the Pooled Receivables for a servicing fee calculated as .5% per annum of the daily average aggregate outstanding balance of the Pooled Receivables. The amount retained is calculated on a monthly basis as the eligible pool balance less the greater of the customer concentration reserve and the performance reserve. The third party financial institution has no recourse to the Company's other assets for failure of debtors to pay when due. The QSPE's retained interest in the Pooled Receivables is subordinate to the third party financial institution's interest. The value of the Pooled Receivables is subject to credit risk.

     On October 31, 2002, the Company amended the terms of the Receivables Purchase Agreement. The Amendment No. 2 to the Receivables Purchase Agreement reduced the Purchase Limit (the aggregate amount of receivables that can be sold) from $100,000,000 to $75,000,000.

     At December 31, 2002, the receivables retained by the QSPE were $4,000,000, compared to $24,700,000 in 2001. The net proceeds under these sales at December 31, 2002 and 2001 were $61,300,000 and $65,300,000, respectively. During fiscal
2002 and 2001, the Company incurred fees on the sale of its receivables in the amount of $1,698,000 and $3,372,000, respectively. This facility is scheduled to expire in November 2003. If the receivables sales facility is not renewed or if a replacement facility through another financial institution is not obtained by November 2003, the Company would be required to borrow additional funds from its existing credit facility. The terms of the existing credit facility are not as favorable to the Company.

NOTE D -- INVENTORIES

     The components of inventories are:

                                                                DECEMBER 31,
                                                              -----------------
                                                               2002      2001
                                                              -------   -------
Finished goods..............................................  $19,711   $18,073
Raw materials...............................................   21,297    19,477
Supplies....................................................    1,722     1,664
                                                              -------   -------
                                                              $42,730   $39,214
                                                              =======   =======

                      IMCO RECYCLING INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2002
   (DOLLARS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE DATA) -- (CONTINUED)

NOTE E -- PROPERTY AND EQUIPMENT

     The components of property and equipment are:

                                                                 DECEMBER 31,
                                                              -------------------
                                                                2002       2001
                                                              --------   --------
Land, buildings and improvements............................  $167,889   $164,678
Production equipment and machinery..........................   151,588    135,427
Office furniture, equipment and other.......................    18,031     17,550
                                                              --------   --------
                                                               337,508    317,655
Accumulated depreciation....................................  (150,057)  (130,724)
                                                              --------   --------
                                                              $187,451   $186,931
                                                              ========   ========

     Depreciation expense for 2002, 2001 and 2000 was $23,646,000, $23,830,000 and $24,512,000, respectively.

     Estimated useful lives for buildings and improvements range from 15 to 39 years, machinery and equipment range from 2 to 20 years and office furniture and equipment range from 3 to 10 years.

     The Company had approximately $4,506,000 and $4,117,000 in assets classified as available for sale and included in other current assets on the balance sheet as of December 31, 2002 and 2001, respectively. These assets are recorded at the lower of cost or fair value. Assets held in this category are actively marketed. It is the intention of the Company to expeditiously sell those assets not intended for future use in income producing activities.

NOTE F -- INCOME TAXES

     The provision (benefit) for income taxes was as follows:

                                                            FOR THE YEAR ENDED DECEMBER 31,
                                                            --------------------------------
                                                              2002       2001        2000
                                                            --------   ---------   ---------
Current:
  Federal.................................................   $2,636     $(4,922)    $(1,095)
  State...................................................       --          57         390
  Foreign.................................................      245        (366)        204
                                                             ------     -------     -------
                                                              2,881      (5,231)       (501)
Deferred:
  Federal.................................................     (130)      2,406         320
  State...................................................       59        (815)       (576)
  Foreign.................................................    1,033       1,397         333
                                                             ------     -------     -------
                                                                962       2,988          77
                                                             ------     -------     -------
                                                             $3,843     $(2,243)    $  (424)
                                                             ======     =======     =======

                      IMCO RECYCLING INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2002
   (DOLLARS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE DATA) -- (CONTINUED)

     The income tax expense, computed by applying the federal statutory tax rate to earnings before income taxes, differed from the provision (benefit) for income taxes as follows:

                                                            FOR THE YEAR ENDED DECEMBER 31,
                                                            --------------------------------
                                                              2002       2001        2000
                                                            --------   ---------   ---------
Income taxes (benefit) at the federal statutory rate......   $4,640     $(1,786)    $  (308)
Foreign taxes at the statutory rate.......................     (701)          3         537
Goodwill amortization, nondeductible......................       --         596         864
State income taxes, net...................................       38        (492)       (162)
Foreign income not currently taxable......................   (1,070)       (864)     (1,130)
Other, net................................................      936         300        (225)
                                                             ------     -------     -------
Provisions (benefit) for income taxes.....................   $3,843     $(2,243)    $  (424)
                                                             ======     =======     =======

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets are as follows:

                                                                DECEMBER 31,
                                                              -----------------
                                                               2002      2001
                                                              -------   -------
DEFERRED TAX LIABILITIES:
  Accelerated depreciation and amortization.................  $10,981   $23,482
  Federal effect of state income taxes......................      612       367
  Deferred hedge gain.......................................      322        --
                                                              -------   -------
Total deferred tax liabilities..............................   11,915    23,849
DEFERRED TAX ASSETS:
  State net operating loss carryforwards....................    2,608     2,774
  Tax credit carryforwards..................................    2,403     2,798
  Expenses not currently deductible.........................    1,720     4,446
  Foreign deferred tax assets...............................      914        --
  Deferred hedge loss.......................................       --     2,883
                                                              -------   -------
Total deferred tax assets...................................    7,645    12,901
Valuation allowance.........................................   (3,258)   (1,330)
                                                              -------   -------
Net deferred tax assets.....................................    4,387    11,571
                                                              -------   -------
Net deferred tax liability..................................  $ 7,528   $12,278
                                                              =======   =======

     At December 31, 2002 and 2001, the Company had a $3,258,000 and $1,330,000
valuation allowance, respectively, to reduce certain deferred tax assets to amounts that are more likely than not to be realized. The valuation allowance relates to the Company's potential inability to utilize state recycling credits and foreign net operating loss carryforwards.

     At December 31, 2002, the Company had approximately $3,432,000 of unused net operating loss carryforwards for foreign tax purposes, which do not expire, $1,020,000 of foreign net operating loss carryforwards that expire in 2013, and had approximately $39,324,000 for state purposes, which expire from 2004 to 2022. At December 31, 2002, the Company had $2,403,000 of unused state tax credit carryforwards,

                      IMCO RECYCLING INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2002
   (DOLLARS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE DATA) -- (CONTINUED)

$634,000 of which expire from 2005 to 2019, and $1,769,000 of which do not expire. At December 31, 2002 and 2001, the Company had a $1,318,000 payable and $3,994,000 receivable for U.S. federal income tax, respectively.

     Undistributed earnings of the Company's non-U.S. investment in a joint venture amounted to approximately $5,058,000 at December 31, 2002. These earnings are considered permanently reinvested and, accordingly, no additional U.S. income taxes or non-U.S. withholding taxes have been provided. Determination of the amount of additional taxes that would be payable if such earnings were not considered indefinitely reinvested is not practicable.

NOTE G -- LONG-TERM DEBT

     Long-term debt is summarized as follows:

                                                                 DECEMBER 31,
                                                              ------------------
                                                               2002       2001
                                                              -------   --------
Revolving credit loans......................................  $94,000   $110,500
7.65% Morgantown, Kentucky Solid Waste Disposal Facilities
  Revenue Bonds-1996 Series, Due May 1, 2016................    5,702      5,699
7.45% Morgantown, Kentucky Solid Waste Disposal Facilities
  Revenue Bonds-1997 Series, Due May 1, 2022................    4,600      4,600
6.00% Morgantown, Kentucky Solid Waste Disposal Facilities
  Revenue Bonds-1998 Series, Due May 1, 2023................    4,100      4,100
Other.......................................................      223        490
                                                              -------   --------
Subtotal....................................................  108,625    125,389
Less current maturities.....................................   94,075         75
                                                              -------   --------
Total.......................................................  $14,550   $125,314
                                                              =======   ========

     As of December 31, 2002, the Company had $94,000,000 of indebtedness outstanding under the Credit Agreement and had $63,050,000 available for borrowing. However, based on terms of the agreement, only $25,000,000 may be borrowed. At December 31, 2002, the Company had standby letters of credit outstanding with several banks in the aggregate amount of $3,305,000. In 2003, the current terms of certain financial covenants under the Credit Agreement become more restrictive. The allowable total debt to EBITDA ratio at December 31, 2002 was a 4.0 to 1.0 ratio. The Company was in compliance with this ratio requirement as of December 31, 2002. At March 31, 2003 the required total debt to EBITDA ratio will lower to 3.0 to 1.0. It is possible that the Company will not be able to meet this more stringent covenant and that the Company will be required to request a waiver for such non-compliance.

     The Company uses its senior revolving credit facility to provide funding for its short-term liquidity requirements and for letters of credit. The average amount of borrowings outstanding under the Credit Agreement during 2002 was approximately $113,521,000. The average interest rate on loans outstanding under the Credit Agreement during 2002 was approximately 5.09% per annum. The term of the Credit Agreement expires on December 31, 2003.

     The fair value of the Company's outstanding indebtedness under the Credit Agreement approximates its carrying value due to its floating rate and relatively short maturity. The fair value of the Company's fixed rate Revenue Bonds based on discounted cash flows and incremental borrowing rates totals approximately $18,561,000.

                      IMCO RECYCLING INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2002
   (DOLLARS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE DATA) -- (CONTINUED)

     On April 26, 2002, the Company amended the terms of its Second Amended and Restated Credit Agreement (the "Credit Agreement"), which contains the terms of the Company's revolving credit facility. The Fourth Amendment to the Credit Agreement added new provisions to and modified existing provisions of the Credit Agreement, principally to reclassify the Company's existing subsidiaries, and certain foreign subsidiaries which may be formed, as "unrestricted subsidiaries." Revenues and earnings from these unrestricted subsidiaries will generally not be included in calculating the Company's compliance with certain financial covenants under the Credit Agreement (except to the extent that certain cash distributions are received by the Company or its restricted subsidiaries).

     The maximum amount under the Credit Agreement which the Company can borrow under the facility is $160,000,000. The Company is required to prepay the facility from the proceeds of certain debt or equity financings; the facility indebtedness must be reduced by an amount equal to 100% of the proceeds from any permitted debt issuance, and 25% of the proceeds from any equity offering.

     The Credit Agreement also imposes on the Company: (i) prohibitions against incurring certain indebtedness, (ii) limitations on dividends on and repurchases of shares of capital stock and (iii) limitations on capital expenditures, investments and acquisitions. Further, the Credit Agreement requires the Company to reimburse the lenders for certain increased costs that they incur in carrying these loans as a result of any change in law and for any reduced returns with respect to these loans due to any change in capital requirements. Funding of acquisitions by the Company will be permitted from future equity offerings, so long as 25% of the proceeds from the equity offering are applied to reduce the credit facility. Cash dividends on and cash repurchases of the Company's capital stock will be prohibited until such time as the Company's total debt to EBITDA ratio falls below 3.0 to 1.0, at which time the Company will be permitted to pay up to $8,000,000 in dividends or for stock repurchases in each year so long as it remains in compliance with this ratio, and so long as no default or event of default has occurred and is continuing or would result. Excluded from the Credit Agreement's prohibition on reacquiring shares are shares surrendered to the Company in payment of the exercise price of stock options or withholding obligations arising from the exercise of stock options. Domestic capital expenditures for the Company are limited to $15 million per annum for maintenance and replacement of existing assets and for new assets deemed necessary for the health and safety of its employees or as required by law.

     The indebtedness under the Credit Agreement is currently secured by substantially all of the Company's personal property (except for accounts receivables and certain related assets subject to the Company's Receivables Sale Facility), and first lien mortgages on substantially all of the Company's domestic operating facilities, plus a pledge of the capital stock of substantially all of the Company's subsidiaries.

     If the Company's Receivables Sales Facility commitment terminates or its availability terminates, or if the total amount of the commitment or availability under the Receivables Sales Facility is reduced by an amount greater than 30% of its availability or commitment as of October 26, 2001, then any such event will be an event of default under the Credit Agreement.

     Because the Company's revolving credit facility and its Receivables Sales Facility both expire in the fourth quarter of 2003, Company management is exploring various options to restructure its current financing arrangements and currently expects to complete this process by the end of the third quarter of 2003. While no assurances can be made, management believes the Company will be successful in negotiating a replacement or replacements for its existing credit facilities. The replacement of these existing facilities is, however, expected to increase the Company's overall borrowing costs for 2003.

     The Company believes that its cash on hand, the Receivables Sales Facility, the availability of funds from various financing sources and the Company's anticipated internally-generated funds will be sufficient to fund its operational needs during 2003. As noted above, the present terms of the Company's credit facilities may impose

                      IMCO RECYCLING INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2002
   (DOLLARS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE DATA) -- (CONTINUED)

constraints on funding the Company's growth plans. During 2003, the current terms of the revolving credit facility impose more stringent financial covenants on the Company. If new or additional sources of financing prove not to be available, or not available on terms advantageous to the Company, then the Company may have to curtail its growth and expansion plans until economic or credit market conditions improve, and resort to alternative means to retire its outstanding credit facility indebtedness, including sales of assets or equity securities.

     Scheduled maturities of long-term debt subsequent to December 31, 2002 are as follows:

2003........................................................   $94,075
2004........................................................        30
2005........................................................        30
2006........................................................        88
After 2007..................................................    14,402
                                                               -------
Subtotal....................................................   108,625
Less current maturities of long-term debt...................    94,075
                                                               -------
Total.......................................................   $14,550
                                                               =======

NOTE H -- NET EARNINGS (LOSS) PER SHARE

     The following table sets forth the computation of basic and diluted earnings (loss) per share:

                                                   2002          2001          2000
                                                -----------   -----------   -----------
Numerators for basic and diluted earnings
  (loss) per share:
  Net earnings (loss) before cumulative effect
     of accounting change.....................  $     6,864   $    (2,722)  $       283
  Cumulative effect of accounting change......      (58,730)           --            --
                                                -----------   -----------   -----------
  Net Earnings (loss).........................  $   (51,866)  $    (2,722)  $       283
                                                -----------   -----------   -----------
Denominator:
  Denominator for basic earnings (loss) per
     share-weighted average shares............   14,547,826    14,978,120    15,353,383
  Dilutive potential common shares-stock
     options..................................      107,212            --         4,204
  Dilutive potential common shares-equity
     forward..................................           --            --        78,861
                                                -----------   -----------   -----------
  Denominator for diluted earnings (loss) per
     share....................................   14,655,038    14,978,120    15,436,448
                                                -----------   -----------   -----------
Net earnings (loss) per share:
  Basic before cumulative effect of accounting
     change...................................  $      0.47   $     (0.18)  $      0.02
  Basic after cumulative effect...............  $     (3.57)  $     (0.18)  $      0.02
  Dilutive before cumulative effect...........  $      0.47   $     (0.18)  $      0.02
  Dilutive after cumulative effect............  $     (3.54)  $     (0.18)  $      0.02
                                                -----------   -----------   -----------

                      IMCO RECYCLING INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2002
   (DOLLARS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE DATA) -- (CONTINUED)

     The following stock options were excluded from the computation of diluted earnings per share because the effect would have been anti-dilutive, as the options' exercise price was greater than the average market price of the common stock:

                                                        2002        2001        2000
                                                      ---------   ---------   ---------
Anti-dilutive stock options as of December 31,......  1,798,890   1,321,022   2,182,388

NOTE I -- EMPLOYEE BENEFIT PLANS

     The Company's profit-sharing retirement plan covers most of its employees who meet defined service requirements. Contributions are determined annually by the Board of Directors and may be as much as 15% of covered salaries. Contributions for 2002 and 2001 were $1,778,000, and $412,000, respectively. There were no contributions made for 2000.

     Subject to certain dollar limits, employees may contribute a percentage of their salaries to this plan, and the Company matches a portion of the employees' contributions. The Company's match of employee contributions totaled $1,361,000, $907,000 and $1,053,000 for 2002, 2001 and 2000, respectively.

     Effective July 1, 1999, the Company adopted a qualified, non-compensatory employee stock purchase plan, which allows employees to acquire shares of common stock through payroll deductions over a six-month period. The purchase price is equal to 85% of the fair market value of the common stock on either the first or last day of the offering period, whichever is lower. Purchases under the plan are limited to 15% of an employee's eligible compensation. A total of 800,000 shares are available for purchase under the plan. The Company issued 29,902, 60,134 and 83,154 shares under the plan in 2002, 2001 and 2000, respectively.

NOTE J -- STOCKHOLDERS' EQUITY

     In 1990, the Company adopted an Amended and Restated Stock Option Plan. This plan expired in 1997, and no further grants of options may be made under the plan. This plan provided for the granting of nonqualified and incentive stock options. The number of shares of common stock authorized for issuance under the plan was 1,200,000 shares. Options granted under the plan had various vesting periods and are exercisable for a period of 10 years from the date of grant, although options may expire earlier because of termination of employment.

     In 1992, the Company adopted the 1992 Stock Option Plan, which provides for the granting of nonqualified and incentive stock options to employees, officers, consultants and non-employee members of the Board of Directors. This plan expired in December 2002, and no further grants of options may be made under the plan.

     In 1996, the Company adopted the Annual Incentive Program, which provided certain of the Company's key employees with annual incentive compensation tied to the achievement of pre-established and objective performance goals. This plan provides for the granting of stock options to key management employees on a discretionary basis. Nonqualified and incentive stock options may be granted. Options granted to employees under this plan have various vesting periods. Annually, non-employee directors will be granted nonqualified stock options exercisable after six months from the date of grant, equal to the number of shares determined by dividing the annual retainer fee amount by the fair market value of a share of common stock as of the date of grant. All options granted under this plan, once vested, are exercisable for a period of up to 10 years from the date of grant, although options may expire earlier because of termination of employment or service.

     The 1992 Stock Option Plan and the 1996 Annual Incentive Program allow for the payment of all or a portion of the exercise price and tax withholding obligations in shares of the Company's common stock delivered and/or withheld. Such payment or withholding will be valued at fair market value as of the date of exercise. Participants making use of this feature will automatically be granted a reload stock option to purchase a number

                      IMCO RECYCLING INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2002
   (DOLLARS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE DATA) -- (CONTINUED)

of shares equal to the number of shares delivered and/or withheld. When a reload stock option is granted, a portion of the shares issued to the participant will be designated as restricted stock for a period of five years, although the restriction may be removed earlier under certain circumstances. Reload stock options have an exercise price equal to the fair market value as of the date of exercise of the original options and will expire on the same date as the original options.

     In March 1998, the Company adopted the Executive Option Exercise Loan Program in order to encourage option exercises and share retention by management employees holding certain options under the Company's Amended and Restated Stock Option Plan and to provide such management employees with a long-term capital accumulation opportunity. This program provides loans to permit the exercise of certain Company stock options under the Amended and Restated Stock Option Plan and to pay federal and state taxes realized upon such exercises. Under this loan program 35,000 and 196,800 shares were exercised in 1999 and 1998, respectively. As of January 1, 2002, the Company had extended $2,266,000 in executive loans to these individuals ($1,624,000 of which represented a reduction to additional paid-in capital and $642,000 of which was included in other long-term assets).

     The terms of the Executive Option Exercise Loan Program provided that the loans extended could be repaid in shares of the Company's common stock, so long as the Compensation Committee of the Company's Board of Directors approved that repayment method. In May 2002, following approval of the Compensation Committee, substantially all of the outstanding loans and accrued interest under the program were repaid by the participants surrendering 205,439 shares of common stock held by the Company as collateral for the loans. The shares surrendered to the Company were valued as of the date of transfer (May 9, 2002) at $2,321,461, based upon the closing price per share on the New York Stock Exchange on that date ($11.30 per share). In December 2002, the remaining outstanding loans and accrued interest, held by executive officers, were repaid in accordance with the terms of the Program by a participant surrendering 9,001 shares of common stock. The shares surrendered to the Company were valued as of the date of transfer (December 12, 2002) at $74,798, based upon the closing price per share on the New York Stock Exchange on that date ($8.31 per share).

     Under a share purchase program previously approved by the Board of Directors, during 2000, the Company spent $9,120,000 to repurchase a total of 788,900 shares. In May 2000, the Company entered into a forward share contract, which was settled in May 2001. The forward share contract was concluded when the Company purchased 644,500 of the Company's shares from a financial institution at an average price of $7.67 for a total consideration of $4,966,000.

     In October 2000 and February 2001, the Company awarded a total of 650,000 shares of restricted Common Stock of the Company to certain officers. The restricted stock grants were made pursuant to the terms of the officers' Employment Agreements. In October 2002, the Company awarded an additional 200,000 shares of restricted Common Stock to an officer. These shares cannot be transferred or pledged and are subject to forfeiture if the officers' employment with the Company terminates under certain circumstances before the restriction period for the award expires. The restrictions lapse October 12, 2007 on 400,000 shares and October 16, 2009 on 200,000 shares or upon the death, disability, termination "without cause," or resignation for "good reason," or upon a "change in control" of the Company (as those terms are defined under the Employment Agreement of the officer), if earlier. The remaining awards of 250,000 shares cliff vest on the second anniversary of the date of a "change in control" of the Company as defined in the Employment Agreements of the officers. These shares are not included in the calculation of earnings per share.

                      IMCO RECYCLING INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2002
   (DOLLARS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE DATA) -- (CONTINUED)

     Transactions under the option plans are as follows:

                                 2002                   2001                   2000
                         --------------------   --------------------   --------------------
                                     WEIGHTED               WEIGHTED               WEIGHTED
                                     AVERAGE                AVERAGE                AVERAGE
                                     EXERCISE               EXERCISE               EXERCISE
                          OPTIONS     PRICE      OPTIONS     PRICE      OPTIONS     PRICE
                         ---------   --------   ---------   --------   ---------   --------
Options outstanding
  Jan. 1...............  1,864,387    $11.41    2,208,799    $14.40    2,342,028    $14.56
Options granted........    683,700    $ 8.18      533,500    $ 5.53       26,711    $ 4.56
Options exercised......    (29,549)   $ 4.70           --    $   --           --    $   --
Options cancelled......   (199,038)   $12.47     (877,912)   $15.35     (159,940)   $15.00
                         ---------              ---------              ---------
Options outstanding
  Dec. 31..............  2,319,500    $10.45    1,864,387    $11.41    2,208,799    $14.40
                         ---------              ---------              ---------
Options exercisable
  Dec. 31..............  1,369,640    $12.67    1,346,976    $13.51    1,881,050    $14.82
                         ---------    ------    ---------    ------    ---------    ------

     Information related to options outstanding at December 31, 2002, is summarized below:

                                          OPTIONS OUTSTANDING           OPTIONS EXERCISABLE
                                   ----------------------------------   --------------------
                                                WEIGHTED
                                                 AVERAGE     WEIGHTED               WEIGHTED
                                                REMAINING    AVERAGE                AVERAGE
                                               CONTRACTUAL   EXERCISE               EXERCISE
RANGE OF EXERCISE PRICES            OPTIONS       LIFE        PRICE      OPTIONS     PRICE
------------------------           ---------   -----------   --------   ---------   --------
$ 4.39-$ 4.75....................    208,910       8.1        $ 4.39       63,526    $ 4.40
$ 4.75-$ 7.13....................    311,700       9.0        $ 6.30      124,924    $ 6.29
$ 7.13-$ 9.50....................    625,700       9.9        $ 8.21        8,000    $ 8.87
$ 9.50-$11.88....................    144,160       6.9        $10.93      144,160    $10.93
$11.88-$14.25....................    736,525       4.2        $13.11      736,525    $13.11
$14.25-$16.63....................    237,742       4.6        $15.84      237,742    $15.84
$16.63-$19.00....................      3,890       2.5        $17.13        3,890    $17.13
$19.00-$21.38....................         --       0.0        $   --           --    $   --
$21.38-$23.75....................     50,873       2.9        $22.76       50,873    $22.76
                                   ---------                            ---------
                                   2,319,500                            1,369,640
                                   ---------                            ---------

NOTE K -- IMPACT OF RECENTLY ADOPTED ACCOUNTING STANDARDS

     Effective January 1, 2002, the Company adopted SFAS No. 142 "Goodwill and Other Intangible Assets" ("SFAS 142"). Under this standard, goodwill and intangibles with indefinite useful lives are no longer amortized. Instead, SFAS 142 requires that goodwill and intangible assets deemed to have an indefinite useful life be reviewed for impairment upon adoption of SFAS 142 and annually thereafter. The Company will perform its annual impairment review as of December 31 of each year. No further impairment is indicated based upon this review which was completed in January 2003.

     Under SFAS 142, goodwill impairment is deemed to exist if the net book value of a reporting unit exceeds its estimated fair value. In connection with its adoption of SFAS 142, the Company engaged a third-party valuation firm to estimate the fair value of the Company's reporting units. The valuation firm used a discounted cash flow model to determine the fair value of the Company's reporting units with a discount rate based on a

                      IMCO RECYCLING INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2002
   (DOLLARS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE DATA) -- (CONTINUED)

risk-adjusted weighted average cost of capital for each unit. Because the fair value of the Company's reporting units, as determined by the valuation firm, was less than the carrying value of the reporting unit net assets, the Company performed the second step of the impairment test required by SFAS 142 and determined that an impairment charge was required for each reporting unit. The cumulative effect adjustment recognized as a result of the impairment charge was $58,730,000 (after tax), consisting of write-offs for the impairment of goodwill in the aluminum and zinc segments.

     The following table sets forth a reconciliation of net income (loss) before cumulative effect of the accounting change and pro forma net income (loss) before cumulative effect of the accounting change per share for the two years ended December 31, 2001 as though SFAS No. 142 had been in effect at the beginning of fiscal 2000:

                                                      NET INCOME FOR    DILUTED EPS FOR
                                                      THE YEAR ENDED     THE YEAR ENDED
                                                       DECEMBER 31,       DECEMBER 31,
                                                     ----------------   ----------------
                                                      2001      2000     2001      2000
                                                     -------   ------   -------   ------
                                                           (AMOUNTS IN THOUSANDS,
                                                          EXCEPT PER-SHARE AMOUNTS)
Net income (loss)..................................  $(2,722)  $  283   $(0.18)   $0.02
                                                     -------   ------   ------    -----
Add: Goodwill amortization, net of tax.............    3,721    4,096     0.25     0.27
                                                     -------   ------   ------    -----
Pro forma net income, excluding goodwill
  amortization in 2001 and 2000....................  $   999   $4,379   $ 0.07    $0.29
                                                     -------   ------   ------    -----

     The amount of the SFAS No. 142 goodwill impairment charge primarily reflected the decline in the Company's stock price over the last several years. This decline was the result of several unforeseen factors which included increased competition in the specification alloys business, increases in the supply of zinc over the past several years which has led to severe price declines in the selling prices for zinc, and energy related closures caused by drought conditions in the U.S. Pacific Northwest which has caused capacity reductions for some of the Company's major customers.

     Changes to goodwill during the year ended December 31, 2002, including the effects of adopting these new accounting standards, follow:

                                                               GOODWILL
                                                               --------
Balance at December 31, 2001, net of accumulated
  amortization..............................................   $115,562
Acquisition of Recipar......................................      1,120
Other acquisitions..........................................        250
Write-off of goodwill recognized in cumulative effect
  adjustment................................................    (65,862)
Translation and other adjustments during the period.........         48
                                                               --------
Balance at December 31, 2002, net of accumulated
  amortization..............................................   $ 51,118
                                                               ========

                      IMCO RECYCLING INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2002
   (DOLLARS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE DATA) -- (CONTINUED)

     The following table presents goodwill and the related effect of the SFAS 142 write-down by segment:

                                                              ALUMINUM    ZINC
                                                              SEGMENT    SEGMENT
                                                              --------   -------
Goodwill balance at December 31, 2001, net of accumulated
  amortization..............................................  $70,185    $45,377
Acquisition of Recipar......................................    1,120         --
Other acquisitions..........................................       --        250
Write-off of goodwill recognized in cumulative effect
  adjustment................................................  (42,237)   (23,625)
Translation and other adjustments during the period.........      121        (73)
                                                              -------    -------
Balance at December 31, 2002, net of accumulated
  amortization..............................................  $29,189    $21,929
                                                              =======    =======

NOTE L -- OPERATIONS

     The Company leases various types of equipment and property, primarily the equipment utilized in its operations at the various plant locations and its headquarters facility. The future minimum lease payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of December 31, 2002, were (in thousands):

                                                               OPERATING
YEAR ENDING DECEMBER 31,                                        LEASES
------------------------                                       ---------
2003........................................................    $2,286
2004........................................................     1,820
2005........................................................     1,395
2006........................................................     1,300
2007........................................................       231
2008 and subsequent.........................................       201
                                                                ------
                                                                $7,233
                                                                ======

     Rent expense was $3,986,000, $3,657,000 and $4,233,000 in 2002, 2001 and
2000, respectively.

     The Company's operations, like those of other basic industries, are subject to federal, state, local and foreign laws, regulations and ordinances. These laws and regulations (1) govern activities or operations that may have adverse environmental effects, such as discharges to air and water, as well as handling and disposal practices for solid and hazardous wastes and (2) impose liability for costs of cleaning up, and certain damages resulting from past spills, disposals or other releases of hazardous substances. It can be anticipated that more rigorous environmental laws will be enacted that could require the Company to make substantial expenditures in addition to those described herein.

     From time to time, operations of the Company have resulted, or may result, in certain noncompliance with applicable requirements under environmental laws. However, the Company believes that any such non compliance under such environmental laws would not have a material adverse effect on the Company's financial position or results of operations.

     It is common in long-term processing agreements for the Company to agree to indemnify customers for tort liabilities that arise out of or relate to the processing of their material. Additionally, the Company typically indemnifies such parties for certain environmental liabilities that arise out of or relate to the processing of their material.

                      IMCO RECYCLING INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2002
   (DOLLARS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE DATA) -- (CONTINUED)

     In 1997, the Illinois Environmental Protection Agency ("IEPA") notified the Company that two of the Company's zinc subsidiaries are potentially responsible parties ("PRP") pursuant to the Illinois Environmental Protection Act for the cleanup of contamination at a site in Marion County, Illinois to which these subsidiaries, among others, in the past sent zinc oxide for processing and resale. These subsidiaries have joined a group of PRPs that are planning to negotiate with the IEPA regarding the cleanup of the site. The site has not been fully investigated and final cleanup costs have not yet been determined.

     On February 15, 2001, the State of Michigan filed a lawsuit against the Company in the State Circuit Court for the 30th District, Ingham County, Michigan. The lawsuit arises out of disputes between the Company's Alchem Aluminum Inc. subsidiary and Michigan environmental authorities concerning air emission control permits at the subsidiary's specification aluminum alloy production facility in Coldwater, Michigan. The plaintiffs claim injunctive relief and penalties for alleged non-compliance with and violations of federal and state environmental laws. The suit seeks compliance by the Company as well as potentially substantial monetary penalties. The Company believes it has meritorious defenses to the claims and plans a vigorous defense. Negotiations with the state have begun and at this time, the Company is not able to determine the amount of damages, if any, it may incur.

     On April 27, 2001, the U. S. Environmental Protection Agency, Region V, issued to the Company a Notice of Violation ("NOV") alleging violations of the federal Clean Air Act, primarily for violations of the Michigan State Implementation Plan at the Company's Coldwater facilities. The NOV addresses the same instances of alleged noncompliance raised in the State of Michigan lawsuit, alleging that the Company purportedly failed to obtain appropriate preconstruction air quality permits prior to conducting modifications to the Alchem production facilities and exceeded permitted emission levels from the two Company facilities located in Coldwater. In September 2001, the Company filed its response with Region V of the Environmental Protection Agency. The Company believes that the federal action mirrors the state action. Therefore, resolution of the federal case depends upon the resolution of the state's case.

     The Company was a defendant in a personal injury case in state court in Missouri. In August 2002, the trial court entered a final judgment against the Company for $4,000,000. On January 10, 2003, the Company posted a security bond of approximately $4,223,000. The Company is also currently involved in litigation with certain of its former insurance carriers and brokers with regards to its ultimate liability in this matter, and management currently believes that the Company will be reimbursed (subject to deductible limitations) for its losses as to this matter.

     The Company is also a party from time to time to what it believes is routine litigation and proceedings considered part of the ordinary course of its business. The Company believes that the outcome of such proceedings will not have a material adverse effect on the Company's financial position or results of operations.

NOTE M -- SEGMENT INFORMATION

  DESCRIPTION OF THE TYPES OF PRODUCTS AND SERVICES FROM WHICH EACH REPORTABLE SEGMENT DERIVES ITS REVENUES:

     The Company has two reportable segments: aluminum and zinc. The ALUMINUM segment represents all of the Company's aluminum melting, processing, alloying, brokering and salt cake recovery activities, including investment in joint ventures. The Company delivers aluminum in molten and ingot form to aluminum producers, diecasters, extruders, steel and automotive companies and other aluminum customers in the packaging, construction and transportation industries. The Company's ZINC segment represents all of the Company's zinc melting, processing and brokering activities. The Company sells zinc dust, oxides and metal to customers in the tire and rubber, industrial paint, specialty chemical, mining and steel galvanizing industries.

                      IMCO RECYCLING INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2002
   (DOLLARS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE DATA) -- (CONTINUED)

  MEASUREMENT OF SEGMENT PROFIT OR LOSS AND SEGMENT ASSETS:

     The accounting policies of the reportable segments are the same as those described in NOTE A. The Company evaluates performance based on gross profit or loss from operations, net of selling expenses. Provision for income taxes, interest, corporate general and administrative costs, including depreciation of corporate assets and amortization of capitalized debt costs, are not allocated to the reportable segments. Intersegment sales and transfers are recorded at market value; net profits on intersegment sales and transfers were immaterial for the periods presented. Consolidated cash, net capitalized debt costs, net current deferred tax assets and assets located at the Company's headquarters office in Irving, Texas are not allocated to the reportable segments.

  FACTORS MANAGEMENT USED TO IDENTIFY THE COMPANY'S REPORTABLE SEGMENTS:

     The Company's reportable segments are business units that offer different types of metal products and services. The reportable segments are each managed separately, because they produce distinct products and services and sell to different types of customers.

                      IMCO RECYCLING INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2002
   (DOLLARS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE DATA) -- (CONTINUED)

  REPORTABLE SEGMENT INFORMATION:

     Selected reportable segment disclosures for the three years ended December 31, 2002 are as follows:

                                                       ALUMINUM     ZINC      TOTALS
                                                       --------   --------   --------
2002
Revenues from external customers.....................  $529,635   $157,533   $687,168
Segment income.......................................  $ 36,474   $  3,677   $ 40,151
Depreciation and amortization expense................  $ 18,929   $  2,829   $ 21,758
Equity in earnings of affiliates.....................  $  2,403   $     --   $  2,403
Segment assets.......................................  $232,943   $ 80,277   $313,220
Equity investments in joint ventures.................  $ 17,467   $     --   $ 17,466
Payments for plant and equipment.....................  $ 16,761   $  1,826   $ 18,587
2001
Revenues from external customers.....................  $511,245   $178,092   $689,337
Segment income (loss)................................  $ 29,498   $    (20)  $ 29,478
Depreciation and amortization expense................  $ 21,611   $  4,645   $ 26,256
Equity in earnings of affiliates.....................  $  3,131   $     --   $  3,131
Segment assets.......................................  $250,825   $107,734   $358,559
Equity investments in joint ventures.................  $ 17,892   $     --   $ 17,892
Payments for plant and equipment.....................  $  7,808   $  1,180   $  8,988
2000
Revenues from external customers.....................  $598,759   $248,180   $846,939
Segment income.......................................  $ 24,687   $ 13,052   $ 37,739
Depreciation and amortization expense................  $ 22,472   $  4,913   $ 27,385
Equity in earnings of affiliates.....................  $  3,060   $     --   $  3,060
Segment assets.......................................  $281,394   $106,088   $387,482
Equity investments in joint ventures.................  $ 15,249   $     --   $ 15,249
Payments for plant and equipment.....................  $ 28,288   $  6,582   $ 34,870

                      IMCO RECYCLING INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2002
   (DOLLARS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE DATA) -- (CONTINUED)

     Reconciliations of total reportable segment disclosures to the Company's consolidated financial statements are as follows:

                                                         2002       2001       2000
                                                       --------   --------   --------
PROFITS
Total profits for reportable segments................  $ 40,151   $ 29,478   $ 37,739
Unallocated amounts:
  General and administrative expense.................   (17,988)   (19,777)   (18,966)
  Interest expense...................................    (9,727)   (11,038)   (17,490)
  Fees on receivables sale...........................    (1,698)    (3,372)    (1,082)
  Interest and other income..........................       530         70        210
                                                       --------   --------   --------
Income (loss) before provision for income taxes,
  minority interests and cumulative effect of
  accounting change..................................  $ 11,268   $ (4,639)  $    411
                                                       --------   --------   --------
DEPRECIATION AND AMORTIZATION EXPENSE
Total depreciation and amortization expense for
  reportable segments................................  $ 21,758   $ 26,256   $ 27,385
Other depreciation and amortization expense..........     1,888      2,941      2,323
                                                       --------   --------   --------
Total consolidated depreciation and amortization
  expense............................................  $ 23,646   $ 29,197   $ 29,708
                                                       --------   --------   --------
ASSETS
Total assets for reportable segments.................  $313,220   $358,559   $387,482
Other assets.........................................    38,190     48,395     46,189
                                                       --------   --------   --------
Total consolidated assets............................  $351,410   $406,954   $433,671
                                                       --------   --------   --------
PAYMENTS FOR PLANT AND EQUIPMENT
Total payments for plant and equipment for reportable
  segments...........................................  $ 18,587   $  8,988   $ 34,870
Other payments for plant and equipment...............       726        870      2,831
                                                       --------   --------   --------
Total consolidated payments for plant and
  equipment..........................................  $ 19,313   $  9,858   $ 37,701
                                                       ========   ========   ========

                      IMCO RECYCLING INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2002
   (DOLLARS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE DATA) -- (CONTINUED)

  GEOGRAPHIC INFORMATION:

     The following table sets forth the geographic breakout of revenues (based on customer location) and property and equipment (net of accumulated depreciation):

                                                         2002       2001       2000
                                                       --------   --------   --------
REVENUES
  Domestic...........................................  $628,360   $614,389   $719,863
  Foreign............................................    58,808     74,948    127,076
                                                       --------   --------   --------
  Consolidated total.................................  $687,168   $689,337   $846,939
                                                       ========   ========   ========
PROPERTY AND EQUIPMENT
  Domestic...........................................  $162,550   $173,417   $187,041
  Foreign............................................    24,901     13,514      9,092
                                                       --------   --------   --------
  Consolidated total.................................  $187,451   $186,931   $196,133
                                                       ========   ========   ========

     Aluminum shipments to customers located in Canada accounted for approximately 7%, 8% and 8% of consolidated revenues for 2002, 2001 and 2000, respectively. Substantially all of the Company's foreign property and equipment are located at the Company's aluminum facilities in Swansea, Wales, Monterrey, Mexico and Pindamonhangaba, Brazil. Earnings from foreign operations, before interest income and expense, and before provision for income taxes, minority interest and extraordinary items, including foreign joint ventures, for the fiscal years ending 2002, 2001 and 2000 amounted to $1,207,000, $3,663,000 and
$4,854,000, respectively.

  MAJOR CUSTOMERS:

     During 2001 and 2000, no single customer accounted for more than 10% of consolidated revenues. In 2002, one customer accounted for approximately 11% of the Company's consolidated revenues.

NOTE N -- VAW-IMCO

     The Company owns a 50% interest in an aluminum recycling joint venture in Germany, VAW-IMCO GuSS und Recycling GmbH ("VAW-IMCO"). At December 31, 2002, 2001 and 2000, the Company's equity in the net

                      IMCO RECYCLING INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2002
   (DOLLARS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE DATA) -- (CONTINUED)

income of VAW-IMCO is stated at $2,181,000, $3,057,000 and $2,704,000, respectively, for the years then ended. The following table represents the condensed balance sheets and income statements of VAW-IMCO:

                                                         2002       2001       2000
                                                       --------   --------   --------
Assets
  Current assets.....................................  $ 73,927   $ 55,351   $ 57,075
  Long-term assets...................................    30,204     28,224     28,220
                                                       --------   --------   --------
                                                       $104,131   $ 83,575   $ 85,295
                                                       ========   ========   ========
Liabilities
  Current liabilities................................  $ 54,810   $ 22,731   $ 25,680
  Long-term liabilities..............................    14,927     30,669     31,470
  Total stockholder's equity.........................    34,394     30,175     28,145
                                                       --------   --------   --------
                                                       $104,131   $ 83,575   $ 85,295
                                                       ========   ========   ========
Revenues.............................................  $271,970   $225,352   $214,625
Gross Profit.........................................  $ 23,071   $ 21,701   $ 19,744
Net Income...........................................  $  4,736   $  6,010   $  5,646
                                                       --------   --------   --------

     The Company is a 50% joint venture shareholder in VAW-IMCO; VAW aluminium AG has been the other 50% shareholder. On March 15, 2002, Norsk Hydro ASA, a Norwegian oil and energy, aluminum and fertilizer company, announced that it had completed the purchase of VAW aluminium from its parent company. Under the terms of the joint venture agreement and VAW-IMCO's organizational documents, upon a change of control of one shareholder, the remaining shareholder may, if certain conditions are met, elect to cause VAW-IMCO to redeem the shares held by the shareholder that experienced the change in control. The redemption price, which is to be paid out in five equal annual installments (plus interest) from current funds and future cash flows of VAW-IMCO, is to be determined by an evaluation conducted under a standard issued by the Institute of German Certified Public Accountants, with both shareholders having the right to commission an auditing firm to perform their own evaluation.

     On June 19, 2002, the Company announced that it had begun the process through which it would obtain 100% ownership of VAW-IMCO by exercising its right to elect to cause the joint venture to redeem the interest owned by VAW aluminium (now Hydro Aluminum Deutschland GmbH). The valuation process to determine the redemption price commenced in the summer of 2002, and management currently estimates that the redemption will occur sometime during the first half of 2003. The results of operation of VAW-IMCO would then be consolidated with the Company's consolidated results of operation. However, until the evaluation is concluded, the results of operation of VAW-IMCO will continue to be reflected in the Company's financial statements under the equity method of accounting.

NOTE O -- RELATED PARTY TRANSACTION

     In July 2000, the Company entered into an agreement with one of the Company's former executive officers and his brother, both former stockholders of the Company's U.S. Zinc Corporation subsidiary, under which the Company sold real property for $2,450,000 in exchange for cash and a secured promissory note. The Company believed the sale price of the property was equivalent to sale prices of comparable properties in the area. The $2,440,000 note was paid in full by the purchasers, and the mortgage has been released.

                      IMCO RECYCLING INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2002
   (DOLLARS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE DATA) -- (CONTINUED)

NOTE P -- QUARTERLY FINANCIAL DATA (UNAUDITED)

                                           FIRST      SECOND     THIRD       FOURTH      TOTAL
                                          QUARTER    QUARTER    QUARTER    QUARTER(1)     YEAR
                                          --------   --------   --------   ----------   --------
2002:
Revenues................................  $157,901   $180,509   $180,866    $167,892    $687,168
Gross profits...........................  $  8,589   $ 13,972   $ 13,375    $ 10,536    $ 46,472
Earnings before accounting change.......  $    382   $  2,534   $  2,493    $  1,455    $  6,864
Cumulative effect of accounting change
  (after tax benefit of $7,132).........  $(58,730)  $     --   $     --    $     --    $(58,730)
Net earnings (loss).....................  $(58,348)  $  2,534   $  2,493    $  1,455    $(51,866)
Net earnings (loss) per common share:
  Basic before cumulative effect........  $   0.03   $   0.17   $   0.17    $   0.10    $   0.47
  Basic after cumulative effect.........  $  (3.98)  $   0.17   $   0.17    $   0.10    $  (3.57)
  Dilutive before cumulative effect.....  $   0.03   $   0.17   $   0.17    $   0.10    $   0.47
  Dilutive after cumulative effect......  $  (3.95)  $   0.17   $   0.17    $   0.10    $  (3.54)
2001:
Revenues................................  $187,352   $177,496   $166,712    $157,777    $689,337
Gross profits...........................  $  7,856   $ 11,145   $  9,831    $  4,492    $ 33,324
Net earnings (loss).....................  $   (367)  $    918   $    155    $ (3,428)   $ (2,722)
Net earnings (loss) per common share:
  Basic.................................  $  (0.02)  $   0.06   $   0.01    $  (0.23)   $  (0.18)
  Diluted...............................  $  (0.02)  $   0.06   $   0.01    $  (0.23)   $  (0.18)

---------------

(1) During the fourth quarter of 2001, the Company recorded a loss of $3,400,000, which included a $2,600,000 charge reflecting primarily an increase in the reserve for doubtful accounts related to customer bankruptcies, and the closing of a zinc brokerage office in Germany.

NOTE Q -- SUBSEQUENT EVENT

  SEGMENTS

     In March 2003, the Company reached an agreement to acquire full ownership of VAW-IMCO, its 50%-owned joint venture in Germany. Effective March 1, 2003 all of VAW-IMCO's accounts were consolidated into the Company's financial statements. As a result of the changes to our internal financial reporting structure due to the consolidation of VAW-IMCO effective March 1, 2003, we now have three reportable segments: aluminum -- domestic, aluminum -- international, and zinc. Reportable segments are defined as components of an enterprise about which separate, discrete financial information is available for evaluation. Prior to the adjustment of our internal financial reporting structure, our international operations' revenues were $29,610,000, $40,801,000, and $46,914,000 in 2002, 2001 and 2000, respectively. Our segment income (loss), excluding our equity in net income of VAW-IMCO, was $(934,000), $1,056,000, and $2,309,000 in 2002, 2001, and 2000, respectively. International assets, excluding the investment in VAW-IMCO, were approximately $49,184,000, $16,744,000, and $22,602,000 as of December 31, 2002, 2001 and 2000,
respectively. See Note N -- "VAW-IMCO" for the condensed financial statements of VAW-IMCO for the three years ended December 31, 2002.

                      IMCO RECYCLING INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2002
   (DOLLARS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE DATA) -- (CONTINUED)

  FINANCING TRANSACTIONS

     The Company is currently engaged in an offering of senior secured notes of $200,000,000 exempt from registration. In addition, the Company intends to borrow additional amounts under a new senior secured credit facility. The proceeds of these transactions, which are expected to close concurrently, will be used to repay amounts outstanding under the Company's existing senior credit facility, all of the outstanding VAW-IMCO debt, the VAW-IMCO redemption liability, and the notes payable, and purchase the trade receivables previously sold under our receivables sale facility and terminate that facility.

     Certain of the Company's wholly-owned domestic subsidiaries ("guarantor subsidiaries") will guarantee the senior secured notes, jointly and severally, on a senior basis. The notes will be secured by a first-priority lien on and security interest in (subject to certain permitted encumbrances) substantially all of the Company's and its subsidiary guarantors' domestic real property, fixtures and equipment, certain other collateral, and an intercompany note issued by VAW-IMCO as collateral for the benefit of the noteholders. The intercompany note will be equal to the proceeds to repay the amount of the outstanding VAW-IMCO debt, will be an unsecured obligation of VAW-IMCO and accrue interest at the same rate as the senior secured notes. The closing of the senior secured notes is conditioned upon the closing of our new senior credit facility. The new senior credit facility will be secured by certain of the Company's and its wholly owned subsidiaries' accounts receivable and inventory.

                      IMCO RECYCLING INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2002
   (DOLLARS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE DATA) -- (CONTINUED)

     The following represents the supplemental consolidating condensed financial statements of IMCO Recycling Inc., the issuer of the senior secured notes, and its guarantor subsidiaries and non guarantor subsidiaries, as of December 31, 2002 and 2001, and for the years ended December 31, 2002, 2001 and 2000.

                                                               DECEMBER 31, 2002
                                   -------------------------------------------------------------------------
                                     IMCO         COMBINED         COMBINED
                                   RECYCLING      GUARANTOR      NON-GUARANTOR
                                     INC.      SUBSIDIARIES(1)   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                   ---------   ---------------   -------------   ------------   ------------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents......  $  2,418       $    183         $  4,274       $      --       $  6,875
  Accounts receivable, net.......     1,245         14,413            8,843              --         24,501
  Inventories....................     2,608         36,662            3,460              --         42,730
  Deferred income taxes..........     1,888            959              508              --          3,355
  Other current assets...........     3,441          8,691            1,078              --         13,210
                                   --------       --------         --------       ---------       --------
     Total current assets........    11,600         60,908           18,163              --         90,671
Property and equipment, net......    39,765        121,396           27,445          (1,155)       187,451
Goodwill.........................     3,038         46,848            1,232              --         51,118
Investments in joint ventures....        --            985           16,482              --         17,467
Other assets, net................     2,269           (325)           2,759              --          4,703
Investment in subsidiaries/
  intercompany receivable
  (payable), net.................   231,458         17,725          (26,910)       (222,273)            --
                                   --------       --------         --------       ---------       --------
                                   $288,130       $247,537         $ 39,171       $(223,428)      $351,410
                                   ========       ========         ========       =========       ========
LIABILITIES AND STOCKHOLDERS'
  EQUITY
CURRENT LIABILITIES
  Accounts payable...............  $ 23,278       $ 49,244         $  5,160       $      --       $ 77,682
  Accrued liabilities............     5,553         10,842            2,194              --         18,589
  Notes payable..................        --             --            7,420              --          7,420
  Current maturities of long-term
     debt........................    94,000             75               --              --         94,075
                                   --------       --------         --------       ---------       --------
     Total current liabilities...   122,831         60,161           14,774              --        197,766
Long-term debt...................    14,402            133               15              --         14,550
Deferred income taxes............     3,898          6,689              296              --         10,883
Other long-term liabilities......     3,710          3,820            3,817              --         11,347
                                   --------       --------         --------       ---------       --------
Stockholders' equity.............   143,289        176,734           20,269        (223,428)       116,864
                                   --------       --------         --------       ---------       --------
                                   $288,130       $247,537         $ 39,171       $(223,428)      $351,410
                                   ========       ========         ========       =========       ========

---------------

(1) Includes accounts receivables in IMCO Funding Corporation, which upon the closing of this offering and the financing transactions will be receivables of the guarantors.

                      IMCO RECYCLING INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2002
   (DOLLARS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE DATA) -- (CONTINUED)

                                                             DECEMBER 31, 2001
                                 --------------------------------------------------------------------------
                                   IMCO         COMBINED         COMBINED        COMBINED
                                 RECYCLING      GUARANTOR      NON-GUARANTOR   NON-GUARANTOR
                                   INC.      SUBSIDIARIES(1)   SUBSIDIARIES    SUBSIDIARIES    CONSOLIDATED
                                 ---------   ---------------   -------------   -------------   ------------
ASSETS
CURRENT ASSETS
  Cash and cash equivalents....  $    308       $    635         $  2,358        $      --       $  3,301
  Accounts receivable, net.....    (4,338)        19,622            8,285               --         23,569
  Inventories..................     2,744         32,651            3,819               --         39,214
  Deferred income taxes........     6,751            128               --               --          6,879
  Other current assets.........     1,640          5,229              701               --          7,570
                                 --------       --------         --------        ---------       --------
     Total current assets......     7,105         58,265           15,163               --         80,533
Property and equipment, net....    42,130        127,820           16,981               --        186,931
Goodwill.......................     3,038        111,618              906               --        115,562
Investments in joint
  ventures.....................        --          1,063           16,829               --         17,892
Other assets, net..............     3,772           (441)           2,705               --          6,036
Investment in subsidiaries/
  intercompany receivable
  (payable), net...............   297,693         91,234          (20,435)        (368,492)            --
                                 --------       --------         --------        ---------       --------
                                 $353,738       $389,559         $ 32,149        $(368,492)      $406,954
                                 ========       ========         ========        =========       ========
LIABILITIES AND STOCKHOLDERS'
  EQUITY
CURRENT LIABILITIES
  Accounts payable.............  $ 19,929       $ 44,494         $  2,876        $      --       $ 67,299
  Accrued liabilities..........     3,191          9,376            1,341               --         13,908
  Notes payable................        --             --               --               --             --
  Current maturities of
     long-term debt............        --             75               --               --             75
                                 --------       --------         --------        ---------       --------
     Total current
       liabilities.............    23,120         53,945            4,217               --         81,282
Long-term debt.................   124,899            415               --               --        125,314
Deferred income taxes..........    14,307          3,959              891               --         19,157
Other long-term liabilities....     3,403          4,839            4,066               --         12,308
                                 --------       --------         --------        ---------       --------
Stockholders' equity...........   188,009        326,401           22,975         (368,492)       168,893
                                 --------       --------         --------        ---------       --------
                                 $353,738       $389,559         $ 32,149        $(368,492)      $406,954
                                 ========       ========         ========        =========       ========

---------------

(1) Includes accounts receivables in IMCO Funding Corporation, which upon the closing of this offering and the financing transactions will be receivables of the guarantors.

                      IMCO RECYCLING INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2002
   (DOLLARS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE DATA) -- (CONTINUED)

                                                     FOR THE YEAR ENDED DECEMBER 31, 2002
                                    -----------------------------------------------------------------------
                                      IMCO        COMBINED       COMBINED
                                    RECYCLING    GUARANTOR     NON-GUARANTOR
                                      INC.      SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATION
                                    ---------   ------------   -------------   ------------   -------------
Revenues..........................  $ 96,766      $573,446        $44,473        $(27,517)      $687,168
Cost of sales.....................    85,519       541,853         40,841         (27,517)       640,696
                                    --------      --------        -------        --------       --------
Gross profits.....................    11,247        31,593          3,632              --         46,472
Selling, general and
  administrative expense..........     1,942        23,615            992              --         26,549
Interest expense..................     8,245        10,840            817         (10,175)         9,727
Fees on receivables sale..........        --         1,698             --              --          1,698
Interest and other (income)
  expense.........................     1,971       (13,469)          (197)         11,328           (367)
Equity in net earnings of
  affiliates......................   (11,059)         (222)        (2,181)         11,059         (2,403)
                                    --------      --------        -------        --------       --------
Earnings (loss) before provision
  for income taxes and minority
  interest........................    10,148         9,131          4,201         (12,212)        11,268
Provision for (benefit from)
  income taxes....................     3,284           (25)           584              --          3,843
                                    --------      --------        -------        --------       --------
Earnings (loss) before minority
  interests.......................     6,864         9,156          3,617         (12,212)         7,425
Minority interests, net of
  provision for income taxes......        --            --            561              --            561
                                    --------      --------        -------        --------       --------
Earnings (loss) before accounting
  change..........................     6,864         9,156          3,056         (12,212)         6,864
                                    --------      --------        -------        --------       --------
Cumulative effect of accounting
  change (net of tax) for goodwill
  impairment......................   (58,730)       64,942            920          65,862         58,730
                                    --------      --------        -------        --------       --------
Net earnings (loss)...............  $(51,866)     $(55,786)       $ 2,136        $ 53,650       $(51,866)
                                    --------      --------        -------        --------       --------

                      IMCO RECYCLING INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2002
   (DOLLARS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE DATA) -- (CONTINUED)

                                                     FOR THE YEAR ENDED DECEMBER 31, 2001
                                    -----------------------------------------------------------------------
                                      IMCO        COMBINED       COMBINED
                                    RECYCLING    GUARANTOR     NON-GUARANTOR
                                      INC.      SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATION
                                    ---------   ------------   -------------   ------------   -------------
Revenues..........................  $102,006      $556,486        $50,704        $(19,859)      $689,337
Cost of sales.....................    93,579       534,529         47,764         (19,859)       656,013
                                    --------      --------        -------        --------       --------
Gross profits.....................     8,427        21,957          2,940              --         33,324
Selling, general and
  administrative expense..........     1,378        21,126            182              --         22,686
Amortization expense..............       140         3,926            233              --          4,299
Interest expense..................    10,011         1,934            113          (1,020)        11,038
Fees on receivables sale..........        --         3,372             --              --          3,372
Interest and other income.........    14,758        (8,195)        (6,662)           (202)          (301)
Equity in net earnings of
  affiliates......................   (12,168)          (74)        (3,057)         12,168         (3,131)
                                    --------      --------        -------        --------       --------
Earnings (loss) before provision
  for income taxes and minority
  interest........................    (5,692)         (132)        12,131         (10,946)        (4,639)
Provision for (benefit from)
  income taxes....................    (2,970)           80            647              --         (2,243)
                                    --------      --------        -------        --------       --------
Earnings (loss) before minority
  interests.......................    (2,722)         (212)        11,484         (10,946)        (2,396)
Minority interests, net of
  provision for income taxes......        --            --            326              --            326
                                    --------      --------        -------        --------       --------
Net earnings (loss)...............  $ (2,722)     $   (212)       $11,158        $(10,946)      $ (2,722)
                                    --------      --------        -------        --------       --------

                      IMCO RECYCLING INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2002
   (DOLLARS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE DATA) -- (CONTINUED)

                                                     FOR THE YEAR ENDED DECEMBER 31, 2000
                                    -----------------------------------------------------------------------
                                      IMCO        COMBINED       COMBINED
                                    RECYCLING    GUARANTOR     NON-GUARANTOR
                                      INC.      SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATION
                                    ---------   ------------   -------------   ------------   -------------
Revenues..........................  $119,483     $ 695,215        $50,753        $(18,512)      $846,939
Cost of sales.....................   104,374       667,059         46,665         (18,512)       799,586
                                    --------     ---------        -------        --------       --------
Gross profits.....................    15,109        28,156          4,088              --         47,353
Selling, general and
  administrative expense..........     1,398        25,586            350              --         27,334
Amortization expense..............       139         4,048            187              --          4,374
Interest expense..................    16,616           898            135            (159)        17,490
Fees on receivables sale..........        --         1,082             --              --          1,082
Interest and other income.........     8,056        (8,686)            79             273           (278)
Equity in net earnings of
  affiliates......................   (10,159)         (356)        (2,704)         10,159         (3,060)
                                    --------     ---------        -------        --------       --------
Earnings (loss) before provision
  for income taxes and minority
  interest........................      (941)        5,584          6,041         (10,273)           411
Provision for (benefit from)
  income taxes....................    (1,224)          777             23              --           (424)
                                    --------     ---------        -------        --------       --------
Earnings (loss) before minority
  interests.......................       283         4,807          6,018         (10,273)           835
Minority interests, net of
  provision for income taxes......        --            --            552              --            552
                                    --------     ---------        -------        --------       --------
Net earnings (loss)...............  $    283     $   4,807        $ 5,466        $(10,273)      $    283
                                    --------     ---------        -------        --------       --------

                      IMCO RECYCLING INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2002
   (DOLLARS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE DATA) -- (CONTINUED)

                                                     FOR THE YEAR ENDED DECEMBER 31, 2002
                                    ----------------------------------------------------------------------
                                      IMCO        COMBINED       COMBINED
                                    RECYCLING    GUARANTOR     NON-GUARANTOR
                                      INC.      SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                    ---------   ------------   -------------   ------------   ------------
OPERATING ACTIVITIES:
  Earnings (loss) before
     accounting change............  $  6,864     $   9,156        $ 3,056        $(12,212)      $  6,864
  Depreciation....................     5,860        15,731          2,055              --         23,646
  Provision (benefit) for deferred
     income tax...................    (8,759)        9,032         (1,235)             --           (962)
  Equity in earnings of
     affiliates...................   (11,059)         (222)        (2,181)         11,059         (2,403)
  Net transfers with
     subsidiaries.................   (35,897)       51,534              2         (15,639)            --
  Other non-cash items............    (1,227)        4,411            758           1,153          5,095
  Changes in operating assets &
     liabilities:
     Accounts receivable..........    (5,583)        7,432            269              --          2,118
     Accounts receivable sold.....    (4,000)           --             --              --         (4,000)
     Inventories..................       136        (3,992)           342              --         (3,514)
     Other current assets.........        92        (3,441)           (41)             --         (3,390)
     Accounts payable & accrued
       liabilities................   (29,530)       31,290         (2,410)         15,639         14,989
                                    --------     ---------        -------        --------       --------
NET CASH FROM (USED BY) OPERATING
  ACTIVITIES......................   (83,103)      120,931            615              --         38,443
                                    --------     ---------        -------        --------       --------
INVESTING ACTIVITIES:
  Payments for property &
     equipment....................    (2,352)       (9,057)        (7,904)             --        (19,313)
  Other...........................   104,200      (110,949)         9,718              --          2,969
                                    --------     ---------        -------        --------       --------
NET CASH FROM (USED BY) INVESTING
  ACTIVITIES......................   101,848      (120,006)         1,814              --        (16,344)
                                    --------     ---------        -------        --------       --------

                      IMCO RECYCLING INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2002
   (DOLLARS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE DATA) -- (CONTINUED)

                                                     FOR THE YEAR ENDED DECEMBER 31, 2002
                                    ----------------------------------------------------------------------
                                      IMCO        COMBINED       COMBINED
                                    RECYCLING    GUARANTOR     NON-GUARANTOR
                                      INC.      SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                    ---------   ------------   -------------   ------------   ------------
FINANCING ACTIVITIES:
  Net (payments of) proceeds from
     long-term revolving credit
     facility.....................   (16,497)           (3)            --              --        (16,500)
  Net (payments of) proceeds of
     long-term debt...............        --          (335)            --              --           (335)
  New debt issuance costs.........        --        (1,036)            --              --         (1,036)
  Other...........................      (138)           (3)          (369)             --           (510)
                                    --------     ---------        -------        --------       --------
NET CASH FROM (USED BY) FINANCING
  ACTIVITIES......................   (16,635)       (1,377)          (369)             --        (18,381)
                                    --------     ---------        -------        --------       --------
Effect of exchange rate changes on
  cash............................        --            --           (144)             --           (144)
Net increase in cash and cash
  equivalents.....................     2,110          (452)         1,916              --          3,574
Cash and cash equivalents at
  beginning of period.............       308           635          2,358              --          3,301
                                    --------     ---------        -------        --------       --------
CASH AND CASH EQUIVALENTS AT END
  OF PERIOD.......................  $  2,418     $     183        $ 4,274        $     --       $  6,875
                                    --------     ---------        -------        --------       --------

                      IMCO RECYCLING INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2002
   (DOLLARS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE DATA) -- (CONTINUED)

                                                      FOR THE YEAR ENDED DECEMBER 31, 2001
                                     ----------------------------------------------------------------------
                                       IMCO        COMBINED       COMBINED
                                     RECYCLING    GUARANTOR     NON-GUARANTOR
                                       INC.      SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                     ---------   ------------   -------------   ------------   ------------
                                                                 (IN THOUSANDS)
OPERATING ACTIVITIES:
  Net earnings (loss)..............  $ (2,722)     $   (212)       $11,158        $(10,946)      $ (2,722)
  Depreciation.....................     7,011        20,682          1,504              --         29,197
  Provision (benefit) for deferred
     income tax....................     2,106            --             --              --          2,106
  Equity in earnings of
     affiliates....................   (12,168)          (74)        (3,057)         12,168         (3,131)
  Net transfers with
     subsidiaries..................    14,465         9,246         (6,689)        (17,022)            --
  Other non-cash items.............     4,095        (1,234)           529              --          3,390
  Changes in operating assets &
     liabilities:
     Accounts receivable...........     4,739        15,323         (1,039)              1         19,024
     Accounts receivable sold......   (24,700)           --             --              --        (24,700)
     Inventories...................     1,078        17,900           (611)             --         18,367
     Other current assets..........      (564)        3,827           (394)             --          2,869
     Accounts payable & accrued
       liabilities.................    23,586       (72,653)         9,871          15,799        (23,397)
                                     --------      --------        -------        --------       --------
NET CASH FROM (USED BY) OPERATING
  ACTIVITIES.......................    16,926        (7,195)        11,272              --         21,003
                                     --------      --------        -------        --------       --------
INVESTING ACTIVITIES:
  Payments for property &
     equipment.....................    (1,044)       (6,663)        (2,151)             --         (9,858)
  Other............................    (7,010)        4,151         (1,281)             --         (4,140)
                                     --------      --------        -------        --------       --------
NET CASH FROM (USED BY) INVESTING
  ACTIVITIES.......................    (8,054)       (2,512)        (3,432)             --        (13,998)
                                     --------      --------        -------        --------       --------

                      IMCO RECYCLING INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2002
   (DOLLARS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE DATA) -- (CONTINUED)

                                                      FOR THE YEAR ENDED DECEMBER 31, 2001
                                     ----------------------------------------------------------------------
                                       IMCO        COMBINED       COMBINED
                                     RECYCLING    GUARANTOR     NON-GUARANTOR
                                       INC.      SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                     ---------   ------------   -------------   ------------   ------------
                                                                 (IN THOUSANDS)
FINANCING ACTIVITIES:
  Net (payments of) proceeds from
     long-term revolving credit
     facility......................    (3,397)           (3)            --              --         (3,400)
  Net (payments of) proceeds of
     long-term debt................        --          (110)            --              --           (110)
  New debt issuance costs..........        --          (978)            --              --           (978)
  Other............................    (5,496)       10,917         (9,531)             --         (4,110)
                                     --------      --------        -------        --------       --------
NET CASH FROM (USED BY) FINANCING
  ACTIVITIES.......................    (8,893)        9,826         (9,531)             --         (8,598)
                                     --------      --------        -------        --------       --------
Effect of exchange rate changes on
  cash.............................        --            --           (120)             --           (120)
Net increase in cash and cash
  equivalents......................       (21)          119         (1,811)             --         (1,713)
Cash and cash equivalents at
  beginning of period..............       329           518          4,167              --          5,014
                                     --------      --------        -------        --------       --------
CASH AND CASH EQUIVALENTS AT END OF
  PERIOD...........................  $    308      $    637        $ 2,356              --       $  3,301
                                     --------      --------        -------        --------       --------

                                                     FOR THE YEAR ENDED DECEMBER 31, 2000
                                    ----------------------------------------------------------------------
                                      IMCO        COMBINED       COMBINED
                                    RECYCLING    GUARANTOR     NON-GUARANTOR
                                      INC.      SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                    ---------   ------------   -------------   ------------   ------------
                                                                (IN THOUSANDS)
OPERATING ACTIVITIES:
  Net earnings (loss).............  $     283    $   4,807       $  5,466        $(10,273)      $    283
  Depreciation....................      7,751       20,435          1,522              --         29,708
  Provision (benefit) for deferred
     income tax...................         76           --             --              --             76
  Equity in earnings of
     affiliates...................      7,398         (355)        (2,705)         (7,398)        (3,060)
  Net transfers with
     subsidiaries.................    102,972     (103,103)             2             129             --
  Other non-cash items............     (4,897)       9,726            520              --          5,349
  Changes in operating assets &
     liabilities:
     Accounts receivable..........     17,075         (878)        (2,721)             --         13,476
     Accounts receivable sold.....     90,000           --             --              --         90,000
     Inventories..................          5       16,760          1,305             (15)        18,055
     Other current assets.........       (544)        (703)          (126)             --         (1,373)
     Accounts payable & accrued
       liabilities................   (122,990)      91,479          2,378          17,557        (11,576)
                                    ---------    ---------       --------        --------       --------
NET CASH FROM (USED BY) OPERATING
  ACTIVITIES......................     97,129       38,168          5,641              --        140,938
                                    ---------    ---------       --------        --------       --------

                      IMCO RECYCLING INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2002
   (DOLLARS IN TABLES ARE IN THOUSANDS, EXCEPT PER SHARE DATA) -- (CONTINUED)

                                                     FOR THE YEAR ENDED DECEMBER 31, 2000
                                    ----------------------------------------------------------------------
                                      IMCO        COMBINED       COMBINED
                                    RECYCLING    GUARANTOR     NON-GUARANTOR
                                      INC.      SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                    ---------   ------------   -------------   ------------   ------------
                                                                (IN THOUSANDS)
INVESTING ACTIVITIES:
  Payments for property &
     equipment....................     (1,461)     (33,722)        (2,518)             --        (37,701)
  Other...........................         --       (1,145)          (269)             --         (1,414)
                                    ---------    ---------       --------        --------       --------
NET CASH FROM (USED BY) INVESTING
  ACTIVITIES......................     (1,461)     (34,867)        (2,787)             --        (39,115)
                                    ---------    ---------       --------        --------       --------
FINANCING ACTIVITIES:
  Net (payments of) proceeds from
     long-term revolving credit
     facility.....................    (86,097)          (3)            --              --        (86,100)
  Net (payments of) proceeds of
     long-term debt...............         --         (164)            --              --           (164)
  New debt issuance costs.........         --         (813)            --              --           (813)
  Other...........................     (8,994)      (2,626)          (551)             --        (12,171)
                                    ---------    ---------       --------        --------       --------
NET CASH FROM (USED BY) FINANCING
  ACTIVITIES......................    (95,091)      (3,606)          (551)             --        (99,248)
                                    ---------    ---------       --------        --------       --------
Effect of exchange rate changes on
  cash............................         --           --           (139)             --           (139)
Net increase in cash and cash
  equivalents.....................        577         (305)         2,164              --          2,436
Cash and cash equivalents at
  beginning of period.............       (248)         823          2,003              --          2,578
                                    ---------    ---------       --------        --------       --------
CASH AND CASH EQUIVALENTS AT END
  OF PERIOD.......................  $     329    $     518       $  4,167        $     --       $  5,014
                                    ---------    ---------       --------        --------       --------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  $210,000,000

                             (IMCO RECYCLING LOGO)

                              IMCO RECYCLING INC.


                         10 3/8% SENIOR SECURED NOTES,


                               SERIES B, DUE 2010


              ----------------------------------------------------

                             PRELIMINARY PROSPECTUS
              ----------------------------------------------------


                               February   , 2004


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, rules, or proceedings, whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.

     Article Eighth of the Restated Certificate of Incorporation of IMCO Recycling Inc. (the "Company") and Article VI of the Company's Bylaws provide for indemnification to the full extent authorized or permitted by the laws of the State of Delaware of any person who is made, or threatened to be made, a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he is or was a director, officer, employee or agent of the Company or serves or served any other enterprise at the request of the Company.

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or
(iv) any transaction from which the director derived an improper personal benefit.

     Article Eighth of the Company's Restated Certificate of Incorporation provides that a director will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, which concerns unlawful payment of dividends, stock purchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit.

     The Company maintains directors' and officers' liability insurance which provides for payment, on behalf of the directors and officers of the Company and its subsidiaries, of certain losses of such persons (other than matters uninsurable under law) arising from claims, including claims arising under the Securities Act, for acts or omissions by such persons while acting as directors or officers of the Company and/or its subsidiaries, as the case may be.

     The Company has entered into employment agreements with several of its officers that provide for indemnification and advancement of expenses to these officers in circumstances and subject to limitations substantially similar to those described above.

     The by-laws of the Company provide that such corporation shall indemnify their directors and officers to the maximum extent permitted from time to time by the Delaware General Corporation Law. The bylaws of the Company provide that the Company shall indemnify its directors and officers if they acted in good faith and in a manner reasonably believed to be in the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that their conduct was unlawful. Such indemnification includes expenses and attorneys' fees incurred in connection with any claim. Expenses (including attorneys' fees) are to be paid by the Company in advance of the final disposition of any action upon receipt of an undertaking by or on behalf of any director or officer to repay the advanced amount if it is determined that such officer or director is not entitled to be indemnified. The certificates of incorporation of the Company contains provisions limiting the personal liability of their directors to the corporation similar to that discussed above for the Company.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A)

EXHIBIT
NUMBER                           EXHIBIT INDEX
-------                          -------------
  *3.1    Restated Certificate of Incorporation of IMCO Recycling Inc.
   3.2    Bylaws of IMCO Recycling Inc., as amended, effective as of
          March 24, 1999, filed as Exhibit 3.2 to the Company's Annual
          Report on Form 10-K for the year ended December 31, 1999,
          and incorporated herein by reference.
   3.3    Amendment to By-laws of IMCO Recycling Inc. adopted in
          August 2000, filed as Exhibit 3.3 to the Company's Annual
          Report on Form 10-K for the year ended December 31, 2000 and incorporated herein by reference.
  *3.4    Certificate of Incorporation of Alchem Aluminum, Inc., as
          amended
  *3.5    Bylaws of Alchem Aluminum, Inc.
  *3.6    Certificate of Incorporation of Alchem Aluminum Shelbyville
          Inc., as amended
  *3.7    Bylaws of Alchem Aluminum Shelbyville Inc.
  *3.8    Certificate of Incorporation of Gulf Reduction Corporation
  *3.9    Bylaws of Gulf Reduction Corporation
  *3.10   Certificate of Incorporation of IMCO Energy Corp.
  *3.11   Bylaws of IMCO Energy Corp.
  *3.12   Certificate of Limited Partnership of IMCO Indiana
          Partnership L.P.
  *3.13   Agreement of Limited Partnership of IMCO Indiana Partnership
          L.P.
  *3.14   Certificate of Incorporation of IMCO International, Inc., as
          amended
  *3.15   Bylaws of IMCO International, Inc.
  *3.16   Certificate of Incorporation of IMCO Investment Company
  *3.17   Bylaws of IMCO Investment Company
  *3.18   Certificate of Limited Partnership of IMCO Management
          Partnership L.P.
  *3.19   Agreement of Limited Partnership of IMCO Management
          Partnership L.P.
  *3.20   Certificate of Incorporation of IMCO Operations Services
          Company
  *3.21   Bylaws of IMCO Operations Services Company
  *3.22   Certificate of Incorporation of IMCO Recycling of
          California, Inc.
  *3.23   Bylaws of IMCO Recycling of California, Inc.
  *3.24   Certificate of Incorporation of IMCO Recycling of Idaho
          Inc., as amended
  *3.25   Bylaws of IMCO Recycling of Idaho Inc.
  *3.26   Articles of Incorporation of IMCO Recycling of Illinois
          Inc., as amended
  *3.27   Bylaws of IMCO Recycling of Illinois Inc.
  *3.28   Certificate of Incorporation of IMCO Recycling of Indiana
          Inc.
  *3.29   Bylaws of IMCO Recycling of Indiana Inc.
  *3.30   Certificate of Formation of IMCO Recycling of Michigan
          L.L.C., as amended
  *3.31   Operating Agreement of IMCO Recycling of Michigan L.L.C., as
          amended
  *3.32   Certificate of Incorporation of IMCO Recycling of Ohio Inc.
  *3.33   Bylaws of IMCO Recycling of Ohio Inc.

EXHIBIT
NUMBER                           EXHIBIT INDEX
-------                          -------------
  *3.34   Certificate of Incorporation of IMCO Recycling of Utah Inc.,
          as amended
  *3.35   Bylaws of IMCO Recycling of Utah Inc.
  *3.36   Certificate of Incorporation of IMCO Recycling Services
          Company
  *3.37   Bylaws of IMCO Recycling Services Company
  *3.38   Certificate of Incorporation of IMSAMET, Inc., as amended
  *3.39   Bylaws of IMSAMET, Inc.
  *3.40   Articles of Incorporation of Indiana Aluminum Inc.
  *3.41   Bylaws of Indiana Aluminum Inc.
  *3.42   Certificate of Incorporation of Interamerican Zinc, Inc.
  *3.43   Bylaws of Interamerican Zinc, Inc.
  *3.44   Certificate of Incorporation of MetalChem, Inc.
***3.45   Bylaws of MetalChem, Inc.
  *3.46   Articles of Incorporation of Pittsburg Aluminum, Inc.
  *3.47   Bylaws of Pittsburg Aluminum, Inc.
  *3.48   Articles of Incorporation of Rock Creek Aluminum, Inc., as
          amended
  *3.49   Bylaws of Rock Creek Aluminum, Inc.
  *3.50   Certificate of Incorporation of U.S. Zinc Corporation
  *3.51   Bylaws of U.S. Zinc Corporation
  *3.52   Articles of Incorporation of Western Zinc Corporation
  *3.53   Bylaws of Western Zinc Corporation
  *3.54   Certificate of Incorporation of Midwest Zinc Corporation, as
          amended
  *3.55   Bylaws of Midwest Zinc Corporation
  *3.56   Articles of Incorporation of U.S. Zinc Export Corporation
  *3.57   Bylaws of U.S. Zinc Export Corporation
   4.1    Indenture, dated as of October 6, 2003, among IMCO Recycling
          Inc., the Subsidiary Guarantors parties thereto, and
          JPMorgan Chase Bank, as Trustee, filed as Exhibit 4.1 to the
          Company's Current Report on Form 8-K dated October 7, 2003 and incorporated herein by reference.
   4.2    Form of 10 3/8% Senior Secured Notes, Series A, due 2010 and
          Form of 10 3/8% Senior Secured Notes, Series B, due 2010
          filed as part of Exhibit 4.1 hereof.
   4.3    Registration Rights Agreement, dated as of October 6, 2003, among IMCO Recycling Inc., certain subsidiary guarantors,
          and J.P. Morgan Securities Inc., as representative of the
          initial purchasers, filed as Exhibit 10.2 to the Company's
          Current Report on Form 8-K dated October 7, 2003 and
          incorporated herein by reference.
  *5.1    Opinion of Fulbright & Jaworski L.L.P.
**10.1    Specimen Split-Dollar Life Insurance Agreement, filed as
          Exhibit 10.7 to the Company's Annual Report on Form 10-K for
          the year ended December 31, 1998, and incorporated herein by reference. This agreement is virtually identical to
          agreements between the Company and Richard L. Kerr, Paul V.
          Dufour, Thomas W. Rogers, C. Lee Newton, Robert R. Holian
          and James B. Walburg.
**10.2    IMCO Recycling Inc. Annual Incentive Program, as amended,
          filed as Exhibit 10.2 to the Company's Quarterly Report on
          Form 10-Q for the quarterly period ended March 31, 2003, and incorporated herein by reference.
**10.3    Amendment to the IMCO Recycling Inc. Annual Incentive
          Program dated February 12, 2001, filed as Exhibit 10.7 to
          the Company's Annual Report on Form 10-K for the year ended
          December 31, 2000 and incorporated herein by reference.
  10.4    Purchase Agreement dated October 2, 2003 by and among IMCO
          Recycling Inc., the Subsidiary Guarantors parties thereto
          and J.P.Morgan Securities Inc., filed as Exhibit 10.1 to the
          Company's Current Report on Form 8-K dated October 7, 2003 and incorporated herein by reference.

EXHIBIT
NUMBER                           EXHIBIT INDEX
-------                          -------------
  10.5    Credit and Security Agreement dated as of October 6, 2003 by and among IMCO Recycling Inc., certain of its subsidiaries parties thereto, PNC Bank, National Association and JPMorgan
          Chase Bank, filed as Exhibit 10.3 to the Company's Current
          Report on Form 8-K dated October 7, 2003 and incorporated
          herein by reference.
**10.6    IMCO Recycling Inc. Annual Incentive Compensation Plan,
          filed as Exhibit 10.1 to the Company's Quarterly Report on
          Form 10-Q for the quarterly period ended June 30, 1999, and incorporated herein by reference.
**10.7    Employee Stock Purchase Plan, filed as Exhibit 4.4 to the
          Company's Form S-8 dated June 30, 1999, and incorporated
          herein by reference.
**10.8    Split-Dollar Life Insurance Agreement between Steve B.
          Ingram, Trustee of the Ingram Family Insurance Trust No. 1
          and the Company, filed as Exhibit 10.17 to the Company's
          Annual Report on Form 10-K for the year ended December 31,
          1999 and incorporated by reference.
**10.9    IMCO Recycling Inc. Performance Share Unit Plan, filed as
          Exhibit 10.18 to the Company's Annual Report on Form 10-K
          for the year ended December 31, 1999, and filed as Exhibit
          10.1 to the Company's Quarterly Report on Form 10-Q for the
          quarter ended March 31, 2000, and incorporated by reference.
**10.10   IMCO Recycling Inc. 2000 Restricted Stock Plan, filed as
          Exhibit 10.19 to the Company's Annual Report on Form 10-K
          for its fiscal year ended December 31, 2000 and incorporated herein by reference.
**10.11   Employment Agreement between the Company, IMCO Management
          Partnership L.P. and Don V. Ingram dated September 1, 2000 filed as Exhibit 10.20 to the Company's Annual Report on
          Form 10-K for its fiscal year ended December 31, 2000 and
          incorporated herein by reference.
**10.12   Restricted Stock Award Agreement between the Company and
          Paul V. Dufour dated October 12, 2000. This agreement is
          virtually identical (except as to dates and number of shares of restricted stock awarded) to the Restricted Stock Award
          Agreement between the Company and Richard L. Kerr dated
          February 1, 2001, filed as Exhibit 10.18 to the Company's
          Annual Report on Form 10-K for its fiscal year ended
          December 31, 2002 and incorporated herein by reference.
**10.13   Employment Agreement between the Company, IMCO Management
          Partnership L.P. and Paul V. Dufour dated September 1, 2000 filed as Exhibit 10.22 to the Company's Annual Report on
          Form 10-K for its fiscal year ended December 31, 2000 and
          incorporated herein by reference.
**10.14   Employment Agreement between the Company, IMCO Management
          Partnership L.P. and Richard L. Kerr dated February 1, 2001 filed as Exhibit 10.23 to the Company's Annual Report on
          Form 10-K for its fiscal year ended December 31, 2000 and
          incorporated herein by reference.
**10.15   Amendment No. 1 to Employment Agreement for Don V. Ingram
          dated December 18, 2001, filed as Exhibit 10.1 to the
          Company's Quarterly Report on Form 10-Q for the fiscal
          quarter ended September 30, 2002, and incorporated herein by reference.
**10.16   2002 Restricted Stock Award Agreement between the Company
          and Don V. Ingram dated October 16, 2002 filed as Exhibit
          10.2 to the Company's Quarterly Report on Form 10-Q for its
          fiscal quarter ended September 30, 2002 and incorporated
          herein by reference.
**10.17   Amended and Restated 2000 Restricted Stock Award Agreement
          between the Company and Don V. Ingram dated October 16,
          2002, filed as Exhibit 10.3 to the Company's Quarterly
          Report on Form 10-Q for its fiscal quarter ended September
          30, 2002 and incorporated herein by reference.
  10.18   Amendment No. 1 to Employment Agreement for Paul V. Dufour
          dated December 18, 2001, filed as Exhibit 10.25 to the
          Company's Annual Report on Form 10-K for its fiscal year
          ended December 31, 2002 and incorporated herein by
          reference.
  10.19   Agreement dated March 14, 2003 by and among IMCO Recycling
          Holding B.V., VAW-IMCO Guss und Recycling GmbH and Hydro
          Aluminium Deutschland GmbH, filed as Exhibit 2.1 to the
          Company's Current Report on Form 8-K/A-2 filed with the
          Securities and Exchange Commission on January 29, 2004, and
          incorporated herein by reference (portions of this exhibit have been omitted pursuant to a request for confidential
          treatment.)

EXHIBIT
NUMBER                           EXHIBIT INDEX
-------                          -------------
  10.20   Amendment No. 2 to Employment Agreement between the Company and Don V. Ingram dated May 9, 2003, filed as Exhibit 10.2 to the Company's Quarterly Report 10-Q for the quarterly
          period ended June 30, 2003, and incorporated herein by
          reference.
  10.21   Amendment No. 2 to Employment Agreement between the Company and Paul V. Dufour dated May 9, 2003 filed as Exhibit 10.3 to the Company's Quarterly Report 10-Q for the quarterly
          period ended June 30, 2003, and incorporated herein by
          reference.
  10.22   2003 Restricted Stock Award Agreement between the Company
          and Paul V. Dufour dated May 7, 2003 filed as Exhibit 10.4 to the Company's Quarterly Report 10-Q for the quarterly
          period ended June 30, 2003, and incorporated herein by
          reference.
  10.23   Amended and Restated 2000 Restricted Stock Award Agreement
          between the Company and Paul V. Dufour dated May 8, 2003
          filed as Exhibit 10.5 to the Company's Quarterly Report 10-Q for the quarterly period ended June 30, 2003, and
          incorporated herein by reference.
 *12.1    Statement of Computation of Ratio of Earnings to Fixed
          Changes.
  21      Subsidiaries of IMCO Recycling Inc. as of March 1, 2003
          (filed as Exhibit 21 to the Company's Annual Report on Form
          10-K for the year ended December 31, 2002, and incorporated herein by reference).
 *23.1    Consent of Ernst & Young LLP.
 *23.2    Consent of Ernst & Young AG.
 *23.3    Consent of Fulbright & Jaworski L.L.P. (included in its
          opinion filed as Exhibit 5.1).
 *24.1    Powers of Attorney of certain officers and directors of IMCO
          Recycling Inc. and Other Registrants (included on the
          signature pages hereof).
 *25.1    Form T-1, Statement of Eligibility under the Trust Indenture
          Act of 1939 of JPMorgan Chase Bank, as Trustee.
 *99.1    Form of Letter of Transmittal and Consent.
 *99.2    Form of Notice of Guaranteed Delivery.
 *99.3    Form of Letter from IMCO Recycling Inc. to Registered
          Holders and Depository Trust Company Participants.
 *99.4    Form of Instructions from Beneficial Owners to Registered
          Holders and Depository Trust Company Participants.
 *99.5    Form of Letter to Clients.


---------------


  * Filed with Registration Statement on Form S-4, Reg. No. 333-112152, filed on January 23, 2004.


 ** Management contract or compensatory plan or arrangement.


*** Filed herewith.


(b) All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and therefore have been omitted.

(c)  Not applicable.

ITEM 22.  UNDERTAKINGS

     The each of the undersigned co-registrants hereby undertakes:

          (1) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (2) To respond to requests for information that is incorporated by reference into this prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This undertaking also includes documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (3) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

          (4) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

          (5) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (7) That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registration's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

          (8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly cause this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on February 4, 2004.


                                          IMCO RECYCLING INC.

                                          By:                  *
                                            ------------------------------------
                                            Name: Don V. Ingram
                                            Title: Chairman of the Board of
                                                   Directors and Chief Executive
                                                   Officer

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates as indicated.



              SIGNATURE                               TITLE                       DATE
              ---------                               -----                       ----

                  *                          Chairman of the Board of       February 4, 2004
--------------------------------------      Directors, Chief Executive
            Don V. Ingram                     Officer and President

                  *                        Executive Vice President and     February 4, 2004
--------------------------------------       Chief Financial Officer
            Paul V. Dufour

                  *                                  Director               February 4, 2004
--------------------------------------
           John E. Balkcom

                  *                                  Director               February 4, 2004
--------------------------------------
           James C. Cooksey

                  *                                  Director               February 4, 2004
--------------------------------------
            John E. Grimes

                  *                                  Director               February 4, 2004
--------------------------------------
            Dale V. Kesler

                  *                                  Director               February 4, 2004
--------------------------------------
             Don Navarro

                  *                                  Director               February 4, 2004
--------------------------------------
           Hugh G. Robinson

                  *                           Senior Vice President,        February 4, 2004
--------------------------------------   Controller and Chief Accounting
           Robert R. Holian                          Officer


 *By:        /s/ JEFFREY S. MECOM
        ------------------------------
               Jeffrey S. Mecom
               Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly cause this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on February 4, 2004.


                                          ALCHEM ALUMINUM, INC.

                                          By:                  *
                                            ------------------------------------
                                            Name: Robert R. Holian
                                            Title: Vice President, Principal
                                                   Financial Officer and
                                                   Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates as indicated.



              SIGNATURE                               TITLE                       DATE
              ---------                               -----                       ----

                  *                                 President               February 4, 2004
--------------------------------------
           Joseph M. Byers


                  *                         Vice President, Principal       February 4, 2004
--------------------------------------   Financial Officer and Secretary
           Robert R. Holian


                  *                                  Director               February 4, 2004
--------------------------------------
           Richard L. Kerr


                  *                                  Director               February 4, 2004
--------------------------------------
            Paul V. Dufour


 *By:        /s/ JEFFREY S. MECOM
        ------------------------------
               Jeffrey S. Mecom
               Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly cause this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on February 4, 2004.


                                          ALCHEM ALUMINUM SHELBYVILLE INC.

                                          By:                  *
                                            ------------------------------------
                                            Name: Robert R. Holian
                                            Title: Vice President, Principal
                                                   Financial Officer and
                                                   Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates as indicated.



              SIGNATURE                               TITLE                       DATE
              ---------                               -----                       ----

                  *                                 President               February 4, 2004
--------------------------------------
           Joseph M. Byers


                  *                         Vice President, Principal       February 4, 2004
--------------------------------------   Financial Officer and Secretary
           Robert R. Holian

                  *                                  Director               February 4, 2004
--------------------------------------
           Richard L. Kerr


                  *                                  Director               February 4, 2004
--------------------------------------
            Paul V. Dufour


 *By:        /s/ JEFFREY S. MECOM
        ------------------------------
               Jeffrey S. Mecom
               Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly cause this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on February 4, 2004.


                                          GULF REDUCTION CORPORATION

                                          By:                  *
                                            ------------------------------------
                                            Name: Robert R. Holian
                                            Title: Vice President, Principal
                                                   Financial Officer and
                                                   Secretary

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates as indicated.



              SIGNATURE                               TITLE                       DATE
              ---------                               -----                       ----

                  *                                 President               February 4, 2004
--------------------------------------
           Shane C. Bradley


                  *                         Vice President, Principal       February 4, 2004
--------------------------------------   Financial Officer and Secretary
           Robert R. Holian


                  *                                  Director               February 4, 2004
--------------------------------------
           Richard L. Kerr


                  *                                  Director               February 4, 2004
--------------------------------------
            Paul V. Dufour


                  *                                  Director               February 4, 2004
--------------------------------------
          Barry K. Hamilton


 *By:        /s/ JEFFREY S. MECOM
        ------------------------------
               Jeffrey S. Mecom
               Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly cause this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on February 4, 2004.


                                          IMCO ENERGY CORP.

                                          By:                  *
                                            ------------------------------------
                                            Name: Robert R. Holian
                                            Title: Vice President, Principal
                                                   Financial Officer and
                                                   Secretary

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 Registration Statement has been signed below by the following persons in the capacities and on the dates as indicated.



              SIGNATURE                               TITLE                      DATE
              ---------                               -----                      ----

                  *                            President/Director          February 4, 2004
--------------------------------------
            Paul V. Dufour


                  *                         Vice President, Principal      February 4, 2004
--------------------------------------   Financial Officer and Secretary
           Robert R. Holian


                  *                                 Director               February 4, 2004
--------------------------------------
           Richard L. Kerr


 *By:        /s/ JEFFREY S. MECOM
        ------------------------------
               Jeffrey S. Mecom
               Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly cause this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on February 4, 2004.


                                          IMCO INDIANA PARTNERSHIP L.P.
                                          By: IMCO ENERGY CORPORATION, its
                                          General Partner

                                          By:                  *
                                            ------------------------------------
                                            Name: Robert R. Holian
                                            Title: Vice President, Principal
                                                   Financial Officer and
                                                   Secretary

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates as indicated.



              SIGNATURE                               TITLE                       DATE
              ---------                               -----                       ----

                  *                                  Director               February 4, 2004
--------------------------------------
            Paul V. Dufour


                  *                                  Director               February 4, 2004
--------------------------------------
           Richard L. Kerr


 *By:        /s/ JEFFREY S. MECOM
        ------------------------------
               Jeffrey S. Mecom
               Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly cause this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on February 4, 2004.


                                          IMCO INTERNATIONAL, INC.

                                          By:                  *
                                            ------------------------------------
                                            Name: Robert R. Holian
                                            Title: Vice President, Principal
                                                   Financial Officer and
                                                   Secretary

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates as indicated.



              SIGNATURE                               TITLE                       DATE
              ---------                               -----                       ----

                  *                             President/Director          February 4, 2004
--------------------------------------
            Paul V. Dufour


                  *                         Vice President, Principal       February 4, 2004
--------------------------------------   Financial Officer and Secretary
           Robert R. Holian


                  *                                  Director               February 4, 2004
--------------------------------------
           Richard L. Kerr


 *By:        /s/ JEFFREY S. MECOM
        ------------------------------
               Jeffrey S. Mecom
               Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly cause this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on February 4, 2004.


                                          IMCO INVESTMENT COMPANY

                                          By:                  *
                                            ------------------------------------
                                            Name: Robert R. Holian
                                            Title: Vice President, Principal
                                                   Financial Officer and
                                                   Secretary

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates as indicated.



              SIGNATURE                               TITLE                       DATE
              ---------                               -----                       ----

                  *                                 President               February 4, 2004
--------------------------------------
           James A. Bloomer


                  *                         Vice President, Principal       February 4, 2004
--------------------------------------   Financial Officer and Secretary
           Robert R. Holian


                  *                                  Director               February 4, 2004
--------------------------------------
           Richard L. Kerr


                  *                                  Director               February 4, 2004
--------------------------------------
            Paul V. Dufour


 *By:        /s/ JEFFREY S. MECOM
        ------------------------------
               Jeffrey S. Mecom
               Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly cause this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on February 4, 2004.


                                          IMCO MANAGEMENT PARTNERSHIP L.P.
                                          By: IMCO RECYCLING INC., its General
                                          Partner

                                          By:                  *
                                            ------------------------------------
                                            Name: Robert R. Holian
                                            Title: Principal Financial Officer

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates as indicated.



              SIGNATURE                               TITLE                       DATE
              ---------                               -----                       ----

         IMCO Recycling Inc.
                  *                                  Director               February 4, 2004
--------------------------------------
            Don V. Ingram


                  *                                  Director               February 4, 2004
--------------------------------------
           John E. Balkcom


                  *                                  Director               February 4, 2004
--------------------------------------
           James C. Cooksey


                  *                                  Director               February 4, 2004
--------------------------------------
            John E. Grimes


                  *                                  Director               February 4, 2004
--------------------------------------
            Dale V. Kesler


                  *                                  Director               February 4, 2004
--------------------------------------
             Don Navarro


                  *                                  Director               February 4, 2004
--------------------------------------
           Hugh G. Robinson


 *By:        /s/ JEFFREY S. MECOM
        ------------------------------
               Jeffrey S. Mecom
               Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly cause this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on February 4, 2004.


                                          IMCO OPERATIONS SERVICES COMPANY

                                          By:                  *
                                            ------------------------------------
                                            Name: Robert R. Holian
                                            Title: Vice President, Principal
                                                   Financial Officer and
                                                   Secretary

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates as indicated.



              SIGNATURE                               TITLE                       DATE
              ---------                               -----                       ----

                  *                                 President               February 4, 2004
--------------------------------------
           William E. Hoag


                  *                         Vice President, Principal       February 4, 2004
--------------------------------------   Financial Officer and Secretary
           Robert R. Holian


                  *                                  Director               February 4, 2004
--------------------------------------
           Richard L. Kerr


                  *                                  Director               February 4, 2004
--------------------------------------
            Paul V. Dufour


 *By:        /s/ JEFFREY S. MECOM
        ------------------------------
               Jeffrey S. Mecom
               Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly cause this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on February 4, 2004.


                                          IMCO RECYCLING OF CALIFORNIA, INC.

                                          By:                  *
                                            ------------------------------------
                                            Name: Robert R. Holian
                                            Title: Vice President, Principal
                                                   Financial Officer and
                                                   Secretary

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates as indicated.



              SIGNATURE                                TITLE                       DATE
              ---------                                -----                       ----

                  *                                  President               February 4, 2004
--------------------------------------
           William E. Hoag


                  *                          Vice President, Principal       February 4, 2004
--------------------------------------    Financial Officer and Secretary
           Robert R. Holian


                  *                                  Director                February 4, 2004
--------------------------------------
           Richard L. Kerr


                  *                                  Director                February 4, 2004
--------------------------------------
            Paul V. Dufour


 *By:        /s/ JEFFREY S. MECOM
        ------------------------------
               Jeffrey S. Mecom
               Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly cause this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on February 4, 2004.


                                          IMCO RECYCLING OF IDAHO INC.

                                          By:                  *
                                            ------------------------------------
                                            Name: Robert R. Holian
                                            Title: Vice President, Principal
                                                   Financial Officer and
                                                   Secretary

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates as indicated.



              SIGNATURE                               TITLE                       DATE
              ---------                               -----                       ----

                  *                                 President               February 4, 2004
--------------------------------------
           William E. Hoag


                  *                         Vice President, Principal       February 4, 2004
--------------------------------------   Financial Officer and Secretary
           Robert R. Holian


                  *                                  Director               February 4, 2004
--------------------------------------
           Richard L. Kerr


                  *                                  Director               February 4, 2004
--------------------------------------
            Paul V. Dufour


 *By:        /s/ JEFFREY S. MECOM
        ------------------------------
               Jeffrey S. Mecom
               Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly cause this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on February 4, 2004.


                                          IMCO RECYCLING OF ILLINOIS INC.

                                          By:                  *
                                            ------------------------------------
                                            Name: Robert R. Holian
                                            Title: Vice President, Principal
                                                   Financial Officer and
                                                   Secretary

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates as indicated.



              SIGNATURE                               TITLE                       DATE
              ---------                               -----                       ----

                  *                                 President               February 4, 2004
--------------------------------------
           William E. Hoag


                  *                         Vice President, Principal       February 4, 2004
--------------------------------------   Financial Officer and Secretary
           Robert R. Holian


                  *                                  Director               February 4, 2004
--------------------------------------
           Richard L. Kerr


                  *                                  Director               February 4, 2004
--------------------------------------
            Paul V. Dufour


 *By:        /s/ JEFFREY S. MECOM
        ------------------------------
               Jeffrey S. Mecom
               Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly cause this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on February 4, 2004.


                                          IMCO RECYCLING OF INDIANA INC.

                                          By:                  *
                                            ------------------------------------
                                            Name: Robert R. Holian
                                            Title: Vice President, Principal
                                                   Financial Officer and
                                                   Secretary

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates as indicated.



              SIGNATURE                               TITLE                       DATE
              ---------                               -----                       ----

                  *                                 President               February 4, 2004
--------------------------------------
           William E. Hoag


                  *                         Vice President, Principal       February 4, 2004
--------------------------------------   Financial Officer and Secretary
           Robert R. Holian


                  *                                  Director               February 4, 2004
--------------------------------------
           Richard L. Kerr


                  *                                  Director               February 4, 2004
--------------------------------------
            Paul V. Dufour


 *By:        /s/ JEFFREY S. MECOM
        ------------------------------
               Jeffrey S. Mecom
               Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly cause this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on February 4, 2004.


                                          IMCO RECYCLING OF MICHIGAN L.L.C.
                                          By: IMCO RECYCLING INC., its Manager

                                          By:                  *
                                            ------------------------------------
                                            Name: Robert R. Holian
                                              Title: Principal Financial Officer

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates as indicated.



              SIGNATURE                                                           DATE
              ---------                                                           ----

             IMCO Recycling Inc.                Manager and Member          February 4, 2004
  By:                 *
        ------------------------------
              Robert R. Holian,
         Principal Financial Officer


            Alchem Aluminum, Inc.                     Member                February 4, 2004
  By:                 *
        ------------------------------
              Robert R. Holian,
         Principal Financial Officer


 *By:        /s/ JEFFREY S. MECOM
        ------------------------------
               Jeffrey S. Mecom
               Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly cause this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on February 4, 2004.


                                          IMCO RECYCLING OF OHIO INC.

                                          By:                  *
                                            ------------------------------------
                                            Name: Robert R. Holian
                                            Title: Vice President, Principal
                                                   Financial Officer and
                                                   Secretary

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates as indicated.



              SIGNATURE                               TITLE                       DATE
              ---------                               -----                       ----

                  *                                 President               February 4, 2004
--------------------------------------
           William E. Hoag


                  *                         Vice President, Principal       February 4, 2004
--------------------------------------   Financial Officer and Secretary
           Robert R. Holian


                  *                                  Director               February 4, 2004
--------------------------------------
           Richard L. Kerr


                  *                                  Director               February 4, 2004
--------------------------------------
            Paul V. Dufour


 *By:        /s/ JEFFREY S. MECOM
        ------------------------------
               Jeffrey S. Mecom
               Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly cause this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on February 4, 2004.


                                          IMCO RECYCLING OF UTAH INC.

                                          By:                  *
                                            ------------------------------------
                                            Name: Robert R. Holian
                                            Title: Vice President, Principal
                                                   Financial Officer and
                                                   Secretary

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates as indicated.



              SIGNATURE                               TITLE                       DATE
              ---------                               -----                       ----

                  *                                 President               February 4, 2004
--------------------------------------
           William E. Hoag


                  *                         Vice President, Principal       February 4, 2004
--------------------------------------   Financial Officer and Secretary
           Robert R. Holian


                  *                                  Director               February 4, 2004
--------------------------------------
           Richard L. Kerr


                  *                                  Director               February 4, 2004
--------------------------------------
            Paul V. Dufour


 *By:        /s/ JEFFREY S. MECOM
        ------------------------------
               Jeffrey S. Mecom
               Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly cause this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on February 4, 2004.


                                          IMCO RECYCLING SERVICES COMPANY

                                          By:                  *
                                            ------------------------------------
                                            Name: Robert R. Holian
                                            Title: Principal Financial Officer

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to registration statement has been signed below by the following persons in the capacities and on the dates as indicated.



              SIGNATURE                               TITLE                       DATE
              ---------                               -----                       ----

                  *                                 President               February 4, 2004
--------------------------------------
            C. Lee Newton


                  *                         Vice President, Principal       February 4, 2004
--------------------------------------   Financial Officer and Secretary
           Robert R. Holian


        Indiana Aluminum Inc.                        Director               February 4, 2004
  By:                 *
        ------------------------------
               Robert R. Holian
         Principal Financial Officer


 *By:        /s/ JEFFREY S. MECOM
        ------------------------------
               Jeffrey S. Mecom
               Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly cause this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on February 4, 2004.


                                          IMSAMET, INC.

                                          By:                  *
                                            ------------------------------------
                                            Name: Robert R. Holian
                                            Title: Vice President, Principal
                                                   Financial Officer and
                                                   Secretary

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates as indicated.



              SIGNATURE                               TITLE                       DATE
              ---------                               -----                       ----

                  *                                 President               February 4, 2004
--------------------------------------
           William E. Hoag


                  *                         Vice President, Principal       February 4, 2004
--------------------------------------   Financial Officer and Secretary
           Robert R. Holian


                  *                                  Director               February 4, 2004
--------------------------------------
           Richard L. Kerr


                  *                                  Director               February 4, 2004
--------------------------------------
            Paul V. Dufour


 *By:        /s/ JEFFREY S. MECOM
        ------------------------------
               Jeffrey S. Mecom
               Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly cause this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on February 4, 2004.


                                          INDIANA ALUMINUM INC.


                                          By:                  *

                                            ------------------------------------
                                            Name: Robert R. Holian
                                            Title: Vice President, Principal
                                                   Financial Officer and
                                                   Secretary

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates as indicated.



              SIGNATURE                               TITLE                       DATE
              ---------                               -----                       ----

                  *                                 President               February 4, 2004
--------------------------------------
           William E. Hoag


                  *                         Vice President, Principal       February 4, 2004
--------------------------------------   Financial Officer and Secretary
           Robert R. Holian


                  *                                  Director               February 4, 2004
--------------------------------------
           Richard L. Kerr


                  *                                  Director               February 4, 2004
--------------------------------------
            Paul V. Dufour


 *By:        /s/ JEFFREY S. MECOM
        ------------------------------
               Jeffrey S. Mecom
               Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly cause this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on February 4, 2004.


                                          INTERAMERICAN ZINC, INC.

                                          By:                  *
                                            ------------------------------------
                                            Name: Robert R. Holian
                                            Title: Vice President, Principal
                                                   Financial Officer and
                                                   Secretary

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates as indicated.



              SIGNATURE                               TITLE                       DATE
              ---------                               -----                       ----

                  *                                 President               February 4, 2004
--------------------------------------
          Larry L. Parkinson


                  *                         Vice President, Principal       February 4, 2004
--------------------------------------   Financial Officer and Secretary
           Robert R. Holian


                  *                                  Director               February 4, 2004
--------------------------------------
           Richard L. Kerr


                  *                                  Director               February 4, 2004
--------------------------------------
            Paul V. Dufour


                  *                                  Director               February 4, 2004
--------------------------------------
          Barry K. Hamilton


 *By:        /s/ JEFFREY S. MECOM
        ------------------------------
               Jeffrey S. Mecom
               Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly cause this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on February 4, 2004.


                                          METALCHEM, INC.


                                          By:                  *

                                            ------------------------------------
                                            Name: Robert R. Holian
                                            Title: Vice President, Principal
                                                   Financial Officer and
                                                   Secretary

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates as indicated.



              SIGNATURE                               TITLE                       DATE
              ---------                               -----                       ----

                  *                                 President               February 4, 2004
--------------------------------------
           Ed Schlotzhauer


                  *                         Vice President, Principal       February 4, 2004
--------------------------------------   Financial Officer and Secretary
           Robert R. Holian


                  *                                  Director               February 4, 2004
--------------------------------------
           Richard L. Kerr


                  *                                  Director               February 4, 2004
--------------------------------------
            Paul V. Dufour


                  *                                  Director               February 4, 2004
--------------------------------------
          Barry K. Hamilton


 *By:        /s/ JEFFREY S. MECOM
        ------------------------------
               Jeffrey S. Mecom
               Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly cause this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on February 4, 2004.


                                          MIDWEST ZINC CORPORATION


                                          By:                  *

                                            ------------------------------------
                                            Name: Robert R. Holian
                                            Title: Vice President, Principal
                                                   Financial Officer and
                                                   Secretary

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates as indicated.



              SIGNATURE                               TITLE                       DATE
              ---------                               -----                       ----

                  *                             President/Director          February 4, 2004
--------------------------------------
          Barry K. Hamilton


                  *                         Vice President, Principal       February 4, 2004
--------------------------------------   Financial Officer and Secretary
           Robert R. Holian


                  *                                  Director               February 4, 2004
--------------------------------------
           Richard L. Kerr


                  *                                  Director               February 4, 2004
--------------------------------------
            Paul V. Dufour


 *By:        /s/ JEFFREY S. MECOM
        ------------------------------
               Jeffrey S. Mecom
               Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly cause this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on February 4, 2004.


                                          PITTSBURG ALUMINUM, INC.


                                          By:                  *

                                            ------------------------------------
                                            Name: Robert R. Holian
                                            Title: Vice President, Principal
                                                   Financial Officer and
                                                   Secretary

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates as indicated.



              SIGNATURE                               TITLE                       DATE
              ---------                               -----                       ----

                  *                                 President               February 4, 2004
--------------------------------------
           William E. Hoag


                  *                         Vice President, Principal       February 4, 2004
--------------------------------------   Financial Officer and Secretary
           Robert R. Holian


                  *                                  Director               February 4, 2004
--------------------------------------
           Richard L. Kerr


                  *                                  Director               February 4, 2004
--------------------------------------
            Paul V. Dufour


 *By:        /s/ JEFFREY S. MECOM
        ------------------------------
               Jeffrey S. Mecom
               Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly cause this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on February 4, 2004.


                                          ROCK CREEK ALUMINUM, INC.

                                          By:                  *
                                            ------------------------------------
                                            Name: Robert R. Holian
                                            Title: Vice President, Principal
                                                   Financial Officer and
                                                   Secretary

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates as indicated.



              SIGNATURE                               TITLE                       DATE
              ---------                               -----                       ----

                  *                                 President               February 4, 2004
--------------------------------------
           William E. Hoag

                  *                               Vice President            February 4, 2004
--------------------------------------
           Randy L. Collins

                  *                               Vice President            February 4, 2004
--------------------------------------
         William L. Whitworth

                  *                         Vice President, Principal       February 4, 2004
--------------------------------------   Financial Officer and Secretary
           Robert R. Holian

                  *                                  Director               February 4, 2004
--------------------------------------
           Richard L. Kerr

                  *                                  Director               February 4, 2004
--------------------------------------
            Paul V. Dufour


 *By:        /s/ JEFFREY S. MECOM
        ------------------------------
               Jeffrey S. Mecom
               Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly cause this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on February 4, 2004.


                                          U.S. ZINC CORPORATION

                                          By:                  *
                                            ------------------------------------
                                            Name: Robert R. Holian
                                            Title: Vice President, Principal
                                                   Financial Officer and
                                                   Secretary

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates as indicated.



              SIGNATURE                               TITLE                       DATE
              ---------                               -----                       ----

                  *                             President/Director          February 4, 2004
--------------------------------------
          Barry K. Hamilton

                  *                         Vice President, Principal       February 4, 2004
--------------------------------------   Financial Officer and Secretary
           Robert R. Holian

                  *                                  Director               February 4, 2004
--------------------------------------
           Richard L. Kerr

                  *                                  Director               February 4, 2004
--------------------------------------
            Paul V. Dufour


 *By:        /s/ JEFFREY S. MECOM
        ------------------------------
               Jeffrey S. Mecom
               Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly cause this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on February 4, 2004.


                                          U.S. ZINC EXPORT CORPORATION

                                          By:                  *
                                            ------------------------------------
                                            Name: Robert R. Holian
                                            Title: Vice President, Principal
                                                   Financial Officer and
                                                   Secretary

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates as indicated.



              SIGNATURE                               TITLE                       DATE
              ---------                               -----                       ----

                  *                             President/Director          February 4, 2004
--------------------------------------
          Barry K. Hamilton

                  *                         Vice President, Principal       February 4, 2004
--------------------------------------   Financial Officer and Secretary
           Robert R. Holian

                  *                                  Director               February 4, 2004
--------------------------------------
           Richard L. Kerr

                  *                                  Director               February 4, 2004
--------------------------------------
            Paul V. Dufour


 *By:        /s/ JEFFREY S. MECOM
        ------------------------------
               Jeffrey S. Mecom
               Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly cause this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on February 4, 2004.


                                          WESTERN ZINC CORPORATION

                                          By:                  *
                                            ------------------------------------
                                            Name: Robert R. Holian
                                            Title: Vice President, Principal
                                                   Financial Officer and
                                                   Secretary

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates as indicated.



              SIGNATURE                               TITLE                       DATE
              ---------                               -----                       ----

                  *                                 President               February 4, 2004
--------------------------------------
             David Zamos

                  *                         Vice President, Principal       February 4, 2004
--------------------------------------   Financial Officer and Secretary
           Robert R. Holian

                  *                                  Director               February 4, 2004
--------------------------------------
           Richard L. Kerr

                  *                                  Director               February 4, 2004
--------------------------------------
            Paul V. Dufour

                  *                                  Director               February 4, 2004
--------------------------------------
          Barry K. Hamilton


 *By:        /s/ JEFFREY S. MECOM
        ------------------------------
               Jeffrey S. Mecom
               Attorney-in-fact

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                           EXHIBIT INDEX
-------                          -------------
  *3.1    Restated Certificate of Incorporation of IMCO Recycling Inc.
   3.2    Bylaws of IMCO Recycling Inc., as amended, effective as of
          March 24, 1999, filed as Exhibit 3.2 to the Company's Annual
          Report on Form 10-K for the year ended December 31, 1999,
          and incorporated herein by reference.
   3.3    Amendment to By-laws of IMCO Recycling Inc. adopted in
          August 2000, filed as Exhibit 3.3 to the Company's Annual
          Report on Form 10-K for the year ended December 31, 2000 and incorporated herein by reference.
  *3.4    Certificate of Incorporation of Alchem Aluminum, Inc., as
          amended
  *3.5    Bylaws of Alchem Aluminum, Inc.
  *3.6    Certificate of Incorporation of Alchem Aluminum Shelbyville
          Inc., as amended
  *3.7    Bylaws of Alchem Aluminum Shelbyville Inc.
  *3.8    Certificate of Incorporation of Gulf Reduction Corporation
  *3.9    Bylaws of Gulf Reduction Corporation
  *3.10   Certificate of Incorporation of IMCO Energy Corp.
  *3.11   Bylaws of IMCO Energy Corp.
  *3.12   Certificate of Limited Partnership of IMCO Indiana
          Partnership L.P.
  *3.13   Agreement of Limited Partnership of IMCO Indiana Partnership
          L.P.
  *3.14   Certificate of Incorporation of IMCO International, Inc., as
          amended
  *3.15   Bylaws of IMCO International, Inc.
  *3.16   Certificate of Incorporation of IMCO Investment Company
  *3.17   Bylaws of IMCO Investment Company
  *3.18   Certificate of Limited Partnership of IMCO Management
          Partnership L.P.
  *3.19   Agreement of Limited Partnership of IMCO Management
          Partnership L.P.
  *3.20   Certificate of Incorporation of IMCO Operations Services
          Company
  *3.21   Bylaws of IMCO Operations Services Company
  *3.22   Certificate of Incorporation of IMCO Recycling of
          California, Inc.
  *3.23   Bylaws of IMCO Recycling of California, Inc.
  *3.24   Certificate of Incorporation of IMCO Recycling of Idaho
          Inc., as amended
  *3.25   Bylaws of IMCO Recycling of Idaho Inc.
  *3.26   Articles of Incorporation of IMCO Recycling of Illinois
          Inc., as amended
  *3.27   Bylaws of IMCO Recycling of Illinois Inc.
  *3.28   Certificate of Incorporation of IMCO Recycling of Indiana
          Inc.
  *3.29   Bylaws of IMCO Recycling of Indiana Inc.
  *3.30   Certificate of Formation of IMCO Recycling of Michigan
          L.L.C., as amended
  *3.31   Operating Agreement of IMCO Recycling of Michigan L.L.C., as
          amended
  *3.32   Certificate of Incorporation of IMCO Recycling of Ohio Inc.
  *3.33   Bylaws of IMCO Recycling of Ohio Inc.
  *3.34   Certificate of Incorporation of IMCO Recycling of Utah Inc.,
          as amended
  *3.35   Bylaws of IMCO Recycling of Utah Inc.
  *3.36   Certificate of Incorporation of IMCO Recycling Services
          Company
  *3.37   Bylaws of IMCO Recycling Services Company
  *3.38   Certificate of Incorporation of IMSAMET, Inc., as amended
  *3.39   Bylaws of IMSAMET, Inc.
  *3.40   Articles of Incorporation of Indiana Aluminum Inc.
  *3.41   Bylaws of Indiana Aluminum Inc.

EXHIBIT
NUMBER                           EXHIBIT INDEX
-------                          -------------
  *3.42   Certificate of Incorporation of Interamerican Zinc, Inc.
  *3.43   Bylaws of Interamerican Zinc, Inc.
  *3.44   Certificate of Incorporation of MetalChem, Inc.
***3.45   Bylaws of MetalChem, Inc.
  *3.46   Articles of Incorporation of Pittsburg Aluminum, Inc.
  *3.47   Bylaws of Pittsburg Aluminum, Inc.
  *3.48   Articles of Incorporation of Rock Creek Aluminum, Inc., as
          amended
  *3.49   Bylaws of Rock Creek Aluminum, Inc.
  *3.50   Certificate of Incorporation of U.S. Zinc Corporation
  *3.51   Bylaws of U.S. Zinc Corporation
  *3.52   Articles of Incorporation of Western Zinc Corporation
  *3.53   Bylaws of Western Zinc Corporation
  *3.54   Certificate of Incorporation of Midwest Zinc Corporation, as
          amended
  *3.55   Bylaws of Midwest Zinc Corporation
  *3.56   Articles of Incorporation of U.S. Zinc Export Corporation
  *3.57   Bylaws of U.S. Zinc Export Corporation
   4.1    Indenture, dated as of October 6, 2003, among IMCO Recycling
          Inc., the Subsidiary Guarantors parties thereto, and
          JPMorgan Chase Bank, as Trustee, filed as Exhibit 4.1 to the
          Company's Current Report on Form 8-K dated October 7, 2003 and incorporated herein by reference.
   4.2    Form of 10 3/8% Senior Secured Notes, Series A, due 2010 and
          Form of 10 3/8% Senior Secured Notes, Series B, due 2010
          filed as part of Exhibit 4.1 hereof.
   4.3    Registration Rights Agreement, dated as of October 6, 2003, among IMCO Recycling Inc., certain subsidiary guarantors,
          and J.P. Morgan Securities Inc., as representative of the
          initial purchasers, filed as Exhibit 10.2 to the Company's
          Current Report on Form 8-K dated October 7, 2003 and
          incorporated herein by reference.
  *5.1    Opinion of Fulbright & Jaworski L.L.P.
**10.1    Specimen Split-Dollar Life Insurance Agreement, filed as
          Exhibit 10.7 to the Company's Annual Report on Form 10-K for
          the year ended December 31, 1998, and incorporated herein by reference. This agreement is virtually identical to
          agreements between the Company and Richard L. Kerr, Paul V.
          Dufour, Thomas W. Rogers, C. Lee Newton, Robert R. Holian
          and James B. Walburg.
**10.2    IMCO Recycling Inc. Annual Incentive Program, as amended,
          filed as Exhibit 10.2 to the Company's Quarterly Report on
          Form 10-Q for the quarterly period ended March 31, 2003, and incorporated herein by reference.
**10.3    Amendment to the IMCO Recycling Inc. Annual Incentive
          Program dated February 12, 2001, filed as Exhibit 10.7 to
          the Company's Annual Report on Form 10-K for the year ended
          December 31, 2000 and incorporated herein by reference.
  10.4    Purchase Agreement dated October 2, 2003 by and among IMCO
          Recycling Inc., the Subsidiary Guarantors parties thereto
          and J.P.Morgan Securities Inc., filed as Exhibit 10.1 to the
          Company's Current Report on Form 8-K dated October 7, 2003 and incorporated herein by reference.
  10.5    Credit and Security Agreement dated as of October 6, 2003 by and among IMCO Recycling Inc., certain of its subsidiaries parties thereto, PNC Bank, National Association and JPMorgan
          Chase Bank, filed as Exhibit 10.3 to the Company's Current
          Report on Form 8-K dated October 7, 2003 and incorporated
          herein by reference.
**10.6    IMCO Recycling Inc. Annual Incentive Compensation Plan,
          filed as Exhibit 10.1 to the Company's Quarterly Report on
          Form 10-Q for the quarterly period ended June 30, 1999, and incorporated herein by reference.
**10.7    Employee Stock Purchase Plan, filed as Exhibit 4.4 to the
          Company's Form S-8 dated June 30, 1999, and incorporated
          herein by reference.

EXHIBIT
NUMBER                           EXHIBIT INDEX
-------                          -------------
**10.8    Split-Dollar Life Insurance Agreement between Steve B.
          Ingram, Trustee of the Ingram Family Insurance Trust No. 1
          and the Company, filed as Exhibit 10.17 to the Company's
          Annual Report on Form 10-K for the year ended December 31,
          1999 and incorporated by reference.
**10.9    IMCO Recycling Inc. Performance Share Unit Plan, filed as
          Exhibit 10.18 to the Company's Annual Report on Form 10-K
          for the year ended December 31, 1999, and filed as Exhibit
          10.1 to the Company's Quarterly Report on Form 10-Q for the
          quarter ended March 31, 2000, and incorporated by reference.
**10.10   IMCO Recycling Inc. 2000 Restricted Stock Plan, filed as
          Exhibit 10.19 to the Company's Annual Report on Form 10-K
          for its fiscal year ended December 31, 2000 and incorporated herein by reference.
**10.11   Employment Agreement between the Company, IMCO Management
          Partnership L.P. and Don V. Ingram dated September 1, 2000 filed as Exhibit 10.20 to the Company's Annual Report on
          Form 10-K for its fiscal year ended December 31, 2000 and
          incorporated herein by reference.
**10.12   Restricted Stock Award Agreement between the Company and
          Paul V. Dufour dated October 12, 2000. This agreement is
          virtually identical (except as to dates and number of shares of restricted stock awarded) to the Restricted Stock Award
          Agreement between the Company and Richard L. Kerr dated
          February 1, 2001, filed as Exhibit 10.18 to the Company's
          Annual Report on Form 10-K for its fiscal year ended
          December 31, 2002 and incorporated herein by reference.
**10.13   Employment Agreement between the Company, IMCO Management
          Partnership L.P. and Paul V. Dufour dated September 1, 2000 filed as Exhibit 10.22 to the Company's Annual Report on
          Form 10-K for its fiscal year ended December 31, 2000 and
          incorporated herein by reference.
**10.14   Employment Agreement between the Company, IMCO Management
          Partnership L.P. and Richard L. Kerr dated February 1, 2001 filed as Exhibit 10.23 to the Company's Annual Report on
          Form 10-K for its fiscal year ended December 31, 2000 and
          incorporated herein by reference.
**10.15   Amendment No. 1 to Employment Agreement for Don V. Ingram
          dated December 18, 2001, filed as Exhibit 10.1 to the
          Company's Quarterly Report on Form 10-Q for the fiscal
          quarter ended September 30, 2002, and incorporated herein by reference.
**10.16   2002 Restricted Stock Award Agreement between the Company
          and Don V. Ingram dated October 16, 2002 filed as Exhibit
          10.2 to the Company's Quarterly Report on Form 10-Q for its
          fiscal quarter ended September 30, 2002 and incorporated
          herein by reference.
**10.17   Amended and Restated 2000 Restricted Stock Award Agreement
          between the Company and Don V. Ingram dated October 16,
          2002, filed as Exhibit 10.3 to the Company's Quarterly
          Report on Form 10-Q for its fiscal quarter ended September
          30, 2002 and incorporated herein by reference.
  10.18   Amendment No. 1 to Employment Agreement for Paul V. Dufour
          dated December 18, 2001, filed as Exhibit 10.25 to the
          Company's Annual Report on Form 10-K for its fiscal year
          ended December 31, 2002 and incorporated herein by
          reference.
  10.19   Agreement dated March 14, 2003 by and among IMCO Recycling
          Holding B.V., VAW-IMCO Guss und Recycling GmbH and Hydro
          Aluminium Deutschland GmbH, filed as Exhibit 2.1 to the
          Company's Current Report on Form 8-K/A-2 filed with the
          Securities and Exchange Commission on January 29, 2004, and
          incorporated herein by reference (portions of this exhibit have been omitted pursuant to a request for confidential
          treatment.)
  10.20   Amendment No. 2 to Employment Agreement between the Company and Don V. Ingram dated May 9, 2003, filed as Exhibit 10.2 to the Company's Quarterly Report 10-Q for the quarterly
          period ended June 30, 2003, and incorporated herein by
          reference.
  10.21   Amendment No. 2 to Employment Agreement between the Company and Paul V. Dufour dated May 9, 2003 filed as Exhibit 10.3 to the Company's Quarterly Report 10-Q for the quarterly
          period ended June 30, 2003, and incorporated herein by
          reference.
  10.22   2003 Restricted Stock Award Agreement between the Company
          and Paul V. Dufour dated May 7, 2003 filed as Exhibit 10.4 to the Company's Quarterly Report 10-Q for the quarterly
          period ended June 30, 2003, and incorporated herein by
          reference.

EXHIBIT
NUMBER                           EXHIBIT INDEX
-------                          -------------
  10.23   Amended and Restated 2000 Restricted Stock Award Agreement
          between the Company and Paul V. Dufour dated May 8, 2003
          filed as Exhibit 10.5 to the Company's Quarterly Report 10-Q for the quarterly period ended June 30, 2003, and
          incorporated herein by reference.
 *12.1    Statement of Computation of Ratio of Earnings to Fixed
          Changes.
  21      Subsidiaries of IMCO Recycling Inc. as of March 1, 2003
          (filed as Exhibit 21 to the Company's Annual Report on Form
          10-K for the year ended December 31, 2002, and incorporated herein by reference).
 *23.1    Consent of Ernst & Young LLP.
 *23.2    Consent of Ernst & Young AG.
 *23.3    Consent of Fulbright & Jaworski L.L.P. (included in its
          opinion filed as Exhibit 5.1).
 *24.1    Powers of Attorney of certain officers and directors of IMCO
          Recycling Inc. and Other Registrants (included on the
          signature pages hereof).
 *25.1    Form T-1, Statement of Eligibility under the Trust Indenture
          Act of 1939 of JPMorgan Chase Bank, as Trustee.
 *99.1    Form of Letter of Transmittal and Consent.
 *99.2    Form of Notice of Guaranteed Delivery.
 *99.3    Form of Letter from IMCO Recycling Inc. to Registered
          Holders and Depository Trust Company Participants.
 *99.4    Form of Instructions from Beneficial Owners to Registered
          Holders and Depository Trust Company Participants.
 *99.5    Form of Letter to Clients.


---------------


  * Filed with Registration Statement on Form S-4, Reg. No. 333-112152, filed on January 23, 2004.


 ** Management contract or compensatory plan or arrangement.


*** Filed herewith.